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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PanAmSat Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of PanAmSat Corporation
(2)	Aggregate number of securities to which transaction applies:
152,370,150 shares of Registrant's common stock, based on 150,268,476 shares of common stock, 413,091 restricted stock shares and restricted stock units and 1,688,583 stock options with an exercise price below the $23.50 purchase price in the transactions, all as of the close of business on May 20, 2004.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$23.50, which represents the purchase price per share of the Registrant's common stock to be paid in the transactions (with respect to stock options, the per unit price is based on the excess of $23.50 over the per share exercise price of the stock options). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by calculating a fee of $126.70 per $1,000,000 of the aggregate value of the transactions.

	(4)	Proposed maximum aggregate value of transaction: $3,545,046,020
	(5)	Total fee paid: $449,157.33
☒	Fee paid previously with preliminary materials: $449,157.33
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[PANAMSAT LOGO]

July     , 2004

To our Stockholders:

        On behalf of our board of directors, I cordially invite you to attend the annual meeting of stockholders of PanAmSat Corporation, to be held at                        , on August     , 2004 at                        . The formal notice of the annual meeting, proxy statement and a proxy card are enclosed with this letter. All holders of the outstanding shares of our common stock as of the close of business on July 9, 2004 will be entitled to notice of and to vote at the annual meeting. You may vote your shares at the annual meeting only if you are present in person or represented by proxy.

        At the annual meeting, we will ask you to consider and vote upon a proposal to adopt the transaction agreement, dated as of April 20, 2004, pursuant to which we have agreed to be acquired by three private investment funds. If the transaction is completed, you will be entitled to receive $23.50 in cash, without interest (and less any applicable withholding taxes) for each share of our common stock that you own. We have attached a copy of the transaction agreement as Appendix A to the accompanying proxy statement, and we encourage you to read it in its entirety.

        A special committee of our board of directors, consisting of two independent directors, has considered and evaluated the transaction agreement and the transactions contemplated thereby, including the merger. The special committee unanimously determined that the transaction agreement and the merger are fair to, advisable and in the best interests of PanAmSat and our stockholders, and unanimously recommended that our board of directors approve the transaction agreement and the merger. Our board of directors, based in part on the recommendation of the special committee, has determined that the transaction agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of PanAmSat and our stockholders. Accordingly, our board of directors has approved the transaction agreement and the transactions contemplated thereby, including the merger, and recommends that you vote "FOR" the adoption of the transaction agreement.

        Adoption of the transaction agreement requires the affirmative vote of the holders of a majority of all outstanding shares of our common stock. The DIRECTV Group beneficially owns approximately 80.4% of our outstanding common stock. The DIRECTV Group and certain of its subsidiaries holding shares of our common stock have entered into a voting agreement with Constellation whereby they have agreed to vote in favor of the adoption of the transaction agreement at the annual meeting. As a result, the adoption of the transaction agreement is assured unless the transaction agreement is terminated prior to the stockholders' vote. We encourage you to read the accompanying proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger.

        In addition, at the annual meeting, we will also ask you to consider and vote upon a proposal to elect directors to our board of directors and a proposal to ratify the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2004. If the transaction agreement is adopted and the merger is consummated, our board of directors will be replaced by the directors of PAS Merger Sub.

        The approval of any one proposal to be voted upon at the annual meeting is not conditioned upon the approval of any of the other proposals.

        Whether or not you plan to attend the annual meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. By doing so, you will ensure that your shares are represented and voted at the meeting. If you attend the annual meeting, you may revoke your proxy and vote your shares in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

        On behalf of the board of directors, I thank you for your cooperation and look forward to seeing you on August     , 2004.

Very truly yours,

Joseph R. Wright, Jr. President and Chief Executive Officer

The transaction agreement and the merger have not been approved or disapproved by the Securities and Exchange Commission or any state securities regulator nor has the Securities and Exchange Commission or any state securities regulator passed upon the fairness or merits of the transaction agreement or the merger or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

This proxy statement is dated July     , 2004 and is first being mailed to our stockholders on or about July     , 2004.

2

PANAMSAT CORPORATION
20 Westport Road
Wilton, Connecticut 06897

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held August     , 2004

To the Stockholders of PanAmSat Corporation:

        Notice is hereby given that we will hold the annual meeting of stockholders of PanAmSat Corporation at                        , on August     , 2004, at                        . At the annual meeting, we will ask you to vote on the following matters:

  •
  adoption of the Transaction Agreement, dated as of April 20, 2004, by and among us, The DIRECTV Group, Inc., our parent company, PAS Merger Sub, Inc., a wholly-owned subsidiary of The DIRECTV Group, and Constellation, LLC, an acquisition vehicle affiliated with Kohlberg Kravis Roberts & Co. L.P., pursuant to which, among other things, PAS Merger Sub will merge with and into us;

  •
  election of directors to our board of directors;

  •
  ratification of the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2004; and

  •
  other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

        Our board of directors has fixed the close of business on July 9, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purposes germane to the meeting during ordinary business hours during the ten days prior to the annual meeting at our principal place of business, 20 Westport Road, Wilton, Connecticut 06897.

        Please carefully read the proxy statement and other materials concerning our company and the merger enclosed with this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. This notice also constitutes notice of appraisal rights under Delaware law in connection with the merger, as described in the accompanying proxy statement and Appendix B to the proxy statement.

By Order of the Board of Directors

James W. Cuminale Secretary

Dated: July     , 2004

Whether or not you plan to attend the annual meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. By doing so, you will ensure that your shares are represented and voted at the meeting. If you attend the annual meeting, you may revoke your proxy and vote your shares in person if you wish, even if you have previously returned your proxy card.

i

Terms of the Transaction Agreement and the Merger	44
The Transaction Agreement	44
Effective Time of the Merger and the Closing of the DIRECTV Stock Sale	45
Treatment of Common Stock, Options and Restricted Stock	45
Exchange and Payment Procedures	46
The DIRECTV Stock Sale	46
Debt Tender Offer for Our 8.50% Senior Notes due 2012	47
Certificate of Incorporation and Bylaws	48
Directors and Officers	48
Representations and Warranties	48
Conduct of Our Business Pending the DIRECTV Stock Sale	49
Conduct of Constellation's Business Pending the DIRECTV Stock Sale	51
Additional Agreements	51
Access to Information; Confidentiality	52
No Solicitation of Transactions	52
Conditions to the Merger	54
Conditions to the DIRECTV Stock Sale	56
Termination of the Transaction Agreement	58
Fees and Expenses	59
Effect of Termination	59
Amendment and Waiver	59
Voting Agreement	59
Tax Separation Agreement	60
Transition Services Agreement	61
Commercial Arrangements with The DIRECTV Group	61
Regulatory Approvals	61
FCC Approval	62
U.S. Antitrust Requirements	62
Foreign and Certain Other Regulatory Matters	62
The International Traffic in Arms Regulations	63
Financing of the Merger	63
New Revolving Credit Facility	63
Financing of the DIRECTV Stock Sale	65
Fees and Expenses	65
Material Transactions Between PanAmSat and The DIRECTV Group and News Corporation	66
Transactions with The DIRECTV Group and Its Affiliates	66
Transactions with News Corporation and Its Affiliates (other than The DIRECTV Group)	67
Interests of The DIRECTV Group, Directors and Executive Officers	68
Interests of The DIRECTV Group	68
Interests of Directors	68
Interests of Management	68
Employment Agreements	69
Treatment of Options and Restricted Stock Units	69
New Stock Option Plan	69
Transaction Bonuses	70
Management Stockholders' Agreement	70
Sale Participation Agreement	70
Registration Rights Agreement	70

Material U.S. Federal Income Tax Consequences of the Merger	71
Consequences to Our Stockholders	71
Consequences to Other Parties	72
Appraisal Rights of Stockholders	72
Historical Consolidated Financial Data	75
Historical Financial Data	75
Book Value Per Share	75
Ratio of Earnings to Fixed Charges	75
Recommendation of Our Board of Directors	75
Proposal 2 Election of Directors	76
Directors and Nominees	76
Further Information Concerning the Board of Directors and Committees of PanAmSat	78
Committees of the Board—Board Meetings	78
Board Independence	80
Communications with the Board of Directors	81
Attendance at Stockholder Meetings	81
Director Compensation	81
Executive Officers of the Company	82
Security Ownership of Certain Beneficial Owners and Management	83
Section 16(a) Beneficial Ownership Reporting Compliance	86
Executive Compensation	86
Option Grants in Last Fiscal Year	87
Long-Term Incentive Plan Awards	87
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	88
Employment Contracts and Termination of Employment and Change-In-Control Arrangements	88
Employment Agreement with Joseph R. Wright, Jr.	88
Employment Agreement with James B. Frownfelter	89
Severance Pay Plan	89
Executive Change-in-Control Severance Agreements	90
Report of the Compensation Committee	91
Compensation Philosophy	91
Compensation Deductibility Policy	92
Compensation Plans	92
Other Considerations with Respect to the Chief Executive Officer's Compensation	94
Equity Compensation Plan Information	94
Compensation Committee Interlocks and Insider Participation	94
Report of the Audit Committee	95
Audited Financial Statements	95
Performance Graph For PanAmSat Corporation	96
Proposal 3 Ratification of the Selection of Independent Accountants	97
Principal Accounting Firm Fees	97
Code of Business Conduct and Ethics	98
Miscellaneous	98
Submission of Stockholder Proposals and Nominations	98
Where You Can Find More Information	99
Incorporation By Reference	99

Forward-Looking Statements	100
Other Matters	100
Appendix A—Transaction Agreement
Appendix B—Section 262 of the Delaware General Corporation Law
Appendix C—Opinion of Evercore Group, Inc.
Appendix D—Opinion of Credit Suisse First Boston LLC
Appendix E—Audit Committee Charter
Appendix F—Compensation and Nominating Committee Charter

PANAMSAT CORPORATION
20 Westport Road
Wilton, Connecticut 06897
(203) 210-8000

PROXY STATEMENT
Annual Meeting of Stockholders
August     , 2004

        We are furnishing this proxy statement to stockholders of PanAmSat Corporation, a Delaware corporation ("we," "us," the "company" or "PanAmSat"), in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held at                        on August     , 2004, at                        and any adjournments or postponements of the annual meeting.

Information Concerning Voting of Proxies

Record Date

        Common stockholders of record as of the close of business on July 9, 2004 will be entitled to vote at the meeting or any adjournments or postponements of the annual meeting. As of the record date, we had                        outstanding shares of common stock, par value $0.01 per share, each entitled to one vote on all matters to be voted on at the meeting. This proxy statement, the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2003 are intended to be mailed to each stockholder entitled to vote at the annual meeting on or about July     , 2004.

Voting

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to adopt the Transaction Agreement, dated as of April 20, 2004, by and among us, The DIRECTV Group, Inc. (our parent company), PAS Merger Sub, Inc., a wholly-owned subsidiary of The DIRECTV Group, and Constellation, LLC, an affiliate of Kohlberg Kravis Roberts & Co. L.P., pursuant to which, among other things, PAS Merger Sub will merge with and into us. If the merger is completed, you will be entitled to receive $23.50 in cash, without interest (and less any applicable withholding taxes) for each share of our common stock that you own. After completion of the merger, we will repurchase some of The DIRECTV Group shares of our common stock and The DIRECTV Group will then sell all of its remaining shares to Constellation and acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners Inc. We refer to this repurchase by us and sale by The DIRECTV Group of our common stock throughout this proxy statement as the "DIRECTV Stock Sale." We have attached a copy of the transaction agreement as Appendix A to the accompanying proxy statement, and we encourage you to read it in its entirety.

        The DIRECTV Group beneficially owns approximately 80.4% of our outstanding common stock. The DIRECTV Group and its subsidiaries that own shares of our common stock have entered into a voting agreement with Constellation whereby they have agreed to vote in favor of the merger at the annual meeting. As a result, the transaction agreement will be adopted unless the transaction agreement is terminated prior to the stockholders' vote.

        In addition, the affirmative vote by the holders of shares of our common stock having a plurality of the votes cast at the annual meeting will be required to elect each director of the company, and a majority vote will be required for the ratification of our board of directors' selection of Deloitte & Touche LLP, as our independent accountants.

        As of the record date, our directors and executive officers owned, in the aggregate,         shares of our common stock, or approximately     % of our outstanding common stock.

        If you execute the enclosed proxy and we receive it at any time prior to the annual meeting and you do not revoke it, all shares represented by the proxy will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If you do not specify instructions, your proxy will be voted "FOR" the adoption of the transaction agreement, "FOR" the election of each person nominated as a director, and "FOR" the ratification of our board of directors' selection of Deloitte & Touche as our independent accountants for the fiscal year ending December 31, 2004.

Abstentions

        Abstentions from votes in respect of proposals other than the election of directors will be counted in the determination of a quorum and will have the same effect as votes "AGAINST" those proposals. Neither votes withheld from a nominee for director nor votes of shares for which brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes") will have an effect in the case of the election of directors. With respect to proposals other than the election of directors, broker non-votes will have the same effect as votes "AGAINST" such proposals, but will be counted in the determination of a quorum.

Revocation of Proxies

        You may revoke your proxy at any time before it is voted by delivering to us a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the annual meeting should you be present and wish to do so.

Questions and Answers About the Annual Meeting and the Merger

        The information provided in this question-and-answer format below is for your convenience and is merely a summary of other information contained in this proxy statement. You should carefully read this entire proxy statement, including each of the appendices attached to this proxy statement.

Q1:
What is the date, time and place of the annual meeting?

A1:
The annual meeting of our stockholders will be held at                        , on August     , 2004, at                        .

Q2:
What am I being asked to vote on?

A2:
You are being asked to consider and vote on each of the following three proposals:

Proposal 1—Proposal 1 asks you to adopt the transaction agreement, pursuant to which PAS Merger Sub will merge with and into PanAmSat, with PanAmSat continuing as a wholly-owned subsidiary of The DIRECTV Group (other than equity interests in the surviving corporation held by certain members of our management who have agreed not to have certain of their equity interests cashed out in the merger).

Proposal 2—Proposal 2 asks you to vote in favor of the individuals nominated by our board of directors to serve as directors through our 2005 annual meeting, if held.

Proposal 3—Proposal 3 asks that you ratify our board of director's decision to select Deloitte & Touche LLP as our independent accountants for the year ended December 31, 2004.

The approval of any one proposal to be voted upon by our stockholders at the annual meeting is not conditioned upon the approval of any of the other proposals.

Q3:
What will happen in the merger and the related transactions?

A3:
Pursuant to the transaction agreement, PAS Merger Sub will merge with and into PanAmSat, with PanAmSat continuing as a wholly-owned subsidiary of The DIRECTV Group (other than equity interests in the surviving corporation held by certain members of our management who have agreed not to have certain of their equity interests cashed out in the merger).

Two business days following the effective time of the merger and after all of the other conditions to the closing of the DIRECTV Stock Sale have been satisfied or waived, a portion of the shares of our common stock beneficially owned by The DIRECTV Group will be purchased by us and the remaining portion will be purchased by Constellation and acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners; in each case for $23.50 in cash per share, without interest, less any amounts withheld in accordance with the transaction agreement as described below under "—Terms of the Transaction Agreement and the Merger—The DIRECTV Stock Sale." The number of shares to be purchased by Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will equal their aggregate equity contribution divided by $23.50. The other shares held by The DIRECTV Group in excess of that number will be repurchased by us.

On May 17, 2004, Constellation, with the consent of The DIRECTV Group and us, assigned the right to purchase a portion of the shares of our common stock beneficially held by The DIRECTV Group to investment vehicles affiliated with The Carlyle Group and Providence Equity Partners.

For more information, see "Proposal 1—Terms of the Transaction Agreement and the Merger."

Q4:
What will I be entitled to receive in the merger?

A4:
If the merger is completed, each of your shares of our common stock will be converted into the right to receive $23.50 in cash, without interest and less any applicable withholding taxes (unless you validly perfect appraisal rights under Delaware law). If the merger is completed, you will not have any continuing interest in PanAmSat.

For more information, see "Proposal 1—Terms of the Transaction Agreement and the Merger."

Q5:
What will The DIRECTV Group receive in the transactions?

A5:
In connection with the DIRECTV Stock Sale, The DIRECTV Group will receive total consideration of $2,839,086,113 in exchange for the shares of our common stock it beneficially owns, unless such amount is reduced as described below, which equals the $23.50 per share merger consideration multiplied by the 120,812,175 shares of our common stock that are beneficially owned by The DIRECTV Group. The DIRECTV Group will receive no consideration in connection with the merger. Two business days following the effective time of the merger and after all of the other conditions to the closing of the DIRECTV Stock Sale have been satisfied or waived, the DIRECTV Stock Sale will occur. The per share consideration received by The DIRECTV Group in the DIRECTV Stock Sale will not exceed the merger consideration of $23.50 per share you and the other holders of our common stock will receive in the merger. However, The DIRECTV Group may receive less than $23.50 per share if certain commercial arrangements between us and The DIRECTV Group are not executed prior to the DIRECTV Stock Sale, if there occur certain losses with respect to specified satellites or if our net debt at closing is greater than a targeted amount. These are potential reductions in the consideration paid to The DIRECTV Group. These potential reductions in consideration will not impact the consideration to be received by holders of our common stock (other than The DIRECTV Group and its affiliates) as described below under "Proposal 1—Terms of the Transaction Agreement and the Merger—The DIRECTV Stock Sale."

For more information, see "Proposal 1—Terms of the Transaction Agreement and the Merger."

Q6:
Why are we proposing the transactions?

A6:
The DIRECTV Group has decided to refocus its business plan on its direct-to-home satellite business. The DIRECTV Group's continued ownership of us limits its ability to fulfill its business strategy because it cannot focus as fully on its direct-to-home satellite business when it must also tend to the necessary resource and management demands required to oversee a global satellite business such as that of PanAmSat. The transactions also provide liquidity to The DIRECTV Group. In addition, we believe that this transaction provides us the opportunity to return value to all of our stockholders at a time when our controlling stockholder has decided to dispose of its interest in us.

Q7:
What vote is required to adopt the transaction agreement?

A7:
The affirmative vote of the holders of a majority of all outstanding shares of our common stock is required to adopt the transaction agreement. Adoption of the transaction agreement does not require the separate vote of a majority of our common stockholders unaffiliated with The DIRECTV Group, and no separate vote of those stockholders will be conducted. The DIRECTV Group beneficially owns approximately 80.4% of our outstanding common stock as of the record date. The DIRECTV Group and its subsidiaries that own our common stock have entered into a voting agreement with Constellation whereby they have agreed to vote in favor of the adoption of the transaction agreement at the annual meeting. As a result, the transaction agreement will be adopted unless the voting agreement is terminated before the stockholders' vote.

For more information, see "Proposal 1—Terms of the Transaction Agreement and the Merger."

Q8:
What does our board of directors recommend?

A8:
Our board of directors recommends that you vote "FOR" adoption of the transaction agreement. In considering the recommendation of our board of directors, you should be aware that certain of our directors and executive officers have interests in the transaction agreement and the merger that are different from yours.

For more information, see "Proposal 1—Special Factors—Background of the Merger," "Proposal 1—The Position of Our Board of Directors as to the Fairness of the Merger," "Proposal 1—Fairness Opinion of Evercore Group, Inc.," and "Proposal 1—Interests of The DIRECTV Group, Directors and Executive Officers."

Q9:
When do you expect the merger to be completed?

A9:
We are working to complete the merger as quickly as possible. In addition to the adoption of the transaction agreement by our common stockholders, we must also satisfy other conditions to the merger. If the conditions to the merger are satisfied or waived (to the extent permitted by applicable law), we expect to consummate the merger, including obtaining various regulatory approvals, in the second half of 2004.

For more information, see "Proposal 1—Terms of the Transaction Agreement and the Merger."

Q10:
What are the tax consequences of the merger to me?

A10:
The receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and may be taxable for state and local income tax purposes. For U.S. federal income tax purposes, if you receive cash in exchange for common stock in the merger, you will recognize gain or loss equal to the difference, if any, between the merger consideration and your adjusted tax basis in the common stock surrendered. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances, as well as the foreign, state and local tax consequences of the disposition of shares in the merger.

For more information, see "Proposal 1—Material U.S. Federal Income Tax Consequences of the Merger."

Q11:
What if I oppose the merger? Do I have appraisal rights?

A11:
If you are a stockholder who objects to the merger, and if you comply with the procedures required under Delaware law, you may elect to pursue your appraisal rights to receive the statutorily determined "fair value" of your shares, which could be more or less than the $23.50 per share merger consideration. In order to qualify for these rights, you must (1) vote "AGAINST" or "ABSTAIN" with respect to the adoption of the transaction agreement, (2) make a written demand for appraisal prior to the taking of the vote on the transaction agreement at the annual meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. An executed proxy card that is not marked "AGAINST" or "ABSTAIN" will be voted for the adoption of the transaction agreement and will disqualify you from demanding appraisal rights.

For more information, see "Proposal 1—Appraisal Rights of Stockholders."

Q12:
What should I do now? How do I vote?

A12:
After you read and consider carefully the information contained in this proxy statement, please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the annual meeting. Failure to return your proxy card or vote in person at the meeting will have the same effect as a vote against the adoption of the transaction agreement.

For more information, see "Information Concerning Voting of Proxies."

Q13:
Can I vote in person?

A13:
Yes. You may attend the annual meeting and vote your shares in person whether or not you sign and return a proxy card or otherwise vote by proxy.

Q14:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A14:
Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

For more information, see "Information Concerning Voting of Proxies."

Q15:
Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A15:
You can change your vote before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can deliver a written notice stating that you would like to revoke your proxy or a new later-dated proxy card to our corporate secretary on or before the business day prior to the annual meeting. Second, you can submit a written revocation or a new later-dated proxy card to us prior to the annual meeting. Third, you can attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

For more information, see "Information Concerning Voting of Proxies."

Q16:
Should I send in my stock certificates now?

A16:
No. If the merger is completed, shortly thereafter you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to our paying agent. You should use the letter of transmittal to exchange your stock certificates for the $23.50 per share to which you will be entitled as a result of the merger. You should not send any stock certificates with your proxy cards. You should follow the procedures described in "Proposal 1—Terms of the Transaction Agreement and the Merger—Exchange and Payment Procedures."

Proposal 1
Approval of the Transaction Agreement and the Merger

Summary Term Sheet

        This summary term sheet highlights important information in this proxy statement relating to this Proposal 1 and does not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we refer you for a more complete understanding of the matters being considered at the annual meeting. In addition, we incorporate by reference important business and financial information about PanAmSat into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

  The Parties to the Transaction Agreement (see page 12)

      PanAmSat Corporation

        We are incorporated in the state of Delaware, with our principal place of business in Wilton, Connecticut. We are a leading global provider of video, broadcasting and network distribution and delivery services through our fleet of 24 satellites. We lease transponder capacity on our satellites for the distribution and delivery of entertainment and information to cable television systems, television broadcast affiliates, direct-to-home television services, Internet service providers, telecommunications companies and other corporations and governments. Our in-orbit fleet is one of the world's largest commercial geostationary earth orbit satellite networks, capable of reaching over 98% of the world's population. We have eight technical facilities in the U.S., which provide transmission, monitoring and control services for operating our fleet and transmission and other services for our customers.

      The DIRECTV Group, Inc.

        The DIRECTV Group, Inc. (formerly known as Hughes Electronics Corporation) is a world-leading provider of digital television entertainment, broadband satellite networks and services, and global video and data broadcasting. The DIRECTV Group provides advanced communication services on a global basis and has developed a wide range of entertainment, information and communication services for home and business use, including video, data, voice, multimedia and Internet services.

      PAS Merger Sub, Inc.

        PAS Merger Sub, Inc. is a Delaware corporation and a wholly-owned subsidiary of The DIRECTV Group that was organized solely for the purpose of entering into the transaction agreement and consummating the transactions contemplated by the transaction agreement. It has not carried on any activities to date other than activities incident to its formation and in connection with the transactions contemplated by the transaction agreement.

      Constellation, LLC

        Constellation, LLC is a Delaware limited liability company, whose members are investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., or KKR, that was organized solely for the purpose of entering into the transaction agreement and consummating the transactions contemplated by the transaction agreement. It has not carried on any activities to date other than activities incident to its formation and in connection with the transactions contemplated by the transaction agreement.

  The Position of Our Board of Directors as to the Fairness of the Merger (see page 23)

        Our board of directors created a special committee of independent directors to evaluate the transaction agreement and the merger. The special committee evaluated several factors related to

Constellation's proposal, including the opinion delivered by Evercore Group, Inc., as to the fairness, from a financial point of view, of the cash consideration to be received by our stockholders unaffiliated with The DIRECTV Group and its affiliates, which we refer to in this proxy statement as our unaffiliated stockholders. As a result, the special committee unanimously recommended that our board of directors approve the transaction agreement and the merger.

        At the meeting of our board of directors on April 19, 2004, following the special committee's recommendation of the approval of the transaction agreement and the merger, our board of directors, by unanimous vote of the directors present at the meeting:

  •
  determined that the transaction agreement and the transactions contemplated by the transaction agreement, including the merger, are fair to, advisable and in the best interests of PanAmSat and our unaffiliated stockholders;

  •
  approved the transaction agreement and the transactions contemplated by the transaction agreement, including the merger;

  •
  resolved to submit the transaction agreement to our stockholders for adoption; and

  •
  resolved to recommend that our stockholders vote to adopt the transaction agreement.

  Fairness Opinion of Evercore Group, Inc. (see page 29)

        On April 19, 2004, the special committee received the opinion of Evercore to the effect that, as of that date, and based upon the assumptions made, matters considered and limitations on the review described in the written opinion, the cash consideration to be received by the holders of our common stock (other than The DIRECTV Group and its affiliates) in connection with the merger was fair, from a financial point of view, to such holders.

  The Position of the DIRECTV Entities as to the Fairness of the Merger (see page 36)

        The DIRECTV Entities (a term we define under the heading "Special Factors—The Parties to the Transaction Agreement") have considered the factors examined by the special committee and our board of directors described in the sections of this proxy statement entitled "The Position of Our Board of Directors as to the Fairness of the Merger." Based on these factors and the other factors described under "The Position of the DIRECTV Entities as to the Fairness of the Merger," the DIRECTV Entities believe that the merger is fair to our unaffiliated stockholders. However, no DIRECTV Entity has performed, or engaged a financial advisor to perform, any valuation analysis for the purposes of assessing the fairness of the merger to our unaffiliated stockholders.

  Effects of the Merger (see page 42)

        The consummation of the merger will result in:

  •
  the conversion of each share of our common stock issued and outstanding immediately prior to the effective time of the merger into the right to receive $23.50 in cash, without interest (less any applicable withholding tax), other than shares of our common stock:

  •
  beneficially owned by The DIRECTV Group;

  •
  held by stockholders who perfect their appraisal rights under Delaware law; and

  •
  held by us;

  •
  all outstanding options remaining outstanding until immediately following the DIRECTV Sale (other than those held by certain members of our management who have agreed not to have their options cashed out in the transactions);

  •
  the termination of the restrictions on any restricted stock or restricted stock units and those shares and units will vest and (other than those held by certain members of our management who have agreed not to have their restricted shares and restricted stock units cashed out in the transactions) be converted into the right to receive $23.50 per share or unit in cash, without interest (less any applicable withholding tax); and

  •
  The DIRECTV Group beneficially owning all of the outstanding shares of our common stock (other than equity interests in the surviving corporation held by certain members of our management who have agreed not to have certain of their equity interests cashed out in the merger).

        Upon completion of the merger, we will remove our common stock from listing on the Nasdaq National Market, and our common stock will no longer be publicly traded.

  The DIRECTV Stock Sale (see page 46)

        Subject to the satisfaction of certain closing conditions set forth in the transaction agreement, two business days after the effective time of the merger, a portion of the shares of our common stock beneficially owned by The DIRECTV Group will be repurchased by us. Following our repurchase, The DIRECTV Group and its subsidiaries that own our common stock will sell all our remaining common stock that they own to Constellation and acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners; in each case for $23.50 in cash per share, without interest, less any amounts withheld in accordance with the transaction agreement as described below under "—Terms of the Transaction Agreement and the Merger—The DIRECTV Stock Sale." The number of shares to be purchased by Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will equal their aggregate equity contribution divided by $23.50. The other shares held by The DIRECTV Group in excess of that number will be repurchased by us.

        On May 17, 2004, Constellation, with the consent of The DIRECTV Group and us, assigned the right to purchase a portion of the shares of our common stock beneficially held by The DIRECTV Group to limited liability companies affiliated with The Carlyle Group and Providence Equity Partners (both of which were members of an unsuccessful bidder group that included one other financial bidder) such that, following the closing of the DIRECTV Stock Sale, Constellation will own approximately 44% of our outstanding common stock and each of the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will own approximately 27% of our outstanding common stock.

        Unless otherwise agreed to by us and certain of our management who hold options to acquire our common stock, with Constellation's consent, immediately following the closing of the DIRECTV Stock Sale, each option holder will be entitled to receive for each share of our common stock subject to the option, a cash payment equal to the excess, if any, of the merger consideration over the per share exercise price of the option (less any applicable withholding taxes). Options with an exercise price equal to or greater than the merger consideration will be cancelled and no consideration will be paid to the holders of these options.

  Financing of the Merger (see page 64)

        In connection with the merger, the surviving corporation will pay approximately $700 million to our stockholders and holders of our restricted stock and restricted stock units (other than those holders who have agreed not to have certain of their restricted stock and restricted stock units cashed out in the transactions). In addition, prior to the effective time of the merger, we will repay any amounts due on our bank credit facilities, including our term debt. We currently have approximately $349 million of outstanding borrowings under our credit facilities. These payments will be made from cash on hand and, if necessary, a draw-down from a new senior secured revolving credit facility.

  Interests of Directors and Executive Officers (see page 68)

        In considering the recommendation of our board of directors and the special committee, you should be aware that some of our directors and certain of our officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder generally and may create potential conflicts of interests. These include:

  •
  Constellation's agreement that the surviving corporation will indemnify each of our directors and officers with respect to claims arising from facts or events that occurred prior to the effective time of the acquisition, and The DIRECTV Group's agreement to obtain "tail" insurance policies with respect to directors' and officers' liability for claims arising from facts or events that occurred prior to such time;

  •
  Joseph R. Wright, Jr., James B. Frownfelter, Michael J. Inglese and James W. Cuminale have entered into summary term sheets relating to arrangements regarding their employment, options to purchase common stock in the surviving corporation and other equity interests they may acquire in the surviving corporation, which will become effective upon the consummation of the DIRECTV Stock Sale; and

  •
  pursuant to actions taken by our board of directors prior to the date hereof, upon consummation of the transaction, Messrs. Wright, Frownfelter, Inglese and Cuminale will be entitled to receive an aggregate transaction bonus of $5,700,000. They have agreed to invest all or a portion of these bonuses in shares of common stock of the surviving corporation. The purchase price for these shares will be $23.50 per share.

        The special committee was aware of these differing interests and considered them, among other matters, in evaluating the transaction agreement and the merger and in recommending to our board of directors that the transaction agreement and the merger be approved by our board of directors and adopted by our common stockholders. In addition, each of the members of our board of directors was aware of these interests and considered them, among other matters, in approving the transaction agreement and the transactions contemplated by the transaction agreement, including the merger.

  Material Transactions Between PanAmSat and The DIRECTV Group (see pages 60, 61 and 66)

        We are party to a variety of agreements with The DIRECTV Group, The News Corporation Limited, Fox Entertainment Group, Inc. and their affiliates for the provision of satellite services. We are also party to certain other agreements with The DIRECTV Group and its affiliates. In connection with the transaction agreement, The DIRECTV Group has agreed to enter into, amend or in some cases extend certain commercial arrangements with us.

  Material U.S. Federal Income Tax Consequences of the Merger (see page 71)

        For U.S. federal income tax purposes, the merger will be treated as a taxable sale by our stockholders of their shares of our common stock in which they will recognize gain or loss equal to the difference between (1) the amount of the cash consideration received in the merger and (2) their adjusted tax basis in the shares of common stock surrendered in the merger.

  Regulatory Approvals (see page 61)

        The completion of the transactions depends on the following regulatory approvals:

  •
  we must receive all approvals of the Federal Communications Commission, or FCC, required in connection with The DIRECTV Group's transfer of its interests in us, including its controlling interest in the FCC licenses held by us and our subsidiaries;

  •
  all waiting periods applicable to the consummation of the transactions contemplated by the transaction agreement must have expired or terminated under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended;

  •
  we must receive competition and/or antitrust approvals or clearances from the German Federal Cartel Office and the South African Competition Commission; and

  •
  we must receive our registration as an exporter under the International Traffic in Arms Regulations.

  Conditions to the Merger (see page 54)

        The completion of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

  •
  the adoption of the transaction agreement by our stockholders;

  •
  the absence of any governmental orders or laws that have the effect of making the transactions contemplated by the transaction agreement illegal or that otherwise prohibit the closing;

  •
  receipt of all required regulatory approvals;

  •
  receipt of a letter from our lenders under our credit agreement acknowledging that our credit agreement has been terminated, all related liens have been released and we and our subsidiaries have been released from liability thereunder;

  •
  receipt by The DIRECTV Group of a certificate acknowledging Constellation's belief that the conditions to the merger for its benefit have been satisfied and that Constellation has received confirmation from the KKR Millennium Fund, an affiliate of Constellation, that it intends to satisfy its obligations under the equity commitment letter delivered by it to Constellation, subject to the conditions contained in the equity commitment letter;

  •
  our delivery to The DIRECTV Group of a certificate signed by our chief executive officer or chief financial officer certifying that we intend to repurchase shares of our common stock from affiliates of The DIRECTV Group;

  •
  the execution of definitive agreements with respect to specified commercial arrangements between The DIRECTV Group, its affiliates and us; and

  •
  we must have transferred specified assets to one or more of our subsidiaries.

  Conditions to the DIRECTV Stock Sale (see page 56)

        The completion of the DIRECTV Stock Sale depends on the satisfaction or waiver of a number of specified conditions in addition to the completion of the merger. These conditions include the receipt by Constellation of its financing for the stock purchase on terms and conditions set forth in the commitment letter from its debt financing sources and receipt of the requisite consents required for us to execute and deliver the supplemental indenture with respect to our 8.50% Senior Notes due 2012 as described under "Terms of the Transaction Agreement and the Merger—Debt Tender Offer for our 8.50% Senior Notes due 2012."

  Termination of the Transaction Agreement (see page 58)

        We, The DIRECTV Group and Constellation may agree to terminate the transaction agreement at any time prior to the completion of our sale to Constellation.

        In addition, the transaction agreement may be terminated:

  •
  by us, The DIRECTV Group or Constellation, if:

  •
  the transactions have not been consummated by December 15, 2004, so long as failure of the terminating party to comply with the transaction agreement has not been the cause of or resulted in the failure of the consummation of the transactions;

  •
  the FCC denied or dismissed any consent application related to the transactions contemplated by the transaction agreement, other than with respect to immaterial assets or businesses;

  •
  five business days have elapsed following a permanent injunction or order of a court or governmental authority (other than the FCC) located in the United States preventing the consummation of the transactions contemplated by the transaction agreement; or

  •
  our stockholders do not adopt the transaction agreement upon taking a vote at the annual meeting;

  •
  by us or The DIRECTV Group, if there has been a breach by Constellation of any representation, warranty or covenant in the transaction agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the transaction agreement and the breach has not been cured within 30 days of receipt of notice of the breach;

  •
  by us, if prior to the annual meeting, our board of directors has resolved to approve or recommend a superior proposal that caused it to change its recommendation regarding this transaction;

  •
  by Constellation, if:

  •
  there has been a breach by us, The DIRECTV Group or PAS Merger Sub of any representation, warranty or covenant in the transaction agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the transaction agreement and the breach has not been cured within 30 days of receipt of notice of the breach; or

  •
  our board of directors withdraws, modifies or fails to make its recommendation in favor of the transaction or approves or recommends a superior proposal.

  Fees and Expenses (see page 65)

        The transaction agreement provides that upon a termination in specified circumstances, we must pay a termination fee of $100 million to Constellation.

  Appraisal Rights of Stockholders (see page 72)

        Under Delaware law, you are entitled to appraisal rights in connection with the merger.

        You will have the right under Delaware law to have the "fair value" of your shares of our common stock determined by the Court of Chancery of the State of Delaware. This right to appraisal is subject to a number of restrictions and procedural requirements. Generally, in order to exercise your appraisal rights you must:

  •
  send a written demand to us for appraisal in compliance with the Delaware General Corporation Law before the vote on the merger;

  •
  not vote in favor of the merger; and

  •
  continuously hold your shares of our common stock, from the date you make the demand for appraisal through the effective date of the merger.

        A holder who is the record holder of shares of our common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger will lose any appraisal rights with respect to those shares.

        Merely voting against the merger will not protect your rights to an appraisal. In order to protect your rights to an appraisal you must take all the steps required under Delaware law. Delaware law requirements for exercising appraisal rights are described in further detail in this proxy statement. The relevant section of Delaware law regarding appraisal rights is reproduced and attached as Appendix B to this proxy statement.

        If you vote for the merger, you will waive your rights to seek appraisal of your shares of our common stock under Delaware law.

  Recommendation of Our Board of Directors (see page 75)

        Our board of directors recommends a vote "FOR" adoption of the transaction agreement.

Special Factors

  The Parties to the Transaction Agreement

  PanAmSat Corporation
  20 Westport Road
  Wilton, Connecticut 06897
  (203) 210-8000

        We are incorporated in the state of Delaware, with our principal place of business in Wilton, Connecticut. We are a leading global provider of video, broadcasting and network distribution and delivery services through our fleet of 24 satellites. We lease transponder capacity on our satellites for the distribution and delivery of entertainment and information to cable television systems, television broadcast affiliates, direct-to-home television services, Internet service providers, telecommunications companies and other corporations and governments. We currently have 24 satellites in orbit, including four in-orbit backups. Our in-orbit fleet is one of the world's largest commercial geostationary earth orbit satellite networks, capable of reaching over 98% of the world's population. We have eight technical facilities in the U.S., which provide transmission, monitoring and control services for operating our fleet and transmission and other services for our customers.

        Detailed descriptions of our business and financial results are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the period ended March 31, 2004, which are incorporated by reference into this proxy statement. See the section in this proxy statement entitled "Where You Can Find More Information." Additional information about us is provided below in "Proposal 2—Further Information Concerning the Board of Directors and Committees of PanAmSat."

        As of July 9, 2004, there were an aggregate of                        shares of our common stock outstanding. Our common stock is listed on the Nasdaq National Market and commenced trading on May 19, 1997 under the symbol "SPOT." The following table sets forth, for the calendar periods indicated, the high and low closing sales price per share for our common stock, as reported by the Nasdaq National Market.

	High		Low
2004
First Quarter		$24.76		$20.13
Second Quarter		$25.76		$22.52
Third Quarter	$		$
2003
First Quarter		$15.92		$12.60
Second Quarter		$20.29		$13.88
Third Quarter		$19.07		$13.80
Fourth Quarter		$22.88		$14.57
2002
First Quarter		$24.64		$20.65
Second Quarter		$25.65		$22.22
Third Quarter		$23.51		$17.35
Fourth Quarter		$19.19		$14.43

        To date, we have not declared or paid cash dividends on our common stock and do not presently anticipate paying cash dividends in the near future. However, following the merger, we will repurchase a portion of the shares held by The DIRECTV Group in connection with the DIRECTV Stock Sale.

  The DIRECTV Group, Inc.
  2250 E. Imperial Highway
  El Segundo, California 90245
  (310) 964-0808

        The DIRECTV Group, Inc. (formerly known as Hughes Electronics Corporation) is a world-leading provider of digital television entertainment, broadband satellite networks and services, and global video and data broadcasting. The DIRECTV Group provides advanced communication services on a global basis and has developed a wide range of entertainment, information and communication services for home and business use, including video, data, voice, multimedia and Internet services.

        Hughes Communications Galaxy, Inc., or HCG, and Hughes Communications Satellite Services, Inc., or HCSS, are wholly-owned subsidiaries of Hughes Communications, Inc., or HCI. HCI is a wholly-owned subsidiary of Hughes Telecommunications & Space Company, or HTS, and HTS is a wholly-owned subsidiary of The DIRECTV Group. PAS Merger Sub is a wholly-owned subsidiary of The DIRECTV Group. The DIRECTV Group, acting through HTS, has the power to vote or direct the vote, and to dispose or to direct the disposition of the shares of, our common stock owned by HCI, HCG and HCSS. As a result, The DIRECTV Group beneficially owns the 120,812,175 shares of our common stock directly owned by HCI, HCG and HCSS. The principal business of HCG, HCSS and HCI is holding equity securities of their subsidiaries.

        We refer to The DIRECTV Group, HCG, HCSS, HCI and PAS Merger Sub collectively in this proxy statement as the "DIRECTV Entities" and each individually as a "DIRECTV Entity."

  PAS Merger Sub, Inc.
  2250 E. Imperial Highway
  El Segundo, California 90245
  (310) 964-0808

        PAS Merger Sub, Inc. is a Delaware corporation and a wholly-owned subsidiary of The DIRECTV Group that was organized solely for the purpose of entering into the transaction agreement and consummating the transactions contemplated by the transaction agreement. It has not carried on any activities to date other than activities incident to its formation and in connection with the transactions contemplated by the transaction agreement.

  Constellation, LLC
  9 West 57th Street
  New York, New York
  (212) 750-8300

        Constellation, LLC is a Delaware limited liability company, whose members are investment funds affiliated with KKR that was organized solely for the purpose of entering into the transaction agreement and consummating the transactions contemplated by the transaction agreement. It has not carried on any activities to date other than activities incident to its formation and in connection with the transactions contemplated by the transaction agreement.

  Purpose and Structure

        The DIRECTV Group decided to refocus its business plan on its direct-to-home satellite business. As a result, in January 2004, we and The DIRECTV Group began a process to determine whether a sale of The DIRECTV Group's approximately 80.4% beneficial ownership of our common stock and/or the sale of our entire business could be effected on acceptable terms. This process eventually resulted in the transactions described in this proxy statement and is described below under "—Background of the Merger—Period Following the Completion of the News Corporation Transactions in 2003."

        The purpose of the transaction agreement and the transactions contemplated thereby is to fulfill The DIRECTV Group's strategy to refocus its business plan on its direct-to-home satellite business, to provide liquidity to The DIRECTV Group, to provide our unaffiliated stockholders cash for their shares at a price that we and The DIRECTV Group believe to be fair, to terminate our status as a company with publicly traded equity, and to permit Constellation and the entities to whom Constellation has assigned a portion of its rights to acquire control of us in an orderly fashion.

        At the request of Constellation, the parties agreed to implement a two-step transaction structure. The transaction was structured to include a cash merger in order to provide our unaffiliated stockholders with cash for all of their shares and to provide a prompt and orderly transfer of our ownership.

  Reasons for the Transactions

        As a result of the transactions, we will become a privately held company that is separate from and no longer controlled by The DIRECTV Group.

        The DIRECTV Group has decided to refocus its business plan on its direct-to-home satellite business. The DIRECTV Group's continued ownership of us limits its ability to fulfill its business strategy because it cannot focus as fully on its direct-to-home satellite business when it must also tend to the necessary resource and management demands required to oversee a global satellite business such as that of PanAmSat. The transactions also provide liquidity to The DIRECTV Group. In addition, we believe that this transaction provides us the opportunity to return value to all stockholders at a time when our controlling stockholder has decided to dispose of its interest in us. The special committee of our board also considered additional reasons for the transactions as set forth below. See "—The Position of Our Board of Directors as to the Fairness of the Merger."

  Background of the Merger

        Before determining to proceed with the transactions described in this proxy statement, we and The DIRECTV Group considered various strategic alternatives. These considerations began as early as mid-2000 when General Motors Corporation, or GM, was the parent company of The DIRECTV Group and was considering alternative ways to expand the business of The DIRECTV Group and enhance the value of The DIRECTV Group to GM and its stockholders.

        These strategic alternatives were considered by us and The DIRECTV Group during two principal time periods, discussed below. The range of potentially available strategic alternatives considered by us and The DIRECTV Group during each period were somewhat different, based on, among other things, the status of consolidation within the telecommunications and media industries, the financial condition and prospects of The DIRECTV Group and us (including the anticipated funding sources and uses for their respective businesses) and the general competitive environment. Among other things, these factors affected those third parties that at various times had potential interest in a transaction involving us and the relative desirability of various transaction structures to us, The DIRECTV Group and such third parties.

        The first time period began in mid-2000 and ended in late 2002 when The DIRECTV Group and GM (which, at that time, owned all of the common stock of The DIRECTV Group) considered various strategic alternatives with respect to the separation of The DIRECTV Group from GM as well as our possible sale. Those considerations ultimately resulted in GM and The DIRECTV Group pursuing a proposed separation of The DIRECTV Group from GM by means of a merger of the businesses of The DIRECTV Group with EchoStar Communications Corporation. If that transaction had been completed, we would have become a wholly-owned subsidiary of the surviving company in that merger. In addition, that merger agreement contemplated certain circumstances where EchoStar was required to acquire the shares of our common stock beneficially owned by The DIRECTV Group if the merger was not consummated. EchoStar, a competitor of The DIRECTV Group, is engaged in the direct broadcast satellite subscription television business and the design, development, distribution and sale of direct broadcast satellite set-top boxes, antennae and other digital equipment. In December 2002, the proposed EchoStar transaction was terminated because the requisite regulatory approvals were not obtained. This time period and the proposed sale of us to EchoStar are described in greater detail below. See "—Period Preceding the Termination of the EchoStar Transaction."

        The second time period began after the completion in December 2003 of the transactions with News Corporation and ended with the approval in April 2004 by our board of directors and the board of directors of The DIRECTV Group of the transactions described in this proxy statement. See "—Period Following the Completion of the News Corporation Transactions in 2003."

          Period Preceding the Termination of the EchoStar Transaction

        Pursuant to a process initiated in mid-2000 and terminating in December 2002, GM and The DIRECTV Group considered a wide variety of alternative transactions involving The DIRECTV Group and its businesses, including, among others, transactions involving our sale. In conjunction with the ongoing assessment of the alternatives potentially available to The DIRECTV Group, The DIRECTV Group met with various telecommunications companies in an effort to assess their potential interest in a business combination involving The DIRECTV Group. While most of these companies expressed some degree of interest in pursuing discussions about a possible alliance with The DIRECTV Group, the scope and terms of alliance in which they were interested varied largely from one company to another. Based on their indications of interest, a handful of parties, including EchoStar and Sky Global Networks (a subsidiary of News Corporation), appeared interested in exploring a potential merger transaction with The DIRECTV Group following its separation from GM. Other companies indicated an interest in making a minority equity investment in The DIRECTV Group following a separation of The DIRECTV Group from GM. A few of the companies approached by The DIRECTV Group indicated interest in acquiring only The DIRECTV Group's interest in us.

        As a result of their assessment of the relative merits of the strategic alternatives available with respect to The DIRECTV Group, GM and The DIRECTV Group decided to focus principally on a transaction involving all of The DIRECTV Group and decided that potential discussions with buyers interested only in The DIRECTV Group's interest in us would be handled as a separate process. This separate process resulted in some expressions of interest in acquiring The DIRECTV Group's interest in us, although no agreement was reached with any party as to an appropriate value for this interest.

        Ultimately, GM, The DIRECTV Group and EchoStar executed agreements in October 2001 that provided for the merger of The DIRECTV Group and EchoStar businesses following the separation of The DIRECTV Group from GM. If that transaction had been completed, we would have become a wholly-owned subsidiary of the surviving company in that merger. As part of the EchoStar merger, the parties agreed that, if the merger agreement with EchoStar was terminated due to the failure to obtain required regulatory approvals by a specified date, EchoStar would pay a $600 million termination fee and, subject to certain conditions (including, among other things, receipt of required regulatory approvals and financings and absence of material adverse changes affecting us or our business), would also purchase The DIRECTV Group's interest in us for a purchase price of $22.47 per share, or an aggregate amount of about $2.7 billion. This purchase price was determined by valuing The DIRECTV Group's interest in us on the basis of a 5% premium over the average market price of our stock during a specified period preceding October 28, 2001, the date of the public announcement of the EchoStar transactions. Under the terms of the stock purchase agreement with EchoStar, EchoStar had the option to structure its purchase of The DIRECTV Group's interest in us as a merger or tender offer so that it could attempt to acquire 100% of the ownership of us in one transaction. In addition, EchoStar also had agreed that, unless it had previously entered into an agreement for our acquisition by merger or commenced a tender offer for all of our outstanding shares at an equivalent or greater price per share, it would commence an exchange offer for all of our shares that remained outstanding following the completion of the acquisition of The DIRECTV Group's interest in us for a purchase price of at least $22.47 per share payable, at the option of the holder, either in cash or equity securities of EchoStar.

        During late 2001 and throughout most of 2002, GM and The DIRECTV Group pursued the implementation of the EchoStar transaction. However, in December 2002, the proposed transaction with EchoStar was terminated by mutual agreement of GM, The DIRECTV Group and EchoStar prior to the termination date specified in the merger agreement, in light of the actions taken by the FCC and the Antitrust Division of the U.S. Department of Justice. Prior to the termination, the value of our common stock had declined below the $22.47 per share price EchoStar agreed to pay in October 2001. Under the terms of the agreement with EchoStar, the obligation of EchoStar to complete the purchase of the shares of our common stock was subject to certain conditions, as discussed above. EchoStar indicated that, under the circumstances at the time, it was unwilling to purchase our shares owned by The DIRECTV Group at $22.47 per share and that it would not consummate the transaction at that price. EchoStar also indicated that it would not pay The DIRECTV Group the $600 million termination fee referred to above. GM and The DIRECTV Group did not accept EchoStar's position, but, as an alternative to immediately pursuing litigation against EchoStar, entered into negotiations with EchoStar in an attempt to resolve the disputes, including disputes relating to the sale of PanAmSat shares to EchoStar, on terms acceptable to EchoStar, GM and The DIRECTV Group. After these negotiations, GM and The DIRECTV Group were offered two alternative transactions by EchoStar. Under the first alterative, EchoStar would pay the $600 million termination fee and the stock purchase agreement relating to the acquisition by EchoStar of our shares would be amended in various respects, including reducing the per share purchase price to be paid for our shares to $14.07. Under the second alternative, EchoStar would pay The DIRECTV Group the $600 million termination fee and the stock purchase agreement would be terminated. In either case, the parties would terminate the merger agreement and sign mutual releases. The boards of directors of GM and The DIRECTV Group, after consideration of the available alternatives (including litigation to attempt to enforce EchoStar's obligations under the agreements), decided to accept the second alternative discussed above. Under the terms of the termination agreement, EchoStar paid The DIRECTV Group $600 million as a termination fee and was released from its obligations to purchase The DIRECTV Group's ownership position in us as previously agreed pursuant to the merger agreement.

          Period Following the Completion of the News Corporation Transactions in 2003

        Following the termination of the EchoStar transaction in December 2002, GM and The DIRECTV Group engaged in a further process of evaluating The DIRECTV Group's business strategy, including possible alternative transactions involving The DIRECTV Group and us.

        As a result of this process, in April 2003, the boards of directors of GM and The DIRECTV Group each approved a series of transactions with News Corporation. News Corporation transactions were closed on December 22, 2003, and resulted in the split-off of The DIRECTV Group from GM and the simultaneous sale of GM's interest in The DIRECTV Group to the News Corporation. Upon completion of these transactions, the News Corporation acquired a 34% interest in The DIRECTV Group and The DIRECTV Group became a publicly traded company. News Corporation later transferred its interest in The DIRECTV Group to its subsidiary, Fox Entertainment.

        Following the completion of the News Corporation transactions in December 2003, several changes took place among the senior management team at The DIRECTV Group, including a change in the position of President and Chief Executive Officer, now held by Mr. Chase Carey. The new management team advised The DIRECTV Group's board of directors that it would be assessing all of The DIRECTV Group's businesses and determining what actions should be taken with respect to its businesses.

        In January 2004, we and The DIRECTV Group, along with our respective counsel and Credit Suisse First Boston LLC, The DIRECTV Group's financial advisor, had an organizational meeting to begin the process to determine whether a sale of The DIRECTV Group's approximately 80.4% beneficial ownership of our common stock and/or the sale of our entire business could be effected on acceptable terms. During this period, our board also set up a management bonus pool of $5 million, which was to be awarded to certain members of management upon completion of our sale to a new owner. In February 2004, at the request of The DIRECTV Group, Credit Suisse First Boston contacted both financial and strategic purchasers with respect to a potential transaction. A total of 33 potential purchasers, comprised of 25 financial parties and eight strategic parties, were contacted. Of these parties, 19 financial parties and five strategic parties ultimately executed confidentiality agreements and received confidential information about us.

        Throughout the bidding process, we and The DIRECTV Group advised each prospective purchaser that their bids would be considered in light of several factors. These factors included, among others, the willingness of the bidder to complete an all-cash transaction, the per share cash purchase price, the timing of consummating the transaction and the financial capability of the bidder. There was a strong preference for an all-cash transaction primarily because The DIRECTV Group refocused its business plan on its direct-to-home satellite business and did not want to have a continued investment in our industry. In light of the protracted and ultimately unsuccessful process in connection with the attempted merger of PanAmSat and EchoStar, certainty of closing the transaction on an expedited basis within a reasonable timeframe was important to us and The DIRECTV Group. As a result, we wanted to avoid any unnecessary regulatory delays that could jeopardize the ability of the parties to close the transaction on a timely basis.

        We and The DIRECTV Group did not believe that a higher per share consideration could necessarily be obtained if there was no preference expressed to the bidders for an all-cash transaction and to complete a transaction within a reasonable timeframe.

        The importance of closing the transaction in a timely manner without any unnecessary regulatory delays was based in part on the following considerations:

  •
  the risk that certain events could transpire during such a delay which could give the prospective buyer the right to terminate the transaction;

  •
  our potential inability to implement our business plans during such a delay, which could negatively impact our financial condition and results of operations; and

  •
  the fact that the robust financial markets that currently exist would make it easier for a buyer to obtain the debt necessary to finance the transaction and our and The DIRECTV Group's desire to take advantage of this situation and reduce the uncertainty involved in connection with any financing condition a buyer might have.

        The timing of consummating the transaction, however, was only one of the factors considered in evaluating the bids and was in no way dispositive. In fact, a strategic bidder was one of the six bidder groups selected to continue in the transaction process after the initial indications of interest.

        In early March 2004, after a review of the initial indications of interest received from 10 financial and three strategic bidder groups, we and The DIRECTV Group, with the assistance of Credit Suisse First Boston, evaluated these initial indications of interest. We and The DIRECTV Group selected six bidder groups, one of which was a strategic bidder, to continue the process. The selection of the bidder groups was based on, among other things, the following factors:

  •
  the amount indicated by the bidder group as its likely per share purchase price;

  •
  the timing of the consummation of the transaction proposed by the bidder group;

  •
  the financial capability of the bidder group; and

  •
  the certainty of consummating the transaction proposed by the bidder group, in light of potential regulatory approvals that may be required.

        Thereafter, each of the six bidder groups was sent an instruction letter outlining the process, including the deadline to submit a final bid. In addition to the instruction letter, each of the remaining bidder groups also was sent a draft merger agreement. This agreement contemplated a one-step transaction consisting of a merger of a newly formed subsidiary of the purchaser with and into us pursuant to which all of the outstanding shares of our common stock would be converted into a per share purchase price to be paid by the purchaser.

        On March 25, 2004, we retained Evercore to render an opinion to our board of directors and, in the event that a special committee of our board was formed, to the special committee as to the fairness, from a financial point of view, of the cash consideration to be received in this transaction by our unaffiliated stockholders. We selected Evercore based upon Evercore's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, recapitalizations and similar transactions. Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations, recapitalizations and financial restructurings. During the two years prior to retaining Evercore in connection with this transaction, neither we nor The DIRECTV Group had any material relationship with Evercore.

        From mid-March 2004 through mid-April 2004, the six bidder groups were provided with an opportunity to conduct a due diligence review of our business, subject to certain confidentiality restrictions. Each bidder group received an initial presentation from our management and was afforded an opportunity to review the material legal, financial and other documents relating to our business. In late March, we were advised that two of the bidder groups would be joining to submit one joint bid, thus resulting in a total of five bidder groups. Throughout the evaluation process, our board of directors was kept apprised of material developments.

        Throughout the course of each bidder group's due diligence review, each bidder group and its advisors were permitted to request supplemental documents and information beyond what was available in the data room. With the assistance of our legal counsel and The DIRECTV Group's financial advisor, we responded to these supplemental requests by providing additional documents, conducting in person meetings between our management and each bidder group and conducting telephonic interviews between each bidder group and our management and employees.

        On March 19, 2004, The Carlyle Group and Providence Equity Partners, which were the sole members of one of the final six bidder groups, advised us that they would be combining with one of the other final bidder groups, which had consisted of a sole financial buyer, to proceed through the rest of the process.

        By April 14, 2004, three final bids were received, all from financial bidder groups, including the group that included The Carlyle Group and Providence Equity Partners. We and The DIRECTV Group, with the assistance of our respective legal counsel and The DIRECTV Group's financial advisor, evaluated the final bids. In anticipation of our possible sale, we provided to our board of directors a memorandum prepared by our legal counsel providing a detailed overview of its fiduciary duties in connection with the proposed sale.

        The first bid, which we will refer to as "Bid 1," was from a group consisting of three financial buyers. It was structured as a two-step transaction consisting of a cash tender offer by us for the shares of our common stock (other than shares beneficially owned by The DIRECTV Group), which would be followed by a merger of a newly formed subsidiary of the Bid 1 group with and into us. In the merger, all of the remaining shares of our common stock which had not been tendered (other than shares of common stock held by those stockholders who validly perfected their appraisal rights under Delaware law and possibly certain members of our management who elected to acquire equity in the surviving corporation) would be converted into a per share purchase price equal to the tender offer price. The purchase price in Bid 1 was all cash and was to be financed through a combination of bank and high yield debt and equity from the Bid 1 group.

        The second bid, which we will refer to as "Bid 2," was from a group consisting of three different financial buyers than the Bid 1 group. It was structured as a one-step merger transaction of a newly formed subsidiary of the Bid 2 group with and into us. In the merger, all of the shares of our common stock (other than shares of common stock held by those stockholders who have validly perfected their appraisal rights under Delaware law and possibly certain members of our management who elected to acquire equity in the surviving corporation) would be converted into a per share purchase price to be paid by the Bid 2 group. Unlike Bid 1 and the Constellation bid (described below), the consideration in Bid 2 was different for different stockholders, and consisted of a combination of cash and warrants. In Bid 2, controlling stockholders, which the Bid 2 group identified as including The DIRECTV Group and the shares beneficially held by Mrs. Mary Anselmo (7.2% of the outstanding shares of our common stock), would receive a combination of cash and warrants and all other stockholders would receive all cash. The cash component of the purchase price in Bid 2 was to be financed through a combination of bank and high yield debt and equity from the Bid 2 group.

        The third bid was from Constellation. Its bid was structured as a two-step transaction. In the first step, The DIRECTV Group would form a merger subsidiary and acquire the shares in our company it did not already own (other than shares of common stock held by those stockholders who have validly perfected their appraisal rights under Delaware law and other than certain members of our management who have agreed not to have certain of their equity interests cashed out in the transactions) pursuant to a merger in which the other stockholders of our company would receive the merger consideration. After the transfer of specified assets to one or more of our subsidiaries, Constellation would acquire all of our stock beneficially owned by The DIRECTV Group for the same per share price paid in the merger. The purchase price in Constellation's bid was all cash and was to be financed through a combination of bank and high yield debt and equity from Constellation. We, The DIRECTV Group and Constellation ultimately agreed to a structure substantially similar to Constellation's original proposed structure.

        Constellation's original bid was an all cash bid at $24 per share. Its bid, however, was conditioned on, among other terms, a requirement that The DIRECTV Group and certain of its subsidiaries and affiliates, agree to extend, modify, and, in some instances, agree to new commercial arrangements with PanAmSat prior to the completion of the merger. Constellation indicated to The DIRECTV Group and us that these commercial arrangements were necessary to support the per share price proposed by Constellation. Constellation attached a summary of its specific contract requests to its original bid. Similarly, both Bids 1 and 2 also conditioned their proposal on The DIRECTV Group and certain of its subsidiaries and affiliates modifying or entering into new commercial agreements with PanAmSat, but did not include specific written requests with their proposals. Each bidder did, however, indicate orally the nature of the commercial arrangements it required to be in place prior to its acquisition and these were similar to (although less extensive than) the requests of Constellation.

        Following receipt of the three bids, we and The DIRECTV Group, with the assistance of our respective legal advisors and The DIRECTV Group's financial advisor, evaluated the bids. We and The DIRECTV Group concluded that each of the three bids had similar regulatory requirements to complete the transaction. Bid 1, however, also indicated that they were considering acquiring another company in our industry at the same time they proposed to acquire us. We believed this additional acquisition by the Bid 1 group could have extended the time period to obtain regulatory approval. The evaluation also included reviewing the equity and debt commitment letters submitted with each of the bids and we concluded that the conditions to obtain the financing under each of the proposals were similar, with no one bid providing an appreciably higher level of funding certainty. We and The DIRECTV Group, with the assistance of our respective legal advisors, also concluded that the transaction structures proposed by the Bid 2 group and by Constellation would likely be completed in similar time frames and that, although the tender offer proposed in step one of Bid 1 could be completed prior to a merger, a tender offer raised legal and financing issues that we and The DIRECTV Group believed would likely result in modifying that structure to one similar to that proposed by the other bidders. We also concluded that the two-step structure proposed by Constellation did not appear to pose any increased risk with respect to deal certainty or increased costs to us and our stockholders as compared to a one-step structure.

        After considering the three bids, we and The DIRECTV Group agreed to proceed with further negotiations with the Bid 2 group and Constellation because, among other reasons:

  •
  Bid 1's per share price was $20, which was an acquisition price significantly lower than the per share price offered by the Bid 2 group and Constellation;

  •
  the structure proposed in Bid 1 did not provide any significant benefit to PanAmSat and its stockholders and, in fact, raised legal and financing issues discussed above that we and The DIRECTV Group believed would likely result in modifying that structure to one similar to that proposed by the other bidders; and

  •
  there was no greater certainty to completing a transaction with the Bid 1 group than completing a transaction with the Bid 2 group or Constellation.

        We and The DIRECTV Group then proceeded to negotiate with the Bid 2 group and Constellation. The DIRECTV Group explained to both remaining bidders that the requests each had with respect to entering into new commercial arrangements with us were unacceptable from a commercial standpoint to The DIRECTV Group and its subsidiaries and affiliates, but that The DIRECTV Group was willing to agree to some modifications to the existing agreements with us if that would result in increased value for all of our stockholders. We and The DIRECTV Group also explained to the Bid 2 group that a transaction that did not offer the same per share transaction consideration to all of our stockholders was unacceptable.

        The members of the Bid 2 group and Constellation indicated to The DIRECTV Group and us that each of their bids attributed considerable value to the proposed new or additional commercial arrangements of The DIRECTV Group and its subsidiaries and affiliates. Each also indicated that the price per share it offered in its bid would be reduced significantly unless such proposed arrangements were entered into prior to closing because each bid had assumed a certain future revenue stream for PanAmSat that would not be assured if those requested commercial arrangements were not established for the benefit of PanAmSat.

        The DIRECTV Group then proceeded to make the same proposal to both the Bid 2 group and Constellation with respect to commercial arrangements to be entered into by The DIRECTV Group and its subsidiaries and affiliates in connection with any closing of the acquisition of PanAmSat.

        After reviewing the proposal and considering the objection of The DIRECTV Group and us with respect to differing acquisition consideration, the Bid 2 group modified its proposal to an all cash proposal for all stockholders and lowered the per share price it originally submitted with its bid. In addition, Constellation lowered its proposed cash price to $23 per share. The Bid 2 group and Constellation also conditioned their revised bids by delivering counterproposals to the terms of the commercial arrangements proposed by The DIRECTV Group. The DIRECTV Group reviewed the revised proposals on the commercial arrangements and delivered new proposals for commercial arrangements to each bidder, and told each that this was its final offer on those arrangements and that each bidder should submit a final proposal on transaction consideration after considering the new proposals. After considering the new proposals, the Bid 2 group and Constellation agreed in principle to The DIRECTV Group's revised proposal regarding the commercial arrangements. Constellation communicated a revised per share price of $23.50 and the Bid 2 group communicated a final per share price of $22.50.

        Following the evaluation of these final proposals, we and The DIRECTV Group agreed to proceed with further negotiations with Constellation regarding its bid because, among other reasons:

  •
  the Constellation bid offered the highest all cash purchase price compared to Bid 1 and Bid 2;

  •
  the two-step structure proposed by Constellation did not provide for a longer time frame for our unaffiliated stockholders to receive the merger consideration than Bid 2; and

  •
  there was no greater certainty to completing a transaction with the Bid 1 or Bid 2 groups than with Constellation.

        Negotiations continued with Constellation for approximately three days, during which time we continued to update our board of directors regarding the progress of negotiations. During this time, the terms of the transaction agreement and other agreements, including the tax separation agreement and management bonus pool, were finalized. See "—Terms of the Transaction Agreement and the Merger—Tax Separation Agreement." The DIRECTV Group agreed to contribute an additional $1.5 million to our management bonus pool, and Messrs. Wright, Frownfelter, Inglese and Cuminale agreed to convert their interests into shares of the surviving entity in the merger. See "Interests of The DIRECTV Group, Directors and Executive Officers—Interests of Management." Summaries of the transaction agreement were prepared and sent to our board for their use at the following meeting.

        On April 18, 2004, our board of directors convened a special telephonic meeting to consider the proposed transaction with Constellation. Members of our management, representatives of legal counsel to us and The DIRECTV Group, Evercore and Credit Suisse First Boston attended this meeting. Following a review of the proposed transaction, and noting that it called for a first-step merger between us and an affiliate of the DIRECTV Group, upon the advice of our legal counsel, our board of directors established the special committee of independent directors to consider the proposed transaction. A special committee had not been formed prior to this date, because the transaction proposed by The DIRECTV Group did not involve a transaction with an affiliate of ours. The special committee was formed at the time it became clear that the first step of the transaction would involve a merger of a wholly owned subsidiary of The DIRECTV Group with us. By the time the special committee was formed, most of the terms of the transaction had been thoroughly negotiated. Our board granted the special committee all power necessary for it to review and evaluate the proposed transaction, negotiate the proposed transaction and make a recommendation to the full board as to whether the transaction was in the best interest of our unaffiliated stockholders. In fact, as discussed below, the special committee attempted to renegotiate the cash consideration received in the transaction but was otherwise satisfied with the other terms of the transaction. Our board also instructed Evercore that it was to deliver its opinion to the special committee. The special committee convened its first telephonic meeting on April 18, 2004, following the meeting of our board, to consider the proposed transaction. During that initial meeting, our legal counsel presented the special committee with a memorandum summarizing its duties under Delaware law, and discussed these duties with the members of the special committee. Following this presentation from our legal counsel, a presentation by Evercore and the special committee's deliberations regarding the transactions, our special committee instructed Evercore to contact Credit Suisse First Boston to attempt to obtain an increase in the purchase price offered by Constellation. At the April 19, 2004 meeting of the special committee, Evercore reported to the special committee that these further negotiations were unsuccessful and that Constellation's bid of $23.50 was its best and final bid.

        On April 19, 2004, our special committee convened another telephonic meeting to further consider the proposed transaction. As discuss above, Evercore reported on Credit Suisse First Boston's discussions with Constellation, and Evercore and our legal counsel updated the special committee on the terms of the proposed transaction and updated their presentations from the April 18th meeting of the special committee. Following deliberation among the members of the special committee, the special committee unanimously resolved that the transaction agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of the company and our stockholders, resolved to recommend that our board of directors approve the transaction agreement and the transactions contemplated thereby, including the merger, and resolved to recommend that our board of directors submit the transaction agreement to our common stockholders for adoption. See "—The Position of Our Board of Directors as to the Fairness of the Merger—Determination by the Special Committee."

        On April 19, 2004, our board of directors convened a telephonic meeting. At this meeting, following a presentation by the chairman of the special committee regarding the special committee's recommendations to our board, the nine members of our board of directors present at the meeting unanimously resolved to approve the transaction agreement and the transactions contemplated thereby, including the merger. See "—The Position of Our Board of Directors as to the Fairness of the Merger—Determination by Our Board of Directors."

        On April 20, 2004, the transaction agreement and the related agreements were executed and a press release announcing the transaction was issued.

        On May 17, 2004, Constellation, with the consent of The DIRECTV Group and us, assigned the right to purchase a portion of the shares of our common stock beneficially held by The DIRECTV Group in the DIRECTV Stock Sale to acquisition vehicles affiliated with The Carlyle Group and

Providence Equity Partners (both of which were members of an unsuccessful bidder group that included one other financial bidder) such that, following the closing of the DIRECTV Stock Sale, Constellation will own approximately 44% of our outstanding common stock and each of the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will own approximately 27% of our outstanding common stock.

  The Position of Our Board of Directors as to the Fairness of the Merger

          Determination by the Special Committee

        Because the transaction structure being discussed with Constellation was a two-step process involving our merger with an affiliate of The DIRECTV Group, our board of directors created the special committee to evaluate the transaction agreement and the merger. The members of the special committee were Mr. Patrick J. Costello, who is also an advisor to Mrs. Mary Anselmo, and Mr. Dennis F. Hightower, both of whom are independent of The DIRECTV Group. Neither of the special committee members has any direct or indirect interest in the merger that is different from the interests of our unaffiliated stockholders generally, except for certain director indemnification rights and related insurance after the merger and except that they will receive a cash payment for all of their restricted stock on the same basis as all other holders of restricted stock and restricted stock units. See "—Terms of the Transaction Agreement and the Merger—Treatment of Common Stock, Options and Restricted Stock."

        At a meeting of our special committee held on April 19, 2004, the special committee resolved by unanimous vote that the transaction agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of the company and our unaffiliated stockholders and resolved to recommend that our board of directors:

  •
  approve the transaction agreement and the transactions contemplated thereby, including the merger; and

  •
  submit the transaction agreement to our stockholders for adoption.

        The material factors considered by the members of the special committee in making the determination and recommendation set forth above were as follows:

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  the solicitation process conducted on our behalf prior to the appointment of the special committee that led to the selection of Constellation's proposal as our primary strategic alternative. The special committee noted that a broad range of potential strategic and financial parties had been contacted, and that no restrictions had been placed on the parties contacted or upon the structure or type of transaction that could be considered;

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  the Constellation proposal had the support of The DIRECTV Group, which beneficially owns approximately 80.4% of our common stock;

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  Constellation had made its best and final offer and after the determination to proceed with negotiations with Constellation regarding its bid, no other bidder groups expressed an interest in an all-cash transaction with us with consideration that equaled or exceeded $23.50 per share;

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  the presentation of and opinion delivered by Evercore that the $23.50 per share cash consideration to be received by our stockholders in the merger was fair, from a financial point of view, to such holders (other than The DIRECTV Group and its affiliates). The special committee concluded that the valuation analyses performed by Evercore supported the special committee's conclusion that the merger is fair to, advisable and in the best interests of us and our stockholders. A summary of Evercore's presentation and analyses is described under "—Fairness Opinion of Evercore Group, Inc.," and the written opinion of Evercore dated April 19, 2004 is included as Appendix C to this proxy statement;

  •
  the fact that the merger consideration is all cash, which provides certainty of value to all of our stockholders and that any withheld amounts or price adjustments would reduce the cash price paid to The DIRECTV Group in the DIRECTV Stock Sale only and would not reduce the merger consideration paid to our unaffiliated stockholders in the merger;

  •
  the relationship between the $23.50 price per share to be paid in the merger and the recent and historical market prices of our common stock. The special committee deliberated over the $23.50 merger consideration and considered information presented by Evercore with respect to the fact that the $23.50 cash consideration was below the then current market price for our common stock. In its presentation to the special committee, Evercore noted that:

  •
  based on its review of the procedures followed in the auction process, the auction process was thorough and inclusive;

  •
  the current price of our common stock had increased approximately 59% from September 2003, and that public rumors and analyst speculation regarding our potential sale, as documented in reported Wall Street research and other news sources, may have at least in part contributed to such increase;

  •
  our common stock outperformed its peers over the prior six months without a significant change in our expected performance;

  •
  there were no outstanding "buy" ratings on our common stock from leading financial institutions, and most analysts' target prices were less than the $23.50 purchase price; and

  •
  the $23.50 purchase price exceeded our closing share price on approximately 87% of the days traded over the past two years;

  •
  the terms of the transaction agreement permit our board of directors, in the exercise of its fiduciary duties to our stockholders, to consider competing proposals. The special committee considered that the transaction agreement permits our board of directors, subject to certain conditions, following consultation with its advisors and in the exercise of its fiduciary duties under applicable law, to furnish information to and participate in negotiations with persons making bona fide unsolicited offers and permits our board of directors to terminate the transaction agreement and accept a superior proposal under certain conditions, which termination and acceptance would require the payment to Constellation by us of a $100 million termination fee. See "—Terms of the Transaction Agreement and the Merger—No Solicitation of Transactions" for additional information regarding the ability of our board of directors to consider and accept competing proposals;

  •
  the terms and conditions of the transaction agreement and the voting agreement, including the fact that the merger is subject to various conditions, including obtaining certain regulatory approvals, and that the transaction agreement contemplates the payment by us of a termination fee under certain circumstances. In analyzing the conditions to the merger, the special committee considered, among other things, the risks of failing to consummate the merger. In assessing the termination fee provisions, the special committee recognized that, while their effect would be to increase by the amount of such fee the cost to a third party other than Constellation of acquiring us, the amount of the fee was customary and reasonable for a transaction of this size and type;

  •
  the commitments made by The DIRECTV Group and its affiliates to enter into, amend or extend certain commercial arrangements with us;

  •
  the fact that the commitment of The DIRECTV Group to vote in favor of Constellation's proposal would terminate upon any termination of the transaction agreement, including a termination in order to accept a superior proposal;

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  the nature of the financing commitments received with respect to the transactions, including the identity of the institutions providing such commitments, the conditions to the obligations of such institutions to fund such commitments, including the absence of a "market-out," and the duration of such commitments;

  •
  the special committee was fully aware of and considered the possible conflicts of interest of The DIRECTV Group and its affiliates. See "—Interests of The DIRECTV Group, Directors and Executive Officers," for a description of these conflicts of interest. The special committee considered in this regard that its composition, consisting of members of our board of directors with no financial interest in the merger that is different from the interests of our unaffiliated stockholders, permitted it to represent effectively the interests of our unaffiliated stockholders;

  •
  the special committee considered that stockholders who do not support the merger have the ability to obtain "fair value" for their shares if they properly perfect and exercise their appraisal rights under the Delaware General Corporation Law. See "—Appraisal Rights of Stockholders" for information on how to exercise your appraisal rights;

  •
  the fact that we will cease to be a public company and our current stockholders will no longer participate in any of our potential future growth;

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  the fact that gains from all-cash transactions are generally taxable to our stockholders for federal income tax purposes; and

  •
  the possibility of disruption to our operations following the announcement of the merger, and the resulting effect on us if the merger does not close.

          Determination by Our Board of Directors

        At a meeting of our board of directors held on April 19, 2004, following the special committee meeting, our board of directors received the special committee's unanimous recommendation described above and, by unanimous vote of the nine directors present at the meeting (Mr. James M. Hoak was unable to attend at the April 19, 2004 meeting of our board of directors):

  •
  determined that the transaction agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of the company and our stockholders;

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  approved the transaction agreement and the transactions contemplated thereby, including the merger;

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  resolved to submit the transaction agreement to our stockholders for adoption; and

  •
  resolved to recommend that our stockholders vote to adopt the transaction agreement.

        In making the determination and recommendation set forth above, the members of our board of directors considered the material factors described in this section. Our board of directors considered the special committee's unanimous determination and recommendations to our board of directors in conjunction with the factors relied upon by the special committee in making such determination and recommendations. See "—The Position of Our Board of Directors as to the Fairness of the Merger—Determination by the Special Committee." Our board of directors also considered the opinion delivered by Evercore to the special committee at its April 19, 2004 meeting.

        Our board of directors believes that the merger is procedurally fair to our stockholders based on the following factors:

  •
  the process commencing in January 2004, which included soliciting acquisition proposals from qualified parties and making available to those parties that made acceptable bids extensive due diligence information regarding us and conducting a bidding process designed to elicit the most favorable bid for us (see "—Special Factors—Background of the Merger—Period Following the Completion of the News Corporation Transactions in 2003");

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  the active participation of our directors, officers, senior management and advisors in each aspect of the process leading up to the execution of the transaction agreement on April 20, 2004, which included preparing the confidential information memorandum concerning us that was distributed to potential bidders, participating in management and due diligence meetings with prospective bidders, actively participating in the negotiations of the transaction agreement, and analyzing bids, structures and regulatory requirements as proposed by prospective financial and strategic bidders;

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  the procedures and processes followed by our board of directors and the special committee in conducting the transaction, including the following:

  •
  during the period from January 18, 2004 through April 19, 2004, the date on which our board of directors, our board of directors met six times to consider, evaluate and supervise the manner in which the negotiations leading to the transaction agreement were being conducted, participated in numerous telephonic updates and received various supplemental written updates on the progress of negotiations from management;

  •
  the fact that the special committee, comprised of two independent members of our board of directors, was formed to consider Constellation's proposal (see "—Special Factors—Background of the Merger—Period Following the Completion of the News Corporation Transactions in 2003");

  •
  the fact that the special committee and our board of directors received advice from our legal advisors throughout this process; and

  •
  the special committee received an opinion from Evercore that, as of April 19, 2004 the $23.50 to be received by our common stockholders in the merger was fair, from a financial point of view, to our stockholders (other than The DIRECTV Group and its affiliates);

  •
  the fact that the special committee unanimously concluded that the transaction agreement and the transactions contemplated thereby, including the merger, was fair to, advisable and in the best interests of PanAmSat and our unaffiliated stockholders;

  •
  the fact that the per share consideration was set by Constellation and that The DIRECTV Group is receiving the same per share consideration as our unaffiliated stockholders, and that any withheld amounts or price adjustments would reduce the cash price paid to the DIRECTV Entities only and would not reduce the merger consideration paid to our unaffiliated stockholders;

  •
  the commitments made by The DIRECTV Group and its subsidiaries and affiliates to enter into, amend or extend certain commercial arrangements with us;

  •
  the fact that the terms of the transaction agreement allow our board of directors, in the exercise of its fiduciary duties subject to certain conditions, to consider any unsolicited bona fide written proposal which is, or is reasonably likely to be, a superior proposal. In assessing the termination fee that would be payable to Constellation if our board of directors were to approve such superior proposal, our board of directors recognized that, while the effect would be to increase the cost to a third party of acquiring us by the amount of the fee, the fee was customary and reasonable for a transaction of this type and size (for a more detailed description of our ability to accept an unsolicited superior proposal, please see "—Terms of the Transaction Agreement and the Merger—No Solicitation of Transactions");

  •
  the fact that the DIRECTV Entities are not bound by the voting agreement if our board of directors accepts a superior proposal in accordance with the terms of the transaction agreement, allowing the DIRECTV Entities to vote in favor of an alternative transaction (for a more detailed description of the voting agreement, please see "—Terms of the Transaction Agreement and the Merger—Voting Agreement"); and

  •
  the fact that our stockholders who do not vote in favor of the merger will have the right to appraisal of their shares under Delaware law.

        Furthermore, our board of directors believes that the merger is procedurally fair to our unaffiliated stockholders even though the terms of the merger do not require the approval of at least a majority of our unaffiliated stockholders and the special committee did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders. Because we had other procedural protections in place, we did not think it was necessary to require the approval of a majority of our unafilliated stockholders or retain a representative for our unaffiliated stockholders. In addition to the procedural safeguards discussed above, which protected all of our stockholders, our board of directors believes that our unaffiliated stockholders were specifically and adequately protected as a result of the following procedural safeguards:

  •
  the retention by the special committee of Evercore to evaluate whether the cash consideration to be received in the merger was fair to the holders of our common stock (other than The DIRECTV Group and its affiliates);

  •
  the fact that any of our stockholders, including our unaffiliated stockholders, have the opportunity to exercise the right of appraisal of their shares under Delaware law;

  •
  the establishment of the special committee, which was essentially acting on behalf of and for the benefit of our unaffiliated stockholders, with all power necessary for it to review and evaluate the proposed transaction, negotiate the proposed transaction, consult with legal and financial advisors and make a recommendation to the full board as to whether the transaction was in the best interest of the unaffiliated stockholders; and

  •
  the fact that the special committee was comprised of only two independent directors, thereby ensuring that the recommendation of the special committee with respect to the proposed transaction would require unanimous approval.

        In addition, our board of directors was aware that Patrick Costello, a member of our board of directors and an advisor to Mrs. Mary Anselmo, had indicated that Mrs. Anselmo intends that all of the shares of our common stock held beneficially by her, which represents approximately 7.2% of the outstanding shares of our common stock and approximately 36.7% of the outstanding shares of our common stock held by our unaffiliated stockholders, be voted in favor of the transaction agreement.

        Finally, our board of directors acknowledged the following facts but ultimately determined that the procedural safeguards discussed above outweighed these facts and that the merger was procedurally fair to our unaffiliated stockholders:

  •
  The DIRECTV Entities collectively hold approximately 80.4% of the voting power represented by the outstanding shares of our common stock and, therefore, have the power and authority to approve the merger without the vote of any of our other stockholders;

  •
  The DIRECTV Entities have entered into a voting agreement with Constellation, pursuant to which each DIRECTV Entity has agreed to vote all of its shares of our common stock in favor of the merger, but which also permits the DIRECTV Entities to vote in favor of an alternative transaction if the transaction agreement is terminated in accordance with its terms (for a more detailed description of the voting agreement, please see "—Terms of the Transaction Agreement and the Merger—Voting Agreement");

  •
  the terms of the merger do not require the approval of at least a majority of our unaffiliated stockholders; and

  •
  the special committee did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the transaction agreement.

        Our board of directors and the special committee did not analyze the fairness of the merger consideration in isolation from the considerations referred to above. Our board of directors and the special committee did not attempt to distinguish between factors that support a determination that the merger is "fair" and factors that support a determination that the merger is in the "best interests" of our stockholders.

        Our board of directors and the special committee did not believe that the preference for an all-cash transaction or the need to close the transaction quickly would impact the substantive or procedural fairness of the transaction to our unaffiliated stockholders.

        In addition, in consideration of the fairness of the merger to our stockholders, our board of directors and the special committee did not believe that our net book value or liquidation value were material or relevant to a determination of the substantive fairness of the proposed transaction. Our board of directors and the special committee did not believe that our net book value was material to their conclusion regarding the fairness of the transaction agreement and the transactions contemplated thereby, including the merger, because it is their view that our book value does not accurately reflect our value in light of the nature of our business and assets. Specifically, our board of directors and the special committee believed that our book value per share ($20.97 as of March 31, 2004) is not indicative of our market value because book value is purely historical in nature and not forward looking. Accordingly, our board of directors and the special committee focused primarily on current period measurements of our operational and financial performance in determining the substantive fairness of the proposed transaction.

        Likewise, our board of directors and the special committee did not consider our liquidation value in determining the substantive fairness of the proposed transaction. Our board of directors and the special committee consider our business to be a viable going concern, view our trading share value as an indication of our value as a going concern, and do not consider our liquidation value as a relevant valuation methodology. Our board of directors and the special committee believe that, as a viable going concern, our liquidation value would be significantly lower than our valuation as a going concern and would therefore not provide a useful valuation methodology in determining the substantive fairness of the proposed transaction. Therefore we have not conducted an appraisal of our assets to determine our liquidation value.

        While our board of directors and the special committee did not independently consider our going concern value, they considered and adopted the various valuation methodologies and financial analyses performed by Evercore and presented to the special committee, including recent historical stock price performance, discounted cash flow analysis and our implied public market valuation based on the trading levels of selected public companies in our line of business. Based on these valuation methodologies and financial analyses, Evercore estimated an implied value range of our common stock of approximately:

  •
  $21.00 to $27.00 per share under a discounted cash flow analysis; and

  •
  $21.00 to $25.00 per share under an implied public market valuation.

        The Company did not give Evercore any specific instructions, including what valuation methodologies to use, with respect to making its fairness opinion. In connection with Evercore's fairness opinion, the Company relied on Evercore to use appropriate valuation methodologies and financial analyses based on Evercore's experience and judgment as a nationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, recapitalizations and similar transactions.

        The preceding discussion of the factors considered by our board of directors and the special committee is not intended to be exhaustive, but does set forth the material factors considered by our board of directors and the special committee. Our board of directors and the special committee reached their separate collective conclusions regarding the fairness of the transaction agreement and the merger, in light of the various factors described above that each member of our board of directors and the special committee believed were appropriate. In view of the wide variety of factors considered in connection with the evaluation of the merger and the complexity of these matters, our board of directors and the special committee found it impracticable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors they considered or determine that any factor was of particular importance in reaching their determinations that the transaction agreement and the merger, are fair to, advisable and in the best interests of the company and our stockholders. Rather, our board of directors and the special committee viewed their determinations as being based upon the judgment of their respective members, in light of the totality of the information presented and considered, including the knowledge of such members of our business, financial condition and prospects and the advice of financial and legal advisors, except that, for the reasons noted above, our board of directors gave substantial weight to the determinations and recommendation of the special committee. In considering the factors discussed above, individual directors may have given different weights to different factors.

  Fairness Opinion of Evercore Group, Inc.

        To assist our board of directors and, after its formation, the special committee with the evaluation of the merger and merger consideration, Evercore was retained to render an opinion as to the fairness, from a financial point of view, of the cash consideration to be received by the holders of our common stock (other than The DIRECTV Group and its affiliates).

        Evercore was not engaged to, nor did it, evaluate our underlying business decision to enter into the transaction agreement or the merger, to evaluate alternative transaction structures or other financial or strategic alternatives or to solicit third party indications of interest with regard to our assets or common stock or otherwise participate in the transaction process. Evercore was not asked to pass upon, and expressed no opinion with respect to, any matters, including any agreements between us and The DIRECTV Group or its affiliates, other than the fairness from a financial point of view of the cash consideration to be received by the holders of our common stock (other than The DIRECTV Group and its affiliates) pursuant to the merger.

        On April 19, 2004, Evercore delivered its oral opinion, which was subsequently confirmed in writing, to the special committee that, as of that date, and subject to the various assumptions, qualifications and limitations set forth therein, the cash consideration to be received by the holders of our common stock (other than The DIRECTV Group and its affiliates) was fair, from a financial point of view, to such holders.

        Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations, recapitalizations and financial restructurings. Evercore was selected based in part upon these qualifications and the fact that during the prior two years neither we nor The DIRECTV Group had any material relationship with Evercore.

        The full text of Evercore's written opinion is attached as Appendix C to this proxy statement and sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken. Evercore's opinion is directed only to whether the cash consideration to be received by the holders of our common stock (other than The DIRECTV Group and its affiliates) is fair, from a financial point of view, to such holders. The summary of Evercore's written opinion below is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion carefully and in its entirety.

        In reading the discussion of the fairness opinion set forth below, you should be aware that Evercore's opinion:

  •
  was provided to the special committee in connection with and for the purposes of its evaluation of the merger;

  •
  does not constitute a recommendation to our stockholders or any other person as to how to vote or act on any matter relating to the transaction agreement or the merger; and

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  does not constitute a recommendation to our board of directors or the special committee in connection with the merger.

        In connection with rendering its opinion, Evercore, among other things:

  •
  analyzed certain of our historical financial statements;

  •
  reviewed our projected financial statements and other financial and operating data prepared by our management;

  •
  analyzed certain operating data relating to us;

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  discussed the past and current operations and financial condition and our prospects with our management;

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  reviewed a draft of the transaction agreement as of April 19, 2004;

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  reviewed the transaction process conducted on our behalf;

  •
  reviewed the reported prices and the historical trading activity of our common stock;

  •
  compared our financial performance and valuation multiples and the implied valuation multiples for the merger with the financial performance and valuation multiples of certain publicly traded companies;

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  reviewed the financial terms to the extent available of certain precedent transactions; and

  •
  performed other examinations and analyses and considered other factors that Evercore deemed appropriate.

        For the purposes of its analysis and opinion, Evercore assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly available about us, and the information supplied or otherwise made available to, discussed with, or reviewed by or for Evercore. With respect to the transaction process conducted on our behalf, Evercore assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for Evercore, including as to the completeness of the process.

        For purposes of rendering its opinion, Evercore, with the consent of the special committee, assumed in all respects material to Evercore's analysis, that the representations and warranties of each party contained in the transaction agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the transaction agreement and that all conditions to the consummation of the merger will be satisfied without amendment or waiver thereof. Evercore has also further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any material adverse effect to us or our common stockholders (other than The DIRECTV Group and its affiliates).

        Evercore did not make or assume any responsibility for making any independent valuation or appraisal of our assets or liabilities, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate our solvency or fair value under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion is necessarily based on economic, market and other conditions as in effect on, and the information and transaction agreement made available to Evercore as of, April 19, 2004. It should be understood that, although subsequent developments may affect

Evercore's opinion, Evercore has not updated, revised or reaffirmed its opinion and does not have any obligation to do so.

        Evercore's analyses were based on, among other things, certain financial projections. With respect to those financial projections, which were furnished to Evercore or discussed with Evercore or reviewed for Evercore by our management, Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our future competitive, operating and regulatory environments and related financial performance. Evercore expressed no view as to the financial projections prepared by our management, or the assumptions on which they are based.

        In receiving Evercore's oral fairness opinion on April 19, 2004, and reviewing with Evercore the written materials prepared by Evercore in support of its opinion (a copy of which has been filed with the Securities and Exchange Commission, or SEC, as an exhibit to the Schedule 13E-3 of which this proxy statement forms a part), the special committee was aware of and consented to the assumptions and other matters discussed above.

          Summary of Analyses

        The following is a brief summary of the material analyses performed by Evercore and presented to the special committee in connection with rendering its fairness opinion. This summary is qualified in its entirety by reference to the full text of Evercore's opinion, which is attached as Appendix C to this proxy statement. You are urged to read the full text of the Evercore opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Evercore.

        Evercore considered a number of analyses in assessing the fairness of the cash consideration, from a financial point of view, to our common stockholders (other than The DIRECTV Group and its affiliates). These analyses included: (1) historical public market trading levels of our common stock; (2) a discounted cash flow analysis; (3) a trading analysis of selected public companies; (4) an analysis of selected precedent transactions; and (5) an analysis of implied transaction premiums.

        Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial analyses, the summary data and tables must be read together with the full text of the analyses. Considering the summary data and tables alone could create a misleading or incomplete view of Evercore's financial analyses.

        Historical Public Market Trading Levels Analysis.    Evercore reviewed the average closing share prices and prior closing share prices of our common stock over various periods, each ending on April 16, 2004. The use of incremental time periods is designed to capture the progression of our share price and isolate the effects of specific corporate or other events on share price performance. The table below illustrates the premium implied by the $23.50 cash offer price to the historical average closing share prices and prior closing share prices of our common stock for each of those periods.

	Average Closing Share Price		Prior Closing Share Price
Trading Period
	Stock Price	Premium	Stock Price	Premium
Prior Day	$25.21	(6.8)%	$25.21	(6.8)%
Latest One Month	24.48	(4.0)	23.63	(0.6)
Latest Three Months	23.13	1.6	20.13	16.7
Latest Six Months	22.03	6.7	19.00	23.7
Latest Year	19.57	20.1	16.04	46.5
Latest Two Years	19.18	22.6	23.99	(2.0)

        As shown above, the $23.50 offer price represents a 6.7% premium to the 6-month average closing share price and a 23.7% premium to the 6-month prior closing share price. Evercore noted that our share price had appreciated approximately 59% since September 1, 2003 and that public rumors and analyst speculation regarding our potential sale, as documented in reported Wall Street research and other news sources, may have at least in part contributed to such increase. Over this same period of time, Evercore further noted that our share price had materially outperformed an index of publicly traded satellite companies. Evercore also indicated that the $23.50 cash offer price exceeded our closing share price on approximately 87% of the days traded over the past two years. Finally, Evercore noted that Wall Street research analysts' ratings, commentary and price targets generally reflect a view that our common stock was fully valued at the time of Constellation's proposal, that there were no outstanding "buy" ratings on our common stock from leading financial institutions and that analysts generally had price targets below our stock price as of April 16, 2004 and the proposed cash offer price of $23.50 per share.

        Discounted Cash Flow Analysis.    Evercore calculated the estimated present value of our future unlevered cash flows for the five years ending December 31, 2008 based on the financial projections prepared by our management, as well as an adjusted set of financial projections derived from those projections. The adjusted projections reflect modifications to certain assumptions in the financial projections prepared by management. Evercore prepared the adjusted projections based on discussions with management as a sensitivity case in order to incorporate the effect of potential risks relating to our business plan in the discounted cash flow analysis. The sensitivity case assumed that our capital expenditures in the years 2005 through 2008 would be $200 million annually, that such revenues would be lower by approximately 4% in 2005 progressing to approximately 10% lower in 2008 and reflected lower margins than those contained in the base case for those years. Evercore noted that these modifications to certain assumptions were reviewed by our management, and our management believes they are a reasonable representation of a more conservative forecast of our financial performance.

        Evercore then calculated a range of terminal values based on multiples of 6.0x to 7.5x projected 2008 earnings before interest, taxes, depreciation and amortization, or EBITDA. The terminal EBITDA multiple range was selected based on both current public and private market-based valuations. The present value of the future cash flows and terminal values were discounted using a range of discount rates of 8.0% to 11.0%. The discount rate range was determined based on estimates of our weighted average cost of capital.

        Evercore compared a range of implied equity values per share for our common stock to the offer price of $23.50 per share in cash as follows:

Implied Price Per Share: Base Case

	EBITDA Terminal Multiple
Discount Rate
	6.0x	6.5x	7.0x	7.5x
11.0%	$23.16	$24.64	$26.13	$27.61
10.0%	24.14	25.69	27.23	28.78
9.0%	25.17	26.78	28.39	30.00
8.0%	26.25	27.93	29.60	31.28

Implied Price Per Share: Sensitivity Case

	EBITDA Terminal Multiple
Discount Rate
	6.0x	6.5x	7.0x	7.5x
11.0%	$18.70	$20.01	$21.32	$22.61
10.0%	19.54	20.90	22.26	23.60
9.0%	20.42	21.83	23.24	24.64
8.0%	21.34	22.80	24.26	25.73

        Based on its discounted cash flow analysis, and taking into consideration the management and adjusted financial projections, Evercore estimated an implied value range for our common stock of approximately $21.00 to $27.00 per share, compared to the cash offer price of $23.50.

        While discounted cash flow analysis is a widely used valuation methodology, it necessarily relies on numerous assumptions, including assets and earnings growth rates, terminal values and discount rates. Thus, it is not necessarily indicative of our actual, present or future value or results, which may be significantly more or less favorable than suggested by such analysis.

        Trading Analysis of Selected Public Companies.    Evercore analyzed selected historical and projected operating information provided by our management, stock price performance data and our valuation multiples and compared this data to that of selected publicly traded companies with operations Evercore deemed to be similar to ours for purposes of this analysis. Evercore used the earnings forecasts for these companies from publicly available financial information and, where appropriate, these earnings forecasts were adjusted to reflect a calendar year end. For us, earnings forecasts were based on our management's financial projections. In conducting its analysis, Evercore considered the trading multiples of the following companies:

  •
  Asia Satellite Telecommunications Co. Ltd;

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  JSAT Corporation;

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  New Skies Satellites N.V.; and

  •
  SES Global S.A.

        Evercore reviewed, among other things, the selected companies' multiples of enterprise value to 2004 and 2005 estimated revenues, EBITDA and earnings before interest and taxes, or EBIT. The multiples are based on the closing stock prices of these companies on April 16, 2004.

        The following table summarizes the analysis:

Company	Enterprise Value / 2004E EBITDA		Enterprise Value / 2004E EBIT		Enterprise Value / 2004E EBITDA		Enterprise Value / 2004E EBIT
PanAmSat	8.0	x	17.0	x	7.5	x	13.7	x
AsiaSat	5.9		9.4		5.3		8.0
JSAT	7.0		17.3		6.7		16.5
New Skies	7.1		24.3		6.8		15.3
SES Global	7.2		16.3		6.7		13.8
Mean (excluding PanAmSat)	6.8	x	16.8	x	6.4	x	13.4	x
Median (excluding PanAmSat)	7.0		16.8		6.7		14.5

        Evercore calculated a range of implied valuations of us using: (1) the trading levels of these selected public companies, (2) the financial projections prepared by our management, and (3) the adjusted set of financial projections which reflect modifications to certain assumptions as discussed above. Based on this analysis, Evercore estimated an implied trading value range for our common stock of approximately $21.00 to $25.00 per share, compared to the cash offer price of $23.50.

        Evercore noted that none of the selected public companies are identical to us. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments regarding differences in financial and operating characteristics of the selected public companies and other factors that could affect our public valuation and that of the selected public companies.

        Analysis of Selected Precedent Transaction.    Evercore reviewed and analyzed selected merger and acquisition transactions involving companies that Evercore judged to be similar in some respects to us and the proposed merger. Evercore reviewed, among other things, the ratio of the companies'

enterprise value implied in the respective transactions to their latest twelve months (pre-acquisition) EBITDA, referred to in this proxy statement as "LTM EBITDA," and the ratio of the companies' enterprise value implied in the respective transactions to their latest twelve months (pre-acquisition) revenue, referred to in this proxy statement as "LTM Revenue."

        The precedent transactions selected in the Evercore analysis were (Target/Acquiror):

  •
  EUTELSAT (11% interest)/Texas Pacific Group and Spectrum Equity;

  •
  Loral Space Satellites/Intelsat Ltd.;

  •
  EUTELSAT (23% interest)/Eurazeo S.A.;

  •
  EUTELSAT (11% interest)/De Agostini;

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  GE Americom/SES Global S.A.;

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  Embratel (Satellite Division) (20% interest)/SES ASTRA S.A.;

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  NSAB-Nordiska Satellite AB (62.5% interest)/SES ASTRA S.A. and Swedish Space Corp.;

  •
  Asia Satellite Telecomm (34% interest)/SES ASTRA S.A.;

  •
  COMSAT Corp/Lockheed Martin Corp;

  •
  PanAmSat Corp (9.5% interest)/Hughes Electronics Corporation;

  •
  Satelites Mexicanos S.A. (75% interest)/Loral and Telefonica Autrey;

  •
  Skynet (AT&T Corp)/Loral Space & Communications; and

  •
  PanAmSat Corp (71.5% interest)/Hughes Electronics Corporation (Galaxy)

        The following table summarizes the analysis:

	Enterprise Value / LTM Revenue		Enterprise Value / LTM EBITDA
PanAmSat (valued at cash offer price of $23.50)	5.3	x	7.5	x
Mean (2001 to present)	6.0	x	7.3	x
Median (2001 to present)	5.5		6.4
Mean (1996 to 2000)	8.2	x	12.6	x
Median (1996 to 2000)	8.8		11.1

        Evercore noted that the more recent multiples for precedent transactions are lower than those during the more speculative period of late 1990s. Based on its valuation analysis of precedent transactions, and taking into consideration our historical financial results, Evercore estimated an implied trading value range for our common stock of approximately $18.00 to $28.00 per share, compared to the cash offer price of $23.50.

        Implied Transaction Premiums Analysis.    Evercore reviewed and analyzed the premiums paid relative to public market pre-announcement trading prices for a selected group of transactions. Evercore identified, where sufficient public information was available, a group of 57 transactions with transaction values between $2.5 and $5.0 billion that were announced since January 1, 2001. Evercore calculated and compared the premiums paid in these transactions based on the value of the per share consideration received in the transaction relative to the closing stock price of the target company one day, one month, three months, six months and one year prior to the respective date of announcement of the transaction. The premium calculations for us are based on cash consideration of $23.50 per share and a closing share price as of April 16, 2004.

        The following table summarizes the analysis:

	% Premium to Prior Closing Share Price
	1-Day	1-Month	3-Months	6-Months	1-Year
PanAmSat (valued at cash offer price of $23.50)	(6.8)%	(0.6)%	16.7%	23.7%	46.5%
Selected All-Cash Transactions
Mean	20.9%	24.8%	35.2%	41.4%	37.3%
Median	14.0	20.6	29.9	39.0	23.3
All Selected Transactions
Mean	18.5%	20.1%	22.4%	38.9%	55.8%
Median	14.0	18.1	22.9	34.5	53.0

        As shown above, the $23.50 cash offer price represents a 23.7% premium to the six-month prior closing share price and a 46.5% premium to the one-year prior closing share price. As discussed above in the summary of Evercore's historical public market trading levels analysis, our share price had appreciated approximately 59% since September 1, 2003 and Evercore commented that public rumors and analyst speculation regarding our potential sale, as documented in reported Wall Street research and other news sources, may have at least in part contributed to such increase.

        Evercore noted that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Evercore also noted that no company or transaction reviewed was identical to the proposed transactions and that, accordingly, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the acquisition values in the comparable transactions, including the size and demographic and economic characteristics of the markets of each company and the competitive environment in which it operates.

        The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Evercore. In arriving at its fairness determination, Evercore considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain of Evercore's analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Evercore. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

        As described above, Evercore's opinion to the special committee was among many factors taken into consideration by the special committee in making its determination to approve the transaction agreement. The decision to recommend to our board of directors the approval of the terms of the transaction agreement, including the $23.50 cash consideration, was solely that of the special committee. The opinion of Evercore was provided to the special committee in connection with, and for the purpose of, its evaluation of the merger and does not constitute a recommendation to any person, including the holders of our common stock, as to how such person should vote or act or any matter related to the transaction agreement or the merger.

        Evercore has received a fee of $1.25 million in connection with its engagement and in connection with the receipt of the special committee's request for Evercore's opinion. Evercore will also be reimbursed for its reasonable and customary expenses in connection therewith. No portion of Evercore's fee or expense reimbursement was contingent upon the successful completion of the merger, any other related transaction, or the conclusions reached in the Evercore opinion. No limitations were imposed by the special committee on Evercore with respect to the investigations made or procedures followed by it in rendering its opinion. We also agreed to indemnify Evercore and related persons against liabilities, including liabilities under federal securities laws that arise out of the engagement of Evercore, and expenses in connection with its engagement.

  The Position of the DIRECTV Entities as to the Fairness of the Merger

        SEC rules may require that the DIRECTV Entities provide certain information regarding their position as to the fairness of the merger to our other stockholders. The following information has been provided to us by the DIRECTV Entities.

        The DIRECTV Entities believe that the merger is fair to our unaffiliated stockholders. However, no DIRECTV Entity has performed, or engaged a financial advisor to perform, any valuation analysis for the purposes of assessing the fairness of the transactions described in this document to our unaffiliated stockholders. In making their determination as to the fairness of the transactions to our unaffiliated stockholders, The DIRECTV Entities did not rely upon the opinion of Credit Suisse First Boston, which is described below under "—Opinion of The DIRECTV Group's Financial Advisor."

        Each of Messrs. Carey, Hartenstein, Hunter, Churchill and Doyle, or the DIRECTV Representatives, is a member of our board of directors. Each of Messrs. Carey, Hartenstein, Hunter, Churchill and Doyle is an executive officer of The DIRECTV Group and, Messrs. Carey and Hartenstein are members of The DIRECTV Group's board of directors. The DIRECTV Representatives are not members of the special committee, but they did attend our board of directors' meeting held on April 19, 2004 at which the special committee reported to our board of directors. In addition, they attended and voted at the meeting of our board of directors held on April 19, 2004 at which our board received a presentation from the chairman of the special committee, and voted to approve the transaction agreement and the transactions contemplated thereby, including the merger and the DIRECTV Stock Sale. The matters discussed during these meetings are discussed in the section of this proxy statement entitled "—Special Factors—Background of the Merger."

        The DIRECTV Entities and the DIRECTV Representatives were aware that our board of directors had retained legal advisors to assist in evaluating the various strategic alternatives it was pursuing and Evercore to render an opinion as to the fairness, from a financial point of view, of the cash consideration to be received by our unaffiliated stockholders, and certain of the DIRECTV Representatives provided requested assistance to those advisors. The DIRECTV Entities, The DIRECTV Group's financial advisor and certain of the DIRECTV Representatives, as a group, also participated in numerous meetings with potential bidders to provide due diligence information. (These meetings, which occurred in February, March and April 2004 and included a number of bidders in addition to Constellation, are described in the section of this proxy statement entitled "—Special Factors—Background of the Merger.") The DIRECTV Entities' and the DIRECTV Representatives' participation in these meetings and their understanding of the extensive process in seeking bidders for us are the basis for their reliance on that process as one factor for their fairness determination discussed below.

        The DIRECTV Entities believe that the merger is substantively fair to PanAmSat's unaffiliated stockholders based on the following factors:

  •
  The DIRECTV Entities' understanding of PanAmSat's business and the industry in which it operates, its assets, financial condition and results of operations, its competitive position within its industry, the nature and extent of analyst coverage for its stock and the trading history, including trading volume and trading prices, of our stock and that of similarly situated public companies;

  •
  the efforts of PanAmSat's board of directors to maximize stockholder value, which included (1) its oversight of the process of soliciting and evaluating bids from third parties once The DIRECTV Group determined to review strategic and financial alternatives with respect to us in January 2004, (2) it and its advisors' active involvement in that process, (3) the solicitation of written bids from those parties that showed interest, and (4) its appointment of the special committee to review the terms of the transactions proposed by Constellation;

  •
  the fact that the merger consideration was higher than the all-cash per share prices offered by the other bidders (see "—Special Factors—Background of the Merger—Period Following the Completion of the News Corporation Transactions in 2003");

  •
  the fact that the merger consideration is all cash, which provides certainty of value to all of our stockholders;

  •
  the fact that the per share consideration that The DIRECTV Group is receiving in the DIRECTV Stock Sale is the same per share consideration as PanAmSat's unaffiliated stockholders are receiving in the merger, and that any withholdings or price adjustments would reduce the cash price paid to the DIRECTV Entities only and would not reduce the merger consideration paid to PanAmSat's unaffiliated stockholders;

  •
  the fact that The DIRECTV Group agreed to certain commercial arrangements with Constellation that had the effect of supporting the value of the merger consideration and the consideration to be received in the DIRECTV Stock Sale;

  •
  the fact that the merger consideration and the other terms and conditions of the transaction agreement resulted from active and extensive arms-length negotiations between Constellation and its advisors, on the one hand, and each of PanAmSat, The DIRECTV Group and our respective advisors, on the other hand;

  •
  the fact that the special committee received a written opinion from Evercore, dated April 19, 2004, that, as of that date and subject to the assumptions, qualifications and limitations set forth in the opinion, the cash consideration was fair, from a financial point of view, to PanAmSat's stockholders (other than The DIRECTV Group and its affiliates) (although neither Evercore's opinion, nor its presentation to the special committee in connection with its opinion, were addressed to the DIRECTV Entities);

  •
  KKR's experience and reputation in completing similar transactions, which enhanced the likelihood that any transaction with Constellation would be completed; and

  •
  the experience and reputation of the financing sources identified in the financing commitment letters presented by Constellation prior to the execution of the transaction agreement, and the lack of a "market-out" as a condition to such financing, which enhanced the likelihood that Constellation would be able to satisfy the financing condition to the transaction agreement.

        In consideration of the fairness of the merger to PanAmSat's unaffiliated stockholders, the DIRECTV Entities did not believe that PanAmSat's net book value or liquidation value were material or relevant to a determination of the substantive fairness of the proposed transaction. The DIRECTV Entities did not believe that PanAmSat's net book value was material to their conclusion regarding the fairness of the transaction agreement and the transactions contemplated thereby, including the merger, because it is their view that PanAmSat's book value does not accurately reflect PanAmSat's value in light of the nature of PanAmSat's business and assets. Specifically, the DIRECTV Entities believed that PanAmSat's book value per share ($20.97 as of March 31, 2004) is not indicative of PanAmSat's market value because book value is purely historical in nature and not forward looking. Accordingly, the DIRECTV Entities focused primarily on current period measurements of PanAmSat's operational and financial performance in determining the substantive fairness of the proposed transaction.

        Likewise, the DIRECTV Entities did not consider PanAmSat's liquidation value in determining the substantive fairness of the proposed transaction. The DIRECTV Entities consider PanAmSat's business to be a viable going concern, view PanAmSat's trading share value as an indication of PanAmSat's value as a going concern, and do not consider PanAmSat's liquidation value as a relevant valuation methodology. The DIRECTV Entities believe that, as a viable going concern, PanAmSat's liquidation value would be significantly lower than PanAmSat's valuation as a going concern and would therefore not provide a useful valuation methodology in determining the substantive fairness of the proposed transaction. Therefore, the DIRECTV Entities have not conducted an appraisal of PanAmSat's assets to determine PanAmSat's liquidation value.

        Based upon the DIRECTV Entities' understanding of PanAmSat's business and industry, the DIRECTV Entities believe that the trading histories (including trading volumes and trading prices) of PanAmSat's common stock and that of similarly situated public companies are appropriate indications of PanAmSat's going concern value. In addition, to the extent that PanAmSat's going concern value is measurable by any other criteria, the DIRECTV Entities believe that the range of purchase prices offered for the ongoing operations of PanAmSat by the third-party bidders in the process leading up to the execution of the transaction agreement with Constellation are appropriate indications of the going concern value of PanAmSat. See "—Background of the Merger—Period Following the Completion of the News Corporation Transactions in 2003."

        The DIRECTV Entities did not believe that their preference for an all-cash transactions or the need to close the transaction in a reasonable timeframe would impact the substantive or procedural fairness of the transaction to the unaffiliated stockholders.

        The DIRECTV Entities believe that the merger is procedurally fair to our unaffiliated stockholders based on the following factors:

  •
  the extensive process, commencing as early as mid-2000, whereby PanAmSat, The DIRECTV Group and GM considered a variety of strategic alternatives involving the separation of GM from The DIRECTV Group and the possible sale of PanAmSat (see "—Special Factors—Background of the Merger—Period Preceding the Termination of the EchoStar Transaction");

  •
  the process commencing in January 2004, which included soliciting acquisition proposals from qualified parties and making available to those parties that made acceptable bids extensive due diligence information regarding PanAmSat and conducting a bidding process designed to elicit the most favorable bid for PanAmSat (see "—Special Factors—Background of the Merger—Period Following the Completion of the News Corporation Transactions in 2003");

  •
  the active participation of PanAmSat's directors, officers, senior management and advisors in each aspect of the process leading up to the execution of the transaction agreement on April 20, 2004, which included preparing the confidential information memorandum concerning PanAmSat that was distributed to potential bidders, participating in management and due diligence meetings with prospective bidders, actively participating in the negotiations of the transaction agreement, and analyzing bids, structures and regulatory requirements as proposed by prospective financial and strategic buyers;

  •
  the procedures and processes followed by PanAmSat's board of directors and the special committee of PanAmSat's board of directors in conducting the transaction, including the following:

  •
  during the period from January 18, 2004 through April 19, 2004, PanAmSat's board of directors met six times to consider, evaluate and supervise the manner in which the negotiations leading to the transaction agreement were being conducted, participated in numerous telephonic updates and various supplemental written updates on the progress of negotiations from management;

    •
    the establishment of the special committee, which was essentially acting on behalf of and for the benefit of PanAmSat's unaffiliated stockholders, with all power necessary for it to review and evaluate the proposed transaction, negotiate the proposed transaction, consult with legal and financial advisors and make a recommendation to PanAmSat's full board as to whether the transaction was in the best interest of PanAmSat's unaffiliated stockholders (see "—Special Factors—Background of the Merger—Period Following the Completion of the News Corporation Transactions in 2003");

    •
    the fact that the special committee was comprised of two independent members of PanAmSat's board of directors, thereby ensuring that the recommendation of the special committee with respect to the proposed transaction would require unanimous approval;

    •
    the fact that PanAmSat's board of directors and the special committee of PanAmSat's board of directors regularly received advice from PanAmSat's legal advisors throughout this process; and

    •
    the special committee of PanAmSat's board of directors received an opinion from Evercore that, as of the date PanAmSat's board of directors, acting upon the unanimous recommendation of the special committee, approved the transaction agreement, the cash consideration to be received by PanAmSat's stockholders was fair, from a financial point of view, to PanAmSat's stockholders (other than The DIRECTV Group and its affiliates);

  •
  the fact that the special committee concluded, and PanAmSat's board of directors unanimously concluded, that the transaction agreement and the transactions contemplated thereby, including the merger, was fair to, advisable and in the best interests of PanAmSat and PanAmSat's stockholders;

  •
  the fact that PanAmSat's board of directors concluded that the transaction agreement and the transactions contemplated thereby, including the merger, were fair to, advisable and in the best interests of PanAmSat and its stockholders;

  •
  the fact that the terms of the transaction agreement allow PanAmSat's board of directors, in the exercise of its fiduciary duties, subject to certain conditions, to consider any unsolicited bona fide written proposal which is, or is reasonably likely to be, a superior proposal;

  •
  the fact that the voting agreement terminates automatically upon termination of the transaction agreement, thereby enabling PanAmSat's board of directors to accept a superior proposal under specified circumstances and allowing the DIRECTV Entities to vote in favor of an alternative transaction (for a more detailed description of the voting agreement, please see "—Terms of the Transaction Agreement and the Merger—Voting Agreement"); and

  •
  that the holders of PanAmSat's common stock who do not vote in favor of the merger will have the right to demand appraisal of their shares under Delaware law.

        Based upon these reasons, the DIRECTV Entities believe that the merger is procedurally fair to our unaffiliated stockholders despite the fact that:

  •
  The DIRECTV Entities collectively hold approximately 80.4% of the voting power represented by the outstanding shares of PanAmSat's common stock and, therefore, have the power and authority to approve the merger without the vote of any of PanAmSat's other stockholders;

  •
  The DIRECTV Entities have entered into a voting agreement with Constellation, pursuant to which each DIRECTV Entity has agreed to vote all of its shares of PanAmSat's common stock in favor of the merger, but which also permits the DIRECTV Entities to vote in favor of an alternative transaction if the transaction agreement is terminated in accordance with its terms (for a more detailed description of the voting agreement, please see "—Terms of the Transaction Agreement and the Merger—Voting Agreement");

  •
  the terms of the merger do not require the approval of at least a majority of PanAmSat's unaffiliated stockholders; and

  •
  the special committee did not retain an unaffiliated representative to act solely on behalf of PanAmSat's unaffiliated stockholders for the purpose of negotiating the terms of the transaction agreement.

        Furthermore, the DIRECTV Entities believe that the merger is procedurally fair to PanAmSat's unaffiliated stockholders even though the terms of the merger do not require the approval of at least a majority of PanAmSat's unaffiliated stockholders and the special committee did not retain an unaffiliated representative to act solely on behalf of PanAmSat's unaffiliated stockholders. Because of the other procedural protections in place the DIRECTV Entities did not think it was necessary to require the approval of a majority of PanAmSat's unaffiliated stockholders or retain a representative for PanAmSat's unaffiliated stockholders.

        Based on all of the above factors, the DIRECTV Entities believe that the merger is fair to PanAmSat's unaffiliated stockholders. None of the DIRECTV Entities believes that it is possible to assign specific relative weight to the foregoing factors in reaching the opinion as to the fairness of the merger. In making this determination, each of the DIRECTV Entities took into account the factor that PanAmSat's unaffiliated stockholders would no longer participate in its potential future growth. The DIRECTV Entities make no recommendation as to how any of PanAmSat's stockholders should vote on the transaction agreement and the merger.

  Opinion of The DIRECTV Group's Financial Advisor

        Credit Suisse First Boston has acted as The DIRECTV Group's financial advisor in connection with the sale of its interest in us. The DIRECTV Stock Sale will occur after completion of the merger and is more fully described below under "—Terms of the Transaction Agreement and the Merger—The DIRECTV Stock Sale." The DIRECTV Group selected Credit Suisse First Boston based on Credit Suisse First Boston's experience and reputation. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In connection with The DIRECTV Group's evaluation of the DIRECTV Stock Sale, Credit Suisse First Boston delivered to the board of directors of The DIRECTV Group a written opinion, dated April 20, 2004, to the effect that, as of that date and based on and subject to the matters described in its opinion, the aggregate consideration to be received by The DIRECTV Group in the DIRECTV Stock Sale was fair, from a financial point of view, to The DIRECTV Group. The full text of Credit Suisse First Boston's written opinion, dated April 20, 2004, to The DIRECTV Group's board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix D and is incorporated into this proxy statement by reference. Except as described in the opinion, The DIRECTV Group imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

        Credit Suisse First Boston's opinion was provided to The DIRECTV Group's board of directors in connection with its evaluation of the DIRECTV Stock Sale and only addresses the fairness, from a financial point of view, to The DIRECTV Group of the aggregate consideration to be received by The DIRECTV Group in the DIRECTV Stock Sale. Credit Suisse First Boston's opinion does not address any other aspect or implication of the transactions contemplated by the transaction agreement, any related documents or arrangements (including any voting or commercial arrangements or agreements) or any other transactions contemplated by the transaction agreement, including the merger, or the fairness, from a financial point of view, of the cash consideration to be received in the merger by

PanAmSat's unaffiliated stockholders (which is addressed in Evercore's opinion described under "—Fairness Opinion of Evercore Group, Inc." and attached to this proxy statement as Appendix C). Although Credit Suisse First Boston evaluated the aggregate consideration to be received by The DIRECTV Group in the DIRECTV Stock Sale from a financial point of view to The DIRECTV Group, Credit Suisse First Boston was not requested to, and it did not, recommend the specific consideration payable in the DIRECTV Stock Sale or the other transactions contemplated by the transaction agreement, including the merger, which consideration was determined among PanAmSat, The DIRECTV Group and Constellation. Credit Suisse First Boston also was not requested to, and it did not, make any written or oral presentation to The DIRECTV Group's board of directors of, or otherwise provide The DIRECTV Group's board of directors with, any financial analyses in connection with the rendering of Credit Suisse First Boston's opinion and, accordingly, such analyses were not reviewed, considered or relied upon by The DIRECTV Group or its board of directors for purposes of its fairness determination to the unaffiliated stockholders of PanAmSat or otherwise.

        Credit Suisse First Boston's opinion is included in this proxy statement only because the board of directors of The DIRECTV Group, which is PanAmSat's affiliate, received such opinion. However, Credit Suisse First Boston's opinion does not relate to, and should not be viewed as determinative of The DIRECTV Group's view with respect to, the merger or the consideration to be received in the merger by PanAmSat's unaffiliated stockholders. In addition, Credit Suisse First Boston's opinion was not addressed or provided to, and was not considered by, PanAmSat's board of directors and should not be viewed as relevant to, or determinative of, the views of PanAmSat's board of directors or management with respect to the merger or the consideration provided for in the merger. Credit Suisse First Boston's opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters to be considered at the annual meeting.

        The DIRECTV Group has agreed to pay Credit Suisse First Boston for its financial advisory services in connection with the sale of The DIRECTV Group's interest in us an aggregate fee of approximately $9 million, all but $250,000 of which is contingent upon completion of the DIRECTV Stock Sale. The DIRECTV Group also has agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including the fees and expenses of legal counsel, and to indemnify Credit Suisse First Boston and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        Credit Suisse First Boston and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking and financial services to The DIRECTV Group, KKR and certain of their respective affiliates unrelated to the proposed transactions, for which services they have received, and expect to receive, compensation. Credit Suisse First Boston and its affiliates also in the past have provided, and currently are providing, investment banking and financial services to us unrelated to the proposed transactions, for which services they have received, and expect to receive, compensation. Credit Suisse First Boston and its affiliates will participate in the financing for the proposed transactions, including acting as joint lead arranger, joint book runner and syndication agent for the senior secured credit facilities, and joint lead book running manager for an offering of notes. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of The DIRECTV Group, PanAmSat and certain of their respective affiliates and certain affiliates of KKR for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

  Our Financial Forecasts

        In connection with our review of strategic alternatives, we provided Evercore with selected, non-public financial projections that were prepared by our senior management. We do not as a matter of course make public any projections as to future financial performance or earnings, and the projections set forth below are included in this proxy statement only because this information was provided to our board of directors, The DIRECTV Group, Evercore and potential acquirors, including affiliates of Constellation, in connection with their evaluation of a potential transaction.

        The projections described below were not prepared for public disclosure or in compliance with guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections. This information is subjective in many respects and is thus susceptible to various interpretations. Because the earnings estimate information is subject to significant economic and competitive uncertainties and contingencies beyond our control, it is also subject to periodic revision based on actual experience and business developments. Therefore, actual earnings results may ultimately be either higher or lower than those set forth below. Neither our auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the budget or earnings estimate information. In addition, they have not expressed any opinion or any other form of assurance with respect to this information or its achievability, and assume no responsibility for, and disclaim any association with, this information. The inclusion of this information should not be regarded as an indication that Constellation or anyone who received this information considered, or now considers, it to be a reliable prediction of future events, and this information should not be relied on as such. Except to the extent required under the federal securities laws, we disclaim any duty to update this information.

        The projections have not been revised to reflect the unexpected loss of our PAS-6 satellite. Our PAS-6 satellite was a backup satellite for our PAS-6B satellite, and we were forced to de-orbit PAS-6 on April 1, 2004 due to an anomaly resulting in the loss of power. This event did not affect service to any of our customers and we anticipate that it will not affect our revenues in 2004. However, as a result, we recorded a non-cash impairment charge within income from operations of approximately $99.9 million in the first quarter of 2004. This resulted in a non-cash charge to net income after taxes of approximately $63.3 million. This event and the impact of the merger and the DIRECTV Stock Sale were not considered in the preparation of the projections. We caution you not to place undue reliance on this information.

	Management Projections Prepared in January 2004
	2004	2005	2006	2007	2008
	($ in millions)
REVENUE	850	927	1000	1036	1059
EBITDA	585	622	678	708	722
NET INCOME	133	192	238	280	315
CAPITAL EXPENDITURES	189	186	134	180	104

  Effects of the Merger; Plans or Proposals After the Merger

        The consummation of the merger will result in the following:

  •
  the conversion of each share of our common stock issued and outstanding immediately prior to the effective time of the merger into the right to receive $23.50 in cash, without interest (less any applicable withholding tax), other than shares of common stock:

  •
  beneficially owned by The DIRECTV Group;

  •
  held by stockholders who perfect their appraisal rights under Delaware law; and

  •
  held by us;

  •
  all outstanding options remaining outstanding;

  •
  the termination of the restrictions on any restricted stock or restricted stock units and those shares and units shall vest and (other than those held by certain members of our management who have agreed not to have certain of their equity interests cashed out in the transactions) be converted into the right to receive $23.50 per share or unit in cash, without interest (less any applicable withholding tax); and

  •
  The DIRECTV Group beneficially owning all of the outstanding shares of our common stock (other than equity interests held by certain members of our management who have agreed not to have certain of their equity interests cashed out in the transactions).

        At the effective time of the merger, the directors of PAS Merger Sub in office immediately prior to the merger will be the directors of the surviving corporation. The officers of PanAmSat in office immediately prior to the effective time of the merger will be the officers of the surviving corporation. At the effective time of the merger, our certificate of incorporation will be amended to read in the same fashion as the certificate of incorporation of PAS Merger Sub in effect immediately before the effective time of the merger, other than the corporate name, which will remain "PanAmSat Corporation." At the effective time of the merger, our bylaws will be the bylaws of PAS Merger Sub in effect immediately before the effective time of the merger.

        As a privately held corporation, there will be no public market for our common stock and our shares of common stock will no longer be quoted on the Nasdaq National Market, and the registration of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated. This termination will make certain provisions of the Exchange Act, the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy or information statement in connection with stockholders' meetings and the new corporate governance requirements under the Sarbanes-Oxley Act of 2002 no longer applicable to us. However, we anticipate that the debt we may issue following the merger may require us to file periodic reports under the Exchange Act and will subject us to certain of the requirements of the Sarbanes-Oxley Act of 2002.

        Subject to the satisfaction of certain closing conditions set forth in the transaction agreement, two business days after the effective time of the merger The DIRECTV Group will receive total consideration of $2,839,086,113 (less any amounts withheld in accordance with the transaction agreement) for the 120,812,175 shares of our common stock that are beneficially owned by it. The DIRECTV Group will receive that total consideration in the DIRECTV Stock Sale in two steps:

  •
  Step 1: we will repurchase from the DIRECTV Entities that are record holders of our common stock at a purchase price of $23.50 per share an aggregate number of shares of our common stock that would result in the DIRECTV Entities receiving the total consideration referred to above (less any amounts withheld in accordance with the transaction agreement as described below under "—Terms of the Transaction Agreement and the Merger—The DIRECTV Stock Sale"), assuming at the closing of the purchase by Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners of the remaining interests in PanAmSat held by the DIRECTV Entities, Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will purchase at $23.50 per share the maximum number of shares they can purchase with an aggregate amount at least equal to the committed equity investment; and

  •
  Step 2: Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will purchase the remaining shares of our common stock held by the DIRECTV Entities at a purchase price per share equal to the per share merger consideration of $23.50, less amounts withheld in accordance with the transaction agreement as described below under "—Terms of the Transaction Agreement and the Merger—The DIRECTV Stock Sale."

        For example, assuming that the committed equity investment is $674 million and no amounts are withheld in accordance with the transaction agreement, in Step 1, we would repurchase 92,131,324 shares of our common stock from the DIRECTV Entities (($2,839,086,113 minus $674,000,000) divided by $23.50) for an aggregate consideration of $2,165,086,114. In Step 2, Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners would purchase 28,680,851 shares for an aggregate consideration of $674 million.

        Upon consummation of the DIRECTV Stock Sale, we will be owned by Constellation and acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners and certain members of our management who agreed not to have their equity interests cashed out in the transactions and who have agreed to purchase shares of common stock of the surviving corporation. Our other current stockholders will have ceased to have ownership interests in us or rights as our stockholders and will therefore not have the opportunity to share in any of our future earnings and growth, bear the risk of any losses generated by our operations or any decrease in our value after the merger.

        It is expected that, following consummation of the transactions contemplated by the transaction agreement, our operations will be conducted substantially as they are currently being conducted. We expect, however, that following completion of the transactions contemplated by the transaction agreement, our management and Constellation will continuously evaluate our business and operations and may develop new plans and proposals that they consider appropriate to maximize our value.

Terms of the Transaction Agreement and the Merger

  The Transaction Agreement

        The following description is a summary of the material terms of the transaction agreement. This summary may not contain all of the information about the transaction agreement that is important to you. This summary is qualified in its entirety by the actual provisions of the transaction agreement, a copy of which is attached to this proxy statement as Appendix A. We urge you to carefully read the actual transaction agreement in its entirety.

        The transaction agreement provides that after receipt of all required regulatory approvals, the requisite approval of our common stockholders and satisfaction of the other conditions to closing, PAS Merger Sub will merge with and into us and each outstanding share of our common stock (other than those shares of our common stock beneficially owned by The DIRECTV Group, shares of our common stock owned by us, and shares of our common stock held by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted in the merger into the right to receive merger consideration of $23.50 in cash per share, without interest (less any applicable withholding taxes). After consummation of the merger, we will be a wholly-owned subsidiary of The DIRECTV Group except for certain shares of restricted stock held by certain members of our management who agree not to receive cash in the merger.

        On May 17, 2004, Constellation, with the consent of The DIRECTV Group and us, assigned the right to purchase a portion of the shares of our common stock beneficially held by The DIRECTV Group in the DIRECTV Stock Sale to acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners (both of which were members of an unsuccessful bidder group that included one other financial bidder), such that following the closing of the DIRECTV Stock Sale, Constellation will own approximately 44% of our outstanding common stock and each of the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will own approximately 27% of our outstanding common stock. This assignment does not relieve Constellation of its obligations under the transaction agreement.

        Subject to the satisfaction of specified closing conditions set forth in the transaction agreement, two business days after the effective time of the merger, a portion of the shares of our common stock beneficially owned by The DIRECTV Group will be repurchased by us and the remaining portion will be purchased by Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners, in each case for $23.50 in cash per share, without interest, less any amounts withheld in accordance with the transaction agreement as described below under "—The DIRECTV Stock Sale."

        After the consummation of all of the transactions contemplated by the transaction agreement, Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity

Partners will own the entire equity interest in the surviving corporation other than certain equity interests held by certain members of our management who agree not to receive cash in the transactions and the shares of common stock of the surviving corporation purchased by certain members of our management (see "—Interests of The DIRECTV Group, Directors and Executive Officers—Arrangements with Continuing Management").

  Effective Time of the Merger and the Closing of the DIRECTV Stock Sale

        The merger will be consummated and become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware. The DIRECTV Stock Sale will occur on the second business day after the effective time of the merger and after all of the other conditions to that closing, as set forth in the transaction agreement, have been satisfied or waived, unless the parties agree to another time.

  Treatment of Common Stock, Options and Restricted Stock

        Our Common Stock.    At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $23.50 without interest (less applicable withholding taxes), other than shares of our common stock:

  •
  that are beneficially owned by the DIRECTV Entities which will remain outstanding;

  •
  that we hold as treasury stock, which will be canceled without any payment; and

  •
  held by stockholders validly perfecting appraisal rights in accordance with the Delaware General Corporation Law.

        Company Stock Options.    Unless otherwise agreed to by us and the holders of options to acquire our common stock (with Constellation's consent):

  •
  at the effective time of the merger all outstanding options will remain outstanding; and

  •
  immediately following the closing of the DIRECTV Stock Sale, each option, whether vested or unvested, will be canceled, and the holder will be entitled to receive for each share of our common stock subject to the option a cash payment equal to the excess, if any, of the merger consideration over the per share exercise price of the option, reduced by applicable withholding taxes. Options with an exercise price equal to or greater than the merger consideration will be cancelled at the closing of the DIRECTV Stock Sale and no consideration will be paid to the holders of these options.

        Restricted Stock and Restricted Stock Units.    Unless otherwise agreed to by us and the respective holders of our restricted stock and restricted stock units (with Constellation's consent):

  •
  immediately prior to the effective time of the merger our restricted stock and restricted stock units will vest and restrictions on these securities will lapse; and

  •
  at the effective time of the merger, our restricted stock and restricted stock units will be cancelled and the holders of these securities will be entitled to receive a payment equal to the merger consideration, reduced by applicable withholding taxes.

        No Further Ownership Rights.    After the effective time of the merger, except as described above, each of our outstanding stock certificates will represent only the right to receive the merger consideration, without interest (and less any applicable withholding taxes). The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

  Exchange and Payment Procedures

        Promptly following the effective time of the merger and no later than the closing of the DIRECTV Stock Sale, the surviving corporation will cause to be deposited with an exchange agent an amount of cash sufficient to pay the merger consideration to each holder of shares of common stock entitled to receive the merger consideration in the merger. Promptly after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to our stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

        You will not be entitled to receive the merger consideration until you surrender your common stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents the exchange agent may reasonably require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the satisfaction of the surviving corporation that those stock transfer taxes have been paid or are not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the exchange agent, the surviving corporation and, until the closing of the DIRECTV Stock Sale, The DIRECTV Group, will be entitled to deduct and withhold any applicable taxes from the merger consideration.

        At the effective time of the merger, our share transfer books will be closed and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation or the exchange agent for transfer or any other reason, they will be canceled and exchanged for the merger consideration.

        Neither the exchange agent nor any party to the transaction agreement will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the exchange agent that remains undistributed to the holders of certificates evidencing shares of our common stock for six months after the effective time of the merger, will be delivered, upon request, to the surviving corporation. Holders of certificates who have not surrendered their certificates within six months after the effective time of the merger may only look to the surviving corporation for the payment of the merger consideration. Any portion of the merger consideration that remains unclaimed as of a date that is immediately prior to the time as such amounts would otherwise escheat to or become property of any governmental authority will become the property of the surviving corporation free and clear of any claims or interest of any person previously entitled to the merger consideration. If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit that your certificate was lost, stolen or destroyed and, if the surviving corporation requires, you will have to post a bond in a reasonable amount determined by the surviving corporation indemnifying the surviving corporation and The DIRECTV Group against any claims made against them with respect to that certificate.

  The DIRECTV Stock Sale

        The DIRECTV Group will receive total consideration of $2,839,086,113 in the DIRECTV Stock Sale less any amounts withheld in accordance with the transaction agreement. That amount is equal to the per share merger consideration of $23.50 multiplied by the 120,812,175 shares of our common stock that are beneficially owned by The DIRECTV Group. The DIRECTV Group will receive that total consideration in the DIRECTV Stock Sale in two steps:

  •
  immediately before the closing of the DIRECTV Stock Sale, we will repurchase from the DIRECTV Entities that are record holders of our common stock, at a purchase price per share equal to the per share merger consideration, an aggregate number of shares of our common stock that would result in the DIRECTV Entities receiving the total consideration referred to above (less any amounts withheld in accordance with the transaction agreement as described below), assuming that at the closing of the purchase by Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners of the remaining interests in PanAmSat held by the DIRECTV Entities, Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will purchase at a purchase price per share equal to the per share merger consideration the maximum number of shares they can purchase with an aggregate amount at least equal to the committed equity investment; and

  •
  after the repurchase described above, Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will purchase any remaining shares of our common stock held by the DIRECTV Entities at a purchase price per share equal to the per share merger consideration, less amounts withheld in accordance with the transaction agreement as described below. The consideration to be received by the DIRECTV Entities in this step will equal the difference between the total consideration of $2,839,086,113 and the total consideration paid in connection with our repurchase described in the immediately preceding bullet point (less any amounts withheld in accordance with the transaction agreement as described below).

        The per share consideration received by The DIRECTV Group will not exceed the merger consideration of $23.50 per share you and the other holders of our common stock will receive in the merger. However, it is possible that the amount of consideration received by The DIRECTV Group will be less than $23.50 per share for the following reasons:

  •
  if certain of the commercial arrangements to be entered into between us and The DIRECTV Group and its affiliates have not been executed prior to the DIRECTV Stock Sale, the amount payable to The DIRECTV Group will be reduced by $250 million. This amount will be paid to The DIRECTV Group if these agreements are executed by March 31, 2005; and

  •
  in addition, The DIRECTV Group may be required to pay to the surviving corporation, simultaneously with the closing of the DIRECTV Stock Sale, the following amounts:

  •
  in the event specified satellites (SBS 6 or PAS-5) are lost or completely destroyed or the operational capacity of these satellites is reduced below specified levels and the amount of shortfall in the revenue projected to be obtained from these satellites that results from the loss exceeds $5 million, an amount equal to the projected lost revenue (including the first $5 million). If in the future we were to receive any additional revenue from a satellite for which The DIRECTV Group has made a revenue shortfall payment, we would be required to pay the amount of such revenue to The DIRECTV Group; and

  •
  an amount which reflects the amount by which our actual net debt on the day prior to the closing date of the DIRECTV Stock Sale exceeds a targeted net debt amount.

  Debt Tender Offer for Our 8.50% Senior Notes due 2012

        The transaction agreement provides that we will commence an offer to purchase any and all of the $800 million aggregate amount of our outstanding 8.50% senior notes at a time to be agreed upon by us, The DIRECTV Group and Constellation so that the purchase closes immediately after the DIRECTV Stock Sale. The terms and conditions of the offer to purchase will be set forth in the related documentation to be distributed to the holders of those notes.

        In connection with such an offer to purchase, we would seek the necessary consents of the note holders required to amend the indenture governing the notes. The amendment will, among other things, eliminate substantially all of the restrictive covenants contained in the indenture and related references in the notes. Assuming we receive the requisite number of consents from the note holders to amend the indenture, the amendments will be deemed to have become operative immediately prior to the merger, provided that all validly tendered notes are accepted for purchase pursuant to the offer after the closing of the DIRECTV Stock Sale. The proposed terms of the amended indenture will be described in the documentation to be distributed to the note holders in connection with the offer to purchase.

  Certificate of Incorporation and Bylaws

        At the effective time of the merger, our certificate of incorporation will be amended to read in the same fashion as the certificate of incorporation of PAS Merger Sub in effect immediately before the effective time of the merger, other than the corporate name, which will remain "PanAmSat Corporation." In addition, the bylaws of PAS Merger Sub, as in effect immediately prior to the effective time, will be the bylaws of the surviving corporation.

  Directors and Officers

        The directors of PAS Merger Sub at the effective time of the merger will be the directors of the surviving corporation and our officers will be the officers of the surviving company.

  Representations and Warranties

        Each of the parties to the transaction agreement made certain customary representations and warranties related to their due organization, good standing, and authorization to enter into the transaction agreement, the merger and the other transactions contemplated by the transaction agreement, consents of governmental entities required as a result of the transactions contemplated by the transaction agreement and the absence of any violation of or conflict with such party's organizational documents, applicable law or material contracts of such party as a result of entering into the transaction agreement and consummating the transactions contemplated by the transaction agreement, among others. In addition, each party made certain representations and warranties particular to such party. These representations and warranties are, in some cases, subject to specified exceptions and qualifications. You should read the transaction agreement in its entirety to understand the nature of these representations and warranties and risks that they represent to completion of the merger.

  Representations and Warranties of PanAmSat

        We also made representations and warranties that relate to, among other things:

  •
  our and our subsidiaries' capitalization;

  •
  the approval and recommendation by our board of directors of the transaction agreement, the merger and the other transactions contemplated by the transaction agreement and the required stockholder vote for their adoption of the transaction agreement;

  •
  our filings with the SEC since January 1, 2001;

  •
  our financial statements contained in our SEC filings since January 1, 2001 and the absence of liabilities, other than those disclosed in our filings with the SEC and ordinary course liabilities incurred since December 31, 2003;

  •
  our internal controls and procedures;

  •
  the absence of certain changes and events since December 31, 2003;

  •
  our insurance policies;

  •
  the absence of litigation or outstanding court orders against us;

  •
  employment and labor matters affecting us, including matters relating to our employee benefit plans;

  •
  our compliance with laws and possession of all licenses and permits necessary to operate our satellites and carry on our business;

  •
  our satellites and the number and type of transponders on our satellites, as well as the health status and frequency registrations of such satellites;

  •
  taxes, intellectual property, real property, environmental matters, material contracts and transactions with our affiliates;

  •
  receipt by us of a fairness opinion from Evercore; and

  •
  our election not to be governed by certain restrictions on business combinations under Delaware law.

  Representations and Warranties of Constellation

        In addition to the customary representations noted above, Constellation also made representations and warranties that relate to, among other things:

  •
  the sufficiency of debt and equity financing commitments obtained by it;

  •
  the absence of litigation against it that would interfere with or delay the consummation of the transactions contemplated by the transaction agreement;

  •
  its independent investigation of us; and

  •
  its qualification to hold communications licenses.

  Representations and Warranties of The DIRECTV Group and PAS Merger Sub

        In addition to the customary representations noted above, The DIRECTV Group and PAS Merger Sub also made representations and warranties that relate to, among other things:

  •
  the absence of litigation against them that would interfere with or delay the consummation of the transactions contemplated by the transaction agreement;

  •
  the operations of PAS Merger Sub; and

  •
  the ownership of our common stock and the ability to transfer it to Constellation.

        The representations and warranties of each of the parties to the transaction agreement will expire upon completion of the DIRECTV Stock Sale, which means that no party will have the right to pursue a claim for an alleged breach of any representation or warranty after the closing of the DIRECTV Stock Sale.

  Conduct of Our Business Pending the DIRECTV Stock Sale

        We have agreed that prior to the closing of the DIRECTV Stock Sale, unless otherwise contemplated by the transaction agreement or required by applicable law, or unless Constellation and The DIRECTV Group give their prior written consent (which consent cannot be unreasonably withheld or delayed), we and our subsidiaries will:

  •
  conduct our business only in the ordinary course of business consistent with past practice;

  •
  use commercially reasonable efforts to preserve intact our business organization, keep available the services of our current officers and employees and preserve our current relationships with customers, suppliers, licensors and others with whom we have business dealings, in each case in the ordinary course of business consistent with past practice; and

  •
  maintain in full force and effect specified satellite launch and in-orbit insurance policies until the end of their term and consult with Constellation and The DIRECTV Group regarding the replacement of that insurance and any terms of replacement insurance and with respect to other types of insurance, maintain in full force and effect substantially the same levels of coverage as in effect on the date the transaction agreement was signed.

        We have also agreed that during the same time period, subject to specified exceptions or unless Constellation and The DIRECTV Group give their prior written consent (which consent cannot be unreasonably withheld or delayed), we and our subsidiaries will not:

  •
  reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of our or our subsidiaries' securities;

  •
  declare or pay dividends, other than dividends to us or our subsidiaries;

  •
  grant any equity or equity-based awards or issue, sell or encumber any of our or our subsidiaries' securities (except pursuant to the exercise or vesting of existing options, restricted stock or restricted stock units);

  •
  enter into any agreement with respect to the sale or voting of our or our subsidiaries' capital stock;

  •
  make any adjustment to the amount of stock underlying, or the exercise price of any options to purchase our common stock;

  •
  amend or cause, adopt or propose any amendment to our or our subsidiaries' organizational documents or securities;

  •
  adopt any plan or agreement for complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

  •
  merge or consolidate, or acquire assets or capital stock of another person, other than in the ordinary course of business and consistent with our planned capital expenditure budget;

  •
  sell, transfer, license, assign, lease, pledge, mortgage, encumber, subject to a material lien or otherwise dispose of any of our or our subsidiaries' property, assets or rights, other than in the ordinary course of business consistent with past practice or with respect to obsolete assets;

  •
  incur or assume any indebtedness or amend the terms of any existing material indebtedness;

  •
  acquire or agree to acquire any satellite or other spacecraft that we have not previously agreed in writing to acquire, or make other investments or capital expenditures other than (1) construction contracts for the Galaxy 16 and Galaxy 17 Satellites consistent with the capital plans provided to Constellation, (2) pursuant to specified capital programs plus allowances for change orders of up to 10% over the budgeted amounts for those programs and (3) purchases of terrestrial equipment as necessary to supply customers in the ordinary course in connection with leases of transponder capacity by such customers or other services provided to such customers;

  •
  increase, adopt, terminate or amend compensation, retention, severance or benefit plan arrangements;

  •
  make or file for any change in any method, principle or policy of accounting;

  •
  enter into, terminate, or amend any material contracts, or waive or allow to lapse any material rights under material contracts;

  •
  make any loans, advances or capital contributions to any person other than to a subsidiary;

  •
  settle or compromise any material litigation or any material claim under any of our or our subsidiaries' insurance policies;

  •
  cancel any debts or waive any claims or rights of substantial value, except for cancellations or waivers granted in the ordinary course of business consistent with past practice which are not material to us;

  •
  make, change or rescind any material tax election not consistent with past practice, change any accounting period or method, or settle or compromise specified tax liabilities;

  •
  take any action that would reasonably be expected to result in any of the representations and warranties made by us becoming false or inaccurate to the extent that the related condition to the closing of the merger would fail to be satisfied; or

  •
  agree or commit to take any of the foregoing actions.

  Conduct of Constellation's Business Pending the DIRECTV Stock Sale

        Constellation has agreed that prior to the closing of the DIRECTV Stock Sale, unless otherwise contemplated by the transaction agreement or required by applicable law, or unless The DIRECTV Group gives its prior written consent (which consent cannot be unreasonably withheld or delayed), Constellation, its subsidiaries and any person that is a controlled affiliate of Constellation will not:

  •
  take any action or agree to take any action that would reasonably be likely to result in any of Constellation's representations and warranties becoming false or inaccurate to the extent that would give rise to the failure of the applicable closing conditions set forth in the transaction agreement to be satisfied; or

  •
  enter into or consummate any agreements or arrangements for an acquisition or joint venture with respect to fixed satellite services or any agreements or arrangements reasonably likely to impact adversely the timing or ability of the parties to satisfy the conditions to the DIRECTV Stock Sale. In connection with the assignment by Constellation of certain of its rights to purchase our equity in the DIRECTV Stock Sale, the acquisition vehicles of The Carlyle Group and Providence Equity Partners have agreed to this covenant for the benefit of The DIRECTV Group.

  Additional Agreements

        Constellation has agreed to use its commercially reasonable efforts to arrange the financing contemplated by Constellation's debt commitment letters on the terms set forth in the commitment letters. If prior to the closing of the DIRECTV Stock Sale, a commitment from a financing source expires, terminates, or is modified or amended for any reason or a financing source notifies Constellation that it will be unable to provide financing substantially on the agreed upon terms, Constellation has agreed to notify us and The DIRECTV Group within twenty-four hours. Constellation has also agreed not to take any action or enter into any transaction that would reasonably be expected to impair, delay or prevent the financing contemplated by the commitment letters. In connection with the arrangement of the debt financing we have agreed to, and to cause our subsidiaries to, provide all cooperation reasonably requested by Constellation in connection with the financing.

        We, Constellation and The DIRECTV Group have agreed to use our respective reasonable best efforts to satisfy the following conditions to the closing of the merger:

  •
  the expiration or termination of all waiting periods applicable to the consummation of the transactions contemplated by the transaction agreement under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and comparable statutes in Germany and South Africa and obtaining all approvals under those statutes; and

  •
  receipt of our registration as an exporter under the International Traffic in Arms Regulations and all other approvals from, or filings with any governmental authority (other than the FCC) must have been obtained or made other than those that would not have a material adverse effect on us if they are not obtained.

        In furtherance of that agreement the parties have agreed to cooperate and use their reasonable best efforts to:

  •
  assist in the defense by any other party in any proceeding before any governmental authority reviewing the transactions contemplated by the transaction agreement; and

  •
  to resolve any objections or challenges that any governmental authority or private party may have to the transactions contemplated by the transaction agreement. In connection with any resolutions, we and Constellation have agreed to enter into one or more settlements, including settlements that require us or Constellation to restructure operations or dispose of assets. We must first obtain Constellation's consent for any settlement, and Constellation must obtain our consent and The DIRECTV Group's consent for any settlement that would bind us even if the closing of the DIRECTV Stock Sale does not occur.

        Constellation and its affiliates are not required to take any action described in the two preceding paragraphs if it would reasonably be expected to have a material adverse effect on the business or operations of Constellation, us and our subsidiaries taken as whole, or on any material affiliate of Constellation together with its subsidiaries taken as a whole. We are not required to take any action described in the two preceding paragraphs if it would reasonably be expected to have a material adverse effect on our and our subsidiaries' businesses or operations, taken as a whole.

        In connection with the assignment by Constellation, of certain of its rights to purchase our equity in the DIRECTV Stock Sale, the acquisition vehicles of The Carlyle Group and Providence Equity Partners have agreed to these regulatory covenants for the benefit of The DIRECTV Group.

        In addition, subject to the terms and conditions of the transaction agreement, each party has agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the transaction agreement.

  Access to Information; Confidentiality

        We have agreed to, and to cause our subsidiaries to cooperate with Constellation and its advisors in their investigation of our business, and to grant them reasonable access to our offices, records and employees. We have also agreed to furnish them with operating data and other information as they may reasonably request, as well as monthly health status reports on our satellites as and when delivered to our customers in the ordinary course of business. Constellation and its advisors have agreed to hold this information in confidence.

  No Solicitation of Transactions

        We and The DIRECTV Group have agreed that none of us, The DIRECTV Group or any of our respective subsidiaries will directly or indirectly:

  •
  solicit, initiate or otherwise take any action to facilitate or encourage the making by any person of any competing transaction;

  •
  participate in any discussions or negotiations regarding, or furnish or disclose to any person any information with respect to or in furtherance of, or take any action to facilitate any inquiries with respect to, any competing transaction; or

  •
  execute or enter into, or approve or recommend, any competing transaction or any agreement, understanding or arrangement relating to any competing transaction.

        For purposes of the transaction agreement, "competing transaction" means any proposal for any merger, reorganization, share exchange, tender offer, exchange offer, consolidation, recapitalization, liquidation, dissolution, joint venture or other business combination involving us or any of our subsidiaries, or any purchase of 10% or more of our capital stock or a material portion of our assets or any of our subsidiaries' assets.

        At any time before our stockholders have adopted the transaction agreement, we or The DIRECTV Group are permitted to participate in any discussions or negotiations regarding, or furnish or disclose to any person any information with respect to or in furtherance of, or take any action to facilitate any inquiries with respect to, any competing transaction; provided:

  •
  we have received an unsolicited bona fide written proposal for a competing transaction that, in the good faith judgment of our board of directors, after consultation with its financial advisors, is or is reasonably likely to be a superior proposal and our board of directors determines in good faith based upon the advice of counsel that the failure to take those actions would likely be a violation of its fiduciary duties under applicable law; and

  •
  we receive an executed confidentiality agreement containing terms that are substantially similar to and no less favorable to us than those contained in the confidentiality agreement signed with one of Constellation's affiliates related to these transactions.

        In addition, at any time before our stockholders have adopted the transaction agreement, we or The DIRECTV Group are permitted to execute or enter into, or approve or recommend, any competing transaction or any agreement, understanding or arrangement relating to any competing transaction and our board of directors may approve or recommend to our stockholders a competing proposal or modify its recommendation in favor of the transaction agreement in response to an unsolicited bona fide written proposal for a competing transaction; provided:

  •
  we have complied with our obligations under the transaction agreement not to solicit or facilitate competing transaction proposals;

  •
  we have given Constellation three business days to respond to the competing transaction;

  •
  our board of directors has concluded in its good faith judgment, that in the absence of any further action by Constellation, after consultation with its financial advisors, the competing transaction is a superior proposal;

  •
  upon the advice of counsel, our board is required to take such action in order to comply with its fiduciary duties under applicable law;

    and in each case our board of directors has given due consideration to any amendments or modifications to the transaction agreement proposed by Constellation during the three business day period; and

    •
    if we intend to enter into an agreement or arrangement regarding the competing transaction, we have previously terminated the transaction agreement and paid the specified termination fee as described below under "—Fees and Expenses."

        For purposes of the transaction agreement, "superior proposal" means any bona fide written proposal for a competing transaction that:

  •
  is not solicited or initiated in violation of our obligations not to solicit or facilitate competing transactions under the transaction agreement;

  •
  would result in a third party acquiring more than 50% of our outstanding common stock or all or substantially all of our and our subsidiaries' assets, taken as a whole; and

  •
  our board of directors determines in good faith, after consultation with our counsel and financial advisors, would, if consummated, result in a transaction that would be more favorable to us and our stockholders (taking into account factors that our board of directors deems relevant including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing and likelihood that the transaction can be consummated), than transactions contemplated by the transaction agreement.

        We and The DIRECTV Group have agreed to notify Constellation within 48 hours of our receipt of any inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any competing transaction. We have agreed to specify in our notice to Constellation the material terms and conditions of the competing transaction and the identity of the third party making the proposal. We have also agreed to keep Constellation reasonably informed of the status of any discussions or negotiations with third parties and of any modifications to the inquiries, proposals or offers. Under the transaction agreement, we may not terminate, waive, amend or modify any standstill or confidentiality agreement relating to our sale to which we are a party. We and The DIRECTV Group have also agreed to terminate or cause to be terminated any discussions or negotiations with any parties that may have been ongoing with respect to any competing transaction prior to the date of the transaction agreement.

        Even in the absence of an unsolicited bona fide written competing transaction, our board of directors may determine, in good faith and upon the advice of counsel, that it is required to withdraw, revoke or modify its recommendation in favor of the transaction agreement in a manner adverse to Constellation in order to comply with its fiduciary duties under applicable law. In this situation, we would not be permitted to terminate the transaction agreement and would be obligated to conduct the annual meeting. Constellation, however, would have the right to terminate the transaction agreement if our board of directors made that determination, as described below under "—Termination."

  Conditions to the Merger

        The obligations of the parties to complete the merger are subject to the following mutual conditions:

  •
  the absence of any governmental orders or laws that have the effect of making the transactions contemplated by the transaction agreement illegal or that otherwise prohibit the closing;

  •
  the expiration or termination of all waiting periods applicable to the consummation of the transactions contemplated by the transaction agreement under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and comparable statutes in Germany and South Africa and all approvals under those statutes have been obtained;

  •
  all other approvals from, or filings with any governmental authority (other than the FCC) must have been obtained or made other than those that would not have a material adverse effect on us if they are not obtained;

  •
  all approvals of the FCC required in connection with the consummation of the transactions contemplated by the transaction agreement must have been obtained;

  •
  adoption by our stockholders of the transaction agreement;

  •
  receipt of a letter from our lender under our credit agreement acknowledging that our credit agreement has been terminated, all related liens have been released and we and our subsidiaries have been released from liability thereunder;

  •
  each party must have performed in all material respects all of its obligations required to be performed by it under the transaction agreement at or prior to the closing; and

  •
  the tax separation agreement and the transition services agreement, each as described under "Related Agreements" below, must be in full force and effect.

        The obligations of The DIRECTV Group and PAS Merger Sub to complete the merger are subject to the following additional conditions:

  •
  receipt of a certificate signed by our chief executive officer or chief financial officer certifying that we intend to repurchase shares of our common stock from the DIRECTV Entities as described above under "—The DIRECTV Stock Sale;"

  •
  the representations and warranties of Constellation are true and correct in all respects as of the date of the transaction agreement and at and as of the effective time of the merger (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on Constellation's ability to consummate the transactions contemplated by the transaction agreement; and

  •
  receipt of a certificate signed by Constellation's chief executive officer or chief financial officer certifying that the conditions related to its representations and warranties and performance of its obligations have been satisfied, acknowledging Constellation's belief that the conditions for its benefit described below have been satisfied and that Constellation has received confirmation from the KKR Millennium Fund that it intends to satisfy its obligations under the equity commitment letter delivered to Constellation, subject to the conditions contained in the letter.

        Our obligation to complete the merger is subject to the following additional conditions:

  •
  the representations and warranties of The DIRECTV Group and PAS Merger Sub are true and correct in all respects as of the date of the transaction agreement and at and as of the effective time of the merger (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on their ability to consummate the transactions contemplated by the transaction agreement; and

  •
  receipt of certificates signed by The DIRECTV Group's and PAS Merger Sub's chief executive officers or chief financial officers certifying that the conditions related to its representations and warranties and performance of its obligations have been satisfied.

        The consummation of the merger is also subject to the following additional conditions that are for the benefit of Constellation:

  •
  our representations and warranties are true and correct in all respects as of the date of the transaction agreement and at and as of the effective time of the merger (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse effect on us;

  •
  the representations and warranties of The DIRECTV Group and PAS Merger Sub are true and correct in all respects as of the date of the transaction agreement and at and as of the effective time of the merger (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on their ability to consummate the transactions contemplated by the transaction agreement;

  •
  we, The DIRECTV Group and PAS Merger Sub must have delivered certificates from our respective chief executive officers or chief financial officers certifying, in the case of The DIRECTV Group and PAS Merger Sub, that the conditions related to their respective representations and warranties and performance of their respective obligations have been satisfied;

  •
  the execution of definitive agreements with respect to specified commercial arrangements between The DIRECTV Group, or its affiliates, and us;

  •
  we must have transferred specified assets to one or more of our subsidiaries;

  •
  all approvals of the FCC required in connection with the consummation of the transactions contemplated by the transaction agreement have been obtained without the imposition of a materially burdensome condition on us or our subsidiaries; and

  •
  the satisfaction of all but the condition related to FCC approvals under the mutual conditions described above.

  Conditions to the DIRECTV Stock Sale

        The obligations of The DIRECTV Group and Constellation to complete the sale of the DIRECTV Stock Sale are subject to the following mutual conditions:

  •
  the absence of any governmental orders or laws that have the effect of making the purchase by Constellation illegal or that otherwise prohibit the closing;

  •
  the tax separation agreement and the transition services agreement, each as described under "—Tax Separation Agreement" and "—Transition Services Agreement" below, must be in full force and effect;

  •
  the consummation of the merger; and

  •
  receipt of the requisite consents required for us to execute and deliver the supplemental indenture described above under "—Debt Tender Offer for Our 8.5% Senior Notes due 2012."

        The obligations of Constellation to complete its purchase of The DIRECTV Group's remaining interests in us are subject to the following additional conditions:

  •
  the representations and warranties of The DIRECTV Group are true and correct in all respects as of the effective time of the merger and as of the closing date of the DIRECTV Stock Sale (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not be reasonably expected to result in a material adverse impact on The DIRECTV Group's ability to consummate the transactions contemplated by the transaction agreement;

  •
  The DIRECTV Group and ourselves must have performed in all material respects all of the obligations required to be performed by us under the transaction agreement at or prior to the closing;

  •
  we and The DIRECTV Group must have delivered certificates from our respective chief executive officers or chief financial officers certifying that the conditions described in the prior two bullet points have been satisfied;

  •
  delivery by The DIRECTV Group of stock certificates representing all of the remaining shares of the common stock of the surviving corporation being purchased;

  •
  receipt by Constellation of resignation letters from each of our directors or written consent from The DIRECTV Group to remove our directors;

  •
  since the effective time of the merger, the absence of any event, change, circumstance or effect that has had or is reasonably likely to have a material adverse effect on us (the transaction agreement defines the term "material adverse effect" in a manner that is customary for such an agreement; additionally, it specifically identifies certain of our satellites, the loss of which would constitute a material adverse effect, and identifies other specific satellites, the loss of which would not be deemed to constitute a material adverse effect);

  •
  we must receive our registration under the International Traffic in Arms Regulations;

  •
  receipt by us of debt financing in the amount contemplated by Constellation's debt commitment letters; and

  •
  payment by The DIRECTV Group of any debt adjustment amounts or satellite failure amounts owed to the surviving corporation as described above under "—The DIRECTV Stock Sale."

        The DIRECTV Group's obligation to complete the sale of its remaining shares of our common stock to Constellation is subject to the following additional conditions:

  •
  the representations and warranties of Constellation are true and correct in all respects as of the effective time of the merger and as of the closing date of the DIRECTV Stock Sale except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not be reasonably expected to result in a material adverse impact on Constellation's ability to consummate the transactions contemplated by the transaction agreement;

  •
  Constellation must have performed in all material respects all of its obligations required to be performed by it under the transaction agreement at or prior to the closing;

  •
  receipt of a certificate signed by Constellation's chief executive officer or chief financial officer that the conditions described in the prior two bullet points have been satisfied; and

  •
  the repurchase by the surviving corporation from the DIRECTV Entities of certain shares of our common stock owned by the DIRECTV Entities must have occurred and Constellation must have paid the purchase price for The DIRECTV Group shares as described above under "—The DIRECTV Stock Sale."

        If the conditions to the DIRECTV Stock Sale have not been satisfied, The DIRECTV Group may remain the beneficial owner of all of our common stock (other than equity interests in the surviving corporation held by certain members of our management who have agreed not to have certain of their equity interests cashed out in the merger).

  Termination of the Transaction Agreement

        The transaction agreement may be terminated at any time prior to the closing of the DIRECTV Stock Sale, whether before or after stockholder approval has been obtained, as follows:

  •
  by the mutual written consent of us, The DIRECTV Group and Constellation;

  •
  by either us, The DIRECTV Group or Constellation, if:

  •
  the transactions have not been consummated by December 15, 2004, except that this termination right will not be available to any party whose failure to comply with the transaction agreement has been the cause of or resulted in the failure of the closing of the DIRECTV Stock Sale to have occurred on or before that date;

  •
  the FCC denied or dismissed any consent application related to the transactions contemplated by the transaction agreement, other than with respect to immaterial assets of businesses;

  •
  5 business days have elapsed following a permanent injunction or order of a court or governmental authority (other than the FCC) located in the United States preventing the consummation of the transactions contemplated by the transaction agreement; or

  •
  our stockholders do not approve the transaction agreement and transactions contemplated by the transaction agreement upon taking a vote at the annual meeting;

  •
  by us or The DIRECTV Group, if:

  •
  there has been a breach by Constellation of any representation, warranty or covenant in the transaction agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the transaction agreement and the breach has not been cured within 30 days of receipt of notice of the breach;

  •
  by us, if:

  •
  prior to the annual meeting, our board of directors has resolved to approve or recommend a superior proposal that caused it to change its recommendation regarding this transaction;

  •
  by Constellation, if:

  •
  there has been a breach by us, The DIRECTV Group or PAS Merger Sub of any representation, warranty or covenant in the transaction agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the transaction agreement and the breach has not been cured within 30 days of receipt of notice of the breach; and

  •
  our board of directors withdraws, modifies or fails to make its recommendation in favor of the transaction or approves or recommends a superior proposal.

  Fees and Expenses

        We have agreed to pay Constellation a termination and expense reimbursement fee of $100 million if:

  •
  either we, The DIRECTV Group or Constellation terminate the transaction agreement because of the failure to consummate the transactions contemplated by the transaction agreement by December 15, 2004 and

  •
  at or prior to the termination date, a competing transaction has been publicly announced or communicated to our board of directors and not abandoned; and

  •
  within twelve months of the termination, we or any of our affiliates enters into a definitive agreement for a competing transaction or consummate a transaction that would constitute a competing transaction, in each case, with the person who made the proposal for a competing transaction;

  •
  either we, The DIRECTV Group or Constellation terminate the transaction agreement because of the failure to receive our stockholder approval at the annual meeting of our stockholders and

  •
  at or prior to the termination date, a competing transaction has been publicly announced or communicated to our board of directors and not abandoned; and

  •
  within twelve months of the termination, we or any of our affiliates enter into to a definitive agreement in connection with any competing transaction or consummates any transaction that would constitute a competing transaction;

  •
  we terminate the transaction agreement because our board of directors has resolved to approve or recommend a superior proposal that caused it to change its recommendation regarding this transaction; or

  •
  Constellation terminates the transaction agreement because our board of directors withdraws, modifies or fails to make its recommendation in favor of the transaction in connection with a superior proposal or approves or recommends a superior proposal.

  Effect of Termination

        If the transaction agreement is terminated, it will become void and have no effect, other than the provisions relating to confidentiality and termination fees and expenses. Termination, however, will not relieve any party from liability or damages resulting from any breach by that party of the transaction agreement.

  Amendment and Waiver

        Any provision of the transaction agreement may be amended or waived prior to the closing of the DIRECTV Stock Sale if the amendment or waiver is in writing and signed, in the case of an amendment by us, Constellation and The DIRECTV Group or, in the case of a waiver, by the party against whom the waiver is to be effective. After our stockholders have adopted the transaction agreement, no amendment may be made that would require further approval by our stockholders without obtaining that approval.

  Voting Agreement

        Concurrently with the execution of the transaction agreement, Constellation entered into a voting agreement with the DIRECTV Entities (other than PAS Merger Sub), which collectively hold 120,812,175 shares of our common stock. Together these shares represent approximately 80.4% of our outstanding common stock as of the record date.

        Pursuant to the voting agreement, and subject to the terms and conditions contained in the voting agreement, these DIRECTV Entities have agreed, among other things, to vote their shares of our common stock in favor of the merger. Further, they have agreed to vote against:

  •
  the approval of any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between us and any other person other than the merger; or

  •
  any action that would in any manner impede, interfere with, delay, postpone or adversely effect the merger or any other transaction contemplated by the transaction agreement or that results in a material breach of any covenant, representation or warranty or other obligation of ours or The DIRECTV Group under the transaction agreement.

        Under the terms of the voting agreement each of these DIRECTV Entities has granted an irrevocable proxy and power of attorney to a designee of Constellation to vote as described above with respect to the shares it holds unless the voting agreement is terminated as described below. As a result of the voting agreement, the transaction agreement will be adopted, whether or not any of our other stockholders vote in favor of the proposal.

        In the event that the transaction agreement is terminated in any circumstance in which a termination fee could become payable to Constellation as described above under "—Fees and Expenses," each of these DIRECTV Entities has agreed to pay to Constellation 50% of its profit from

  •
  any sale or disposition of the shares of our common stock owned by these DIRECTV Entities made pursuant to a competing transaction or superior proposal entered into or consummated within 12 months of the termination of the voting agreement; and

  •
  any sale or disposition of the shares of our common stock owned by these DIRECTV Entities (other than in a bona fide public offering) made within 12 months of the termination of the voting agreement and while a competing transaction is pending.

        For purposes of the voting agreement, each of these DIRECTV Entities' "profit" equals the aggregate consideration received by it in the sale or disposition of its shares less:

  •
  $23.50 per share multiplied by the number of shares sold or disposed of; and

  •
  its out-of-pocket costs incurred directly in connection with the sale or disposition.

        The voting agreement provides that it will terminate and the proxy described above will expire upon the earliest of:

  •
  the effective date of the merger;

  •
  the termination of the transaction agreement in accordance with its terms; or

  •
  written notice from Constellation to the other parties to the voting agreement of termination of the voting agreement.

        In addition, Patrick Costello, a member of our board of directors and an advisor to Mrs. Mary Anselmo, has indicated that Mrs. Anselmo intends that all of the shares of our common stock held beneficially by her (7.2% of the outstanding shares of our common stock) be voted in favor of the transaction agreement.

  Tax Separation Agreement

        Concurrently with the execution of the transaction agreement, we entered into a tax separation agreement with The DIRECTV Group that will supersede four earlier tax-related agreements among ourselves, The DIRECTV Group and certain of its affiliates. We and The DIRECTV Group have agreed to handle tax matters with respect to the tax periods covered by the tax separation agreement, including tax return preparation, audits, appeals and litigation, in a manner consistent with the past practice of The DIRECTV Group and ourselves before the acquisition. In addition, we and The DIRECTV Group have agreed to cooperate in any tax audits, litigation or appeals that involve, directly or indirectly, periods ending on or prior to the day of the closing of the DIRECTV Stock Sale.

        Pursuant to the tax separation agreement, The DIRECTV Group has agreed to indemnify us for all federal and consolidated state and local income taxes a taxing authority may attempt to collect from us regarding any liability for the federal or consolidated state or local income taxes of GM and The DIRECTV Group, except those income taxes we are required to pay under the tax separation agreement. In addition, The DIRECTV Group has agreed to indemnify us for any taxes (other than those taxes described in the preceding sentence) related to any periods or portions of such periods ending on or prior to the day of the closing of the DIRECTV Stock Sale in amounts equal to 80% of the first $75 million of such other taxes and 100% of any other taxes in excess of the first $75 million.

        The tax separation agreement will be effective from the day of the closing of the DIRECTV Stock Sale until the expiration of the statute of limitations with respect to all taxes to which the tax separation agreement relates.

  Transition Services Agreement

        Concurrently with the execution of the transaction agreement, we entered into a transition services agreement with The DIRECTV Group and one of its wholly-owned subsidiaries. The transition services agreement will be effective from the day of the closing of the DIRECTV Stock Sale and will continue until the termination of the ground lease for our CastleRock, Colorado broadcast facility. Pursuant to the transition services agreement, The DIRECTV Group will continue to provide support services to our facility.

  Commercial Arrangements with The DIRECTV Group

        In connection with the transaction agreement, The DIRECTV Group has agreed to enter into, amend or, in some cases, extend certain commercial arrangements with us. These commercial arrangements will be amended on or before the closing of the DIRECTV Stock Sale and relate to our transponder lease agreements with Hughes Network Systems, Inc., or HNS, and DIRECTV Latin America, LLC, or DTVLA, and our telemetry, tracking and control services agreement with DIRECTV Operations LLC. If certain of these commercial arrangements have not been executed prior to the DIRECTV Stock Sale, the amount payable to The DIRECTV Group will be reduced by $250 million. This amount will be paid to The DIRECTV Group if these agreements are executed by March 31, 2005. The master transponder lease agreement with HNS will be amended to extend the expiration dates of certain existing transponder leases and to provide us with additional subleasing and assignment rights. With respect to our existing transponder lease agreement with DTVLA, The DIRECTV Group has agreed to extend its existing guarantee with respect to certain lease payments made by DTVLA to us. Finally, the telemetry, tracking and control services provided by us to DIRECTV Operations LLC will continue for the useful lives of certain satellites of DIRECTV Operations LLC.

Regulatory Approvals

        We have summarized below the material regulatory requirements affecting the transactions contemplated by the transaction agreement. Although we cannot guarantee these approvals will be obtained on a timely basis, or at all, we are optimistic that the necessary approvals can be obtained in sufficient time to allow the acquisition to be completed by December 15, 2004.

  FCC Approval

        Pursuant to the Communications Act of 1934, the transfer of control of a company holding or controlling FCC licenses requires prior FCC approval. We and our subsidiaries directly or indirectly hold or control FCC licenses. As a result of the transactions contemplated by the transaction agreement, The DIRECTV Group will transfer its interests in us, including its controlling interest in the FCC licenses held by us and our subsidiaries, to Constellation, and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners. On May 18 and May 27, 2004, News Corporation, The DIRECTV Group, Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners filed consolidated applications for FCC consent to the transfer of control of the licenses and other authorizations held by us and our subsidiaries in connection with the transactions.

        On June 2, 2004, the FCC placed the application on public notice and invited petitions, oppositions and other comments by third parties with respect to the application through July 2, 2004. Third parties were able to request, among other things, that the FCC impose conditions on its grant of approval, designate the application for a formal hearing before deciding the merits and/or deny the application. No petitions, oppositions or other comments by third parties were received during the public notice period.

        The FCC's transaction review team has developed an informal timetable for acting upon acquisitions such as this and will seek to reach a final disposition of the application within 180 days from the initial public notice accepting the application for filing, but the FCC reserves the right to stop that 180-day "clock" at its discretion. This 180-day period extends beyond the December 15, 2004, deadline to complete the transactions contemplated by the transaction agreement. We cannot assure you that the FCC will grant its consent in a timely manner or that the FCC will not agree with the views of third parties that may oppose the application and deny its approval or impose onerous conditions in connection with granting its approval.

  U.S. Antitrust Requirements

        The transactions contemplated by the transaction agreement are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provide that certain acquisition transactions may not be completed until specified information has been furnished to the Antitrust Division of the Department of Justice, and the Federal Trade Commission, or FTC, and until certain waiting periods have been terminated or have expired. On May 24, 2004, the required information and materials to notify the Antitrust Division and the FTC of the transactions were filed. On June 1, 2004, the FTC granted early termination of the waiting period under the Hart-Scott-Rodino Act. The early termination of the Hart-Scott-Rodino Act waiting period does not preclude the Antitrust Division or the FTC from challenging the acquisition on antitrust grounds.

  Foreign and Certain Other Regulatory Matters

        Approvals or clearances from the German Federal Cartel Office and the South African Competition Commission are conditions to the completion of the transactions contemplated by the transaction agreement. On June 22, 2004, we received clearances from the German Federal Cartel Office and the South African Competition Commission. In addition, we and our subsidiaries provide communications services to other foreign countries in all regions of the world. In many of these countries, we and our subsidiaries have received government licenses or other authorizations to provide such services. In some of the countries, completion of the transactions contemplated by the transaction agreement may require either government approval or notification of the change in control over the relevant licenses or authorizations. We do not currently anticipate that our pursuit of any other foreign notifications, clearances or approvals will hinder, delay, or restrict completion of the transactions contemplated by the transaction agreement.

        The transactions contemplated by the transaction agreement may also be subject to regulatory requirements of other state, federal, and foreign governmental agencies and authorities, including those relating to any foreign control or national security issues and those relating to the solicitation of a stockholder vote. The DIRECTV Group and Constellation are currently working with us to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay, or restrict completion of the transactions contemplated by the transaction agreement.

  The International Traffic in Arms Regulations

        Pursuant to the International Traffic in Arms Regulations, any person who engages, in the United States, in the business of either manufacturing or exporting defense articles or furnishing defense services is required to register with Directorate of Defense Trade Controls. Currently, our registration is held by The DIRECTV Group. We will need to obtain our own registration, and then The DIRECTV Group will transfer all of its existing licenses to us under our new registration. Our receipt of that registration is a condition to the closing of the transactions contemplated by the transaction agreement. We do not currently anticipate that our pursuit of this registration or the transfer of licenses will hinder, delay or restrict completion of the transactions contemplated by the transaction agreement.

Financing of the Merger

        In connection with the merger, the surviving corporation will pay approximately $700 million in cash to our stockholders and holders of our restricted stock and restricted stock units (other than the shares of our common stock held by the DIRECTV Entities, equity interests held by certain members of our management who have agreed not to receive cash in the transactions with respect to certain of their equity interests and shares of our common stock held by those stockholders that have validly perfected their appraisal rights under Delaware law), in each case, who are entitled to receive the merger consideration. In addition, prior to the effective time of the merger, we will repay any amounts due on our credit facilities. We currently have approximately $349 million of outstanding borrowings under our credit facilities. These payments will be made from cash on hand and, if necessary, a draw-down from a new senior secured revolving credit facility as described below. The merger is not conditioned on the receipt of financing, although Constellation does have an obligation to use commercially reasonable efforts to obtain a letter from the debt financing sources in its debt commitment letter that they are unaware of any reason they would be unable to deliver the debt financing contemplated by the commitment letter to the surviving corporation upon the closing of the DIRECTV Stock Sale. The surviving corporation would seek to obtain alternative financing if the conditions to borrowing under the new revolving credit facility were not satisfied, but currently we have no alternative financing plans in place.

  New Revolving Credit Facility

        Constellation has received a commitment letter from Citicorp North America, Inc., Citigroup Global Markets Inc., Credit Suisse First Boston, Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc. and Lehman Commercial Paper Inc. to provide total financing to the surviving corporation of up to $4.075 billion, which includes the commitment for the new revolving credit facility. These commitments expire on December 15, 2004, and are subject to various closing conditions customary for bank commitment letters in connection with transactions of this type, except that there is no "market-out" condition. The revolving credit facility will permit an aggregate principal amount of borrowings of up to $250 million. The following is a summary of what we expect will be the material terms and other provisions of this new senior secured revolving credit facility.

        Maturity and Amortization.    The revolving facility will mature five years from the date of the closing of the DIRECTV Stock Sale, provided, however, that if the DIRECTV Stock Sale is not consummated within three business days after the first drawing under the revolving credit facility, the final maturity of the facility will be 364 days after the date of the first drawing and the terms of the facility will be modified as agreed between the surviving corporation and the lenders to reflect the changed circumstances.

        Interest Rates and Fees.    Loans under the revolving facility will bear interest, at the option of the surviving corporation, at either adjusted LIBOR plus 2.50% each year or the alternate base rate plus 1.50% each year. The surviving corporation will pay a yearly fee on letters of credit that are issued under the revolving credit facility equal to 2.50% of the outstanding amount of letters of credit and an additional amount, to be agreed upon, to the fronting bank. We expect that the surviving corporation will also pay a commitment fee on the undrawn portion of the revolving credit facility equal to 0.50% each year. The commitment fee will be payable quarterly in arrears. Interest rates and commitment fees will be subject to adjustment after six months based upon achievement of performance targets to be agreed.

        Ranking.    Borrowings under the revolving credit facility will rank pari passu in right of payment with all other senior secured debt of the surviving corporation.

        Guarantees and Collateral.    We expect that borrowings under the revolving credit facility will be guaranteed by each of the surviving corporation's existing and future direct or indirect domestic subsidiaries.

        We expect that the obligations of the surviving corporation and the subsidiary guarantors under the revolving credit facility will be secured by a perfected lien on, and a pledge of, the following:

  •
  all the capital stock and intercompany notes of each of the existing and future direct and indirect subsidiaries of the surviving corporation; except that with respect to foreign subsidiaries such lien and pledge shall be limited to 65% of the capital stock of "first-tier" subsidiaries; and

  •
  substantially all tangible and intangible properties and assets of the surviving corporation and its existing and future domestic subsidiaries.

        Covenants.    We expect that the credit agreement for the new revolving credit facility will contain customary affirmative and negative covenants, including restrictions on the ability of the surviving corporation and each of its subsidiaries, subject to customary and other exceptions, to:

  •
  incur liens;

  •
  incur additional debt (including debt incurred by direct or indirect subsidiaries, and obligations in respect of foreign currency exchange and other hedging arrangements);

  •
  pay dividends, or make redemptions and repurchases, with respect to capital stock;

  •
  prepay, or make redemptions and repurchases, of subordinated debt;

  •
  make loans and investments;

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  engage in mergers, acquisitions, asset sales, and sale/leaseback transactions;

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  change the business conducted by the surviving corporation and its subsidiaries; and

  •
  amend the terms of subordinated debt.

        In addition, the credit agreement will contain customary financial covenants including maximum total leverage, minimum interest coverage, and limitations on capital expenditures.

        Optional Prepayments.    We expect that the surviving corporation will be able, at its option, to prepay borrowings under the new revolving credit facility without premium or penalty, subject to reimbursement of the lenders' redeployment costs in the case of prepayment of adjusted LIBOR borrowings other than on the last day of the relevant interest period.

        Events of Default and Remedies.    We expect that the new revolving credit facility will have customary events of default and remedies.

Financing of the DIRECTV Stock Sale

        In connection with the DIRECTV Stock Sale, the surviving corporation, Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners will pay an aggregate of $2.839 billion to The DIRECTV Group, subject to withholding and adjustment as described above under "—The DIRECTV Stock Sale," and $4.03 million to holders of options to acquire our common stock (other than certain members of our management who have agreed not to have their options cashed out in the transactions). In addition, in connection with the DIRECTV Stock Sale, Constellation anticipates that substantially all of our 8.50% senior notes will be repurchased and all of our 6.125% senior secured notes will be redeemed. We currently have $800 million aggregate principal amount of our 8.50% senior notes and $275 million aggregate principal amount of our 6.125% senior secured notes outstanding. These payments are expected to be funded by a combination of equity contributions by Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners and borrowings under the committed bank facilities to be provided pursuant to the bank commitment letter and the issuance of debt securities by us.

        The bank commitment letter contains a commitment to provide the financing to the surviving corporation pursuant to new senior secured credit facilities with an aggregate principal amount of up to $2.910 billion (including that portion of the new revolving credit facility that will be available to the surviving corporation immediately following the merger) and a senior unsecured bridge facility with an aggregate principal amount of up to $1.165 billion. We expect that at the same time the new senior secured credit facilities are drawn upon the surviving corporation will issue up to $1.165 billion of new unsecured notes in one or more transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 144A under the Securities Act and/or one or more other applicable exemptions. The surviving corporation will only need to utilize the bridge facility if it is unable to issue the anticipated aggregate principal amount of new unsecured notes concurrent with the DIRECTV Stock Sale.

Fees and Expenses

        Pursuant to the transaction agreement, all fees and expenses incurred in connection with the transaction agreement and the transactions contemplated by the transaction agreement will be paid by the party incurring those expenses, except that Constellation will pay the filing fees for pre-merger notification and report forms under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and other antitrust laws, and we and Constellation will equally share any filing or other fees with respect to the FCC consent application.

        We expect that, upon consummation of the merger, the fees and expenses for the merger that we will be obligated to pay will be as follows:

Description	Amount
Advisory fees and expenses	$1,250,000
Debt financing fees and expenses	4,575,000
Legal fees and expenses	2,000,000
Accounting fees and expenses	250,000
Printing and mailing costs	101,000
Miscellaneous expenses

Total

Material Transactions Between PanAmSat and The DIRECTV Group and News Corporation

  Transactions with The DIRECTV Group and Its Affiliates

        Satellite Services.    We are a party to agreements with certain subsidiaries of The DIRECTV Group pursuant to which we provide satellite capacity, telemetry, tracking and control services and other related services and facilities, including HNS, HGS (prior to our acquisition of HGS in March 2003), DTVLA, and DIRECTV, Inc. Revenues derived from the DIRECTV Entities were $30.5 million for the three months ended March 31, 2004, or 15% of our revenues for that period, $128.9 million in 2003, or 16% of our revenues in 2003, $166.5 million in 2002, or 20% of our revenues in 2002, and $161.2 million in 2001, or 19% of our revenues in 2001, making the subsidiaries of The DIRECTV Group, collectively, our largest customer in each of those periods.

        During the fourth quarter of 2003, we agreed to amend our transponder lease agreements with DTVLA. This amendment became effective in February 2004, upon DTVLA's emergence from the Chapter 11 bankruptcy process. In conjunction with these amendments we agreed to accept reduced cash payments in the early years, most of which we expect to recapture in later years, and The DIRECTV Group has agreed to guarantee all of the transponder lease agreements with DTVLA for a period of five years. See, "Terms of the Transaction Agreement and the Merger—Commercial Arrangements with The DIRECTV Group."

        Tax Sharing Agreements.    We currently operate under federal and state income tax sharing agreements with The DIRECTV Group. Upon consummation of the DIRECTV Stock Sale, the tax separation agreement entered into as part of the transaction agreement, would take effect and supersede the existing tax sharing agreements. See, "Terms of the Transaction Agreement and the Merger—Tax Separation Agreement."

        Satellite Procurement Agreements.    We are a party to agreements with The Boeing Company, formerly Hughes Space and Communications Company, or HSC, for the construction of satellites. Prior to the sale of HSC to Boeing on October 6, 2000, HSC was an affiliate of ours. We believe the agreements, which became obligations of Boeing following the consummation of the sale by The DIRECTV Group of HSC to Boeing, are on commercially reasonable terms, as each was procured through a competitive bidding process. We entered into an agreement in October 1998 for the construction of up to six satellites (Galaxy 10R, Galaxy 4R, PAS-9, PAS-10, Galaxy 8-iR and Galaxy 13/Horizons 1), all of which were ordered. Galaxy 10R, Galaxy 4R, PAS-9 and PAS-10 were placed in service prior to 2002. During 2003, the construction contract for Galaxy 8-iR was mutually terminated by us and Boeing. Galaxy 13/Horizons 1 was launched on October 1, 2003 and was placed in service in January 2004. Pursuant to such agreements and prior agreements with HSC for the construction of PAS-2, PAS-3, PAS-4, PAS-5, PAS-6B, PAS-1R, Galaxy 11, Galaxy 3C, and Galaxy 13/Horizons 1 a portion of the contract price (between 15% and 20%) for each satellite is paid in the form of incentive payments to be paid to HSC over a 12 to 15 year period after the construction and launch of the applicable satellite. As HSC was sold to Boeing on October 6, 2000, we did not record any satellite purchases from HSC during 2003, 2002 or 2001.

        In October 2003, The DIRECTV Group committed to acquire a new satellite from Space Systems/Loral, which would replace our Galaxy 4R satellite and would be known as Galaxy 16. In April 2004, we executed a definitive agreement for the procurement of this satellite. As the manufacturer is currently in Chapter 11 bankruptcy proceedings, this agreement has been executed subject to bankruptcy court approval. Upon approval we will be obligated to reimburse The DIRECTV Group for amounts paid to the manufacturer on our behalf.

        Acquisition of the Assets of Hughes Global Services.    On March 7, 2003, we acquired substantially all of the assets of HGS from The DIRECTV Group for approximately $8.4 million in cash and the assumption of certain related liabilities. In connection with this transaction, the HGS-3, HGS-5 and Leasat satellites are now operated as part of our fleet. HGS provides end-to-end satellite communications services to government entities, both domestically and internationally, as well as to certain private sector customers and is also a value-added reseller of satellite bandwidth and related services and equipment. The acquisition supports our strategic initiative to expand government service offerings through G2.

        Other Transactions.    We transferred an authorization for a Ka-band orbital slot to HNS in exchange for a contingent payment of approximately $2.1 million. The payment is payable upon the launch of a satellite by HNS to such orbital slot. The FCC has approved the transfer of this authorization.

        In addition, The DIRECTV Group and certain of its affiliates lease to us office space in Long Beach, California and land for our teleport in Castle Rock, Colorado, and provide general liability insurance and certain administrative services to us, including the provision of certain advisory and audit services, and permit the participation by us and our employees in certain discount programs. During the years ended December 31, 2003, 2002 and 2001 and the three month period ended March 31, 2004, we incurred expenses related to such arrangements with The DIRECTV Group of approximately $1.9 million, $1.4 million, $1.9 million and $0.5 million, respectively.

        As a condition to the merger, we and The DIRECTV Group and its affiliates have agreed to enter into definitive agreements with respect to specified commercial arrangements between us. See "—Terms of the Transaction Agreement and the Merger—Commercial Arrangements with The DIRECTV Group."

        In addition, we purchase certain services and equipment from a subsidiary of The DIRECTV Group. For the three month period ended March 31, 2004 and the year ended December 31, 2003, the cost of these services were $0.8 million and $4.1 million, respectively.

  Transactions with News Corporation and Its Affiliates (other than The DIRECTV Group)

        We are a party to agreements with News Corporation and certain of its subsidiaries and affiliates pursuant to which we provide satellite capacity, telemetry, tracking and control services and other related services. Revenues derived from News Corporation and its affiliates were $20.7 million for the three months ended March 31, 2004, or 10% of our revenues for that period, and $91.8 million in 2003, or 11% of our revenues in 2003.

        In January 2004, we and Fox Entertainment signed a multi-year, multi-satellite contract making News Corporation and its affiliates one of our top five global customers. Under the terms of the agreement, Fox Entertainment will consolidate its entire suite of U.S. cable and broadcast programming onto our global fleet for 15 years and move a significant portion of its international traffic onto the fleet for the next decade.

Interests of The DIRECTV Group, Directors and Executive Officers

        In considering the recommendations of the special committee and our board of directors you should be aware that The DIRECTV Group and some of our directors and officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder generally and may create potential conflicts of interests. The interests of these parties as stockholders of both us and The DIRECTV Group are described below and in the section of this proxy statement entitled "Proposal 2—Security Ownership of Certain Beneficial Owners and Management."

  Interests of The DIRECTV Group

        As of July 9, 2004, The DIRECTV Group, HCI, HCG and HCSS beneficially owned the number of shares of our common stock listed below, representing approximately the percentage of the outstanding shares of our common stock set forth opposite such number (based on                   shares of our common stock outstanding as of July 9, 2004).

Person	Number of Shares	Percent of Class
The DIRECTV Group, Inc.	120,812,175	80.4%
Hughes Communications, Inc.	14,477,240	9.6%
Hughes Communications Galaxy, Inc.	88,605,390	59.0%
Hughes Communications Satellite Services, Inc.	17,729,545	11.8%

        The DIRECTV Group does not directly own any shares of our common stock, but has the power to vote or direct the vote, and to dispose or to direct the disposition of the shares of our common stock owned by HCI, HCG and HCSS. As a result, The DIRECTV Group may be deemed to beneficially own the shares of our common stock directly owned by HCI, HCG and HCSS. In addition, as a condition to the merger, The DIRECTV Group and its affiliates have agreed to enter into, amend or in some cases extend certain commercial arrangements with us (see "—Terms of the Transaction Agreement—Commercial Arrangements with the DIRECTV Group").

  Interests of Directors

        In the transaction agreement, Constellation agreed that the surviving corporation would indemnify, after the effective time of the acquisition, each of our directors and officers with respect to claims arising from facts or events that occurred prior to the effective time of the acquisition. These rights to indemnification will continue for at least six years after the closing of the stock purchase.

        In addition, The DIRECTV Group has agreed to obtain "tail" insurance policies at the effective time of the merger that provide, for at least six years after such time, insurance coverage with respect to directors' and officers' liability for claims arising from facts or events that occurred prior to such time. The amount and scope of the coverage will be at least as favorable as the terms of our policies in effect as of the date of the acquisition agreement.

        The SEC advises that indemnification for securities law violations is against public policy and may be unenforceable.

        Mr. Wright will become a member of the board of directors of the surviving corporation.

  Interests of Management

        As of the date of this proxy statement, Joseph R. Wright, Jr., James B. Frownfelter, Michael J. Inglese and James W. Cuminale have entered into summary term sheets relating to arrangements that will become effective upon consummation of the DIRECTV Stock Sale, as further described below.

  Employment Agreements

        Constellation has advised us that effective on the closing of the DIRECTV Stock Sale, the surviving corporation will enter into a new employment contract with Mr. Wright, which will contain provisions substantially similar to those in his existing agreement dated August 20, 2001, as amended. See "Proposal 2—Employment Contracts and Termination of Employment and Change-In-Control Arrangements—Employment Agreement with Joseph R. Wright, Jr." The new employment agreement will provide for a one-year term of employment that automatically renews annually unless either party gives notice, with an annual base salary of not less than $685,000 and an annual bonus opportunity of not less than 100% of the annual base salary, based on the achievement of performance targets and/or other bonus criteria established by the board of directors of the surviving corporation. If Mr. Wright is terminated without cause or resigns for good reason, he will receive a severance amount equal to two and one-half times his base salary plus the greater of the most recent bonus paid or the bonus target in effect at the time of termination.

        The surviving corporation will continue to provide Messrs. Frownfelter, Inglese and Cuminale with the severance payments and benefits available under their respective Executive Change-in-Control Agreements, until the expiration of such agreements. See "Proposal 2—Employment Contracts and Termination of Employment and Change-In-Control Arrangements—Executive Change-in-Control Severance Agreements." Thereafter, the surviving corporation will provide severance benefits of one year in the event the surviving corporation terminates such officer's employment without cause or the officer terminates his employment for good reason. All four executives have agreed to 18-month post-termination non-competition and non-solicitation covenants.

  Treatment of Options and Restricted Stock Units

        Immediately following the closing of the DIRECTV Stock Sale, each stock option issued and outstanding under our 1997 Long-Term Incentive Plan, whether or not then vested will be canceled and converted into the right to receive a payment from the surviving corporation (subject to any applicable withholding taxes, as the case may be) equal to the product of (a) the total number of shares of our common stock subject to such stock option and (b) the excess of $23.50 over the option exercise price for such stock option, payable in cash immediately following the DIRECTV Stock Sale. Immediately before the effective time of the merger, all restrictions on restricted stock units granted under our 1997 Long-Term Incentive Plan will lapse and the unvested restricted stock units will vest and will be canceled and the holders of those securities will be entitled to receive $23.50 per share, less applicable withholding taxes.

        Notwithstanding the foregoing, existing options and restricted stock units granted under our 1997 Long-Term Incentive Plan to Messrs. Wright, Frownfelter, Inglese and Cuminale will continue to be options and shares of the surviving corporation.

  New Stock Option Plan

        Following consummation of the DIRECTV Stock Sale, the surviving corporation is expected to establish a new stock option plan, which would govern the grant of options to purchase common shares of the surviving corporation to members of management following the transaction, including those of Messrs. Wright, Frownfelter, Inglese and Cuminale as described above. Each grant under the option plan would specify the applicable option exercise period, option exercise price, vesting requirements and such other terms and conditions as the committee deems appropriate. Additional options granted to Messrs. Wright, Frownfelter, Inglese and Cuminale would generally vest as follows: 40% of the shares subject to new options granted would vest over five years, and 60% of the shares subject to new options would vest at the end of eight years, unless accelerated by the achievement of performance targets established by the board of directors of the surviving corporation. Options granted under the option plan would expire ten years from the date of the grant.

  Transaction Bonuses

        Our board of directors has approved a transaction bonus pool for certain of our executives and other employees from which they will be entitled to payments upon the successful closing of the DIRECTV Stock Sale. The pool is for an aggregate amount of $6.5 million, with $5 million being assumed by us, and $1.5 million to be reimbursed by The DIRECTV Group, with awards payable in cash. Upon consummation of the DIRECTV Stock Sale, Messrs. Wright, Frownfelter, Inglese and Cuminale have agreed to invest a portion of their transaction bonuses, of $5,700,000 in the aggregate, in shares of common stock (or common stock equivalents). The purchase price for these shares will be $23.50 per share, the same as the purchase price paid by Constellation and the acquisition vehicles affiliated with The Carlyle Group and Providence Equity Partners for its shares of the surviving corporation. The subscription agreements for the purchase of stock will contain customary representations, warranties and covenants.

  Management Stockholders' Agreement

        In connection with the subscription for the purchase of shares and the grant of options under the option plan, participating members of management would be required to become party to a management stockholders' agreement to be entered into with the surviving corporation. The management stockholders' agreement would generally restrict the ability of the stockholders to transfer shares held by them for five years after the closing of the DIRECTV Stock Sale.

        If a management stockholder's employment is terminated, the surviving corporation would have the right to purchase the shares held by such person on terms to be specified in the stockholders' agreement. If a management stockholder's employment is terminated as a result of death or disability, such employee stockholder or, in the event of such stockholder's death, the estate of such stockholder would have the right to force the surviving corporation to purchase his shares, on terms to be specified in the management stockholders' agreement.

  Sale Participation Agreement

        Each management stockholder would be the beneficiary of a sale participation agreement, which would grant to the management stockholder the right to participate in any sale of shares of common stock by the surviving corporation's institutional investors occurring prior to the fifth anniversary of a public offering of the surviving corporation on the same terms as the institutional investors. In order to participate in any such sale, the management stockholder may be required, among other things, to become a party to any agreement under which the common stock is to be sold, and to grant certain powers with respect to the proposed sale of common stock to custodians and attorneys-in-fact.

  Registration Rights Agreement

        Members of management holding shares would under certain circumstances be permitted to participate in registrations by the surviving corporation of its equity securities if the institutional investors are also selling their shares. Such registration rights would be subject to customary limitations to be specified in a registration rights agreement.

        In addition to these arrangements, certain of our officers have existing employment or severance agreements that include "change-in-control" provisions. These agreements are described below in the section of this proxy statement entitled "Proposal 2—Election of Directors—Employment Contracts and Termination of Employment and Change-In-Control Agreements."

        The special committee was aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreement and the merger and in recommending to our board of directors that the transaction agreement be adopted and the merger be approved. In addition, each of the members of our board of directors was aware of these interests and considered them, among other matters, in approving the transaction agreement and the merger.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to our stockholders with respect to their exchange of common stock for cash pursuant to the merger, such exchanging stockholders referred to herein as "stockholders," and to us and the DIRECTV Entities. This summary does not purport to be a description of all tax consequences that may be relevant to our stockholders. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change, possibly retroactively. It is assumed that the shares of common stock are held as capital assets. This summary does not address the consequences of the merger under state, local or foreign law, nor does it address all aspects of federal income taxation that may be important to some or all of our stockholders in light of their individual circumstances. It also does not address tax issues that may be significant to stockholders subject to special rules, such as financial institutions; broker-dealers or traders in securities; persons who are not citizens or residents of the United States or that are foreign corporations, partnerships, estates or trusts; mutual funds; insurance companies; tax-exempt entities; holders who acquired their shares through stock option or stock purchase programs or otherwise as compensation; holders who are subject to alternative minimum tax; or holders who hold their shares as part of a hedge, straddle or other risk-reduction transaction.

        Stockholders are encouraged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any federal, state, local and foreign income and other tax laws) of the merger.

  Consequences to Our Stockholders

        The merger will be treated for federal income tax purposes as a taxable sale by our stockholders of their shares of common stock. A stockholder will recognize gain or loss equal to the difference between (1) the amount of the cash consideration received in the merger and (2) the stockholder's adjusted tax basis in the shares of our common stock surrendered in the merger. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if, as of the date of the merger, the stockholder held such shares of common stock for more than one year. For individual stockholders, long-term capital gain generally is subject to preferential rates. There are limitations on the deductibility of capital losses.

        Under U.S. federal income tax law, the payment of the cash consideration to a stockholder (other than certain exempt stockholders, including among others, corporations) pursuant to the merger may be subject to backup withholding at a rate of 28%. To avoid backup withholding with respect to payments made pursuant to the merger, each stockholder must (a) provide his, her or its correct taxpayer identification number and certify that such stockholder is not subject to backup withholding on the Substitute Form W-9 included in the letter of transmittal or (b) provide a certification of foreign status on Internal Revenue Service Form W-8BEN or an appropriate substitute form. Any amount withheld from the payment of the merger consideration under the backup withholding rules will be allowed as a refund or credit against the stockholder's federal income tax liability if the stockholder furnishes the required information to the Internal Revenue Service in a timely manner. Stockholders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

  Consequences to Other Parties

        There will be no federal tax consequences to us or to any of the DIRECTV Entities as a result of the merger.

Appraisal Rights of Stockholders

        The following discussion is not a complete statement of appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the Delaware General Corporation Law, which is attached as Appendix B. All references in Section 262 of the Delaware General Corporation Law and in this summary to a "stockholder" are to the record holder of the shares of our common stock as to which appraisal rights are asserted. Stockholders intending to exercise appraisal rights should carefully review Appendix B. Failure to comply strictly with all of the procedures specified in Appendix B will result in the loss of appraisal rights.

        Under Section 262 of the Delaware General Corporation Law, if you do not wish to accept the merger consideration for your shares of our common stock you may elect to have the "fair value" of your shares judicially determined and paid to you in cash in lieu of the merger consideration that you would otherwise be entitled to receive if the merger is consummated.

        The following is a brief summary of Section 262 of the Delaware General Corporation Law, which explains the procedures and requirements for exercising statutory appraisal rights. Failure to precisely follow the procedures described in Section 262 of the Delaware General Corporation Law could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262 of the Delaware General Corporation Law. A stockholder of record wishing to exercise appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective date of the merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the Delaware General Corporation Law, including:

  •
  as more fully described below, the stockholder must deliver to us a demand for appraisal of his, her or its shares before the vote on the transaction agreement at the annual meeting;

  •
  the stockholder must not vote its shares of our common stock in favor of the adoption of the transaction agreement. A submitted signed proxy not marked "AGAINST" or "ABSTAIN" will be voted for the proposal to adopt the transaction agreement and the transactions contemplated thereby. The submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his, her or its appraisal rights solely by abstaining if the stockholder satisfies all other provisions of Section 262 of the Delaware General Corporation Law; and

  •
  the stockholder must continuously hold its shares from the date of making the demand through the effective date of the merger. A stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made but who thereafter transfers those shares prior to the effective date of the merger will lose any right to appraisal in respect of those shares.

        A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

        A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our principal executive offices at 20 Westport Road, Wilton, Connecticut 06897, Attention: General Counsel and Secretary. The written demand for appraisal should state the stockholder's name and mailing address, the number of shares of our common stock owned by the stockholder and must reasonably inform us that the stockholder intends thereby to demand appraisal of his, her or its shares of our common stock. Within 10 days after the effective date of the merger, we will provide notice of the effective date of the merger to all of our stockholders who have complied with Section 262 of the Delaware General Corporation Law and have not voted for the merger.

        A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our common stock outstanding in the name of such record owner.

        Within 120 days after the effective date of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 of the Delaware General Corporation Law may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder within ten days after the stockholders' request is received by us or within ten days after the latest date for delivery of a demand for appraisal under Section 262 of the Delaware General Corporation Law, whichever is later.

        Within 120 days after the effective date of the merger (but not thereafter), either us or any stockholder who has complied with the required conditions of Section 262 of the Delaware General Corporation Law and who is otherwise entitled to appraisal rights may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of the shares of our common stock of stockholders entitled to appraisal rights. We have no present intention to file such a petition if a demand for appraisal is made and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights within the time periods and in the manner prescribed in Section 262. Since we have no obligation to file a petition, your failure to do so within the period specified could nullify your previous written demand for appraisal.

        Upon the filing of a petition in the Court of Chancery of the State of Delaware by a stockholder demanding a determination of the fair value of our common stock, service of a copy of the petition must be made upon us. We must then, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached with us. If we file a petition, the petition must be accompanied by the duly verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice also will be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The court must approve the forms of the notices by mail and by publication, and we must bear the costs of the notices.

        At the hearing on the petition, the Court of Chancery of the State of Delaware will determine which stockholders have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Court of Chancery of the State of Delaware may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        After determining which stockholders are entitled to appraisal rights, the court will appraise the shares owned by these stockholders, determining the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining "fair value," the Court of Chancery of the State of Delaware is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Supreme Court of the State of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Supreme Court of the State of Delaware has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the Delaware General Corporation Law provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Weinberger, the Supreme Court of the State of Delaware construed Section 262 of the Delaware General Corporation Law to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 of the Delaware General Corporation Law could be more than, the same as or less than the consideration they would receive pursuant to the transaction agreement if they did not seek appraisal of their shares.

        The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Costs, however, do not include attorneys' fees or the fees of expert witnesses. Upon application of a stockholder who has perfected appraisal rights, the court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

        No stockholder who has duly demanded appraisal in compliance with Section 262 of the Delaware General Corporation Law, and has not properly withdrawn such demand, will, after the effective date of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the merger.

        At any time within 60 days after the effective date of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the transaction agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the transaction agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective date of the merger, the stockholder's rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Section 262 of the Delaware General Corporation Law may result in the loss of a stockholder's statutory appraisal rights.

Historical Consolidated Financial Data

  Historical Financial Data

        Our audited financial statements are included in our annual report on Form 10-K for the year ended December 31, 2003, which is incorporated herein by reference. In addition, our unaudited consolidated financial statements as of and for the three-months ended March 31, 2004, are included in our quarterly report on Form 10-Q for that period, which is incorporated herein by reference.

  Book Value Per Share

        As of March 31, 2004, our book value per share was approximately $20.97. Book value per share is not a term defined by accounting principles generally accepted in the United States of America. Book value per share is calculated by dividing total stockholders' equity by the number of shares of common stock outstanding as of the date of determination.

  Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of calculating the ratio of earnings available to cover fixed charges:

  •
  earnings consist of income (loss) before income taxes plus fixed charges and amortization of capitalized interest, less capitalized interest; and

  •
  fixed charges consist of interest inclusive of the amortization of debt issuance costs, whether expensed or capitalized, plus the assumed interest component of rent expense.

Year Ended December 31,		Three Months Ended March 31,
2002	2003	2003	2004
1.62	1.86	2.02	—

        For the three months ended March 31, 2004, our earnings were insufficient to cover our fixed charges by approximately $53,796,000.

Recommendation of Our Board of Directors

        Our board of directors recommends a vote "FOR" adoption of the transaction agreement.

Proposal 2
Election of Directors

        The board of directors, of PanAmSat Corporation (the "company," "PanAmSat," "we" or "us") currently consists of ten directors. Ten directors will be nominated for election at the annual meeting of stockholders, to be held at                        , on August     , 2004, at                        . If the merger is completed, the nominees for director elected by our stockholders at the annual meeting will serve as directors only until the effective time of the merger. Unless otherwise directed, proxies in the accompanying form will be voted "FOR" the nominees listed below. Our board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are current directors of the company whose terms end at the annual meeting. Certain information concerning the nominees for director is set forth below.

        Our board of directors recommends a vote "FOR" the following nominees to the board of directors:

Directors and Nominees

        On December 22, 2003, Chase Carey was designated by our board of directors to fill a vacancy and was chosen as its chairman following the resignation of Jack A. Shaw. On January 30, 2004, our board of directors designated Bruce B. Churchill and Patrick T. Doyle to fill the vacant positions on our board, including that position vacated by the resignation of Michael J. Gaines on January 16, 2004. The other current members of our board were elected at our 2003 annual meeting of stockholders and will serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The following table sets forth information as to each member of our board of directors:

Name	Age
Chase Carey, Chairman of the Board	50
Bruce B. Churchill	46
Patrick J. Costello	47
Patrick T. Doyle	48
Eddy W. Hartenstein	53
Dennis F. Hightower	62
James M. Hoak	60
Larry D. Hunter	54
Stephen R. Kahn	49
Joseph R. Wright, Jr.	65

        Chase Carey is presently the Chairman of our board of directors. Mr. Carey is President and Chief Executive Officer of The DIRECTV Group, Inc., a satellite communications company and our parent company, formerly known as Hughes Electronics Corporation, and is a member of that company's board of directors. Mr. Carey has served as an advisor and non-executive director of The News Corporation Limited, since 2002. Mr. Carey served as Co-Chief Operating Officer of News Corporation from 1996 to 2002. Mr. Carey served as a director, President and Chief Executive Officer of Sky Global Networks, Inc. from 1992 to 2002. Mr. Carey served as a director of Fox Entertainment Group, Inc., from 1992 to 2002 and served as Co-Chief Operating Officer of that company from 1998 to 2002. Mr. Carey was Chairman and Chief Executive Officer of Fox Television from 1994 to 2000. Mr. Carey was a director of News America Incorporated until 2002, President and Chief Operating Officer from 1998 until 2002 and Executive Vice President from 1996 to 1998. Mr. Carey served as a director of NDS Group, Inc. from 1996 to 2002 and a director of Gemstar-TV Guide International, Inc. from 2000 until 2002. Mr. Carey has been a member of the board of directors of British Sky Broadcasting plc since February 2003. Mr. Carey is a director and a member of the audit committee of Gateway, Inc., director and member of the compensation committee of Yell Finance B.V. and also serves on the board of trustees of Colgate University. Mr. Carey has been a director and Chairman of our board of directors since December 22, 2003.

        Bruce B. Churchill is presently one of our directors. In addition, he is Executive Vice President and Chief Financial Officer of The DIRECTV Group. From 2000 until joining The DIRECTV Group in January of this year, Mr. Churchill was President and Chief Operating Officer of STAR TV and from 1996 until 2000 was its Deputy Chief Executive Officer. Prior to that, Mr. Churchill was Senior Vice President, Finance of Fox Television. Mr. Churchill has been a director since January 30, 2004.

        Patrick J. Costello is presently one of our directors. In addition, he is the Chief Financial Officer of Northway Management Company, LLC (a private investment company), a position he has held since May 1997, and is a director of First Look Media, Inc. Mr. Costello was the Chief Financial Officer of PanAmSat International (our predecessor) from May 1992 to May 1997, and was elected a director of PanAmSat International in October 1996. Mr. Costello has been a director since May 1997.

        Patrick T. Doyle is presently one of our directors. In addition, he is Senior Vice President, Treasurer, Controller and Chief Accounting Officer of The DIRECTV Group. From July 2000 to December 2003, Mr. Doyle was Corporate Vice-President, Treasurer and Controller of Hughes Electronics and prior to that, he was Vice President of Corporate Development and Taxes. Mr. Doyle has been a director since January 30, 2004.

        Eddy W. Hartenstein is presently one of our directors. He has served as a director and Vice Chairman of The DIRECTV Group since December 22, 2003. Until December 2003, he was Chairman and Chief Executive Officer of DIRECTV Holdings LLC and Corporate Senior Vice President of Hughes Electronics. Mr. Hartenstein is a member of the board of directors of Thomson Multimedia, the Satellite Broadcasting Communications Association and the Consumer Electronics Association. He has been a director since June 2001.

        Dennis F. Hightower is presently one of our directors. He is a retired business executive who was formerly Chief Executive Officer of Europe Online Networks S.A., a Luxembourg based broadband interactive entertainment company. Previously, he served as a Professor of Management at the Harvard University Graduate School of Business Administration, which position he held from July 1996 through May 2000. He was a senior executive with The Walt Disney Company, a diversified worldwide entertainment company, from June 1987 to June 1996, when he was appointed President of Walt Disney Television & Telecommunications and President of Disney Consumer Products, Europe, Middle East and Africa, a publishing, character merchandise and children's music company. He is a member of the board of directors of Accenture Ltd., The Gillette Company, Northwest Airlines Corporation and The TJX Companies, Inc. and is a member of the Board of Trustees of Casey Family Programs. Mr. Hightower has been a director since May 1997.

        James M. Hoak is presently one of our directors. In addition, he is Chairman of Hoak Media, LLC (a television broadcaster) and Chairman and a Principal of Hoak Capital Corporation (a private equity investment company). Mr. Hoak is a former Chairman of HBW Holdings, Inc. (an investment bank), which position he held from July 1996 to November 1999. He served as Chairman of Heritage Media Corporation, a broadcasting and marketing services firm, from its inception in August 1987 to its sale in August 1997. Mr. Hoak was Chief Executive Officer of Crown Media, Inc., a cable television company, from February 1991 to January 1995. Mr. Hoak is a member of the board of directors of Pier 1 Imports, Inc., Texas Industries, Inc. and Grande Communications, Inc. He has been a director since May 1997.

        Larry D. Hunter is presently one of our directors. He is Executive Vice President, General Counsel and Secretary of The DIRECTV Group. From March 2001 to December 2003, Mr. Hunter was Corporate Senior Vice President and General Counsel of Hughes Electronics. Mr. Hunter was

Chairman and President of DIRECTV Japan Management, Inc. from August 1998 to March 2001. Mr. Hunter has been a director since October 2001.

        Stephen R. Kahn is presently one of our directors. In addition, he is a Managing Director of Advent International Corporation (a global private equity firm), which position he has held since 1993. Prior to that, he was a Vice President/Director at Advent. At Advent, Mr. Kahn is the senior partner responsible for Advent global programs and corporate partnerships. His responsibilities include development and oversight of regional venture market activities, including Israel, Australia, India and Japan. In addition, Mr. Kahn oversees Advent's corporate programs with leading Fortune 500 companies from around the world. Previously, he worked in Advent's financial services group and was responsible for corporate finance and mergers and acquisitions advisory services. Mr. Kahn has been a member of the board of directors of CompuScan Marketing, Inc., Cycloid Co. and Gemini Israel Funds. He has been a director since October 1998.

        Joseph R. Wright, Jr. has been our President and Chief Executive Officer since August 2001 and is presently one of our directors. Prior to joining us as our Chief Executive Officer, Mr. Wright was Chairman of GRC International, which provides advanced IT, Internet and software technologies to government and commercial customers. He was also Co-Chairman of Baker & Taylor, a book/video/software distribution company. From 1989 to 1994, Mr. Wright was Executive Vice President, Vice Chairman and Director of W.R. Grace, Company. In the 1980s, Mr. Wright served President Reagan in the U.S. Government as Deputy Director and Director of the Federal Office of Management and Budget and as a member of the Cabinet and as Deputy Secretary of the Department of Commerce. Prior to his time in Washington D.C., Mr. Wright was President of two Citibank credit card subsidiaries and was a Partner of Booz Allen and Hamilton. Mr. Wright currently serves on the board of directors/advisors of AT&T Government Solutions, Titan Corporation, Proxim Corporation, Terremark Worldwide and Verso Technologies. He is a member of the Federal Communications Commission's Network Reliability and Interoperability Counsel and was on the President's Commission on U.S. Postal Service reform. He is a member of the Council on Foreign Relations, Counsel for Excellence in Government, Chief Executives Organization, Committee for a Responsible Federal Budget and the New York Economic Club. He has been a director since 1997.

Further Information Concerning the Board of Directors and Committees of PanAmSat

        Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board and four standing committees: the independent directors committee, the audit committee, the compensation and nominating committee, and the finance committee. In addition, from time to time, special committees may be established under the direction of the board when necessary to address specific issues. As detailed above in Proposal 1, our board established a special committee in connection with the board's approval of the transaction agreement and the merger. See "Proposal 1—Special Factors—Background of Merger" and "Proposal 1—The Position of Our Board of Directors as to the Fairness of the Merger." In 2003, each director attended more than 75 percent of the aggregate of (a) the total number of meetings of our board of directors during the period for which such person was a director and (b) the total number of meetings held by all committees of our board on which such person served during the time such person was a member of such committee.

  Committees of the Board—Board Meetings

        The board of directors held eight meetings in 2003. The independent directors committee, audit committee, compensation and nominating committee and finance committee are described below.

        Independent Directors Committee.    The independent directors committee is composed of Messrs. Costello, Hightower, Hoak and Kahn, none of whom is an existing or retired employee of the company or any of its "affiliates," as defined in Rule l2b-2 under the Securities Exchange Act of 1934, as amended. Its functions are to (a) review and approve all related party transactions in accordance with the listing standards of the National Association of Securities Dealers, Inc., or NASD, and (b) review the annual report from our president that describes all transactions and agreements entered into between us and The DIRECTV Group or its subsidiaries during the preceding year and describes all other relationships between the companies, and to determine whether such arrangements were commercially reasonable. The independent directors committee met one time in 2003.

        Audit Committee.    Our audit committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors, engaging a firm of independent accountants to audit our financial statements, evaluating the adequacy of our accounting policies and its internal controls and reviewing any proposed corrective actions.

        Consistent with NASD listing standards regarding audit committee structure and membership requirements as of the date hereof, our audit committee is composed of three directors. The members of the audit committee are Messrs. Hoak, Costello and Hightower, all of whom are "independent" under the current NASD listing standards. Our board of directors has determined that Messrs. Costello and Hoak are each an "audit committee financial expert" as such term is defined in the Security and Exchange Commission, or SEC, regulations.

        The board of directors adopted an amended and restated written charter for the audit committee on March 31, 2004, a copy of which is attached as Appendix E to this proxy statement. The audit committee met twelve times in 2003.

        Compensation and Nominating Committee.    The compensation and nominating committee, or the compensation committee, is composed of Messrs. Hightower, Kahn and Carey. Its functions are to:

  •
  review, recommend and approve compensation levels, bonus amounts, stock option grants and benefit plans;

  •
  request and review reports from our management on the scope, competence, performance and motivation of management employees;

  •
  develop, review, recommend and approve bonus, stock option and similar incentive plans or programs and retirement and welfare plans or programs;

  •
  administer and interpret bonus, stock option and similar incentive plans; and

  •
  develop, review and recommend changes to major benefit programs.

        The duties of the compensation committee also include recommending nominees to fill vacancies in the membership of our board of directors (other than vacancies left by directors originally nominated by The DIRECTV Group) as they occur and prior to each annual meeting of stockholders and nominating a slate of nominees for election at the annual meeting.

        For an individual being considered for election to our board of directors for the first time, the compensation committee is required to submit its recommendation to our board of directors in advance of ascertaining the willingness of the recommended candidate to serve if elected. In addition, the compensation committee is required to prepare, not less frequently than every three years, and submit to our board of directors for adoption, a list of selection criteria to be used by the compensation committee. The compensation committee will consider nominees of security holders. The procedures for nomination of directors by security holders can be found in the section below titled "Submission of Stockholder Proposals and Nominations."

        The compensation committee does not use rigid criteria in the selection of nominees for our board of directors. Rather, the standards and principles used by the compensation committee will change occasionally based on the skills relevant to the company at the time. The compensation committee will consider such relevant factors as it deems appropriate in the consideration of the nominee, taking into account the then-current composition of our board of directors, the balance of management and independent directors and the need for audit committee expertise. Generally, the compensation committee aims to achieve a balance of knowledge, experience and competence on our board of directors. Relevant factors considered by the compensation committee include the prospective nominee's:

  •
  commitment to ethics and integrity;

  •
  values and judgment;

  •
  ability to dedicate sufficient time and attention to the performance of his or her duties;

  •
  management and policy-making experience, talent and professional expertise;

  •
  ability to represent the interests of all the company's stockholders; and

  •
  ability to work with others in a collaborative atmosphere.

        If a vacancy on our board of directors arises or a vacancy is expected to arise with respect to a director that was not nominated by The DIRECTV Group, the compensation committee considers prospective nominees for such opening on our board of directors. Prospective nominees are suggested to the compensation committee by members of our board of directors, management, professional search firms, stockholders and others. The compensation committee evaluates prospective nominees, including those recommended by stockholders, in the same manner. The prospective nominees are evaluated at regular or special meetings of the compensation committee. Based on the materials and information provided in connection with the nomination, the compensation committee's knowledge of the prospective nominee and the satisfaction of the qualifications outlined above, the compensation committee will recommend to our board of directors any nominee it believes should be considered by our board of directors. The board of directors would then further consider and determine the nominees.

        The procedures described above are used by the compensation committee with respect to prospective nominees proposed to fill positions on our board vacated by directors that were not originally nominated by The DIRECTV Group. The chairman of the board nominates nominees proposed to fill positions on our board vacated by directors that were originally nominated by The DIRECTV Group and our board approves such nominations.

        The compensation committee operates under a written charter, a copy of which is attached as Appendix F to this proxy statement. The compensation committee met five times in 2003.

        Finance Committee.    The finance committee is composed of Messrs. Hoak, Kahn and Wright. Its functions are to review and act on any debt financing transactions including loans, commercial paper programs, debt offerings or other transactions involving the creation of indebtedness, when requested by our board. The finance committee also, from time to time as requested by our board, advises our board on strategic transactions involving the company. The finance committee did not hold any meetings in 2003.

  Board Independence

        The NASD listing standards require that a majority of the members of our board of directors be "independent," as such term is defined by the NASD listing standards. However, such requirement does not apply to a "controlled company," which is a company of which more than 50% of the voting power is held by an individual, a group or another company. More than 50% of our voting power is held by The DIRECTV Group, and therefore, we are a controlled company.

        We are relying on Rule 4350(c) of the NASD listing standards which allows controlled companies to be exempt from rules requiring:

  •
  a majority of the members of the board of directors to be independent directors;

  •
  the compensation of the chief executive officer to be determined, or recommended to the board of directors for determination, either by a majority of the independent directors or a compensation committee comprised solely of independent directors;

  •
  the compensation of all other executive officers to be determined, or recommended to the board of directors for determination, either by a majority of the independent directors or a compensation committee comprised solely of independent directors; and

  •
  director nominees to be selected, or recommended for the board of directors' selection, either by a majority of the independent directors or a nominations committee comprised solely of independent directors.

  Communications with the Board of Directors

        Stockholders may communicate with our board of directors by sending a letter to the attention of James W. Cuminale, Esq., Executive Vice President Corporate Development, General Counsel and Secretary, PanAmSat Corporation, 20 Westport Road, Wilton, Connecticut 06897. All communications will be regularly forwarded to the chairman of the board. If a stockholder wishes to send a communication directly to an individual director or to a committee of our board of directors, then the communication should be specifically addressed to such individual director or committee and sent in care of the Secretary at the address above. All communications will be regularly forwarded to the appropriate individual(s).

  Attendance at Stockholder Meetings

        We do not have a policy regarding attendance by the members of our board of directors at annual stockholder meetings. We encourage our directors to attend the annual meetings of the stockholders. Two of the members of our board of directors then in office attended last year's annual meeting of the stockholders.

  Director Compensation

        Effective January 2003, each non-employee director is eligible to receive an annual fee of $75,000 for services rendered as a member of our board of directors, which is payable at each director's election either (a) all in restricted stock granted under our Long-Term Stock Incentive Plan or (b) up to 40% ($30,000) in cash and the balance in restricted stock. Additionally, under this plan, the non-employee director chairing the audit committee is eligible to receive an additional annual fee of $15,000 and each non-employee director who serves as a chairperson of a committee of our board of directors other than the audit committee is eligible to receive an additional annual fee of $10,000. Each of these additional fees is payable in restricted stock granted under our Long-Term Stock Incentive Plan. At such director's election, up to 50% of these additional fees may be paid in cash in lieu of restricted stock. The number of shares to be issued in payment of the fees will be calculated based on the average daily closing price of our common stock on the Nasdaq National Market during the month prior to the date of grant. The restricted shares vest 100% on the first anniversary of the date the restricted shares are granted; prior to being fully vested, such shares will be subject to forfeiture upon the termination of a board member's services. Directors may also elect to defer the fees payable in stock, in the form of units of our common stock, pursuant to the PanAmSat Corporation 1999 Non-Employee Directors Compensation Deferral Plan. Employees of The DIRECTV Group who serve on our board are not considered non-employee directors and do not receive compensation for their service as directors.

        On May 1, 2003, pursuant to the PanAmSat Corporation Non-Employee Director Fee Plan, 2,813 restricted shares of our common stock were granted and $30,000 was paid to Mr. Costello, 3,125 restricted shares were granted and $35,000 was paid to Mr. Hightower, 3,594 restricted shares were granted and $42,500 was paid to Mr. Hoak, and 4,688 restricted shares were granted to Mr. Kahn. Mr. Hoak and Mr. Costello elected to defer receipt of their restricted share grant pursuant to the PanAmSat Corporation 1999 Non-Employee Directors Compensation Deferral Plan until termination of their services as board members.

        We reimburse the directors for reasonable travel expenses incurred in connection with their duties as our directors.

Executive Officers of the Company

        Set forth below is certain information concerning each of our current executive officers.

Name	Age	Position
Joseph R. Wright, Jr.	65	President, Chief Executive Officer and Director
James B. Frownfelter	40	Executive Vice President and Chief Operating Officer
James W. Cuminale	51	Executive Vice President Corporate Development, General Counsel and Secretary
Thomas E. Eaton, Jr.	49	Executive Vice President and President, G2 Satellite Solutions
Michael J. Inglese	43	Executive Vice President and Chief Financial Officer

        Joseph R. Wright, Jr. has been our President and Chief Executive Officer since August 2001. For Mr. Wright's biographical information, see "—Directors and Nominees."

        James B. Frownfelter has been our Executive Vice President and Chief Operating Officer since January 2003. Mr. Frownfelter previously served as our Executive Vice President and Chief Technology Officer and Vice President and Senior Vice President of Space Systems. Prior to joining us in 1998, Mr. Frownfelter was a senior manager at Philip A. Rubin & Associates, which provided consulting services to us. From 1991 to 1996, Mr. Frownfelter was the Director of Marketing at Fokker Aircraft U.S.A., Inc. Prior to that time, Mr. Frownfelter was an engineer for Hughes Aircraft Company.

        James W. Cuminale has been our Executive Vice President Corporate Development, General Counsel and Secretary since April 1999. From May 1997 to April 1999, Mr. Cuminale was our Senior Vice President, General Counsel and Secretary. From January 1996 to May 1997, Mr. Cuminale was Senior Vice President and General Counsel of PanAmSat International, and from March 1995 to December 1995, was General Counsel of PanAmSat International. From 1983 to 1995, Mr. Cuminale was a partner in the law firm of Ivey, Barnum & O'Mara.

        Thomas E. Eaton, Jr. has been Executive Vice President and President, G2 Satellite Solutions since August 2003. Mr. Eaton previously served as our Executive Vice President, Global Sales and Marketing since October 2001, initially joining us as Executive Vice President, Global Sales in November 2000. From 1996 to 2000, Mr. Eaton was the Senior Vice President of INTELSAT's Global Sales and

Customer Support, heading the sales and support of all of INTELSAT's services worldwide. From 1992 to 1996, Mr. Eaton was the Vice President, Sales and Marketing for Integrated Network Services, Inc., a start-up company he helped form. Mr. Eaton was Director of Marketing for Sprint Communication Corp.'s video services division from 1989 to 1992, and held various management positions with Nortel Networks from 1984 to 1989.

        Michael J. Inglese has been our Executive Vice President and Chief Financial Officer since January 2002. From June 2000 to January 2002, Mr. Inglese served as our Senior Vice President of Finance and Chief Financial Officer and from May 1998 to June 2000 he served as our Vice President of Finance. Prior to joining us in May 1998, Mr. Inglese was Chief Financial Officer for DIRECTV Japan, Inc., where he was responsible for the financial management and control of the broadcasting and customer service center operations. Prior to 1997, Mr. Inglese was a senior manager of corporate development at Hughes Electronics.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the shares of common stock beneficially owned as of                 , 2004 by (1) each person who or entity that, insofar as we have been able to ascertain, beneficially owned as of such date more than 5% of our outstanding common stock, (2) each of our directors and each nominee for director, (3) our chief executive officer and the executive officers identified on the summary compensation table on page 87, and (4) all of our executive officers and directors as a group (14 persons).

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Shares of Common Stock	Percent of Common Stock(1)
The DIRECTV Group(2)	120,812,175	80.4%
Mary Anselmo(3)(4)(5)	10,798,473	7.2%
Article VII Trust Created Under the Rene Anselmo Revocable Trust Dated June 10, 1994(3)(4)	10,098,588	6.7%
Chase Carey	0	*
Bruce B. Churchill	0	*
Patrick J. Costello(6)	12,146	*
Patrick T. Doyle	200	*
Eddy W. Hartenstein	0	*
Dennis F. Hightower	7,857	*
James M. Hoak	13,304	*
Larry D. Hunter	400	*
Stephen R. Kahn(7)	12,425	*
Joseph R. Wright, Jr.(7)(8)	273,610	*
James B. Frownfelter(7)(9)	134,204	*
James W. Cuminale(7)(10)	216,153	*
Thomas E. Eaton, Jr.(7)(11)	100,355	*
Michael J. Inglese(7)(12)	115,264	*
All executive officers and directors as a group (14 persons)	885,918	*

*
Less than 1%

(1)
For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the beneficial owners of shares of our common stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire on or at any time prior to April 16, 2004 (through the exercise of vested options or otherwise). For purposes of calculating the percentage of outstanding shares held by each person or group listed above, any shares which such person or group has the right to acquire on or at any time prior to April 16, 2004 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(2)
The address of such entity is 2250 East Imperial Highway, El Segundo, California 90245. All of such shares are owned of record by direct and indirect wholly-owned subsidiaries of The DIRECTV Group.

(3)
The address of such entity or person is c/o Northway Management Co. LLC, 164 Mason Street, Greenwich, Connecticut 06830.

(4)
Mary Anselmo, Frederick A. Landman and Lourdes Saralegui are joint trustees under the Article VII Trust, which was created by Rene Anselmo (the founder and former chairman of the board and chief executive officer of PanAmSat International), and succeeded to all of the stock owned by Rene Anselmo on the date of his death. A majority of the joint trustees have the power to vote all of our common stock held by the Article VII Trust, and Mrs. Anselmo, as joint trustee, has the sole power to require or prohibit the sale of such shares. Each joint trustee, in his or her capacity as such, may be deemed to be the beneficial owner of all the shares of our common stock that are held by the Article VII Trust, but each joint trustee other than Mrs. Anselmo disclaims beneficial ownership of such shares.

(5)
Includes 10,098,588 shares owned by the Article VII Trust for which Mrs. Anselmo is a joint trustee. As joint trustee, Mrs. Anselmo has sole power to require or prohibit the sale of the trust's shares. Mrs. Anselmo is also the principal beneficiary of the trust and claims beneficial ownership of the shares.

(6)
Does not include 338,140 shares owned by the Mary Anselmo 2002 Grantor Retained Annuity Trust under agreement dated October 3, 2002 and 361,745 shares owned by the Mary Anselmo 2003 Grantor Retained Annuity Trust under declaration of trust dated October 8, 2003 for each of which Mr. Costello is a joint trustee, with respect to all of which shares Mr. Costello disclaims beneficial ownership.

(7)
The number of shares shown in the table includes the following shares that certain of our directors and executive officers may acquire by exercising options exercisable on or at any time prior to April 16, 2004: Stephen R. Kahn, 216; Joseph R. Wright, Jr., 266,666; James B. Frownfelter, 132,500; James W. Cuminale, 202,500; Thomas E. Eaton, Jr., 100,000; and Michael J. Inglese, 113,500.

(8)
Includes 1,438 shares credited to Mr. Wright's accounts under the PanAmSat Retirement Savings Plan (the "401(k) Plan").

(9)
Includes 1,704 shares credited to Mr. Frownfelter's accounts under the 401(k) Plan.

(10)
Includes 1,953 shares credited to Mr. Cuminale's accounts under the 401(k) Plan.

(11)
Includes 355 shares credited to Mr. Eaton's accounts under the 401(k) Plan.

(12)
Includes 1,764 shares credited to Mr. Inglese's accounts under the 401(k) Plan.

        The following table sets forth certain information regarding the equity securities of The DIRECTV Group beneficially owned as of                 , 2004 by (1) each of our directors, (2) our chief executive officer and the executive officers identified on the summary compensation table (see "—Executive Compensation") and (3) all of our executive officers and directors as a group (14 persons).

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Shares of The DIRECTV Group Common Stock(1)(2)
Chase Carey	250
Bruce B. Churchill	481
Patrick J. Costello	—
Patrick T. Doyle	590,629	(3)
Eddy W. Hartenstein	2,397,387	(4)
Dennis F. Hightower	—
James M. Hoak	—
Stephen R. Kahn	—
Larry D. Hunter	712,104	(5)
Joseph R. Wright, Jr.	—
James B. Frownfelter	—
James W. Cuminale	—
Thomas E. Eaton, Jr.	—
Michael J. Inglese	15,017	(6)
All executive officers and directors as a group (14 persons)	3,715,868

(1)
For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the beneficial owners of shares of The DIRECTV Group common stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire on or at any time prior to April 16, 2004 (through the exercise of vested options or otherwise). For purposes of calculating the percentage of outstanding shares held by each person or group listed above, any shares which such person or group has the right to acquire on or at any time prior to April 16, 2004 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(2)
No individual director or executive officer of PanAmSat beneficially owns one percent or more of any class of outstanding equity securities of The DIRECTV Group, nor do our directors and executive officers as a group beneficially own one percent or more of any class of outstanding equity securities of The DIRECTV Group.

(3)
Includes 578,198 shares that may be acquired by the exercise of options exercisable on or at any time prior to April 16, 2004.

(4)
Includes 2,346,328 shares that may be acquired by the exercise of options exercisable on or at any time prior to April 16, 2004.

(5)
Includes 672,302 shares that may be acquired by the exercise of options exercisable on or at any time prior to April 16, 2004.

(6)
The shares of The DIRECTV Group common stock beneficially owned by Mr. Inglese include 14,280 shares that may be acquired by the exercise of options exercisable on or at any time prior to April 16, 2004 and units of an investment fund investing in The DIRECTV Group common stock with an equivalent value of 737 shares on April 16, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of any class of our equity securities registered under the Exchange Act to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of such reports. Based on our review of such reports received by us, we believe that during the year ended December 31, 2003, our officers, directors and 10% holders complied with all applicable Section 16(a) filing requirements on a timely basis.

Executive Compensation

        The following table provides certain summary information concerning compensation earned by our chief executive officer and the next four highest paid executive officers identified on the summary compensation table below for services rendered in such capacities to us during each of the last three fiscal years:

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
							Awards			Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)(2)	Other Annual Compensation ($)		Restricted Stock Awards ($)(8)		Securities Underlying Options/SARs (#)	LTIP Payout ($)	All Other Compensation ($)
Joseph R. Wright, Jr. President and Chief Executive Officer	2003 2002 2001	645,000 625,000 204,327	(1)	762,000 770,000 900,000	85,150 78,827 —	(3)	346,000 — —		— 100,000 400,000	— — —	806,532 55,000 21,433	(10)
James B. Frownfelter Executive Vice President and Chief Operating Officer	2003 2002 2001	425,000 415,000 276,923	(1)	391,000 332,000 257,000	725,907 200,075 —	(4)	294,100 — —	(9)	— 60,000 60,000	— — —	30,764 24,332 23,232	(11)
James W. Cuminale Executive Vice President Corporate Development, General Counsel and Secretary	2003 2002 2001	338,000 338,000 325,000		220,000 270,000 157,000	17,202 252,085 225,000	(5)	224,900 — —	(9)	— 60,000 80,000	— — —	24,421 19,780 40,426	(12)
Thomas E. Eaton, Jr. Executive Vice President and President, G2 Satellite Solutions	2003 2002 2001	312,000 312,000 300,000		180,000 249,000 157,000	36,909 241,506 —	(6)	224,900 — —	(9)	— 60,000 —	— — —	22,440 6,800 28,933	(13)
Michael J. Inglese Executive Vice President and Chief Financial Officer	2003 2002 2001	312,000 290,000 250,000		244,000 232,000 118,000	40,933 159,030 —	(7)	224,900 — —	(9)	— 60,000 30,000	— — —	22,044 13,258 22,532	(14)

(1)
On July 1, 2003, Mr. Wright's salary was increased from $625,000 to $665,000 and Mr. Frownfelter's salary was increased from $415,000 to $435,000.

(2)
Bonuses for 2003 were paid in February 2004.

(3)
This amount includes a transportation allowance of $26,930, $45,351 for financial planning services and $10,854 for medical benefits, which amounts include payments for income tax obligations with respect to such benefits.

(4)
This amount includes cash payments of $415,000 made in January 2004 and $269,750 made in February 2004 in connection with Mr. Frownfelter's employment agreement. In addition, this amount includes a transportation allowance of $12,000, $18,034 for financial planning services and $9,520 for medical benefits, which amounts include payments for income tax obligations with respect to such benefits.

(5)
This amount includes a transportation allowance of $15,600 and payments for income tax obligations with respect to such benefits.

(6)
This amount includes a transportation allowance of $12,000, $20,247 for financial planning services and $2,863 for medical benefits, which amounts include payments for income tax obligations with respect to such benefits.

(7)
This amount includes a transportation allowance of $12,000, $18,034 for financial planning services and $9,297 for medical benefits, which amounts include payments for income tax obligations with respect to such benefits.

(8)
As of December 31, 2003, the number and value of the restricted stock holdings by the executive officers identified on the summary compensation table are 85,700 shares and $1,847,692, respectively, based on a closing price of our common stock on that date of $21.56 per share.

(9)
Restricted stock awards on April 30, 2003 to Messrs. Wright, Frownfelter, Cuminale, Eaton and Inglese of 20,000, 17,000, 13,000, 13,000 and 13,000 shares, respectively. The amounts shown are based upon a closing price of our common stock on April 30, 2003 of $17.30 per share. Fifty percent of such restricted stock awards vests on the second anniversary of the date of grant and fifty percent vests on the third anniversary of the date of grant.

(10)
This amount includes a cash payment of $750,000 made in January 2004 in connection with Mr. Wright's employment agreement. In addition, this amount represents a contribution to the Supplemental Savings Plan of $49,732 and a contribution to the 401 (k) Plan of $6,800.

(11)
This amount represents a contribution to the Supplemental Savings Plan of $23,964 and a contribution to the 401 (k) Plan of $6,800.

(12)
This amount represents a contribution to the Supplemental Savings Plan of $17,621 and a contribution to the 401 (k) Plan of $6,800.

(13)
This amount represents a contribution to the Supplemental Savings Plan of $15,640 and a contribution to the 401 (k) Plan of $6,800.

(14)
This amount represents a contribution to the Supplemental Savings Plan of $15,244 and a contribution to the 401 (k) Plan of $6,800.

  Option Grants in Last Fiscal Year

        No stock options were granted to the executive officers identified on the summary compensation table during the fiscal year ended December 31, 2003.

  Long-Term Incentive Plan Awards

        The following table sets forth the number of restricted stock awards granted to the executive officers identified on the summary compensation table in 2003.

				Estimated Future Payouts Under Non-Stock Price-Based Plan
		Performance or Other Period Until Maturation or Payout
Named Executive	Number of Shares, Units or Other Rights(1)			Threshold (#)	Target (#)	Maximum (#)
Joseph R. Wright, Jr.	20,000	2005-2006	(2)	—	—	—
James B. Frownfelter	17,000	2005-2006	(2)	—	—	—
James W. Cuminale	13,000	2005-2006	(2)	—	—	—
Thomas E. Eaton, Jr.	13,000	2005-2006	(2)	—	—	—
Michael J. Inglese	13,000	2005-2006	(2)	—	—	—

(1)
The number set forth in this column for each executive officer identified on the summary compensation table represents the number of restricted stock units granted under our Long-Term Stock Incentive Plan.

(2)
Fifty percent of such restricted stock awards vests on April 30, 2005 and fifty percent vests on April 30, 2006.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at FY End ($) Exercisable/ Unexercisable*
Joseph R. Wright, Jr.	—	—	233,333/266,667	$10,333/20,667
James B. Frownfelter	—	—	105,000/75,000	$6,200/12,400
James W. Cuminale	—	—	162,500/80,000	$6,200/12,400
Thomas E. Eaton, Jr.	—	—	80,000/60,000	$6,200/12,400
Michael J. Inglese	—	—	86,000/60,000	$6,200/12,400

*
Based on the closing price of our common stock on December 31, 2003 of $21.56 per share.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

  Employment Agreement with Joseph R. Wright, Jr.

        On August 20, 2001, we entered into an employment agreement with Joseph R. Wright, Jr. pursuant to which Mr. Wright agreed to serve as our president and chief executive officer. This agreement was subsequently amended by five letters dated September 27, 2002, February 3, 2003, February 5, 2003, October 28, 2003 and December 31, 2003, respectively. As amended, the current term of the agreement expires on August 19, 2004 and will automatically be extended for additional one year periods unless we notify Mr. Wright of our desire not to extend before June 20 of the year in which the agreement is to expire. Under the agreement, Mr. Wright received an annual base salary of $625,000, which amount was increased to $665,000 in July 2003. He was guaranteed a bonus of $600,000 for the year 2001 and received a cash hiring bonus of $300,000. In the event of a change of control (as defined in Mr. Wright's employment agreement and in The Hughes Electronics Corporation Incentive Plan) of us or The DIRECTV Group during the term of his employment, Mr. Wright will receive a transaction completion bonus of $1,500,000, payable 50% upon the completion of the change of control and 50% one year following the completion of the change of control. Such a change of control event did occur upon the acquisition of The DIRECTV Group by News Corporation in December 2003. Accordingly, $750,000 was paid to Mr. Wright in January 2004. The balance of $750,000 will be payable in December 2004. No further change of control payments are due Mr. Wright pursuant to this employment agreement.

        Mr. Wright is entitled to participate, without limitation, in our Annual Incentive Plan, the 401 (k) Plan, the Supplemental Savings Plan and our Deferred Compensation Plan. Mr. Wright is also entitled to participate in our Nonqualified Stock Option Program and pursuant thereto, we granted Mr. Wright options to purchase 200,000 shares of our common stock at the market price on August 20, 2001. In addition, on August 20, 2001, we granted Mr. Wright options to purchase 200,000 shares of our common stock to compensate Mr. Wright for options granted but not yet vested or paid by his previous professional associations.

        If Mr. Wright is terminated without cause, we decline to extend his employment agreement for an additional year or Mr. Wright terminates his employment for good reason after a change of control, Mr. Wright will be provided severance pay in an amount equal to two and one-half times Mr. Wright's annual base salary in effect at the time of termination plus the greater of the most recent bonus paid or the bonus target in effect at the time of termination and his outstanding option grants will immediately vest. In addition, we will pay the costs of Mr. Wright's (and his eligible dependents') participation in our group medical, dental and vision insurance plans until the earlier of 30 months following his termination or the date on which Mr. Wright secures alternate employment. In the event that any amount or distribution to Mr. Wright would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then we will pay Mr. Wright the amount necessary to fully reimburse him for such taxes.

        As a condition precedent to the receipt of any severance payment or benefits, Mr. Wright must execute a written waiver and release of claims against us and, agree that for a period of two years after the termination of his employment, he will not compete with us or solicit any key employees to accept employment with any of our competitors.

  Employment Agreement with James B. Frownfelter

        On November 8, 2001, we entered into an employment agreement with James B. Frownfelter, pursuant to which Mr. Frownfelter agreed to serve as our executive vice president and chief technology officer. Effective January 1, 2003, Mr. Frownfelter was appointed executive vice president and chief operating officer. Under the agreement, Mr. Frownfelter receives an annual base salary of $395,000, which was increased to $415,000 in May 2002 and $435,000 in July 2003. Mr. Frownfelter is entitled to participate in our Annual Incentive Plan, the 401 (k) Plan and the Supplemental Savings Plan and the Deferred Compensation Plan. In connection with his employment agreement, we granted Mr. Frownfelter options to purchase 30,000 shares of our common stock at $23.03 per share. In addition, Mr. Frownfelter received retention bonus payments of $415,000 and $269,750 in January and February 2004, respectively, which, in the aggregate, are equal to one year's base salary plus his bonus earned for 2003.

  Severance Pay Plan

        Our Severance Pay Plan (as amended and currently in effect) provides severance pay to eligible employees upon certain separations of employment. Each of our regular full-time employees is a participant in the Severance Pay Plan. An employee terminated for any reason other than for cause (as defined in the Severance Pay Plan) who signs and delivers to us a release of all claims which the employee may have by reason of employment with us or the termination thereof shall be eligible to receive severance benefits pursuant to the Severance Pay Plan. Severance benefits are calculated based upon the employee's level of compensation and the number of years with us with a minimum of 12 weeks salary and a maximum of 52 weeks salary for executive employees, a minimum of six weeks salary and a maximum of 40 weeks salary for exempt employees, and a minimum of four weeks salary and a maximum of 29 weeks salary for non-exempt employees. The terminated employee is also entitled to participate in our group health, dental and life insurance plans for the number of weeks calculated above. If within two years after a change of control (as defined in the Severance Pay Plan), an employee either resigns for good reason (as defined in the Severance Pay Plan) or is terminated pursuant to a layoff (as determined by our chief executive officer in his sole discretion), then severance benefits shall be calculated based upon the employee's level of compensation, with a minimum for all eligible employees of 26 weeks salary and a maximum of 52 weeks salary, and the employee shall be entitled to participate in our group health, dental and life insurance plans for three months after such resignation or layoff. The severance benefit shall be paid as soon as practicable after execution and effectiveness of a signed waiver and release by the employee, at our option, either (1) in a lump sum, or (2) in accordance with our payroll practices, in each case, less applicable deductions and withholdings. The consummation of the DIRECTV Stock Sale will constitute such a change of control.

        Under the terms of the Severance Pay Plan, the chief executive officer or his designee has the power to determine all questions arising under the Severance Pay Plan, and any decision regarding any matter within the discretion of the chief executive officer and made by him in good faith is binding on all persons. We have reserved the right through our board of directors to amend the Severance Pay Plan and to terminate the Severance Pay Plan at any time without prior notice, provided that the Severance Pay Plan shall not be terminated with respect to any terminated employee (as defined in the Severance Pay Plan) or amended in a way that is adverse to the interests of any terminated employee.

        Under the Severance Pay Plan, the executive officers identified on the summary compensation table could receive a minimum of 12 weeks salary and a maximum of 52 weeks salary as severance, depending upon years of service and the applicability of other plans, agreements or arrangements.

  Executive Change-in-Control Severance Agreements

        In March 2002, effective as of October 15, 2001, we entered into executive change-in-control severance agreements with each of James W. Cuminale, Thomas E. Eaton, Jr., Michael J. Inglese and James B. Frownfelter. The severance agreements provide for payments by us to each of James W. Cuminale, Thomas E. Eaton, Jr., Michael J. Inglese and James B. Frownfelter in the event we terminate such officer's employment without cause or the officer terminates his employment for good reason, each defined in the severance agreements as an involuntary termination, in each case within three years after a change-in-control (as defined in the severance agreements) of The DIRECTV Group. The completion of The DIRECTV Group's transactions with News Corporation in December 2003 triggered these change-in-control severence agreements.

        In the event of an involuntary termination of one of these officers, we will pay to such officer all accrued compensation in an amount equal to the sum of (1) the unpaid annual base salary earned as of the date of termination, (2) an amount equal to the higher of (x) the officer's unpaid targeted annual bonus established for the fiscal period in which the involuntary termination occurs or (y) the actual bonus paid or payable to the officer in respect of our most recent full fiscal year, in each case multiplied by a fraction, the numerator of which is the number of days elapsed in the current fiscal period to the date of termination, and the denominator of which is 365 and (3) an amount equal to the officer's accrued balance under our "paid time off" program (or successor or replacement program), calculated based on the officer's annual base salary. Such severance compensation is in lieu of payments or benefits which the officer has received or will receive under the Severance Payment Plan described above or any other severance plan or any severance agreement.

        The severance agreements also require that we pay to Messrs. Cuminale, Eaton, Inglese and Frownfelter severance compensation upon involuntary termination in an amount equal to two times the sum of (1) the officer's annual base salary for the year in which the involuntary termination occurs plus (2) the higher of (x) the officer's targeted annual bonus established for the fiscal period in which the involuntary termination occurs or (y) the actual bonus paid or payable to the officer in respect of our most recent full fiscal year. Payment of the severance compensation is conditioned upon receipt of a written release from the officer of any claims against us or our subsidiaries. Payment of such severance compensation is due within 10 dayFs following the effective date of such release. Under the severance agreements, all payments thereunder are subject to the officer's compliance with covenants not to compete with General Motors Corporation, The DIRECTV Group and us for two years following termination, not to solicit our employees for two years following termination, and not to disclose any of our confidential information.

        The severance agreements also provide that (1) any unvested stock options, restricted stock units and other awards granted prior to the change-in-control under our Long-Term Stock Incentive Plan (or successor or replacement plan) held by Messrs. Cuminale, Eaton, Inglese or Frownfelter shall immediately become vested and exercisable, and any restrictions thereon shall lapse upon the change-in-control and, to the extent such stock awards are assumed, substituted or continued, following any involuntary termination such stock awards shall be exercisable under the terms and conditions of our Long-Term Stock Incentive Plan and any award agreements thereunder for a period equal to the lesser of (x) five years from the date of the officer's involuntary termination or (y) the term of such Stock Award, (2) the officer and the officer's dependents shall be entitled to participate on the same basis as active employees and their dependents, respectively, in our group health, dental and life insurance plans (including premium payments and credit dollars paid by us), or we shall make available comparable benefits (but not any other welfare benefit plans or any retirement plans, except as described below) for a period of two years following an involuntary termination of employment, (3) the officer shall be entitled to reimbursement for actual payments made for professional outplacement services, not to exceed $25,000, and (4) the officer shall be entitled to reimbursement for all outstanding unreimbursed business expenses incurred prior to the involuntary termination.

        If any amounts or other benefits payable to Messrs. Cuminale, Eaton, Inglese or Frownfelter under the severance agreements or otherwise become subject to an excise tax imposed under Section 4999 of the Code or any other similar tax or assessment, we will pay the officer the amount necessary to fully reimburse such officer for these taxes, unless the officer would not receive a net after-tax benefit of at least $50,000, in which case his severance would be reduced so as to avoid the imposition of any excise taxes. The severance agreements also provide that we reimburse an officer for attorneys' fees and other costs necessary to enforce or defend his rights under the relevant severance agreement.

Report of the Compensation Committee

        The compensation of our senior executives is determined by the compensation committee of our board of directors. The compensation committee is a standing committee of our board of directors and is composed entirely of directors who are not employees and who are outside directors within the meaning of Section 162(m) of the Code. The compensation committee met five times in 2003. No member of the compensation committee is eligible to participate in any of the compensation plans or programs it administers, except that directors may participate in the Long-Term Stock Incentive Plan and the 1999 Non-Employee Directors Compensation Deferral Plan.

        During 2003, our executive officers were: Joseph R. Wright, Jr.—Chief Executive Officer and President; James B. Frownfelter—Executive Vice President and Chief Operating Officer; James W. Cuminale—Executive Vice President Corporate Development, General Counsel and Secretary; Thomas E. Eaton, Jr., Executive Vice President and President, G2 Satellite Solutions; Michael J. Inglese—Executive Vice President and Chief Financial Officer.

  Compensation Philosophy

        The compensation committee believes that if we are to be successful, our compensation programs must be designed to attract and retain the highest caliber employees and maintain an entrepreneurial environment. Our executive compensation program is premised on the belief that the interests of our executives should be closely aligned with those of our stockholders. Based on this philosophy, a significant portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific results which will lead to the creation of value for our stockholders in both the short-term and the long-term. Under this pay-for-performance orientation: (a) executives are motivated to improve the overall performance, growth and profitability of the company, as well as their specific areas of responsibility and rewarded based on specific, measurable results; (b) accountability is reinforced through the adjustment of salaries and incentive awards on the basis of each executive's individual performance and contribution; (c) long-term incentive awards in the form of options to acquire common stock or restricted stock units may be granted to further reinforce the strong link between executives' interests with those of stockholders; and (d) a highly competitive level of compensation can be earned in years of strong performance to ensure we attract and retain the leadership talent needed to successfully maintain and grow our business; conversely, in years of below average performance, an executive will receive a reduced level of compensation in accordance with performance criteria set by the compensation committee.

  Compensation Deductibility Policy

        To the extent that it is practicable and consistent with our executive compensation philosophy, the compensation committee intends to comply with Section 162(m) of the Code (and any regulations promulgated thereunder) to preserve the deductibility of performance-based compensation in excess of $1 million per taxable year to any of the executive officers. If compliance with the Section 162(m) rules conflicts with the compensation philosophy or is determined not to be in the best interests of stockholders, the compensation committee will abide by the compensation philosophy, regardless of the tax impact of such actions.

  Compensation Plans

        In January 2003, our board of directors met in executive session to review the company's performance and the performance of the executive officers, including the chief executive officer. The compensation committee advised our board with respect to all compensation determinations for these executives.

        As discussed below, aside from benefits which are available to employees generally, an executive's total compensation package is comprised of three components, each of which plays an integral role in formulating the total compensation package: (a) base salary; (b) annual incentives; and (c) long-term incentive awards such as stock options and restricted stock units.

        Base Salary.    In connection with the incentive program review, base salaries for our executives are targeted to be at the median of the salaries paid to executives in comparable positions in the marketplace. The base salaries of individual executives can and do vary from this salary benchmark based on prior experience and performance. Following a review of the competitive pay practices for comparable positions at survey group companies in the satellite and technology industry, and a review of each executive's individual performance, the compensation committee approved the 2003 salaries for the executive officers. The 2003 salaries of executive officers are set forth in the summary compensation table on page 87.

        The compensation committee believes that it is in the stockholders' best interests to ensure continuity in our senior executives. On August 20, 2001, we entered into an employment agreement with Mr. Wright. This agreement was subsequently amended by five letters dated September 27, 2002, February 3, 2003, February 5, 2003, October 28, 2003 and December 31, 2003, respectively. See "—Employment Contracts and Termination of Employment and Change-in-Control Arrangements—Employment Agreement with Joseph R. Wright, Jr." On November 8, 2001, we entered into an employment agreement with Mr. Frownfelter. See "—Employment Contracts and Termination of Employment and Change-in-Control Arrangements—Employment Agreement with James B. Frownfelter." On December 7, 2000, the compensation committee approved change-in-control severance agreements with Messrs. Frownfelter, Cuminale, Eaton and Inglese. In addition, Mr. Wright's and Mr. Frownfelter's employment agreements each contain severance provisions. See "—Employment Contracts and Termination of Employment and Change-in-Control Arrangements—Executive Change-in-Control Severance Agreements."

        Annual Incentives and Total Cash Compensation.    Annual incentives for all of the executive officers, as well as all other employees, were granted under our Annual Incentive Plan. In view of their corporate-wide responsibility, the annual incentive award opportunity for the executive officers is based on a combination of our overall performance and the executive's individual performance. In addition, the annual incentive award opportunity for the large majority of our other employees is based on our overall performance, modified up or down based on individual performance. The compensation committee targets base salary between the 50th and 75th percentile of a comparable group of companies in the satellite and technology industry. Bonus targets for each position are based on competitive practice in the satellite and technology industry.

        In addition to establishing an annual targeted performance level under the Annual Incentive Plan, the compensation committee also identifies threshold or minimum performance targets which must be achieved before awards are granted and a maximum beyond which no additional amounts will be paid. The size of final awards granted is based on the level of performance achieved. In establishing the payout range, the compensation committee assesses the performance necessary to achieve the target objectives and reviews past and projected budgeted performance targets and external marketplace conditions. For 2003, the compensation committee focused on the following factors in determining the size of the Annual Incentive Plan bonus pool: total revenue; earnings before interest, taxes, depreciation and amortization, or EBITDA; backlog; free cash flow; and non-financial goals in the areas of people management and customer satisfaction.

        The payment of an award under the Annual Incentive Plan in 2003 was based on the achievement of predetermined levels for each of the six factors listed above. The compensation committee used its discretion in setting the specific financial targets. The compensation committee established individual award targets for each executive officer and all other employees in line with our compensation philosophy. If the maximum performance targets were satisfied, individual awards to the executive officers would be 180% of their respective target. Performance falling within the ranges for minimum, target, and maximum individual awards were prorated accordingly.

        After reviewing our overall operating performance, the compensation committee determined 2003 annual incentive plan awards on a basis reflective of overall operating performance as well as the specific performance measures relating to the non-financial targets.

        In January 2004, the compensation committee reviewed the total compensation paid by us to the executive officers during 2003. Consistent with market practice, the compensation committee determined that three of five executive officers should receive base salary increases. The compensation committee also approved the 2003 annual incentive plan awards to the executive officers, which awards were paid in cash in February 2004.

        Long-Term Incentive Awards.    Long-term incentive awards such as stock options and restricted stock units are granted under the provisions of our Long-Term Stock Incentive Plan. The compensation committee believes that these types of stock-based incentive awards are an important part of our long-term incentive strategy and are granted to reinforce the importance of improving stockholder value over the long term by directly linking executive compensation to our performance as reflected in appreciation in the price of our common stock.

        Award levels have been patterned after industry-competitive long-term incentive compensation practices and criteria established by the compensation committee, including responsibility level and salary. In line with market practice, the compensation committee granted our chief executive officer and the executive officers identified on the summary compensation table on page 87 restricted stock units on April 30, 2003. These restricted stock units vest 50% on April 30, 2005, and 50% on April 30, 2006. The actual number of restricted stock units granted varied by level of responsibility. See summary compensation table on page 87.

        The compensation committee's goal is to closely align the interest of employees with that of stockholders, and to maximize the incentive and retention value of awards in relationship to the awards' cost to us.

  Other Considerations with Respect to the Chief Executive Officer's Compensation

        In accordance with the employment agreement between us and Mr. Wright, the annual compensation for the chief executive officer and president was set by the compensation committee with the goal of providing him with a competitive base salary amount and target annual incentive award. These amounts are determined based on a comparison with other companies with which we compete for executive talent. Based on these criteria, the compensation committee approved the payment to Mr. Wright of a bonus for 2003 in the amount of $762,000. The compensation committee also increased Mr. Wright's base salary from $665,000 per annum to $685,000 per annum effective January 1, 2004.

  Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders(1)	6,650,992	$30.10	10,830,367	(3)
Equity compensation plans not approved by security holders(2)	71,250	$34.61	155,569	(4)

Total	6,722,242	$30.15	10,985,936

(1)
Includes the Long-Term Stock Incentive Plan, which provides for the granting of nonqualified stock options, incentive stock options, alternate appreciation rights, restricted stock, restricted stock units, performance units and performance shares to executive officers, other employees, directors and independent contractors.

(2)
Includes options granted to a certain former employee, which are fully vested and exercisable for our common stock, and the 401 (k) Plan which matches a portion of our employees' contribution with our common stock.

(3)
The 10,830,367 shares reserved under the Long-Term Stock Incentive Plan for future issuance can be allocated among the various types of awards, including nonqualified stock options, incentive stock options, alternate appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

(4)
As of December 31, 2003, there were 155,569 shares of common stock available for future issuance under the 401 (k) Plan.

Members of the Compensation Committee

Dennis F. Hightower, Chairman    Stephen R. Kahn    Chase Carey

        Messrs. Hightower and Kahn have been members of the compensation committee for all of 2003. Mr. Carey has been a member of the compensation committee since January 30, 2004.

Compensation Committee Interlocks and Insider Participation

        There were no compensation committee interlocks between any of the members of the compensation committee during 2003 and any other entity. Mr. Shaw, our former chairman, who resigned on December 22, 2003, was a member of the compensation committee and an executive officer of The DIRECTV Group. Mr. Carey, our current chairman and an executive officer of The

DIRECTV Group, is currently a member of the compensation committee. During 2003, The DIRECTV Group and certain of its subsidiaries engaged in certain transactions with us, see "Certain Relationships and Related Transactions."

Report of the Audit Committee

        The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2003. The information in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that we specifically incorporate this report by reference in such filing.

  Audited Financial Statements

        The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with the company's management and Deloitte & Touche LLP, the company's independent auditors. The audit committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The audit committee has also received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standard No. 1, "Independence Discussion with Audit Committees," and has discussed with the auditors the auditors' independence. The audit committee considered the non-audit services provided by Deloitte & Touche and determined that the services provided are compatible with maintaining the independence of Deloitte & Touche. See "Principal Accounting Firm Fees."

        Based on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Members of the Audit Committee

James M. Hoak, Chairman    Patrick J. Costello    Dennis F. Hightower

        Messrs. Hoak, Costello and Hightower have been members of the audit committee since May 6, 1997, September 27, 2001 and January 30, 2004, respectively.

Performance Graph For PanAmSat Corporation

Cumulative Total Returns
Value of $100 Invested on December 31, 1998

        The historical stock price performance of the common stock shown on the Performance Graph set forth above is not necessarily indicative of future price performance.

        The Satellite Technology Index is a capitalization-weighted index of 30 leading stocks in the satellite and space sector. It is published by Barclays Capital, the investment banking division of Barclays Bank, PLC.

        The report of the compensation committee and the performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C of the Regulations of the SEC under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Exchange Act.

Proposal 3
Ratification of the Selection of Independent Accountants

        The board of directors, of PanAmSat Corporation ("PanAmSat," the "company," "we" or "us") has selected the accounting firm of Deloitte & Touche LLP to audit our financial statements for, and otherwise act as our independent accountants with respect to, the fiscal year ending December 31, 2004. In accordance with our board's resolution, its selection of Deloitte & Touche as our independent accountants for the current fiscal year is being presented to stockholders for ratification at the annual meeting of stockholders to be held at                         , on August     , 2004, at                        . We know of no direct or material indirect financial interest of Deloitte & Touche in us or any connection of that firm with us in the capacity of promoter, underwriter, voting trustee, officer or employee. Accordingly, our board intends to introduce at the forthcoming annual meeting the following resolution:

        "RESOLVED, that the board's selection of Deloitte & Touche as independent accountants for the company for the fiscal year ending December 31, 2004 be, and hereby is, approved, ratified and confirmed."

        Members of Deloitte & Touche will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

        Aggregate fees billed to us for the fiscal years ended December 31, 2003 and 2002 by our principal accounting firm, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates are as follows:

	Fiscal Year
	2003	2002
Audit Fees	$772,468	$472,016
Audit-Related Fees(1)	335,520	395,673

Total Audit and Audit-Related Fees	1,107,988	867,689
Tax Fees(2)	646,757	969,640
All Other Fees(3)	—	8,000

Total Fees	$1,754,745	$1,845,329

(1)
Relates to fees and expenses for matters such as consents related to the Security and Exchange Commission, or SEC, and other registration statements, audits of employee benefit plans and consultation on accounting standards or transactions.

(2)
Relates to fees and expenses from tax related services including: tax return preparation and review; federal, state & local compliance; tax compliance and consultations related to tax strategies and planning.

(3)
Relates to fees and expenses for the preparation of a foreign statutory filing.

        Our audit committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The audit committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimus exceptions for non-audit services described in SEC rules. Any such de minimus non-audit services not pre-approved by the audit committee shall be approved by the audit committee prior to the completion of the audit. The audit committee may form and delegate authority to, including the authority to grant pre-approvals of audit and permitted non-audit services, subcommittees consisting of one or more members, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting.

        The report of the audit committee of our board is set forth under the heading "Proposal 2—Report of the Audit Committee."

        No fees were paid to our independent auditor pursuant to the de minimus exception to the foregoing pre-approval policy.

        Our board recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche as the independent accountants of the company for the 2004 fiscal year.

Code of Business Conduct and Ethics

        We adopted a code of business conduct and ethics which applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer. The code of business conduct and ethics is posted on our website, at www.panamsat.com. We will post any amendments to, or waivers of, the code of business conduct and ethics on our website. Any waivers of the code of business conduct and ethics applicable to our directors and executive officers will be disclosed in a Form 8-K.

Miscellaneous

        A copy of our Annual Report on Form 10-K as filed with the SEC for our last fiscal year, including any financial statements and financial statement schedules thereto, will be made available to stockholders without charge upon written request to James W. Cuminale, Esq., Executive Vice President Corporate Development, General Counsel and Secretary, PanAmSat Corporation, 20 Westport Road, Wilton, Connecticut 06897. The company will furnish any exhibits to the Form 10-K to each stockholder requesting them upon payment of a fee of $0.10 per page to cover costs.

        We will pay the cost of soliciting proxies. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specially compensated for such services.

Submission of Stockholder Proposals and Nominations

        If the merger occurs there will be no annual meeting of stockholders next year. If the merger is not completed, set forth below is information relevant to the 2005 annual meeting.

        Our Bylaws contain procedures for stockholder nomination of directors and for other stockholder proposals to be presented before annual stockholder meetings. The Bylaws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders' meeting only if written notice is given to the Secretary of the company of the intent to make such nomination. The notice must be given not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the company. In no event shall the public announcement of a postponement or an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the company's books, and of such beneficial owner, (2) the class and number of shares of the company which are owned beneficially and of record by such stockholder and such beneficial owner, and (3) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal or nomination.

        If stockholders wish to have a proposal included in our proxy statement for next year's annual meeting, they must comply with the applicable requirements of the Exchange Act, and the rules and regulations thereunder and shall have the rights provided by Rule l4a-8 under such Act. In order to be eligible under Rule 14a-8 for inclusion in our proxy statement and accompanying proxy at the next annual meeting of stockholders, stockholder proposals must be received by us on or before December 31, 2004.

        A copy of the Bylaw provisions described above is available upon written request to James W. Cuminale, Esq., Executive Vice President Corporate Development, General Counsel and Secretary, PanAmSat Corporation, 20 Westport Road, Wilton, Connecticut 06897. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

Where You Can Find More Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Our public filings with the SEC are also available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        We have filed a Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, together with any amendments and exhibits filed with or incorporated by reference in the Schedule 13E-3 (including written reports by Evercore to the special committee in connection with the merger) is available for inspection or copying as set forth above.

Incorporation By Reference

        The SEC allows us to "incorporate by reference" information in other documents that we file with the SEC into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. We incorporate by reference into this proxy statement the following documents that we filed with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 15, 2004;

  •
  Amendment No. 1 to our Annual Report for the year ended December 31, 2003, filed with the SEC on April 29, 2004;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 6, 2004;

  •
  our Current Report on Form 8-K, filed with the SEC on April 2, 2004; and

  •
  our Current Report on Form 8-K, filed with the SEC on April 20, 2004.

        You should rely only on the information contained in this proxy statement, or to which we refer you or incorporate by reference, to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different. This proxy statement is dated July     , 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction. Documents incorporated by reference in this proxy statement are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit in this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

      PanAmSat Corporation
      20 Westport Road
      Wilton, Connecticut 06897
      ATTENTION: CORPORATE SECRETARY
      TELEPHONE: (203) 210-8000

        If you would like to request documents from us, please do so by            , 2004 in order to ensure timely receipt before the annual meeting. You should be sure to include your complete name and address in your request. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

Forward-Looking Statements

        This proxy statement contains certain forward-looking information. When used in this proxy statement, the words "estimate," "project," "plan," "anticipate," "expect," "intend," "outlook," "believe" and other similar expressions are intended to identify forward-looking statements and information. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. These statements are based upon current expectations. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. All forward-looking statements are subject to risks and uncertainties that could cause actual events to differ materially from those projected.

Other Matters

        Our board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors
James W. Cuminale Secretary

July     , 2004

Appendix A

TRANSACTION AGREEMENT

         dated as of

April 20, 2004

among

Constellation, LLC,

PanAmSat Corporation,

The DIRECTV Group, Inc.,

and

PAS Merger Sub, Inc.

A-i

A-ii

A-iii

TRANSACTION AGREEMENT

        This TRANSACTION AGREEMENT (the "Agreement"), is made and entered into as of April 20, 2004, by and among Constellation, LLC, a Delaware limited liability company ("Purchaser"), PanAmSat Corporation, a Delaware corporation (the "Company"), The DIRECTV Group, Inc., a Delaware corporation (the "Stockholder"), and PAS Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Stockholder ("Merger Sub"). Certain capitalized and non-capitalized terms used herein are defined in Section 9.01.

        WHEREAS, Stockholder beneficially owns, through its wholly owned subsidiaries, an aggregate of 120,812,175 shares of Company Common Stock, which constitute approximately 80.5% of the outstanding capital stock of the Company as of the date hereof;

        WHEREAS, the respective Boards of Directors of the Company, Stockholder and Merger Sub have approved, and deem it advisable to consummate, the merger of Merger Sub with and into the Company, with the Company surviving as the Surviving Corporation, on the terms and conditions set forth herein;

        WHEREAS, as a condition and an inducement to the willingness of Purchaser to enter into this Agreement, Stockholder has concurrently herewith entered into that certain Voting Agreement with Purchaser in substantially the form attached hereto as Exhibit A; and

        WHEREAS, after the consummation of the Merger, Stockholder desires to sell to Purchaser, and Purchaser desires to purchase from Stockholder, 100% of the capital stock (excluding the Company Options and Other Equity that, in accordance with Section 1.04, remain outstanding as of the Effective Time) of the Surviving Corporation (the "Shares") for the Purchase Price and upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES; CONSIDERATION

        Section 1.01.    Sale and Purchase of Shares.

        (a)      Sale and Purchase of Shares.    Upon the terms and subject to the conditions contained herein, on the Stock Purchase Closing Date, Stockholder agrees to sell to Purchaser, and Purchaser agrees to purchase from Stockholder, all of the Shares.

        (b)    Stock Purchase Closing.    Upon the terms and subject to the conditions set forth in this Agreement, the closing of the sale and purchase (the "Stock Purchase Closing") shall take place at 10:00 a.m. on a date (the "Stock Purchase Closing Date") which shall be the second Business Day after satisfaction or waiver of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Stock Purchase Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 or at such other time, date or place as agreed to in writing by the parties hereto. Stockholder and Purchaser agree to use their commercially reasonable efforts to consummate the purchase and sale of the Shares as contemplated herein on the second Business Day after the Merger Closing Date.

        Section 1.02.    Consideration.    The aggregate consideration for the Shares shall be the difference between $2,839,086,113 (the "Total Payment Amount") minus the Repurchase Amount (the "Purchase Price").

        Section 1.03.    Payment of Purchase Price.    On the Stock Purchase Closing Date, Purchaser shall pay or cause the Company to pay the Purchase Price to Stockholder or its designee by wire transfer of immediately available United States funds into one or more accounts designated by Stockholder; provided, however, that Stockholder hereby agrees that a portion of the Purchase Price shall be withheld by Purchaser but only if and to the extent required herein (such portion, if any, the "Withheld Amount").

        Section 1.04.    Company Options; Other Equity.

        (a)    Treatment of Company Options.    Unless otherwise agreed to by the Company and optionee (with the consent of Purchaser), this Section 1.04(a) shall govern the treatment of Company Options. At the Effective Time, all outstanding options to purchase shares of Company Common Stock (each, a "Company Option" and collectively, the "Company Options"), including those granted under the PanAmSat 1997 Long-Term Incentive Plan (the "Stock Plan"), shall remain outstanding and shall, until the Stock Purchase Closing Date, continue to vest in accordance with the vesting schedule set forth in the award agreement underlying such Company Options. Immediately following the Stock Purchase Closing, each holder of a Company Option, including those issued pursuant to the Stock Plan, whether or not then vested or exercisable, shall in cancellation and settlement thereof, be entitled to receive, at the Stock Purchase Closing from the Company (from funds provided by Purchaser), for each share of Company Common Stock subject to such Company Option, a cash payment equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option (the "Company Option Consideration"), net of applicable withholding taxes. Upon receipt of the Company Option Consideration, each Company Option shall be cancelled. Company Options with an exercise price equal to or greater than the Merger Consideration will be cancelled at the Stock Purchase Closing and no consideration will be paid to the holder thereof.

        (b)    Restricted Stock, Restricted Stock Units and Other Equity Compensation.    Unless otherwise agreed by the Company and the holder of restricted stock (with the consent of Purchaser), restricted stock units, or other equity compensation (other than Company Options) (collectively, "Other Equity"), this Section 1.04(b) shall govern the treatment of Other Equity. Immediately before the Effective Time, all restrictions upon each outstanding share of restricted Company Common Stock (including those shares issued under the Stock Plan) and any restrictions on restricted stock units and restricted shares (other than Company Options) granted under the Stock Plan shall immediately lapse and all such restricted shares, restricted stock and other forms of equity compensation shall vest. At the Effective Time, each holder of Other Equity shall, in cancellation and settlement thereof, be entitled to receive, at the Effective Time from the Company, for each such share of Other Equity, a cash payment equal to Merger Consideration (the "Restricted Stock Consideration"), net of applicable withholding Taxes. Upon receipt of the Restricted Stock Consideration, each share of restricted stock, restricted stock unit and other forms of equity compensation shall be cancelled.

        (c)    Stock Plan.    The Stock Plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock or other equity interest of the Company or any Subsidiary of the Company shall terminate as of the Stock Purchase Closing. Unless otherwise agreed pursuant to Sections 1.04(a) and 1.04(b), the Company will take all action reasonably necessary to ensure that, as of the Stock Purchase Closing and following payment of the Company Option Consideration to each holder of Company Options, none of Stockholder, Purchaser, the Company, or any of their respective Subsidiaries is or will be bound by any Company Options or other options, warrants, rights (including restricted stock units) or agreements which would entitle any Person, other than Purchaser or its affiliates, to own any capital stock or other equity interest of the Company or any of their respective Subsidiaries or to receive any payment in respect thereof after the Stock Purchase Closing.

ARTICLE II

PRE-CLOSING TRANSACTIONS

        Section 2.01.    Pre-Closing Transactions.    Each party hereto will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and Orders to consummate the transactions contemplated by this Article II (collectively, the "Pre-Closing Transactions").

        Section 2.02.    Debt Offer.

        (a)     The Company shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act) an offer to purchase, and related consent solicitations (the "Debt Offer"), on the terms set forth in Section 2.02 of the Company Disclosure Schedule, with respect to all of the outstanding aggregate principal amount of the Company's 8.50% Senior Notes due 2012 (the "8.50% Senior Notes") at such time as agreed to by Stockholder, the Company and Purchaser in order to attempt to consummate the Debt Offer immediately after the Stock Purchase Closing. The Company shall waive any of the conditions to the Debt Offer as may be reasonably requested by Purchaser and shall not, without the consent of Purchaser, waive any condition to the Debt Offer or make any changes to the terms and conditions of the Debt Offer other than as agreed between Purchaser, Stockholder and the Company.

        (b)     The Company covenants and agrees that, immediately following the consent expiration date, assuming the requisite consents are received, it shall execute a supplemental indenture to the indenture governing the 8.50% Senior Notes, which supplemental indenture shall implement the amendments set forth in the Debt Offer Documents, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offer).

        (c)     Subject to the terms of this Agreement and the satisfaction or earlier waiver of all the conditions of the Debt Offer set forth in Section 2.02 of the Company Disclosure Schedule hereto as of any expiration date of the Debt Offer, the Company shall accept for payment and pay for the 8.50% Senior Notes validly tendered and not withdrawn pursuant to the Debt Offer promptly after it is permitted to do so under applicable Law, but not before the Stock Purchase Closing Date.

        Section 2.03.    Merger.

        (a)    Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

        (b)    Merger Closing.    Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Merger Closing") shall take place at 10:00 a.m. on a date (the "Merger Closing Date") which shall be the second Business Day after satisfaction or waiver of the conditions set forth in Sections 2.03(c), (d), (e) and (f) other than those conditions that by their nature are to be satisfied at the Merger Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other time, date or place as agreed to in writing by the parties hereto.

        (c)    Mutual Conditions to the Merger.    The respective obligations of the Company, Merger Sub and Stockholder to consummate the Merger contemplated by this Agreement are subject to the satisfaction (or if permitted by applicable Law waiver by each party, including Purchaser, for whose benefit the applicable condition exists) of each of the following conditions:

          (i)    No Order.    No temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction located in the United States or in another jurisdiction outside of the United States in which the Company and its Subsidiaries, taken as a whole, engage in substantial business activities that prevents the consummation of any of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no Law shall prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement;

          (ii)    Governmental Consents.    (a) All waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act and comparable statutes in Germany, South Africa and Canada shall have expired or been terminated or all approvals thereunder shall have been obtained, (b) the Company shall have received registration to be an exporter under ITAR and (c) all other approvals of, or filings with, any Governmental Authority (other than the FCC) required to consummate the transactions contemplated by this Agreement shall have been obtained or made, other than approvals and filings, the failure to obtain or make which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries taken as a whole;

          (iii)    FCC.    All approvals of the FCC required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained;

          (iv)    Company Stockholder Approval.    This Agreement and the transactions contemplated hereby shall have been approved and adopted and the Merger shall have been approved by the stockholders of the Company by the Company Requisite Vote;

          (v)    Credit Agreement.    At or prior to the Effective Time, Credit Suisse First Boston, as administrative agent under the Credit Agreement ("CSFB"), shall have provided the Company with a "payoff" letter acknowledging that (i) the Credit Agreement shall have been terminated, (ii) any and all Liens held by CSFB related thereto shall be released and (iii) the Company and the Subsidiaries shall have been released from any and all liabilities under the Credit Agreement and any related guaranties (other than any obligations under any indemnification or similar provision that survive such termination); and

          (vi)    Tax Separation Agreement.    The Tax Separation Agreement and the Transition Services Agreement shall remain in full force and effect.

        (d)    Conditions to the Obligations of Stockholder and Merger Sub.    The obligations of Stockholder and Merger Sub to consummate the Merger are subject to the fulfillment, on or prior to the Merger Closing Date, of each of the following conditions (any or all of which may be waived by Stockholder in whole or in part to the extent permitted by applicable Law):

          (i)    Officer's Certificate from the Company.    The Company shall have furnished Stockholder with a certificate dated the Merger Closing Date signed on its behalf by its Chief Executive Officer or the Chief Financial Officer to the effect that it intends to repurchase the shares and pay the Repurchase Amount to Stockholder in accordance with Section 2.04;

          (ii)    Representations and Warranties of Purchaser.    The representations and warranties of Purchaser set forth in Article IV herein shall be true and correct as of the date of this Agreement and at and as of the Merger Closing Date as though made on and as of the Merger Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on the Purchaser's ability to consummate the transactions contemplated by this Agreement;

  provided, however, that any and all actions required to be taken pursuant to Section 6.08 and the effects thereof on the representations and warranties of Purchaser set forth in Article IV shall be ignored for purposes of this Section 2.03(d)(ii);

          (iii)    Performance of Obligations of the Purchaser.    Purchaser shall have performed in all material respects all of its obligations hereunder to be performed by it on or prior to the Merger Closing Date; and

          (iv)    Officer's Certificate from Purchaser.    Purchaser shall have furnished Stockholder with a certificate dated the Merger Closing Date signed on its behalf by its Chief Executive Officer or the Chief Financial Officer to the effect that (a) the conditions set forth in Sections 2.03(d)(ii) and (iii) have been satisfied, and (b) acknowledges Purchaser's belief that all of Purchaser's conditions to consummate the Merger contained in Section 2.03(f) shall have been satisfied and that Purchaser has received confirmation from the Fund that it intends to satisfy its obligations under the Equity Letter subject to the satisfaction of the conditions contained therein.

        (e)    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the fulfillment, on or prior to the Merger Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):

          (i)    Representations and Warranties of Stockholder and Merger Sub.    The representations and warranties of Stockholder and Merger Sub set forth in Article V herein shall be true and correct as of the date of this Agreement and at and as of the Merger Closing Date as though made on and as of the Merger Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on Stockholder's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

          (ii)    Performance of Obligations of Stockholder and Merger Sub.    Stockholder and Merger Sub shall have performed in all material respects all of its obligations hereunder to be performed by it on or prior to the Merger Closing Date; and

          (iii)    Officer's Certificate from Stockholder and Merger Sub.    Each of Stockholder and Merger Sub shall have furnished the Company with a certificate dated the Merger Closing Date signed on its behalf by its Chief Executive Officer or the Chief Financial Officer to the effect that the conditions set forth in Sections 2.03(e)(i) and (ii) have been satisfied.

        (f)    Additional Conditions to the Consummation of the Merger for the Benefit of Purchaser.    The consummation of the Merger is also subject to the fulfillment, on or prior to the Merger Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

          (i)    Representations and Warranties of the Company.    The representations and warranties of the Company in Article III herein shall be true and correct as of the date of this Agreement and at and as of the Merger Closing Date as though made on and as of the Merger Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a Company Material Adverse Effect; provided that the representations and warranties set forth in Section 3.02(a) shall be true and correct in all material respects as of the date of this Agreement and at and as of the Merger Closing Date as though made on and as of the Merger Closing Date (except for representations and warranties made as of a specified date which need be true and correct only as of the specified date); provided, further, that any and all actions required to be taken pursuant to Section 2.02 or Section 6.08 and the effects thereof on the representations and warranties of the Company set forth in Article III shall be ignored for purposes of this Section 2.03(f)(i);

          (ii)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all of its respective obligations hereunder to be performed by it on or prior to the Merger Closing Date;

          (iii)    Officer's Certificate from the Company.    The Company shall have furnished Purchaser with a certificate dated the Merger Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 2.03(f)(i) and (ii) have been satisfied;

          (iv)    Representations and Warranties of Stockholder and Merger Sub.    The representations and warranties of the Stockholder and Merger Sub set forth in Article V herein shall be true and correct as of the date of this Agreement and at and as of the Merger Closing Date as though made on and as of the Merger Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on Stockholder's or Merger Sub's ability to consummate the transactions contemplated by this Agreement;

          (v)    Performance of Obligations of Stockholder and Merger Sub.    Each of Stockholder and Merger Sub shall have performed in all material respects all of its obligations hereunder to be performed by it on or prior to the Merger Closing Date;

          (vi)    Officer's Certificate from Stockholder and Merger Sub.    Each of Stockholder and Merger Sub shall have furnished Purchaser with a certificate dated the Merger Closing Date signed on its behalf by its Chief Executive Officer or the Chief Financial Officer to the effect that the conditions set forth in Sections 2.03(f)(iv) and (v) have been satisfied;

          (vii)    Commercial Arrangements.    The parties shall have entered into definitive agreements memorializing the terms of those commercial arrangements specified on Section 2.03(f)(vii) of the Company Disclosure Schedule, each of which will become effective immediately on the Stock Purchase Closing;

          (viii)    Asset Transfers.    The asset transfers described in Section 2.05 shall have occurred;

          (ix)    No Order.    No temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction located in the United States or in another jurisdiction outside of the United States in which the Company and its Subsidiaries, taken as a whole, engage in substantial business activities that prevents the consummation of any of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no Law shall prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement;

          (x)    Governmental Consents.    (a) All waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act and comparable statutes in Germany, South Africa and Canada shall have expired or been terminated or all approvals thereunder shall have been obtained, (b) the Company shall have received registration to be an exporter under ITAR and (c) all other approvals of, or filings with, any Governmental Authority (other than the FCC) required to consummate the transactions contemplated by this Agreement shall have been obtained or made, other than approvals and filings, the failure to obtain or make which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries taken as a whole;

          (xi)    FCC.    All approvals of the FCC required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, provided that such approvals do not impose a materially burdensome condition on the Company and its Subsidiaries;

          (xii)    Company Stockholder Approval.    This Agreement and the transactions contemplated hereby shall have been approved and adopted and the Merger shall have been approved by the stockholders of the Company by the Company Requisite Vote;

          (xiii)    Credit Agreement.    At or prior to the Effective Time, CSFB, shall have provided the Company with a "payoff" letter acknowledging that (i) the Credit Agreement shall have been terminated, (ii) any and all Liens held by CSFB related thereto shall be released and (iii) the Company and the Subsidiaries shall have been released from any and all liabilities under the Credit Agreement and any related guaranties (other than any obligations under any indemnification or similar provision that survive such termination); and

          (xiv)    Tax Separation Agreement.    The Tax Separation Agreement and the Transition Services Agreement shall remain in full force and effect;

provided, however, that, notwithstanding anything contained in this Section 2.03, the parties hereby acknowledge and agree that if all of the conditions set forth in Sections 2.03(c)-(f) above have been satisfied or waived other than the conditions specified in Sections 2.03(c)(iii) and Section 2.03(f)(xi), then the parties will discuss whether to waive such conditions and consummate the Merger prior to the satisfaction of such conditions.

        (g)    Effective Time.    Upon the Merger Closing, the Company and Merger Sub will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware as executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Merger Closing Date, make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed by Stockholder and the Company and specified in the Certificate of Merger (the "Effective Time"). The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        (h)     Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety in the same fashion as the Certificate of Incorporation of Merger Sub, other than its corporate name which shall remain PanAmSat Corporation and it shall not include Article Fifth (sole incorporator) of the Certificate of Incorporation of Merger Sub and as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

        (i)      Bylaws. The bylaws of the Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

        (j)      Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

        (k)    Conversion of Securities.    Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Stockholder, Merger Sub, the Company or the holders of any securities of Merger Sub or the Company:

          (i)    Merger Consideration.    Each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled in accordance with Section 2.03(k)(ii), the Dissenting Shares, and the shares of Company Common Stock beneficially owned by Stockholder, or any direct or indirect wholly owned Subsidiary of the Company, which shall remain outstanding) shall automatically be converted into the right to receive $23.50 in cash per share (the "Merger Consideration"), without interest, payable to the holder of such shares of Company Common Stock, upon surrender, in the manner provided in Section 2.03(l), of the certificate that formerly evidenced such share of Company Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 2.03(l).

          (ii)    Cancellation.    Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be cancelled and extinguished without any conversion thereof. Each share of Company Common Stock owned by the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or other consideration shall be made with respect thereto.

        (l)    Surrender of Certificates.

          (i)    Exchange Agent.    Prior to the Effective Time, Stockholder and Purchaser shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "Exchange Agent") for the holders of shares of Company Common Stock in connection with the Merger and shall enter into an agreement with the Exchange Agent which is reasonably acceptable to the Company. Promptly and in any event no later than simultaneously with the Stock Purchase Closing, the Surviving Corporation shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock issued and outstanding at the Effective Time (other than shares of Company Common Stock to be cancelled in accordance with Section 2.03(k)(ii), the Dissenting Shares, the shares of Company Common Stock beneficially owned by Stockholder or any of its wholly owned direct or indirect Subsidiaries and Company Options and Other Equity which remain outstanding in accordance with Section 1.04) and (ii) the Merger Consideration. Any funds deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

          (ii)    Exchange Procedures.    Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and whose shares were converted pursuant to Section 2.03(k) into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Stockholder and Surviving Corporation shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration to which the holder of such Certificate is entitled pursuant to Section 2.03(k) (without limiting the effect of Section 2.03(o)).

  Upon surrender of a Certificate for cancellation to the Exchange Agent and such other documents as may be reasonably requested by the Exchange Agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive promptly in exchange therefor the aggregate Merger Consideration which such holder has the right to receive pursuant to Section 2.03(k) (after taking into account all Certificates surrendered by such holder), and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will represent, from and after the Effective Time, only the right to receive the Merger Consideration in cash as contemplated by this Article II. No interest shall accrue or be paid on the amounts payable pursuant to this Article II upon surrender of a Certificate.

          (iii)    No Liability.    Notwithstanding anything to the contrary in this Section 2.03(l), neither the Exchange Agent, Stockholder, the Surviving Corporation nor any party hereto shall be liable to any Person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (iv)    Termination of Exchange Agent.    Any portion of the Exchange Fund which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall, at the request of the Surviving Corporation, be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 2.03 shall after such delivery to the Surviving Corporation look only to the Surviving Corporation (subject to abandoned property, escheat and similar laws) for payment, as general creditors thereof, of their claim for the Merger Consideration, without interest, to which such holders may be entitled pursuant to Section 2.03. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

        (m)    No Further Ownership Rights in Company Common Stock.    From and after the Effective Time, the holders of Company Common Stock outstanding immediately prior to the Effective Time whose shares of Company Common Stock were converted into the right to receive Merger Consideration in the Merger shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law. The Merger Consideration paid in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock previously represented by such Certificates. As of the Effective Time, the stock transfer books of the Company shall be closed with respect to those stockholders whose shares of Company Common Stock were converted into the right to receive the Merger Consideration in the Merger and there shall be no further registration of transfers on the records of the Surviving Corporation of such shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates with respect to those stockholders whose shares of Company Common Stock were converted into the right to receive Merger Consideration in the Merger are presented to the Surviving Corporation or the Exchange Agent for any reason, such Certificates shall be cancelled and exchanged as provided for in this Article II.

        (n)    Lost, Stolen or Destroyed Certificates.    In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration to which the holder thereof is entitled pursuant to this Article II; provided, however, Stockholder or the Surviving Corporation may, as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as they may reasonably direct as indemnity against any claim that may be made against Stockholder, the Surviving Corporation, the Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        (o)    Dissenting Shares.    Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a Person who has the right to and has demanded appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Holder") and as of the Effective Time has not failed to perfect, effectively withdrawn or has not lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.03(k), but such Dissenting Holder thereof shall only be entitled to such rights in respect thereof as are granted by Section 262 of the DGCL.

        (p)    Withdrawal.    Notwithstanding the provision of subsection (o) of this Section 2.03, if any Dissenting Holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such shares shall automatically be converted into and represent only the right to receive the Merger Consideration, as provided in Section 2.03(k), without interest thereon, upon surrender of the certificate or certificates representing such shares in accordance with Section 2.03(l).

        (q)    Notice of Dissenters.    The Company shall provide Purchaser and, until the Stock Purchase Closing Date, Stockholder (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock, the withdrawals of such demands and any other related instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Purchaser and, until the Stock Purchase Closing Date, Stockholder and the Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not settle or offer to settle any such demands.

        (r)    Withholding Taxes.    Each of the Exchange Agent, the Company, the Surviving Corporation and, until the Stock Purchase Closing Date, Stockholder shall be entitled to deduct and withhold from the Merger Consideration pursuant to the Merger such amounts as the Exchange Agent, the Company, the Surviving Corporation and, until the Stock Purchase Closing Date, Stockholder is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any applicable provision of state, local or foreign Law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock, in respect of which such deduction and withholding was made by the Exchange Agent, the Company, the Surviving Corporation or, until the Stock Purchase Closing Date, Stockholder.

        (s)    Transfer of Ownership.    If the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate formerly evidencing shares of Company Common Stock is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such payment will have paid to the Surviving Corporation or any agent designated by it any transfer or other Taxes required by reason of the payment of the amount specified in Section 2.03(k) to a Person other than the registered holder of the Certificates surrendered, or established to the satisfaction of the Surviving Corporation or any agent designated by it that such Tax has been paid or is not payable.

        (t)    Further Action.    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 2.04.    Repurchase.    Immediately prior to the Stock Purchase Closing, the Company shall repurchase from the affiliates of Stockholder that are the stockholders of record as of such time an aggregate number of shares of Common Stock at a purchase price of $23.50 per share such that, assuming the entire amount of equity provided by Purchaser pursuant to the Equity Letter (assuming the entire amount thereunder is so provided) and any other Permitted Person has been paid to Stockholder or its designees, the Stockholder will have received the Total Payment Amount less any Withheld Amount (the aggregate amount of such payment, the "Repurchase Amount"), which shall be paid by wire transfer of immediately available United States funds into one or more accounts designated by Stockholder.

        Section 2.05.    Asset Transfers.    Immediately prior to the Effective Time, Stockholder shall cause the Company to effect the transfer of the assets as set forth on Section 2.05 of the Company Disclosure Schedule with conveyances to be made in a manner reasonably acceptable to Stockholder, the Company and Purchaser.

        Section 2.06.    Redemption Notice for 6.125% Senior Notes due 2005.    At the request of Purchaser, the Company shall send out a notice to redeem the Company's 6.125% Senior Notes due 2005, which redemption is intended to occur immediately after the Stock Purchase Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Purchaser and Stockholder as follows, except as specifically described on the schedule (subject to Section 9.11) delivered by the Company to Purchaser and Stockholder in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule"):

        Section 3.01.    Organization; Subsidiaries; Charter Documents.

        (a)    Organization.    Each of the Company and its Significant Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company that is not a Significant Subsidiary is a corporation, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so duly organized, validly existing and in good standing or to have such requisite corporate or other power and authority has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (b)    Subsidiaries.    Section 3.01(b) of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries and all other entities in which the Company owns, directly or indirectly, any shares of capital stock or equity interests and such list sets forth the jurisdiction of organization of each such Subsidiary and other entity as of the date hereof and separately identifies each Significant Subsidiary.

        (c)    Charter Documents.    The Company has delivered or made available to Purchaser: (i) a true and correct copy of the Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date (collectively, the "Company Charter Documents") and (ii) true and correct copies of the certificate of incorporation and bylaws, or like organizational documents, each as amended to date (collectively, "Subsidiary Charter Documents") of each of its Significant Subsidiaries, and each such instrument is in full force and effect and no other organizational documents are applicable to or binding upon the Company or any Significant Subsidiary. The Company is not in violation of any of the provisions of the Company Charter Documents. No Subsidiary of the Company is in violation of its respective Subsidiary Charter Documents in any material respect.

        Section 3.02.    Capitalization of the Company.

        (a)    Company Capitalization.    The authorized capital stock of the Company consists of 400,000,000 shares of the Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the close of business on April 16, 2004, (i) 150,247,805 shares of the Company Common Stock were issued and outstanding and 6,520,486 shares of the Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options and Other Equity, (ii) no shares of Preferred Stock were issued and outstanding and (iii) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters of which stockholders of the Company may vote were issued or outstanding. All outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and not issued in violation of preemptive rights or similar rights. Except (x) as set forth in Section 3.02 of the Company Disclosure Schedule and (y) for changes since April 16, 2004 resulting from the exercise of employee and director stock options outstanding on such date, there are no outstanding (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) options, warrants, restricted stock, restricted stock units, or other rights to acquire from the Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock or voting securities of the Company obligating the Company to issue, register, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment or (D) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (the items in clauses (A), (B), (C) and (D) being referred to collectively as the "Company Securities"). Except as set forth in Section 3.02(a) of the Company Disclosure Schedule, none of the Company or its Subsidiaries has any obligation, commitments or arrangements to redeem, repurchase or otherwise acquire any of the Company Securities or any of the Company Subsidiary Securities, including as a result of the transactions contemplated by this Agreement, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or other Person. Except as set forth in Section 3.02(a) of the Company Disclosure Schedule, there are no voting trusts or registration rights or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or disposition of the capital stock of the Company or any of its Subsidiaries.

        (b)    Subsidiary Capitalization.    All outstanding shares of capital stock or other interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of preemptive rights or similar rights. Except as set forth in Section 3.02(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Liens. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (ii) options, warrants, restricted stock, restricted stock units or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or ownership interests in, any Subsidiary of the Company or any equity equivalents, interests in the ownership or earnings of any Subsidiary or other similar rights (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities").

        (c)    Indebtedness.    Section 3.02(c) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of each Contract pursuant to which any Indebtedness of the Company or its Subsidiaries is outstanding in an amount in excess of $1,000,000, together with the amount outstanding thereunder as of the date of this Agreement. No Contract pursuant to which any Indebtedness of the Company or its Subsidiaries is outstanding or may be incurred provides for the right to vote (or is convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the shareholders of the Company or its Subsidiaries may vote. No event has occurred which entitles (with or without notice or lapse of time or both) the holder of any Indebtedness set forth in Section 3.02(c) of the Company Disclosure Schedule to accelerate, or which does accelerate, the maturity of any such Indebtedness.

        Section 3.03.    Corporate Authorization; Board Approval.

        (a)    Corporate Authorization.    The Company has all necessary power and authority to enter into this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, with respect to the Merger, for the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement (the "Company Requisite Vote"). The Company Requisite Vote is the only vote of holders of any class or series of securities necessary to approve this Agreement and the transactions contemplated hereby. This Agreement and each Transaction Document to which the Company is a party has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law).

        (b)    Board Approval.    The Board of Directors of the Company has, at a meeting duly called and held on or prior to the date hereof, (i) determined and declared that this Agreement and the Merger are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, (iii) resolved to make the Company Recommendation and (iv) directed that this Agreement be submitted to the Company's stockholders for adoption.

        Section 3.04.    Governmental Approvals.    The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any federal, state, or local U.S. or foreign government, court, administrative agency, commission, arbitrator or other governmental or regulatory agency or authority (a "Governmental Authority") other than: (i) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other applicable Antitrust Laws; (iii) such filings with and consents of the Federal Communications Commission ("FCC") as may be required (including any notifications or other filings that do not require consent); (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices and permits set forth in Section 3.04 of the Company Disclosure Schedule; (v) the filing with the Securities and Exchange Commission ("SEC") of (A) a Proxy Statement relating to the Company Stockholders' Meeting and (B) such reports under Section 13(a), 13(d), 13(e), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (vi) such filings with and approvals of The Nasdaq Stock Market, Inc.; (vii) those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.05.    Non-Contravention.    Except as set forth in Section 3.05 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party do not, and the consummation of the transactions contemplated hereby or thereby will not: (i) contravene, conflict with or violate the Company Charter Documents or Subsidiary Charter Documents; (ii) subject to obtaining the adoption of this Agreement by the Company's stockholders as contemplated in Section 6.04 and obtaining all the consents, approvals and authorizations specified in clauses (i) through (vii) of Section 3.04, contravene or conflict with or constitute a violation of any provision of any law, statute, ordinance, rule, code, or regulation of any Governmental Authority ("Law"), or any outstanding order, writ, judgment, injunction, ruling, determination, award or decree by or with any Governmental Authority ("Order") binding upon or applicable to the Company or its Subsidiaries or by which any of their respective properties are bound or affected; (iii) subject to obtaining all the consents, approvals and authorizations and compliance with the matters referred to in clauses (i) through (vii) of Section 3.04, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation of the Company or any of its Subsidiaries, or cause increased liability or fees or to the loss of a material benefit or imposition of a penalty under (A) any Company Material Contract (but, for purposes hereof, without regard to the dollar thresholds set forth in the definition thereof) or (B) any Company Permit; or (iv) result in the creation or imposition of any mortgage, lien, right of first refusal, pledge, claim, license, charge, limitation in voting rights, encumbrance or other security interest (collectively, the "Liens") on any asset of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation, modification, acceleration or other occurrences or Liens that have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.06.    Company SEC Documents.    The Company has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2001 (collectively, the "Company SEC Documents"). The Company SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), or the Exchange Act, as the case may be, applicable to the Company SEC Documents each as in effect on the date so filed, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document filed and publicly available prior to the date of this Agreement (including any financial statements or other documentation incorporated by reference therein). No Subsidiary of the Company is required to file any form, report or other document with the SEC.

        Section 3.07.    Financial Statements; No Undisclosed Liabilities; Internal and Disclosure Controls.

        (a)    Company Financials.    Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents as of their respective dates (the "Company Financials"): (i) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Forms 10-Q, 8-K or any successor forms under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated. All of the Subsidiaries of the Company are consolidated for accounting purposes as required by GAAP. The consolidated balance sheet of the Company contained in the Company SEC Documents as of December 31, 2003 is hereinafter referred to herein as the "Company Balance Sheet," and December 31, 2003 is hereinafter referred to herein as the "Company Balance Sheet Date."

        (b)    No Undisclosed Liabilities.    Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) liabilities or obligations disclosed or provided for in the Company Financials or the notes thereto or in the Company SEC Documents filed prior to the date hereof and publicly available after the filing of the Company SEC Document containing the Company Financials or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date, none of which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)    Amendments or Modifications.    The Company has made available to Purchaser a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to Company Material Contracts which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

        (d)    Internal and Disclosure Controls.    The management of the Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        Section 3.08.    Information in Offer Documents.    None of the Proxy Statement to be filed with the SEC in connection with the Merger, the Debt Offer Documents, nor any amendment or supplement to the Proxy Statement or the Debt Offer Documents, will contain, in the case of the Proxy Statement or any amendment or supplement thereto, at the date the Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, and in the case of the Debt Offer Documents or any amendments or supplements thereto, at the time the Debt Offer Documents are first published, sent or given to holders of the 8.50% Senior Notes and at the expiration of the Debt Offer, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Purchaser or Stockholder for inclusion or incorporation by reference in the Offer Documents. The Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        Section 3.09.    Absence of Certain Changes.    Except as set forth in Section 3.09 of the Company Disclosure Schedule or in the Company SEC Documents filed and publicly available prior to the date hereof, since the Company Balance Sheet Date, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice, and there has not been any change, development, event, condition, occurrence or effect that individually or in the aggregate has had or would reasonably be expected to have (i) a Company Material Adverse Effect or (ii) a material adverse impact on the ability of the Company to consummate the Merger. Since the Company Balance Sheet Date, except as (i) specifically contemplated by this Agreement, (ii) disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement or (iii) set forth in Section 3.09 of the Company Disclosure Schedule, there has not occurred any action, event or failure to act that, if it had occurred after the date of this Agreement, would have required the consent of Purchaser under Section 6.01.

        Section 3.10.    Insurance.    A list of all launch and in-orbit satellite insurance policies as of the date hereof is set forth in Section 3.10 of the Company Disclosure Schedule. Copies of all such insurance policies have been made available to Purchaser. Except as set forth in Section 3.10 of the Company Disclosure Schedule: (i) all such policies are in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default in any material respect (including any such breach or default in any material respect with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification in any material respect, under any policy; (iii) all premiums due thereon have been paid and the Company has not received any written notice of cancellation, termination or non-renewal of any such policy (other than in connection with settlement of any claims thereunder); (iv) all appropriate insurers under such insurance policies have been notified of all potentially insurable losses known to the Company and no such insurer has informed the Company or any of its Subsidiaries of any denial of coverage or reservation of rights thereto; and (v) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Section 3.10 of the Company Disclosure Schedule also sets forth all other material insurance policies in effect as of the date hereof and owned, held by or applicable to the Company and its Subsidiaries.

        Section 3.11.    Real Property; Title to Assets.

        (a)    Owned Real Property.    Section 3.11(a) of the Company Disclosure Schedule contains a true and complete list of all the real property owned in fee by the Company and its Subsidiaries (the "Owned Real Property"). To the knowledge of the Company, each of the Company and its Subsidiaries has good, valid, fee simple and marketable title to each parcel of Owned Real Property, including, without limitation, all buildings, structures, fixtures and improvements located thereon, in each case, free and clear of all Liens, except (i) liens set forth in Section 3.11(a) of the Company Disclosure Schedule, (ii) liens for Taxes and general and special assessments not in default and payable without penalty and interest or which are being contested in good faith by appropriate proceedings, and

(iii) other Liens which, individually or in the aggregate, would not reasonably be expected to materially interfere with the Company's or any of its Subsidiaries' use and enjoyment of such Owned Real Property or with the conduct of the business of the Company or its Subsidiaries. Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, there are no outstanding contracts for the sale of any of the Owned Real Property. Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, there are no leases, subleases, licenses, concessions or any other contracts, options or rights of first refusal or agreements granting to any person or entity other than the Company and its Subsidiaries any right to the possession, use, occupancy or enjoyment of any of the Owned Real Property or any portion thereof.

        (b)    Real Property Leases.    Section 3.11(b) of the Company Disclosure Schedule contains a true and complete list of all leases, subleases, sub-subleases, licenses and other agreements under which the Company or any of its Subsidiaries, leases, subleases, licenses uses or occupies (whether as landlord, tenant, subtenant other occupancy arrangement) or has the right to use or occupy, now or in the future, any real property (collectively, the "Real Property Leases," and the property subject to the Real Property Leases together with the Owned Real Property, the "Real Property"). The Company has previously furnished or otherwise made available to Purchaser true, correct and complete copies of all Real Property Leases. Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its Subsidiaries, enforceable against the Company or its Subsidiaries, as applicable, in accordance with its terms. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Real Property Lease (i) there is no default or event which, with notice or lapse of time or both, would constitute a default on the part of Company or its Subsidiaries, or, to the knowledge of the Company any other party thereto and (ii) except as set forth in Section 3.11(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, as applicable, has assigned, sublet or transferred its leasehold interest. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each Real Property Lease free and clear of all Liens, except (i) as set forth in Section 3.11(b) of the Company Disclosure Schedule, (ii) liens for Taxes and general and special assessments not in default and payable without penalty or interest or which are being contested in good faith by appropriate proceedings and (iii) other liens which do not materially interfere with the Company's or any of its Subsidiaries' use and enjoyment of such Real Property Lease.

        Section 3.12.    Company Intellectual Property.    Section 3.12 of the Company Disclosure Schedule lists all registrations or applications for registration of any Company Intellectual Property. All rights in material Company Intellectual Property are valid, subsisting and enforceable in all material respects and the Company or its Subsidiaries owns or has the right to use all material Company Intellectual Property, free and clear of all Liens, except as set forth on Section 3.12 of the Company Disclosure Schedule. Except as set forth in Section 3.12 of the Company Disclosure Schedule, (i) no Action is pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, which challenge the validity or use of, or the ownership by, the Company and/or its Subsidiaries of the Company Intellectual Property; (ii) the Company has no knowledge of any infringement or infringing use of any of the Company Intellectual Property or licenses by any Person; (iii) the Company or the Subsidiaries take reasonable actions to maintain and protect the material Company Intellectual Property, including confidential material Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iv) to the Company's knowledge, no infringement, misappropriation or violation of any material intellectual property right or other proprietary right of any third party has occurred or will result from the conduct of the business of the Company and its Subsidiaries or from the signing and execution of this Agreement or the consummation of the transactions contemplated hereby, and no written claim has been made to the Company or any Subsidiary by any third party based upon an allegation of any such infringement.

        Section 3.13.    Litigation.    There is no action, suit, investigation, claim, charge or proceeding ("Actions") pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective assets, properties or rights which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no officer or director of the Company is a defendant in any Action commenced by shareholders of the Company with respect to the performance of his or her duties as an officer and/or director of the Company. Except as set forth in Section 3.13 of the Company Disclosure Schedule, there exist no Contracts with any of the directors and officers of the Company or its Subsidiaries that provide for indemnification by the Company or its Subsidiaries. Except as specifically disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any Order that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.14.    Taxes.    Except as set forth in Section 3.14 of the Company Disclosure Schedule:

        (a)   The Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its Subsidiaries is a member, has timely filed (or has had timely filed on its behalf, taking into account all applicable extensions) all material Tax Returns required by applicable Law to be filed by it. All such Tax Returns, as they relate to the Company and its Subsidiaries are correct and complete in all material respects. The Company and each of its Subsidiaries has paid (or has had paid on its behalf) all material Taxes due and owing (whether or not shown on any Tax Return) and has established an adequate reserve for the payment of all Taxes not yet due and owing.

        (b)   The Company and each of its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c)   As of the date of this Agreement, none of the material Tax Returns of the Company or its Subsidiaries have been examined by any Taxing Authority and no material audit, action, proceeding or assessment is pending or threatened by any such Taxing Authority against the Company or its Subsidiaries.

        (d)   As of the Stock Purchase Closing, neither the Company nor its Subsidiaries will be a party to any tax allocation, tax sharing, tax indemnity or similar agreement with respect to Taxes, except the Tax Separation Agreement.

        (e)   There are no liens for Taxes (other than Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings) upon any of the assets of the Company or any of its Subsidiaries.

        (f)    Neither the Company nor any of its Subsidiaries has ever been a member of an "affiliated group" (as defined in Section 1504(a) of the Code), except for any group of which the Company, General Motors Corporation or Hughes Electronics Corporation (now known as The DIRECTV Group, Inc.) was the common parent corporation.

        (g)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Stock Purchase Closing Date as a result of any: (i) change in method of accounting for a taxable period ending or prior to the Stock Purchase Closing Date; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Stock Purchase Closing Date; or (iii) installment sale or open transaction disposition made on or prior to the Stock Purchase Closing Date.

        (h)   Neither the Company nor any Company Subsidiary has distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

        Section 3.15.    Employee Benefit Plans; ERISA.    Except as set forth in Section 3.15(a) of the Company Disclosure Schedule:

        (a)   All employee benefit plans within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and all stock purchase, stock option, severance, retention, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan, multiemployer and all other employee benefit plans, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future), whether formal or informal, oral or written, legally binding or not (collectively, "Plans"), under which (i) any current or former employee, director or consultant of the Company or its Subsidiaries (the "Company Employees") has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries has had or has any present or future liability (other than Stockholder Maintained Plans) (collectively, the "Company Plans") are in compliance with, and have been established, administered and operated in accordance with, the terms of such Company Plans and applicable Law, except for any failure to so comply, administer or operate the Company Plans that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Plans that are maintained by the Company or any of its Subsidiaries since January 1, 2001 (collectively, the "Company Maintained Plans") are set forth in Section 3.15(a) of the Company Disclosure Schedule. Section 3.15(a) of the Company Disclosure Schedule also sets forth a list of all Plans under which (i) any current or former employee, director or consultant of the Company and its Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by Stockholder or its affiliates (other than the Company and its Subsidiaries) or (ii) the Stockholder or its affiliates (other than Company and its Subsidiaries) has had or has any present or future liability (collectively, "Stockholder Maintained Plans").

        (b)   The Internal Revenue Service has issued a determination or opinion letter to the effect that each such Company Maintained Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. Except as could not, individually or in the aggregate, result in a Company Material Adverse Effect, (i) no event has occurred, and no condition exists, that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by applicable Law; (ii) neither the Company nor any of its Subsidiaries has engaged in any nonexempt prohibited transactions in connection with any Company Maintained Plan (or its related trust) with respect to which the Company or its Subsidiaries or any officer, director, employee of the Company or any of its Subsidiaries would be subject to either a penalty pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; and (iii) neither the Company nor its Subsidiaries has incurred any liability under the fiduciary provisions of ERISA. No Company Maintained Plan that is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funded deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company or its Subsidiaries has participated in or contributed to any multiemployer plan as defined in Section 3(37) of ERISA at any time during the prior six (6) years. Neither the Company nor any of its Subsidiaries has incurred or could reasonably be expected to incur any liability with respect to any Company Maintained Plan or Stockholder Maintained Plan that is subject to Title IV of ERISA, except for (i) any liability that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) any contingent liability that will cease to be a contingent liability of the Company and its Subsidiaries upon the Stock Purchase Closing.

        (c)   With respect to any Company Plan, except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, no (i) actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened and (ii) facts or circumstances exist that could give rise to any such actions, suits or claims.

        (d)   Except as set forth in Section 3.15(d) of the Company Disclosure Schedule, no Company Maintained Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in the (i) payment to any Company Employee of any money or other property; (ii) provision of any benefits or other rights of any Company Employee; or (iii) increase, acceleration or provision of any payments, benefits or other rights (whether or not a "parachute payment" within the meaning of Section 280G of the Code) to any Company Employee.

        (e)   Except as set forth in Section 3.15(e) of the Company Disclosure Schedule, all Company Maintained Plans maintained outside the United States (collectively, the "Company Non-U.S. Plans") are in compliance with, and have been established, administered and operated in accordance with, the terms of such Company Non-U.S. Plans and applicable Law, except for any failure to so comply, establish, administer or operate the Company Non-U.S. Plans as would not reasonably be expected to have a Company Material Adverse Effect. All such Company Non-U.S. Plans are set forth in Section 3.15(e) of the Company Disclosure Schedule. All contributions or other payments which are due with respect to each Company Non-U.S. Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.16.    Compliance with Laws; Permits.

        (a)    Compliance with Laws.    Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof and except for such violations and failures to comply, and notices, Actions and assertions concerning such violations and failures to comply, that have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or have a material adverse impact on the ability of the Company or any of its Subsidiaries to consummate the transactions contemplated by this Agreement: (i) the Company and each of its Subsidiaries has conducted its business and is, in compliance with all Orders and Laws and corporate policies applicable thereto and (ii) no notice, Action or assertion has been received by the Company or any of its Subsidiaries or, to the knowledge of the Company, has been filed, commenced or threatened against the Company or any of its Subsidiaries alleging any violation of any Law applicable to them or by which their respective properties are bound or affected.

        (b)    Company Permits.    Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (i) necessary to operate each Company Satellite and (ii) necessary for the lawful conduct of their respective businesses except, in the case of clause (ii), where the failure to hold the same has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (collectively, the "Company Permits"). Section 3.16(b) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all Company Permits. The Company and its Subsidiaries are in compliance with the terms of all Company Permits, except for such non-compliance as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)    Pending Applications.    Section 3.16(c) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of the Company's pending applications for authorization for satellites or earth stations with Governmental Authorities.

        Section 3.17.    Company Satellites.

        (a)    Company Satellites.    Set forth in Section 3.17(a) of the Company Disclosure Schedule is a complete and accurate list, by orbital location, of each satellite listing the number and type of transponders thereon, owned by the Company or any of its Subsidiaries as of the date of this Agreement (each a "Company Satellite"). Subject to applicable Law, the Company has made available to Purchaser true and correct copies of the most recent monthly "Health Status Report" in existence as of the date of this Agreement summarizing all spacecraft related incidents and anomalies experienced by Company Satellites known to the Company at such date. Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, as of the date hereof, the Company has no knowledge of any spacecraft-related incidents or anomalies experienced by Company Satellites that are not disclosed in the "Health Status Reports" referred to in the immediately preceding sentence.

        (b)    ITU Frequency Registration.    Section 3.17(b) of the Company Disclosure Schedule contains a summary, by orbital location, of the status of frequency registration at the International Telecommunications Union, of each Company Satellite and each advanced published satellite filed on behalf of the Company, including the identity of the sponsoring administration and the frequency bands covered. Except as set forth in Section 3.17(b) of the Company Disclosure Schedule, as of the date hereof, the Company has no knowledge of any material and significant conflicting claim(s) with respect to its rights to use the frequency assignment(s) described in its ITU filings at any such orbital location(s) that reasonably would be expected to restrict or otherwise affect, in either case in a materially adverse manner, the Company's ability to operate the Company Satellite(s) on such frequency assignment(s) at such location(s).

        Section 3.18.    Environmental Matters.    Except as set forth in Section 3.18 of the Company Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and at all times prior, was in compliance with all applicable Environmental Laws, (ii) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against or received, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, the Company or any of its Subsidiaries with respect to any matters relating to or arising out of any Environmental Law which; (iii) no Hazardous Substance has been discharged, disposed of, arranged to be disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released by the Company at, on, under or from any property or facility owned, leased or operated by the Company or its Subsidiaries or, to the knowledge of the Company, by any prior owner, lessee or operator; and (iv) there are no Environmental Liabilities. For purposes of this Section, the terms "Company" and its "Subsidiaries" shall include any entity which is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

        Section 3.19.    Company Material Contracts.    All Company Material Contracts are legal, valid and binding and in full force and effect and are enforceable by the Company and its Subsidiaries in accordance with their respective terms in all material respects. The Company and its Subsidiaries have performed in all material respects all respective obligations required to be performed by them to date under the Company Material Contracts and are not, and to the knowledge of the Company are not alleged to be (with or without the lapse of time or the giving of notice, or both), in breach or default thereunder in any material respect. Section 3.19 of the Company Disclosure Schedule sets forth a complete and correct list of all Company Material Contracts as of the date hereof except that such schedule does not list (1) any Construction/Launch Contract where the remaining payments to be made by the Company do not exceed $10 million and (2) the individual Customer Contracts with the Company Material Customers but instead lists such Company Material Customers. True and correct copies of the Company Material Contracts have been made available to Purchaser.

        Section 3.20.    Finders' Fees.    Except for Evercore Partners, a copy of whose engagement agreement has been provided to Purchaser, no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

        Section 3.21.    Opinion of Financial Advisor.    The Company has received the opinion of Evercore Partners to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of the Company Common Stock in connection with the Merger (other than the Stockholder) is fair to such holders from a financial point of view. An executed copy of such opinion has been made available to Purchaser.

        Section 3.22.    Takeover Statutes.    The Company has elected in its Restated Certificate of Incorporation not to be governed by Section 203 of the DGCL such that neither Section 203 of the DGCL nor the restrictions on "business combinations" set forth therein apply to, or restrict the Company's authority to effect or complete the Merger, this Agreement and the transactions contemplated by this Agreement.

        Section 3.23.    Transactions with Affiliates.    Except (i) as set forth in Section 3.23 of the Company Disclosure Schedule, (ii) as disclosed in the Company's proxy statement relating to the election of directors dated April 30, 2003, (iii) as would not be required to be disclosed pursuant to Item 404 of Regulation S-K, or (iv) those of a type available to employees of the Company generally, there are no Contracts or transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) Affiliate of any such officer, director or record or beneficial owner, on the other hand. For purposes of this Section, the term "Affiliate" shall have the meaning provided in Rule 501(b) promulgated under the Securities Act.

        Section 3.24.    Labor Matters.    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees.

        Section 3.25.    Limitation on Warranties.    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY TO PURCHASER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ALL REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT ARE HEREBY DISCLAIMED, AND PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF THE COMPANY NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Company and Stockholder as set forth below:

        Section 4.01.    Organization and Power; Subsidiaries.

        (a)    Organization.    Purchaser is a limited liability company duly organized, validly existing and is in good standing under the Laws of the jurisdiction under which it was organized, and has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has no Subsidiaries.

        (b)    Charter Documents.    Purchaser has delivered or made available to the Company and Stockholder a true and correct copy of the Certificate of Formation of Purchaser, as amended to date (collectively, the "Purchaser Formation Documents"), and such instrument is in full force and effect and no other organizational documents are applicable to or binding upon Purchaser. Purchaser is not in violation of any of the provisions of the Purchaser Formation Documents.

        Section 4.02    Corporate Authorization.    Purchaser has all necessary power and authority to enter into this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Transaction Document to which it is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action. No vote of any class or series of Purchaser's capital stock is necessary in connection with the execution of this Agreement or any Transaction Document and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Transaction Document to which it is a party has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at Law).

        Section 4.03    Governmental Authorization.    The execution, delivery and performance by Purchaser of this Agreement and each Transaction Document to which it is a party, and the consummation by Purchaser of the transactions contemplated hereby and thereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any Governmental Authority other than: (i) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (ii) such filings with and consents of the FCC as may be required (including any notifications or other filings that do not require consent); (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices and permits set forth in Section 3.04 of the Company Disclosure Schedule; (iv) those that may be required solely by reason of Company's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair the ability of Purchaser to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        Section 4.04    Non-Contravention.    The execution, delivery and performance by Purchaser of this Agreement and each Transaction Document to which it is a party do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not: (i) contravene or conflict with the Purchaser Formation Documents; (ii) subject to obtaining all the consents, approvals and authorizations specified in clauses (i)-(iv) of Section 4.03, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Purchaser; (iii) subject to obtaining all the consents, approvals and authorizations specified in clauses (i)-(iv) of Section 4.03, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Purchaser under (A) any provision of any material Contract binding upon Purchaser or (B) any material license, franchise, or permit held by Purchaser; or (iv) result in the creation or imposition of any Lien on any asset of Purchaser, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration or Liens that would not, individually or in the aggregate, reasonably be expected to impair the ability of

Purchaser to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        Section 4.05    Information Supplied.    None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Offer Documents or any amendment or supplement thereto will contain, in the case of the Proxy Statement or any amendment or supplement thereto, at the date the Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, and in the case of the Debt Offer Documents or any amendments or supplements thereto, at the time the Debt Offer Documents are first published, sent or given to holders of the 8.50% Senior Notes and at the expiration of the Debt Offer, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.06    Litigation.    There is no action, suit, investigation or proceeding pending against, or to the knowledge of Purchaser, threatened against or affecting, Purchaser or any of its properties which, individually or in the aggregate, would reasonably be expected to impair the ability of Purchaser to perform its obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        Section 4.07    Finders' Fees.    No investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from Purchaser upon consummation of the transactions contemplated by this Agreement.

        Section 4.08    Financing.    Simultaneously with the execution and delivery of this Agreement, Purchaser has delivered to the Company and Stockholder true and correct copies of (i) an equity commitment letter executed by KKR Millennium Fund L.P. (the "Fund") (the "Equity Letter") and (ii) a binding commitment letter from Citicorp North America, Inc., Citigroup Global Markets Inc. and Credit Suisse First Boston (the "Debt Commitment Letter," and together with the Equity Letter, the "Commitment Letters"). The financing contemplated by the Commitment Letters will provide sufficient funds to allow the Company to pay the Repurchase Amount and to consummate the Debt Offer and the purchase of the Shares on the terms and conditions set forth in this Agreement and for the Company to pay the Company Option Consideration on the Stock Purchase Closing Date.

        Section 4.09    Condition of the Business; Independent Investigation.

        (a)   Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that neither the Company nor Stockholder or Merger Sub is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article III or by Stockholder and Merger Sub in Article V. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of the Company set forth in Article III or of Stockholder and Merger Sub set forth in Article V. Purchaser further represents that none of the Company, Stockholder, Merger Sub or any of their respective affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of the Company, Stockholder, any of their respective affiliates or any other Person will have, or be subject to, any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives or Purchaser's use of, any such information, including any confidential memoranda distributed on behalf of the Company relating to the Company or any of its Subsidiaries or other publications or data room information provided to Purchaser or its representatives, or any other document or information in any form provided to Purchaser or its representatives in connection with the sale of the Company and it Subsidiaries and the transactions contemplated hereby, except that nothing herein shall constitute a waiver of any rights of Purchaser in the case of fraud.

        (b)   Purchaser acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its Subsidiaries and their businesses and operations. In connection with Purchaser's investigation of the Company and its Subsidiaries and their businesses and operations, Purchaser and its representatives have received from Stockholder, the Company or their representatives certain projections and other forecasts for the Company and its Subsidiaries and certain estimates, plans and budget information. Purchaser acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets, (ii) Purchaser is familiar with such uncertainties, (iii) Purchaser is taking full responsibility for making its own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to Purchaser or its representatives, and (iv) Purchaser will not (and will cause all of its Subsidiaries and other affiliates and all other Persons and representatives acting on its behalf not to) assert any claim or cause of action against Stockholder, the Company, their respective Subsidiaries or any of Stockholder's or the Company's direct or indirect directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives with respect thereto, or hold any such other Person liable with respect thereto, except that nothing herein shall constitute a waiver of any rights of Purchaser in the case of fraud.

        Section 4.10    Qualifications to Hold Communications Licenses.    Purchaser is legally, financially and otherwise qualified under the Communications Act to be the licensee of and to own and operate the Company Satellites and to perform its obligations hereunder. To Purchaser's knowledge, no fact or circumstance exists relating to the qualifications of Purchaser or any foreign qualifications of Purchaser that (i) has prevented or delayed, or would reasonably be expected to prevent or delay, the FCC from granting approval of the FCC Consent Application; or (ii) has prevented or delayed, or would reasonably be expected to prevent or delay, or otherwise disqualify Purchaser as the licensee, owner, operator or transferee of any Satellite in any foreign jurisdiction.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND MERGER SUB

        Each of Stockholder and, solely for purposes of the Merger Closing Date, Merger Sub represents and warrants to Purchaser as set forth below:

        Section 5.01    Organization and Power.

        (a)    Organization.    Each of Stockholder and Merger Sub is a corporation duly organized, validly existing and is in good standing under the Laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b)    Charter Documents.    Stockholder has delivered or made available to: (i) Purchaser a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of Stockholder, each as amended to date (collectively, the "Stockholder Charter Documents"), and (ii) the certificate of incorporation and bylaws, each as amended to date (collectively, "Merger Sub Charter Documents") of Merger Sub, and each such instrument is in full force and effect. Stockholder is not in violation of any of the provisions of the Stockholder Charter Documents, and Merger Sub is not in violation of any of the provisions of the Merger Sub Charter Documents.

        Section 5.02    Corporate Authorization.    Each of Stockholder and Merger Sub has all necessary power and authority to enter into this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Stockholder and Merger Sub of this Agreement and each Transaction Document to which it is a party and the consummation by

Stockholder and Merger Sub of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, including by resolution of the Board of Directors of Stockholder and Merger Sub, and have been adopted by Stockholder as the sole stockholder of Merger Sub. No vote of any class or series of Stockholder's capital stock and no further vote of any capital stock of Merger Sub is necessary in connection with the execution of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Transaction Document has been duly executed and delivered by each of Stockholder and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and binding agreement of Stockholder and Merger Sub, enforceable against Stockholder and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at Law).

        Section 5.03    Governmental Authorization.    The execution, delivery and performance by Stockholder and Merger Sub of this Agreement and each Transaction Document to which it is a party, and the consummation by Stockholder and Merger Sub of the transactions contemplated hereby and thereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any Governmental Authority other than: (i) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws; (ii) such filings with and consents of the FCC as may be required (including any notifications or other filings that do not require consent); (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices and permits set forth in Section 3.04 of the Company Disclosure Schedule; (iv) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (v) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Merger Sub is qualified to do business; and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair the ability of Stockholder or Merger Sub to perform their respective obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        Section 5.04    Non-Contravention.    The execution, delivery and performance by Stockholder and Merger Sub of this Agreement and each Transaction Document to which it is a party do not, and the consummation by Stockholder and Merger Sub of the transactions contemplated hereby or thereby will not: (i) contravene or conflict with the Stockholder Charter Documents or Merger Sub Charter Documents; (ii) subject to obtaining all the consents, approvals and authorizations specified in clauses (i)-(v) of Section 5.03, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Stockholder or Merger Sub; (iii) subject to obtaining all the consents, approvals and authorizations specified in clauses (i)-(v) of Section 5.03, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Stockholder or Merger Sub under (A) any provision of any material Contract binding upon Stockholder or Merger Sub or (B) any material license, franchise, or permit held by Merger Sub or Stockholder; or (iv) result in the creation or imposition of any Lien on any asset of Stockholder or Merger Sub, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration or Liens that would not, individually or in the aggregate, reasonably be expected to impair the ability of Stockholder or Merger Sub to perform its obligations hereunder or under any Transaction Document to which it is party, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby or thereby.

        Section 5.05    Information Supplied.    None of the information supplied or to be supplied by Stockholder or Merger Sub for inclusion or incorporation by reference in the Offer Documents or any amendment or supplement thereto will contain, in the case of the Proxy Statement or any amendment or supplement thereto, at the date the Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, and in the case of the Debt Offer Documents or any amendments or supplements thereto, at the time the Debt Offer Documents are first published, sent or given to holders of the 8.50% Senior Notes and at the expiration of the Debt Offer, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 5.06    Litigation.    There is no action, suit, investigation or proceeding pending against, or to the knowledge of Stockholder or Merger Sub, threatened against or affecting, Stockholder or any of its Subsidiaries or any of their respective properties which, individually or in the aggregate, would reasonably be expected to impair the ability of Stockholder to perform its obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        Section 5.07    Ownership and Transfer of Shares.    As of the Stock Purchase Closing Date, Stockholder or a wholly-owned Subsidiary or Subsidiaries will be the record and beneficial owner of the Shares, free and clear of any and all Liens. Stockholder has the corporate power and authority to sell, transfer, assign and deliver (or cause to be sold, transferred, assigned or delivered) the Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to the Shares, free and clear of any and all Liens.

        Section 5.08    Merger Sub.    Merger Sub is a direct wholly-owned Subsidiary of Stockholder that has engaged in no business activities other than as specifically contemplated by this Agreement.

        Section 5.09    Finders' Fees.    No investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from Stockholder upon consummation of the transactions contemplated by this Agreement for which the Company is liable.

ARTICLE VI

COVENANTS

        Section 6.01    Conduct of the Company.

        (a)    Ordinary Course.    During the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Stock Purchase Closing Date, except as (x) set forth in Section 6.01 of the Company Disclosure Schedule, (y) expressly contemplated by this Agreement or any Pre-Closing Transaction or as required by applicable Law or (z) consented to in writing by Purchaser and Stockholder (such consent not to be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, for the benefit of Purchaser and Stockholder, carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, maintain in full force and effect the satellite launch and in-orbit insurance policies listed on Section 3.10 of the Company Disclosure Schedule until the end of their term and consult in good faith with Purchaser and Stockholder regarding (i) the decision whether to replace any such policy which expires prior to the Stock Purchase Closing Date, and (ii) if replaced, the terms of the replacement policy, and with respect to other types of insurance, maintain in full force and effect until the Stock Purchase Closing substantially the same levels of coverage of insurance with respect to the assets, operations and activities of the Company and its Subsidiaries as a whole as are in effect as of the date of this Agreement.

        (b)    Required Consent.    Without limiting the generality of Section 6.01(a), and except as otherwise expressly permitted by this Agreement or any Pre-Closing Transactions, or listed on Section 6.01 of the Company Disclosure Schedule or as required by applicable Law or Contract in existence on the date hereof, from the date hereof and continuing until the earlier of the termination of this Agreement or the Stock Purchase Closing Date, the Company shall not, and shall not permit or cause any of its Subsidiaries to, for the benefit of the Purchaser and Stockholder without the prior written consent of Purchaser and Stockholder (such consent not to be unreasonably withheld or delayed):

          (i)    do or effect any of the following actions with respect to the Company's or any of its Subsidiaries' securities: (A) adjust, split, combine, recapitalize or reclassify its capital stock; (B) make, declare or pay any dividend or other distribution on (other than dividends to the Company or its Subsidiaries), or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock; (C) grant any Person any right or option to acquire any shares of capital stock; (D) issue, deliver, pledge, transfer or sell or agree to issue, deliver, transfer or sell any Company Securities or Subsidiary Securities (except pursuant to the exercise or vesting of Company Options, restricted stock or restricted stock units outstanding on the date hereof or the issuance of previously deferred restricted stock (provided such shares are included in the number of shares reserved for issuance set forth in Section 3.02(a)(i))); (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock; or (F) make any adjustment to the amount of stock underlying, or the exercise price of, any Company Options;

          (ii)   amend or cause, adopt or propose any amendments to (i) the Company Charter Documents or any of the Subsidiary Charter Documents or (ii) any material term of any outstanding Company Security or any Subsidiary Security;

          (iii)  adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than a merger or consolidation between direct or indirect wholly owned Subsidiaries);

          (iv)  merge or consolidate with any other Person or acquire assets or capital stock of any Person (other than the acquisition of assets in the ordinary course of business and consistent with the Company's capital spending budget previously provided to Purchaser);

          (v)   sell, transfer, license, assign, lease, pledge, mortgage, encumber, subject to a material Lien or otherwise dispose of any amount of the Company's or any of its Subsidiaries' property, assets or rights, other than in the ordinary course of business consistent with past practice or with respect to obsolete assets;

          (vi)  incur or assume any Indebtedness or amend the terms of any existing material Indebtedness set forth in Section 3.02(c) of the Company Disclosure Schedule;

          (vii) (A) acquire or agree to acquire any satellite or other spacecraft which the Company has not, on the date of this Agreement, previously agreed in writing to acquire, or (B) make one or more investments or capital expenditures; provided, however, that the Company may (x) continue or commence capital programs as set forth in Section 6.01(b)(vii) of the Company Disclosure Schedule, plus additional expenses solely for change orders of up to 10% of the budgeted 2004 payments on each satellite shown thereon, and (y) purchase such terrestrial equipment as necessary to supply customers in the ordinary course in connection with leases of transponder capacity by such customers or other services provided to such customers;

          (viii)  (A) enter into, establish, adopt, terminate or modify any Company Plan or any plan, policy, trust, fund, program or other agreement or arrangement that would be a Company Plan if it were in existence as of the date of this Agreement or (B) grant any bonuses, salary increases, severance or termination pay to, or otherwise increase the compensation or benefits of, any present or former officer, director, consultant or employee of the Company or its Subsidiaries, other than (1) increases in salary or wages in the ordinary course of business consistent with past practice, (2) discretionary bonuses to employees pursuant to Company Plans in an amount not to exceed $200,000 in the aggregate, or (3) as may be required by applicable Law, the Company Plans or a binding written contract in effect on the date of this Agreement;

          (ix) except as may be required by applicable Law or GAAP, change any method, policy, practice, procedure or principle of accounting;

          (x) (1) enter into any Contract that if existing on the date hereof would be a "Company Material Contract" (other than any such Company Material Contract of the type described in clause (viii) or (ix) of the definition thereof but, with respect to a Company Material Contract described in clause (ix), subject to the consultation obligation set forth in Section 6.01(a)), (2) terminate, amend, supplement or modify in any material respect any Company Material Contract to which the Company or any of its Subsidiaries is a party except for any Company Material Contract with a Company Material Customer with respect to which Company Material Contract the contracted cash backlog does not exceed $5 million, or (3) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any material rights or claims thereunder;

          (xi) make any loan, advance or capital contribution to or investment in any Person (including any present or former officer, director, consultant, or employee of the Company or its Subsidiaries), other than loans, advances or capital contributions to or investments in a Subsidiary of the Company;

          (xii) settle or compromise (A) any material Action, whether administrative, civil or criminal, in law or in equity or (B) any material claim under any insurance policy for the benefit of the Company or any of its Subsidiaries;

          (xiii) cancel any debts or waive any claims or rights of substantial value (including the cancellation, compromise, release or assignment of any Indebtedness owed to, or claims held by, the Company or any its Subsidiaries), except for cancellations made or waivers granted in the ordinary course of business consistent with past practice which, in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole;

          (xiv) make, change or rescind any material Tax election not consistent with past practice; change any accounting period or method; or settle or compromise any Tax liability for which Stockholder may be obligated to indemnify the Company pursuant to the Tax Separation Agreement, assuming the Stock Purchase Closing occurs, provided, however, that any such settlement or compromise shall not require the consent of Purchaser unless such settlement would have an adverse effect that would be material on the Company and its Subsidiaries in a taxable period or periods (or portions thereof) beginning on or after the Stock Purchase Closing Date;

          (xv) take any action that would reasonably be expected to result in any of the representations and warranties set forth in Article III becoming false or inaccurate such that the condition set forth in Section 2.03(f)(i) would fail to be satisfied; or

          (xvi) agree or commit, in writing or otherwise, to take any of the foregoing actions.

        Section 6.02.    Conduct of Purchaser.

        (a)    Conduct.    Purchaser agrees that, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Stock Purchase Closing, except as expressly contemplated by this Agreement, the Pre-Closing Transactions or as required by applicable Law, and except as may be consented to in writing by Stockholder (such consent not to be unreasonably withheld or delayed), Purchaser shall not, and shall not permit any of its direct or indirect Subsidiaries or any Controlled Affiliates to, (i) take any action or agree, in writing or otherwise, to take any action that would reasonably be likely to result in any of the representations and warranties set forth in Article IV becoming false or inaccurate such that the conditions set forth in Section 2.03(d)(ii) and Section 7.03(a) would fail to be satisfied or (ii) enter into or consummate any agreements or arrangements for an acquisition (via stock purchase, merger, consolidation, purchase of assets or otherwise) or joint venture with respect to fixed satellite services or any agreements or arrangements reasonably likely to impact adversely the timing or ability of the parties to satisfy the conditions set forth in Article VII; provided, however, that one or more Permitted Persons may contribute (through the purchase of shares of the Company or otherwise at or after the Stock Purchase Closing) in the aggregate less than fifty percent (50%) of the equity funding amount contained in the Equity Letter and the parties agree that such transaction shall not violate the restriction set forth above; and provided further that any such acquisition shall not release Purchaser of its obligations hereunder.

        (b)    Financing.    Purchaser shall use its commercially reasonable efforts to obtain and effectuate the financing contemplated by the Commitment Letters on the terms set forth therein. Purchaser agrees to notify Stockholder and the Company promptly and, in any case, within 24 hours if, at any time prior to the Stock Purchase Closing Date, (i) any Commitment Letter shall expire or be terminated, modified or amended for any reason, or (ii) any of the financing sources that is a party to the Debt Commitment Letter notifies Purchaser that such source will not be able to provide financing substantially on the terms set forth in the Debt Commitment Letter. Purchaser shall not, or permit any of its Subsidiaries or affiliates to, without the prior written consent of Stockholder, take any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that would reasonably be expected to impair, delay or prevent the financing contemplated by the Commitment Letters. Purchaser shall not amend or alter, or agree to amend or alter, the Commitment Letters in any manner that could reasonably be expected to materially delay or prevent the acquisition of the Shares without the prior written consent of Stockholder.

        Section 6.03.    Offer Documents; SEC Documents; Company Financial Statements.

        (a)    Proxy Statement; Debt Offer.    As promptly as reasonably practicable following the date hereof, the Company shall prepare and shall file with the SEC a preliminary Proxy Statement, together with a form of proxy, with respect to the Company Stockholders' Meeting at which the stockholders of the Company will be asked to vote upon and approve this Agreement and the Merger and shall use its commercially reasonable efforts to have the Proxy Statement and form of proxy cleared by the SEC and shall cause the Proxy Statement to be mailed to the Company's stockholders. Each of Stockholder and Purchaser will provide the Company with any information that may be reasonably requested in order to effectuate the preparation and filing of the Proxy Statement and Debt Offer Documents. The Company will provide each of Stockholder and Purchaser and their respective counsel with a reasonable opportunity to review the Proxy Statement prior to its filing. The Company will respond to, and provide each of Purchaser and Stockholder and their respective counsel with a reasonable opportunity to participate in the Company's response to, any comments from the SEC and will notify Purchaser and Stockholder promptly upon the receipt of any comments from the SEC in connection with the filing of, or amendments or supplements to, the Proxy Statement and shall provide Purchaser and Stockholder with all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement.

        (b)    Information.    Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company, Stockholder or Purchaser, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC and/or mailing to the stockholders of the Company such amendment or supplement. Each of Stockholder, Purchaser and the Company shall cooperate and the Company shall provide Stockholder and Purchaser

(and their respective counsel) with a reasonable opportunity to review and comment on the Proxy Statement and on any amendment or supplement to the Proxy Statement prior to filing such with the SEC and will provide Stockholder and Purchaser with a copy of all such filings made with the SEC. The information provided and to be provided by Purchaser, Stockholder, Merger Sub and the Company, respectively, for use in the Offer Documents shall not contain, in the case of the Proxy Statement or any amendment or supplement thereto, at the date the Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, and in the case of the Debt Offer Documents or any amendments or supplements thereto, at the time the Debt Offer Documents are first published, sent or given to holders of the 8.50% Senior Notes and at the expiration of the Debt Offer, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company, Stockholder, Merger Sub and Purchaser each agree to correct any information provided by it for use in the Offer Documents which shall have become false or misleading in any material respect.

        (c)    Company SEC Documents.    Each of the Company SEC Documents to be filed by the Company after the date of this Agreement, when filed, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, each as in effect on the date so filed. None of the Company SEC Documents (including any financial statements or schedules included or incorporated by reference therein) to be filed by the Company after the date of this Agreement, when filed, will contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)    Company Financial Statements.    Each of the audited and unaudited financial statements (including any related notes) included in the Company SEC Documents to be filed by the Company after the date of this Agreement, when filed, will comply in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, will have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its and their operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, which were not and are not expected to be material in amount).

        Section 6.04.    Company Stockholders' Meeting.

        (a)    Company's Obligations Relating to the Stockholder Approval Process.    The Company shall, at such times as it shall reasonably determine, consistent with its obligations under Section 6.07, following the satisfaction or waiver of the condition set forth in Section 6.04(c) below:

          (i) take all action, in accordance with the U.S. federal securities laws, the DGCL, all other applicable Law and the Company Charter Documents, necessary to call, hold and convene a meeting of its stockholders to consider and vote on the adoption and approval of this Agreement and the approval of the Merger (the "Company Stockholders' Meeting");

          (ii) subject to Section 6.04(b), include in the Proxy Statement the recommendation of its Board of Directors in favor of the adoption and approval of this Agreement and the approval of the Merger (the "Company Recommendation"); and

          (iii) use its commercially reasonable efforts, in accordance with the U.S. federal securities laws, the DGCL and all other applicable Law, to solicit from its stockholders entitled to vote thereon proxies to be voted at the Company Stockholders' Meeting sufficient under applicable Law to constitute the Company Requisite Vote.

        (b)    Non-Recommendation Determination.    If the Company's Board of Directors (or any authorized committee thereof) shall have determined, in good faith and upon advice of legal counsel, that either (i) prior to the mailing of the Proxy Statement, it cannot or will not be able to make the Company Recommendation, or (ii) after having made the Company Recommendation, it is required to withdraw, revoke or modify such recommendation in any manner adverse to Purchaser, in each case, in order to comply with its fiduciary duties under applicable Law (a "Non-Recommendation Determination"), the Company shall (x) promptly provide written notice thereof to Purchaser and (y) be permitted to make a Non-Recommendation Determination; provided, however, that if a Non-Recommendation Determination is in respect of a Superior Proposal, the Company's Board of Directors (or any authorized committee thereof) may make a Non-Recommendation Determination only if the Company shall have complied in all respects with the applicable provisions of Section 6.06 with respect to such Superior Proposal. Notwithstanding anything to the contrary in this Agreement, unless this Agreement is earlier terminated in accordance with its terms, the Company shall be required to submit this Agreement for approval by its stockholders at the Company Stockholders' Meeting and comply with its other obligations hereunder regardless of any Non-Recommendation Determination.

        (c)    Conditions to the Company's Obligations Relating to the Stockholder Approval Process.    The Company's obligation to take the actions set forth in this Section 6.04 is subject to the receipt of all required approvals and clearances of the Proxy Statement from the SEC and that no restraining order shall have been entered or threatened by the SEC with respect to the Proxy Statement.

        Section 6.05.    Confidentiality; Access to Information.

        (a)    Confidentiality.    The parties acknowledge that the Company, Purchaser and Purchaser's affiliate have previously executed a Non-Disclosure Agreement dated February 13, 2004, as amended (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, and Purchaser will hold, and will cause its directors, officers, employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any Evaluation Material (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement; provided, that notwithstanding anything to the contrary in the Confidentiality Agreement, Purchaser shall be permitted to talk to and share Evaluation Material with any potential Permitted Person that will take equity, general or limited partner or member, voting, profit sharing or other form of co-investment interest in the transaction so long as such person agrees to be bound by the terms of the Confidentiality Agreement.

        (b)    Access to Information.    To the extent permitted by applicable Law, from the date hereof and continuing until the earlier of the termination of this Agreement or the Stock Purchase Closing Date, the Company will and will cause its Subsidiaries to (i) give Purchaser, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, employee and personnel, books and records of the Company and its Subsidiaries, (ii) will furnish to Purchaser, its counsel, financial advisors, auditors, financing sources that executed and delivered the Commitment Letters, potential Permitted Persons (so long as each such Permitted Person agrees to be bound by the terms of the Confidentiality Agreement) and other authorized representatives such financial and operating data and other information as such persons may reasonably request, (iii) will instruct the Company's employees, auditors, counsel and financial advisors to cooperate with Purchaser in its investigation of the business of the Company and its Subsidiaries and (iv) shall deliver to Purchaser a copy of the monthly "Health Status Reports" at the same time that such reports are delivered to the Company's customers in the ordinary course of business consistent with past practice. The foregoing information shall be held in confidence by Purchaser, its counsel, financial advisors, auditors and other authorized representatives in accordance with the provisions of the Confidentiality Agreement.

        Section 6.06.    No Solicitation.

        (a) Each of the Company and Stockholder agrees that, during the term of this Agreement, it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives (collectively, "Representatives"), directly or indirectly, to:

          (i) solicit, initiate or otherwise take action to facilitate (including by way of furnishing information) or encourage the making by any Person (other than the other parties hereto) of any proposal, offer or inquiry (including any proposal from or offer to its shareholders) that constitutes, or could reasonably be expected to lead to, a proposal for any merger, reorganization, share exchange, tender offer, exchange offer, consolidation, recapitalization, liquidation, dissolution, joint venture or other business combination involving the Company or any of its Subsidiaries, or any purchase of 10% or more of the capital stock or a material portion of the assets of the Company or any of its Subsidiaries (in each case, a "Competing Transaction");

          (ii) participate in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to or in furtherance of, or take any other action to facilitate any inquiries with respect, to any Competing Transaction; or

          (iii) execute or enter into any agreement, understanding or arrangement with respect to any Competing Transaction, or approve or recommend or propose to approve or recommend any Competing Transaction or any agreement, understanding or arrangement relating to any Competing Transaction (or resolve or authorize or propose to agree to do any of the foregoing actions);

        provided, however, that:

            (A) at any time prior to such time, if any, that the Company Requisite Vote shall have been received, the Company or Stockholder may take any action described in the foregoing clause (ii) in respect of any Person, but only if (1) such Person has delivered an unsolicited bona fide written proposal for a Competing Transaction that, in the good faith judgment of the Company's Board of Directors (or any authorized committee thereof), after consultation with its financial advisors, is a Superior Proposal or is reasonably likely to be a Superior Proposal and (2) the Board of Directors of the Company (or any authorized committee thereof) determines in good faith based upon the advice of counsel that the failure to do so would likely be a violation of its fiduciary duties under applicable Law; provided, further, that (x) prior to the Company or Stockholder furnishing any confidential information to such Person, such Person shall have entered into a confidentiality agreement with the Company and Stockholder in substance substantially similar to and no more favorable to such Person than the Confidentiality Agreement and (y) the Company and Stockholder shall promptly notify (but in no event later than 48 hours) Purchaser of any such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and shall keep Purchaser reasonably informed as to the status thereof and of any modifications to such inquiries, proposals or offers. Each of the Company and Stockholder agrees that it and its respective Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company or Stockholder from providing such information to Purchaser. The Company agrees that neither it nor any of its Subsidiaries shall terminate, waive, amend or modify any provision of any standstill or confidentiality agreement relating to the sale of the

    Company to which it or any of its Subsidiaries is a party and that it and its Subsidiaries shall enforce the provisions of any such agreement by appropriate commercially reasonable action.

            (B) the Company and Stockholder may enter into any agreement or arrangement (other than a confidentiality agreement, which may be entered into if the conditions of clause (A) above have been met) regarding any such Competing Transaction, or the Company's Board of Directors (or any authorized committee thereof) may approve or recommend to its stockholders (or resolve to do so), or publicly propose to approve or recommend to its stockholders, an unsolicited bona fide written proposal for a Competing Transaction or make a Non-Recommendation Determination in connection with a Superior Proposal, but only if (1) the Company and its Subsidiaries have complied with their obligations under this Section 6.06, (2) the Company has first given Purchaser at least three Business Days to respond to such Competing Transaction after the Company has notified Purchaser that, in the absence of any further action by Purchaser, (i) in the good faith judgment of the Company's Board of Directors (or any authorized committee thereof), after consultation with its financial advisors, the Company's Board of Directors (or any authorized committee thereof) has concluded such Competing Transaction is a Superior Proposal and (ii) the Company's Board of Directors (or any authorized committee thereof), has determined in good faith and upon the advice of counsel, that it is required to take such action in order to comply with its fiduciary duties under applicable Law, and in each case given due consideration to any amendments or modifications to this Agreement proposed by Purchaser during such three Business Days period; and (3) in the event the Company and Stockholder intend to enter into any such agreement or arrangement (other than a confidentiality agreement that may be entered into if the conditions of clause (A) above have been met) regarding any such Competing Transaction, the Company has previously terminated this Agreement in accordance with Section 8.01(c)(ii) hereof and simultaneously paid the Company Termination Fee pursuant to Section 8.03(b) hereof;

            (C) nothing herein shall limit the Company's ability to comply in good faith, to the extent applicable, with Rules 14d-9 and 14e-2 of the Exchange Act with regard to a tender or exchange offer or to make any disclosure required by applicable Law that the Company's Board of Directors (or any authorized committee thereof) determines in good faith upon the advice of counsel is required by applicable Law; provided, however, that neither the Company nor the Company's Board of Directors (nor any committee thereof) shall (i) recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer (or otherwise approve or recommend any Competing Transaction) or (ii) withdraw or modify the Company Recommendation, unless in each case the requirements of this Section 6.06 shall have been satisfied.

        (b) For the purposes of this Agreement, "Superior Proposal" means a bona fide, written proposal by a third party for a Competing Transaction not solicited in violation of this Section 6.06 that is on terms that the Company's Board of Directors (or any authorized committee thereof) determines in good faith, after consultation with its counsel and financial advisors, would, if consummated, result in a transaction that would be more favorable to the Company and its stockholders (taking into account such factors as the Company's Board of Directors (or any authorized committee thereof) in good faith deems relevant, including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing and the likelihood that the transaction will be consummated) than the transactions contemplated by this Agreement; provided that to be a Superior Proposal, the consummation of one or more steps in a Competing Transaction must result in a third party (or the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the Company Common Stock (or the surviving or ultimate parent entity in such transaction) or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

        (c) The Company and Stockholder will, and will cause their Subsidiaries and their respective Representatives to, cease and cause to be terminated immediately all existing discussions or negotiations with any Persons conducted on or before the date hereof with respect to any Competing Transaction and shall request that all confidential information previously furnished to any such third parties be returned or destroyed promptly in accordance with confidentiality agreements with such third parties. Purchaser acknowledges that, prior to the date of this Agreement, the Company and Stockholder solicited or caused to be solicited by its financial advisors indications of interest and proposals for a Competing Transaction.

        Section 6.07.    Commercially Reasonable Efforts.    Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and Orders to consummate the transactions contemplated by this Agreement.

        Section 6.08.    Regulatory Matters.

        (a) As soon as practicable, and in any event within twenty (20) Business Days after the date hereof, (i) each of Purchaser and Stockholder shall file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and Purchaser, Stockholder and the Company shall make any similar required competition law filings under any other applicable Antitrust Laws with respect to the transactions contemplated by this Agreement and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable, and (ii) the Company shall make an application with the Department of State relating to the registration of the Company or any of its Subsidiaries as an exporter under ITAR (which application shall request that any related ITAR licenses relating to the Company or any of its Subsidiaries as an exporter under ITAR be transferred to the Company or any of its Subsidiaries upon the Stock Purchase Closing Date).

        (b) As soon as practicable, and in any event within twenty (20) Business Days after the date hereof, each of Stockholder, Purchaser and the Company shall make, and shall cause its Subsidiaries to make, all necessary filings with or applications to any Governmental Authority that has issued a Company Permit with respect to the transactions contemplated by this Agreement, including any necessary applications to the FCC for its consent to the transactions contemplated hereby with respect to a Company Permit issued by the FCC (the "FCC Consent Application").

        (c) Purchaser, Stockholder and the Company shall: (i) use their reasonable best efforts to obtain prompt termination of any waiting period under the HSR Act (including any extension of the initial thirty (30) day waiting period with respect to the transactions contemplated by this Agreement); (ii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Authority under any applicable Antitrust Law; (iii) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities in connection therewith; (iv) permit the other parties to review any material communication given by it to, and consult with the other parties in advance of any meeting or conference with, any such Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such applicable Governmental Authority or other Person, give the other parties the opportunity to attend and participate in such meetings and conferences; and (v) use their reasonable best efforts to cause the condition set forth in Sections 2.03(c)(ii) to be satisfied.

        (d) Each of the Company, Stockholder and Purchaser shall, and shall cause its Subsidiaries to, (i) use reasonable best efforts to diligently prosecute all applications with the FCC, including the FCC Consent Application, and all similar foreign Governmental Authorities for consent to the transactions contemplated herein and to provide all appropriate filings and notifications to foreign Governmental Authorities, (ii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation or prosecution of any such applications, (iii) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities with respect to the transactions contemplated hereby, and (iv) use its reasonable best efforts to cause the condition set forth in Section 2.03(c)(iii) of this Agreement to be satisfied.

        (e) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.08(a), (b), (c) and (d), each party agrees to use its reasonable best efforts to address such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the Communications Act of 1934, as amended, the Telecommunications Act of 1996, any rule, regulation or policy of the FCC, and/or any statute, rule, regulation or policy of any other Governmental Authority with respect to the operation of channels of radio communication and/or the provision of communications services (including the provision of direct-to-home video programming) (collectively, "Communications Regulation") or any applicable Antitrust Law. In connection with the foregoing, each party agrees to cooperate and use its reasonable best efforts to assist in any defense by any other party hereto of the transactions contemplated by this Agreement before any Governmental Authority reviewing the transactions contemplated by this Agreement, including by promptly providing such information as may be reasonably requested by such Governmental Authority or such assistance as may be reasonably requested by the other party hereto in such defense.

        (f) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Antitrust Law, Communications Regulation or any law relating to ITAR, or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any applicable Antitrust Law or Communications Regulation, the parties shall use their reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance of the parties' obligations under this Section 6.08, Purchaser and the Company shall be required to (and, to the extent required by any Governmental Authority, shall cause, in the case of Purchaser, its current and future Controlled Affiliates to and, in the case of the Company, its current and future affiliates to), propose, negotiate, commit to and enter into one or more settlements, undertakings, conditions, consent decrees, stipulations and other agreements with or to one or more Governmental Authorities (each, a "Settlement") in connection with the transactions contemplated by this Agreement (including obtaining the requisite consent of such Governmental Authorities), including one or more Settlements that require the Company or Purchaser to restructure the operations of, and sell or otherwise divest or dispose of its assets and/or the assets of, in the case of Purchaser, its current and future Controlled Affiliates and, in the case of the Company, its current and future affiliates (other than any requirement to divest or dispose of capital stock of the Company owned by Stockholder); provided, however, that (A) the Company shall not take any of the foregoing actions without the consent of Purchaser, which shall not be unreasonably withheld, (B) the Purchaser shall not take any of the foregoing actions without the consent of the Company and Stockholder if such actions would bind the Company to do something irrespective of whether the Stock Purchase Closing occurs, and neither the Purchaser nor any of its affiliates shall be required to take (or direct the taking of) any of the foregoing actions or any other action contemplated by this Section 6.08 that would reasonably be expected to have a material adverse effect on the business or operations of Purchaser and the Company and its Subsidiaries taken as a whole, or any material affiliate of Purchaser, in each case with such Person's Subsidiaries taken as a whole, and (C) neither the Company nor any of its affiliates shall be required to take (or direct the taking of) any of the foregoing actions or any other action contemplated by this Section 6.08 that would reasonably be expected to have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.

        (g) Notwithstanding anything to the contrary herein, nothing in this Section 6.08 shall (i) limit either the Company's or Purchaser's right to terminate this Agreement pursuant to Sections 8.01(b)(i) or 8.01(b)(ii) hereof so long as such party has complied in all material respects with its obligations under this Section 6.08, or (ii) require any party to amend this Agreement or to waive or forbear from exercising any of its rights or remedies hereunder or under this Agreement.

        Section 6.09.    Cooperation.    Without limiting the generality of Section 6.08, Purchaser, Stockholder and the Company shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Offer Documents, and (ii) in seeking any actions, consents, approvals or waivers of any Governmental Authority as contemplated hereby or making any such filings, furnishing information required in connection therewith or with the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

        Section 6.10.    Public Announcements.    So long as this Agreement is in effect, Purchaser, Stockholder and the Company will consult with each other before issuing any press release or making any SEC filing or other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Law (in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such press release or making any such SEC filing or public statement), will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

        Section 6.11.    Director and Officer Liability.

        (a) From and after the Stock Purchase Closing Date, the Bylaws and Certificate of Incorporation of the Company shall contain provisions no less favorable with respect to indemnification of present and former directors and officers of the Company than those set forth in the Company's Bylaws and Restated Certificate of Incorporation on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Stock Purchase Closing Date in any manner that would adversely affect the rights thereunder of the individuals who at the Stock Purchase Closing are present or former directors or officers of the Company, unless such modification is required after the Stock Purchase Closing by applicable Law. Stockholder shall obtain as of the Effective Time "tail" insurance policies with a claims period of at least six years from the Stock Purchase Closing with respect to the directors' and officers' liability insurance in amount and scope at least as favorable as the coverage applicable to the Company's director's and officers for the period from December 23, 2003 through the Stock Purchase Closing Date. For the period prior to December 23, 2003, coverage is provided pursuant to the terms of the Separation Agreement by and between Stockholder and General Motors Corporation.

        (b) Purchaser agrees that for six years after the Stock Purchase Closing Date, it shall cause the Company and its Subsidiaries to, indemnify each Person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of its Subsidiaries, and each of their successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense (including reasonable fees and expenses of legal counsel), against any Indemnified Party in his or her capacity as a officer or director of the Company or its Subsidiaries, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any facts or circumstances occurring at or prior to the Stock Purchase Closing Date whether commenced, asserted or claimed before or after the Stock Purchase Closing Date, including liability arising under the Securities Act, the Exchange Act or any other Law and including any liability arising out of or pertaining to the transactions contemplated by this Agreement, in each case to the same extent as provided in the Company's Bylaws or Restated Certificate of Incorporation or any other applicable contract or agreement in effect on the date of this Agreement. In the event of any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense described in the preceding sentence, Purchaser shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements are received in advance of settlement, judgment or other resolution thereof to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, provided the applicable Indemnified Parties provide an undertaking to repay all advanced expenses if it is finally judicially determined that such Indemnified Parties are not entitled to indemnification.

        Section 6.12.    Employee Benefits.    For a period of not less than twelve (12) months following the Stock Purchase Closing Date, Purchaser shall, or shall cause the Company and its other Subsidiaries to, maintain (i) employee benefit plans, programs and arrangements, salaries and bonus programs (excluding equity-based plans and retention bonus programs) for each individual who was an employee (and who, after the Stock Purchase Closing Date, continues to be an employee) or retiree of the Company or any Subsidiary of the Company immediately prior to the Stock Purchase Closing Date, which are, in the aggregate, no less favorable than those provided pursuant to Company Plans (excluding equity-based plans and retention bonus programs) as of immediately before the Stock Purchase Closing Date, (ii) employee benefit plans, programs and arrangements, salaries and bonus programs that are triggered upon the termination of employment for each individual who was an employee or retiree of the Company or any Subsidiary of the Company immediately prior to the Stock Purchase Closing Date (regardless of whether such individual continues to be an employee after the Stock Purchase Closing Date), which are, in the aggregate, no less favorable than those provided pursuant to Company Plans as of immediately before the Stock Purchase Closing Date and (iii) contribution levels and loan provisions under the defined contribution plans of the Company and its Subsidiaries, in each case, at levels which are no less favorable than those provided as of immediately prior to the Stock Purchase Closing Date. Each Person who is an employee or former employee of the Company or its Subsidiaries immediately prior to the Stock Purchase Closing Date (a "Covered Company Employee") shall be given credit for all service with the Company or any of its Subsidiaries (and service credited by the Company or any of its Subsidiaries) prior to the Stock Purchase Closing Date (to the extent recognized as service under corresponding Company Plans in effect immediately before the Stock Purchase Closing Date) for crediting service for purposes of eligibility to participate, vesting and determination of level of benefits, under (i) all employee benefit plans, programs and arrangements maintained by or contributed to by Purchaser and its Subsidiaries (including, after the Stock Purchase Closing Date, the Company) in which such Covered Company Employees become participants, and (ii) severance plans for purposes of calculating the amount of each Covered Company Employee's severance benefits. After the Stock Purchase Closing Date, Purchaser and the Company shall (i) waive all limitations as to preexisting conditions and waiting periods with respect to participation and coverage requirements applicable to the Covered Company Employees under any welfare benefit plans that such Covered Company Employees may be eligible to participate in after the Stock Purchase Closing Date, to the extent such waivers are consistent with the welfare benefit plans in which the Covered Company Employees participated immediately prior to the Stock Purchase Closing Date, and (ii) provide each Covered Company Employee with credit for any co-payments and deductibles paid during the portion of the relevant plan year prior to the Stock Purchase Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Covered Company Employees are eligible to participate in after the Stock Purchase Closing Date. Without limiting the generality of the foregoing, after the Stock Purchase Closing Date, Purchaser shall cause the Company to honor those employment, termination and severance agreements, and all similar memoranda, in each case, to which the Company or any of its Subsidiaries is a party, set forth in Section 6.12 of the Company Disclosure Schedule.

        Section 6.13.    Cooperation with Financing.    Prior to the Closing, the Company shall provide, and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause the respective officers, employees, representatives and advisors, including legal and accounting, of the Company and its Subsidiaries to, provide all cooperation reasonably requested by Purchaser in connection with the financing of the transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to cause (i) appropriate officers and employees to be available on a customary basis to meet with prospective lenders and investors in presentations, meetings, road shows and due diligence sessions, to assist with the preparation of disclosure documents in connection therewith, to execute and deliver any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Purchaser, and (ii) its independent accountants and counsel to provide assistance to Purchaser, including providing consent to Purchaser to prepare and use their audit reports relating to the Company and its Subsidiaries and, at the cost of Purchaser, to provide any necessary "comfort letters".

        Section 6.14.    Employee Solicitation.    For a period of five (5) years from and after the Stock Purchase Closing Date, Stockholder shall not, and shall cause its Subsidiaries not to (i) cause, solicit, induce or encourage any executive officers of the Company or its Subsidiaries who are executive officers as of the Stock Purchase Closing Date, or become executive officers of the Company to leave such employment or (ii) hire any such persons after the Stock Purchase Closing Date.

        Section 6.15.    Merger Sub.    Stockholder will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub shall not engage in any business which is not in connection with the Merger or other transactions contemplated hereby.

        Section 6.16.    Insurance.    To the extent that (i) any insurance policies controlled by Stockholder (the "Stockholder Insurance Policies"), cover any loss, liability, claim, damage or expense relating to the Company or any of its Subsidiaries (the "Subject Liabilities") and relating to or arising out of occurrences prior to the Stock Purchase Closing Date, and (ii) claims were made prior to the Stock Purchase Closing Date or the Stockholder Insurance Policies permit claims to be made thereunder with respect to the Subject Liabilities relating to or arising out of occurrences prior to the Stock Purchase Closing Date (in either case, "Subject Claims"), Stockholder shall cooperate with the Purchaser in submitting Subject Claims on behalf of the Company or any of its Subsidiaries under the Stockholder Insurance Policies and Purchaser or the Company shall reimburse the Stockholder for all out-of-pocket costs and expenses (including out-of-pocket legal and administrative costs and attorneys' fees under Stockholder Insurance Policies) actually incurred by the Stockholder as a result of Subject Claims made under the Stockholder Insurance Policies. Stockholder shall cooperate with the Company and the Purchaser to assist in the prosecution of the Subject Claims and facilitate direct communication with the insurance carriers and to have proceeds to which the Company is entitled for the Subject Claims to be paid directly to the Company. To the extent Stockholder receives any insurance proceeds for any Subject Claims made under the Stockholder Insurance Policies, Stockholder will promptly pay such insurance proceeds to the Company, net of any unreimbursed costs and expenses described above.

        Section 6.17    Debt Financing Confirmation.    Purchaser hereby acknowledges that it shall use its commercially reasonable efforts to obtain from its financing sources under the Debt Commitment Letter a letter, dated the Merger Closing Date, to the effect that such financing sources are unaware of any reason they would be unable to deliver to the Company the funds provided for in the Debt Commitment Letter on the Stock Purchase Closing Date.

        Section 6.18    Satellite Failure.

        (a) The Stockholder, Company and Purchaser acknowledge that as of April 19, 2004, the Company revenue projections for the SBS 6 and PAS-5 satellites (the "Revenue Projections") are as set forth in Section 6.18 of the Company Disclosure Schedule.

        (b) It is further acknowledged that there are certain technical issues with each of these satellites that could reduce or eliminate the ability to use either or both of these satellites to generate the anticipated revenue.

        (c) The Company shall deliver to Purchaser and Stockholder an officers certificate signed by its Chief Operating Officer and its Chief Financial Officer one Business Day prior to the expected Stock Purchase Closing Date, which shall certify as to whether there has been a Total Loss of SBS 6 or PAS-5 prior to the Stock Purchase Closing Date (such a Total Loss being a "Pre-Close Failure"). If such officers certificate certifies that a Pre-Close Failure has not occurred, there shall be no payment made under this Section 6.18. If such certificate identifies a Pre-Close Failure, it shall also set forth the amount of shortfall in Revenue Projections that directly resulted from such Pre-Close Failure as reflected in Section 6.18 of the Company Disclosure Schedule (such aggregate revenue shortfall, the "Failure Revenue Shortfall"). The parties further agree as follows:

          (i) If the aggregate amount of the Failure Revenue Shortfall from SBS 6 and PAS-5 is projected to exceed $5 million as set forth in the officers certificate described in paragraph (c), then Stockholder shall pay the entire amount of that Failure Revenue Shortfall (including the first $5 million) to the Company simultaneously with the Stock Purchase Closing (such amount, the "Satellite Failure Amount"). If the aggregate amount of the Failure Revenue Shortfall is less than or equal to $5 million, then no payment shall be made under this Section 6.18; and

          (ii) If a Satellite Failure Amount is paid under this Section 6.18 and subsequent to the Stock Purchase Closing the Company receives any additional revenue with respect to the satellite or satellites that suffered a Pre-Close Failure, the Company shall promptly deliver to the Stockholder the amount of any such revenue. In this connection, the Company shall use commercially reasonable efforts in good faith to restore service on the failed satellite or satellites and, if so restored, to lease the transponders on such satellites for the benefit of Stockholder, consistent with customary practice applicable to the Company's obligations to insurers in respect of insurance payments for a Total Loss.

        Section 6.19    Actual Net Debt

        (a) One Business Day prior to the expected Stock Purchase Closing Date, the Company shall deliver to Purchaser and Stockholder a certificate of its Chief Financial Officer certifying the net debt of the Company at the close of business on the last Business Day immediately preceding the Stock Purchase Closing Date; provided, however, for the purposes of such certification, net debt shall exclude all accrued interest for the period from the Merger Closing Date through the Stock Purchase Closing Date (the "Actual Net Debt"). The Actual Net Debt shall be determined in accordance with GAAP and, subject to the proviso to the previous sentence, in a manner consistent with the Company's determination of net debt on the Company Financials and Section 6.19 of the Company Disclosure Schedule.

        (b) The parties, using the Actual Net Debt amount, shall determine whether any payment is required to be made to the Company under this Section 6.19 on the Stock Purchase Closing Date as follows: the parties shall calculate the sum of (i) the net debt projection for the immediately preceding calendar month, as listed on Section 6.19 of the Company Disclosure Schedule, multiplied by a fraction, the numerator of which is the number of days remaining in the month in which the Stock Purchase Closing Date occurs, including the Stock Purchase Closing Date, and the denominator of which is the total number of days in such month and (ii) the net debt projection for the month in which the Stock Purchase Closing Date occurs, as listed on Section 6.19 of the Company Disclosure Schedule, multiplied by a fraction, the numerator of which is the number of days elapsed in such month through the day immediately preceding the Stock Purchase Closing Date and the denominator of which is the total number of days in the current month. The sum of (i) the amount calculated above and (ii) Thirty-Five Million Dollars ($35,000,000) shall be referred to herein as the "Target Net Debt

Amount." To the extent the Actual Debt Amount exceeds the Target Net Debt Amount (any such excess, the "Debt Adjustment Amount"), Stockholder shall, simultaneously with the Stock Purchase Closing, pay the Debt Adjustment Amount to the Company.

ARTICLE VII

CONDITIONS TO STOCK PURCHASE CLOSING

        Section 7.01.    Conditions to the Obligations of Stockholder and Purchaser.    The respective obligations of Purchaser and Stockholder to consummate the sale and purchase of the Shares contemplated by this Agreement are subject to the satisfaction (or if permitted by applicable Law waiver by each party for whose benefit the applicable condition exists) of each of the following conditions:

        (a)    No Order.    No temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction located in the United States or in another jurisdiction outside the United States in which the Company and its Subsidiaries, taken as a whole, engage in substantial business activities that prevents the consummation of the sale and purchase of the Shares as contemplated by this Agreement shall have been issued after the Effective Date and remain in effect, and no Law enacted after the Effective Time shall prohibit or make illegal the consummation of the sale and purchase of the Shares as contemplated by this Agreement;

        (b)    Tax Separation Agreement.    The Tax Separation Agreement and the Transition Services Agreement shall have been entered into and shall be in full force and effect;

        (c)    Merger.    The Merger shall have occurred; and

        (d)    Debt Offer.    At or prior to the Stock Purchase Closing Date, the requisite consents shall have been received under the Debt Offer in order to permit, among other things, the payment of the Repurchase Amount, and to permit the Company and the trustee to execute and deliver the supplemental indenture described in Section 2.02 to the indenture governing the 8.50% Senior Notes.

        Section 7.02.    Conditions to the Obligations of Purchaser.    The obligation of Purchaser to purchase the Shares is subject to the fulfillment, on or prior to the Stock Purchase Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

        (a)    Representations and Warranties.    The representations and warranties of the Stockholder set forth in Article V herein shall be true and correct as of the Effective Time and at and as of the Stock Purchase Closing Date as though made on and as of the Stock Purchase Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on Stockholder's ability to consummate the transactions contemplated by this Agreement;

        (b)    Performance of Obligations of the Company and Stockholder.    Each of the Company and Stockholder shall have performed in all material respects all of its obligations hereunder to be performed by it on or prior to the Stock Purchase Closing Date;

        (c)    Officer's Certificates.    Each of the Company and Stockholder shall have furnished Purchaser with a certificate dated the Stock Purchase Closing Date signed on its behalf by its Chief Executive Officer or the Chief Financial Officer to the effect that the conditions set forth in Sections 7.02(a) and (b) have been satisfied;

        (d)    Stock Certificates.    Stockholder shall have delivered, or caused to be delivered, to Purchaser stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers;

        (e)    Director Resignations.    Purchaser shall have received the written resignations of each of the directors of the Company or Stockholder shall have executed a written consent to remove such directors;

        (f)    No Company Material Adverse Effect.    There shall not have occurred after the Effective Time an event, change, circumstance or effect that has had or is reasonably likely to have a Company Material Adverse Effect;

        (g)    Debt Financing.    The Company shall have received the funds in the amount contemplated by the Debt Commitment Letter to be delivered as of the Stock Purchase Closing Date on the terms and conditions set forth therein;

        (h)    Debt Adjustment Amount.    Stockholder shall have paid to the Company the Debt Adjustment Amount, if any; and

        (i)    Satellite Failure Amounts.    Stockholder shall have paid to the Company the Satellite Failure Amount, if any.

        Section 7.03.    Conditions to the Obligations of Stockholder.    The obligations of Stockholder to sell the Shares to Purchaser is subject to the fulfillment, on or prior to the Stock Purchase Closing Date, of each of the following conditions (any or all of which may be waived by Stockholder in whole or in part to the extent permitted by applicable Law):

        (a)    Representations and Warranties.    The representations and warranties of Purchaser set forth in Article IV herein shall be true and correct as of the date of the Effective Date and at and as of the Stock Purchase Closing Date as though made on and as of the Stock Purchase Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on the Purchaser's ability to consummate the transactions contemplated by this Agreement; provided, however, that any and all actions required to be taken pursuant to Section 6.08 and the effects thereof on the representations and warranties of Purchaser set forth in Article IV shall be ignored for purposes of this Section 7.03(a);

        (b)    Performance of Obligations of the Purchaser.    Purchaser shall have performed in all material respects all of its obligations hereunder to be performed by it on or prior to the Stock Purchase Closing Date;

        (c)    Officer's Certificate.    Purchaser shall have furnished the Company with a certificate dated the Stock Purchase Closing Date signed on its behalf by its Chief Executive Officer or the Chief Financial Officer to the effect that the conditions set forth in Sections 7.03(a) and (b) have been satisfied; and

        (d)    Repurchase.    Stockholder shall have received the Repurchase Amount in accordance with Section 2.04; and

        (e)    Payment of Purchase Price.    Purchaser shall have delivered, or caused to be delivered, to Stockholder evidence of the wire transfers referred to in Section 1.03 hereof.

ARTICLE VIII

TERMINATION

        Section 8.01.    Termination.    This Agreement may be terminated at any time prior to the Stock Purchase Closing (except in the case of (c)(ii), notwithstanding any approval of this Agreement by the stockholders of the Company):

        (a)   by mutual written consent duly authorized by the respective Boards of Directors of the Company, Purchaser and Stockholder;

        (b)   by either the Company, Purchaser or Stockholder if:

          (i)    the transactions have not been consummated by December 15, 2004 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Stock Purchase Closing to occur on or before such date;

          (ii)   (A) the FCC shall have denied or dismissed any FCC Consent Application, or shall have designated any FCC Consent Application for hearing, excepting any denials or designations with respect to any Company Permit issued by the FCC that are immaterial to the assets or business of the Company and its Subsidiaries taken as a whole; or (B) five (5) Business Days shall have elapsed following such time as any permanent injunction or other similar order of a court of competent jurisdiction or other competent Governmental Authority (other than the FCC), in each case located in the United States, preventing the consummation of the transactions contemplated by this Agreement shall have been entered (so long as such permanent injunction or similar order is still in effect at the expiration of such five (5) Business Day period), regardless of whether such order is appealable or has been appealed and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such injunction or other similar order; or

          (iii)  provided that there shall have occurred a duly held meeting of the Company's stockholders (including any adjournment or postponement thereof) at which a vote was taken of the Company's stockholders in accordance with the DGCL, the Company Requisite Vote shall not have been obtained at the Company Stockholders' Meeting; or

        (c)   in the case of clause (i) below, by Stockholder, and, in the case of clauses (i) and (ii) below, by the Company if:

          (i)    a breach by Purchaser of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in Section 2.03(d)(ii) or Section 2.03(d)(iii) hereof and which is not cured within 30 days following written notice to the party committing such breach; or

          (ii)   prior to the Company Stockholders' Meeting, the Company's Board of Directors (or any authorized committee thereof) has resolved to approve and recommend a Superior Proposal that caused it to effect a Non-Recommendation Determination after having complied with the provisions of Section 6.04; or

        (d)   by Purchaser if:

          (i)    (A) a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in Section 2.03(f)(i) or

  Section 2.03(f)(ii) hereof and which is not cured within 30 days following written notice to the party committing such breach, or (B) a breach by Stockholder or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in Section 2.03(f)(iv) or Section 2.03(f)(v) hereof and which is not cured within 30 days following written notice to the party committing such breach; or

          (ii)   upon (A) a Non-Recommendation Determination or (B) the Company's Board of Directors (or any authorized committee thereof) shall approve or recommend (or resolved to do so) a Superior Proposal.

        Section 8.02.    Notice of Termination; Effect of Termination.

        (a)    Notice of Termination.    The party desiring to terminate this Agreement pursuant to Section 8.01 shall give written notice of such termination to the other parties in accordance with Section 9.02, specifying the provision hereof pursuant to which such termination is effected.

        (b)    Effect of Termination.    If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in Section 6.04, this Section 8.02, Section 8.03, Article IX and in the Confidentiality Agreement shall survive the termination hereof and (ii) no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement.

        Section 8.03.    Expenses; Termination Fees.

        (a)    Expenses.    Except as otherwise specified in this Section 8.03 or agreed in writing by the parties, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees, cost or expense whether or not the transactions contemplated hereby are consummated, except that (i) Purchaser shall bear and pay the filing fees for the premerger notification and report forms under the HSR Act and any similar Antitrust Laws and (ii) any filing or other fees with respect to the FCC Consent Application shall be equally borne by Purchaser and the Company.

        (b)    Termination Fee.    If this Agreement is terminated:

          (i)    by Purchaser, Stockholder or the Company pursuant to Section 8.01(b)(i), and at or prior to such time (A) a Competing Transaction involving the Company shall have been commenced, publicly disclosed or communicated to the Board of Directors of the Company and not abandoned, and (B) within twelve (12) months of any such termination, the Company or any of its affiliates either enters into a definitive agreement regarding a Competing Transaction, or consummates a transaction that would constitute a Competing Transaction, with the Person, or one of its affiliates, who made such Competing Transaction proposal, then the Company shall pay to Purchaser, in cash by wire transfer in immediately available funds to an account designated by Purchaser, on the same day as the execution of a definitive agreement with respect to the referenced Competing Transaction, a termination fee and expense reimbursement in an aggregate amount equal to $100,000,000 (One Hundred Million Dollars) (the "Company Termination Fee");

          (ii)   by Purchaser, Stockholder or the Company pursuant to Section 8.01(b)(iii), and (A) at or prior to the time this Agreement is terminable by either party pursuant to Section 8.01(b)(iii), a Competing Transaction involving the Company shall have been commenced, publicly disclosed or communicated to the Board of Directors (or any authorized committee thereof) of the Company and not abandoned, (B) within twelve (12) months of any such termination, the Company, or one of its affiliates, enters into a definitive agreement (other than a confidentiality agreement) regarding a Competing Transaction, or consummates a transaction that would constitute a Competing Transaction, with the Person (which need not be the same Competing Transaction as the Competing Transaction described in clause (A)) then the Company shall pay to Purchaser the Company Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Purchaser, on the same day as the execution of a definitive agreement or consummation as applicable with respect to the referenced Competing Transaction;

          (iii)  by the Company or Stockholder pursuant to Section 8.01(c)(ii), then the Company shall pay to Purchaser the Company Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Purchaser, concurrently with and as a condition to such termination; or

          (iv)  by Purchaser, pursuant to Section 8.01(d)(ii)(A) (if such Non-Recommendation Determination is made in connection with a Superior Proposal), or 8.01(d)(ii)(B) then the Company shall pay to Purchaser the Company Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Purchaser, no later than one (1) Business Day following such termination.

        (c)    Remedies.    Purchaser and the Company agree that the provisions contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Section 8.03(b) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Section 8.03(b) hereof are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to Section 8.03(b) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event a Company Termination Fee is paid in connection with a termination of this Agreement on the bases specified in Section 8.03 hereof. The parties acknowledge that in no event shall the Company be responsible for paying the Company Termination Fee more than once.

ARTICLE IX

MISCELLANEOUS

        Section 9.01.    Certain Definitions.    For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.01:

        (a)    "Actual Satellite Operational Capability"    means, as measured from any date, the reasonable forecast of the total number of remaining 30-day periods until the end of expected life for each transponder on such satellite taking into account all known and reasonably likely Transponder Unit Failures.

        (b)    "Antitrust Law"    means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        (c)    "Business Day"    means any day that is not a Saturday, a Sunday or a day on which the commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

        (d)    "Code"    means the Internal Revenue Code of 1986, as amended.

        (e)    "Company Common Stock"    means each share of common stock, par value $0.01 per share, of the Company.

        (f)    "Company Intellectual Property"    means (i) all domestic, foreign, registered and pending applications for patents, trademarks, service marks, copyrights, trade names, domain names and all material licenses running to or from the Company or any of its Significant Subsidiaries relating to the Company's or any of its Significant Subsidiaries' businesses or owned by the Company or any of its Significant Subsidiaries, (ii) all material common law trademarks, service marks, copyrights and copyrightable works (including databases, software and Internet site content), trade names, brand names and logos; and (iii) all trade secrets, inventions, formulae, data, improvements know-how, confidential information, material computer programs (including any source code and object code) documentation, engineering and technical drawings, processes, methodologies, trade dress, and all other proprietary technology utilized in or incidental to the businesses of the Company and its Significant Subsidiaries and all common law rights relating to the foregoing.

        (g)    "Company Material Adverse Effect"    means, when used with reference to one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries taken as a whole, other than events, changes, circumstances or effects that arise out of or result from (i) economic, political or regulatory factors generally affecting the economy, financial markets, industries or countries in which the Company or any of its Subsidiaries operates (whether such change results from any outbreak of hostility, terrorist activity, war or otherwise) (except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries operates and which have a comparable mix of lines of businesses), (ii) the occurrence of any of the events described in Section 9.01(g)(1) of the Company Disclosure Schedule and (iii) Excluded Satellite Failures; provided that a Total Loss or a launch failure of a Core Satellite shall automatically be deemed a Company Material Adverse Effect.

        (h)    "Company Material Contract"    means:

          (i)    any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, but excluding Company Plans) with respect to the Company and its Subsidiaries;

          (ii)   indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and Contracts relating to or evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries in excess of $1,000,000;

          (iii)  any non-competition agreement or any other agreement or obligation which limits or purports to limit in any material respect the manner in which, or the localities in which, the business of the Company or any of its Subsidiaries may be conducted;

          (iv)  any partnership or joint venture agreement to which the Company or any of its Subsidiaries is a party and which is material to the Company and its Subsidiaries, taken as a whole;

          (v)   any Contract which is reasonably likely to prohibit or materially delay the consummation of the transactions contemplated by this Agreement;

          (vi)  any material Contract with any present director or executive officer of the Company or of any of its Subsidiaries or any stockholder who owns or controls 10% or more of the Company's voting stock;

          (vii) any Contract to acquire or launch any satellite (a "Construction/Launch Contract");

          (viii) any Contract for the provision of transponder capacity (a "Customer Contract") with any customer for which all such Contracts have a contracted cash backlog of $25,000,000 or more (each such customer, a "Company Material Customer"); and

          (ix)  any launch and in-orbit satellite insurance policies with respect to any Company Satellite.

        (i)    "Contract"    means any agreement, contract, subcontract, lease, binding understanding, indenture, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

        (j)    "Controlled Affiliate"    means any Person that is an affiliate of and controlled by Kohlberg Kravis Roberts & Co. L.P.

        (k)    "Core Satellite"    means each Company Satellite listed in Section 9.01(g)(2) of the Company Disclosure Schedule.

        (l)    "Credit Agreement"    means the Credit Agreement, dated as of February 25, 2002, as amended, between the Company, Credit Suisse First Boston, Bankers Trust Company, Allied Irish Banks plc, the Governor and Company of the Bank of Scotland, Fuji Bank, Ltd., General Electric Capital Corporation, Industrial Bank of Japan, Societe Generale, The Bank of New York, Metropolitan Life Insurance Company and Credit Industrial et Commercial, as Lenders, Credit Suisse First Boston, as administrative Agent, Credit Suisse First Boston, as Sole Bookrunner and Sole Lead Arranger, Credit Suisse First Boston and Deutsche Banc Alex Brown, Inc., as Joint Arrangers, Deutsche Banc Alex Brown, Inc., as Syndication Agent, and Societe Generale, as Documentation Agent.

        (m)    "Debt Offer Documents"    means all necessary and appropriate documentation in connection with the Debt Offer, including an offer to purchase, related letter of transmittal, related consent solicitation documents and all exhibits, amendments or supplements thereto for the Debt Offer.

        (n)    "Environmental Laws"    means any and all federal, state, local and foreign Law (including common law), Order or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

        (o)    "Environmental Liabilities"    means any and all liabilities of or relating to the Company or any of its Significant Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to matters covered by Environmental Laws and (ii) arise from actions occurring or conditions existing on or prior to the Stock Purchase Closing.

        (p)    "Excluded Satellite Failures"    means the total communications failure or other total loss of use with respect to any Company Satellite set forth in Section 9.01(p) of the Company Disclosure Schedule.

        (q)    "Hazardous Substances"    means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

        (r)    "Indebtedness"    means (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional or installment sale or other title retention Contracts relating to purchased property, (iii) capitalized lease obligations and (iv) guarantees of any of the foregoing of another person provided that incentive obligations owing under Company Material Contracts described in clause (vii) of the definition thereof shall not be deemed to be Indebtedness.

        (s)    "ITAR"    means the International Traffic in Arms Regulations.

        (t)    "know"    or "knowledge" means, with respect to any party, the actual knowledge of such party's executive officers after due inquiry.

        (u)    "Offer Documents"    means the Proxy Statement and the Debt Offer Documents.

        (v)    "Operating Transponders"    means a transponder that has not experienced a Transponder Unit Failure.

        (w)    "Permitted Person"    means any Person that (x) is not in the business of directly or indirectly owning or operating satellites, (y) is not a non-U.S. Person and (z) would not own, directly or indirectly, individually or in the aggregate with all other Permitted Persons, a majority of the capital stock of the Company after the Stock Purchase Closing.

        (x)    "Person"    means an individual, corporation, limited liability company, partnership, association, trust, joint venture, association, unincorporated organization, other entity or group (as defined in the Exchange Act).

        (y)   "Proxy Statement"means the proxy or information statement (including, without limitation a Schedule 13E-3 filing, if required to be filed under the Exchange Act) and all amendments or supplements thereto, if any, similarly filed and mailed with respect to the Company Stockholders' Meeting.

        (z)    "Significant Subsidiary"    means a Subsidiary of a Person that would constitute a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X of the Exchange Act, if such Rule were applicable to such Person.

        (aa)    "Stated Satellite Operational Capability"    means, for each satellite, as measured from any date, the product of (i) the number of Operating Transponders on such satellite, and (ii) the number of remaining 30-day periods from such date until the end of the expected life of such satellite as at such date.

        (bb)    "Subsidiary"    means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries.

        (cc)    "Tax Return"    means any report, return, document, declaration or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

        (dd)    "Tax Separation Agreement"    means that certain Tax Separation Agreement by and between Stockholder and the Company dated as of the date hereof.

        (ee) "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by any Taxing Authority and any interest or penalties or additional amounts, if any, attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

        (ff)  "Taxing Authority" means the Internal Revenue Service or any other taxing authority, whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof.

        (gg) "Total Loss" means, for any satellite, (i) such satellite is lost or is completely destroyed or (ii) Actual Satellite Operational Capability is reduced to less than 50% of Stated Satellite Operational Capability, each as measured on a certain date.

        (hh) "Transaction Documents" means this Agreement, the Tax Separation Agreement, the Transition Services Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by a party hereto in connection with the consummation of the transactions contemplated by this Agreement.

        (ii)   "Transponder Unit Failure" means the permanent failure (including permanently intermittent failures) of a transponder to meet applicable performance specifications such that, after use of all available redundancy and spare components, it is demonstrated that the transponder cannot or will not be able to be used for commercial communications.

        (jj)   The following terms are defined in the Section of this Agreement as set forth after each such term below:

Term	Section/Preamble
Actions	3.13
Actual Net Debt	6.19(a)
Agreement	Preamble
Amount	2.04
Certificates	2.03(l)(ii)
Certificate of Merger	2.03(g)
Code	2.03(r)
Commitment Letters	4.08
Communications Regulation	6.08(e)
Company	Preamble
Company Balance Sheet	3.07(a)
Company Balance Sheet Date	3.07(a)
Company Charter Documents	3.01(c)
Company Common Stock	2.03(k)(i)
Company Disclosure Schedule	Article III Preamble
Company Employee	3.15(a)
Company Financials	3.07(a)
Company Maintained Plans	3.15(a)
Company Non-U.S. Plans	3.15(e)
Company Option	1.04(a)
Company Option Consideration	1.04(a)
Company Permits	3.16(b)
Company Plans	3.15(a)
Company Recommendation	6.04(a)(ii)
Company Requisite Vote	3.03(a)
Company Satellite	3.17(a)
Company SEC Documents	3.06
Company Stockholders' Meeting	6.04(a)(i)
Company Securities	3.02(a)
Company Subsidiary Securities	3.02(b)
Company Termination Fee	8.03(b)(i)

Competing Transaction	6.06(a)(i)
Confidentiality Agreement	6.05(a)
Covered Company Employee	6.12
CSFB	2.03(c)(v)
Debt Commitment Letters	4.08
Debt Offer	2.02(a)
DGCL	2.03(a)
Dissenting Holder	2.03(o)
Dissenting Shares	2.03(o)
Dividend Amount	2.04
Effective Time	2.03(g)
Equity Letter	4.08
ERISA	3.15(a)
Exchange Act	3.04
Exchange Agent	2.03(l)(i)
Exchange Fund	2.03(l)(i)
FCC	3.04
Failure Revenue Shortfall	6.18(c)
FCC Consent Application	6.08(b)
GAAP	3.07(a)
Governmental Authority	3.04
HSR Act	3.04
Indemnified Party	6.11(b)
Law	3.05
Liens	3.05
Merger	2.03(a)
Merger Closing Date	2.03(b)
Merger Closing	2.03(b)
Merger Consideration	2.03(k)(i)
Merger Sub	Preamble
Merger Sub Charter Documents	5.01(b)
Non-Recommendation Determination	6.04(b)
Order	3.05
Other Equity	1.04(b)
Outside Date	8.01(b)(i)
Owned Real Property	3.11(a)
Pre-Close Failure	6.18(c)
Pre-Closing Transactions	2.01
Preferred Stock	3.02(a)
Purchase Price	1.02
Purchaser	Preamble
Purchaser Formation Documents	4.01(b)
Real Property	3.11(b)
Real Property Leases	3.11(b)
Representatives	6.06(a)
Restricted Stock Consideration	1.04(b)
Revenue Projections	6.18(a)
SEC	3.04
Securities Act	3.06
Settlement	6.08(f)

Shares	Preamble
Stockholder	Preamble
Stockholder Charter Documents	5.01(b)
Stockholder Insurance Policies	6.16
Stock Plan	1.04(a)
Stock Purchase Closing	1.01(b)
Stock Purchase Closing Date	1.01(b)
Subject Claims	6.16
Subject Liabilities	6.16
Subsidiary Charter Documents	3.01(c)
Superior Proposal	6.06(b)
Surviving Corporation	2.03(a)

        Section 9.02.    Notices.    All notices shall be in writing and shall be deemed given (i) when delivered personally, (ii) when telecopied (which is confirmed) or (iii) when dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  if to Purchaser, to:

  Constellation, LLC
  c/o Kohlberg Kravis Roberts & Co., L.P.
  9 West 57th Street
  New York, New York 10019

  Attention: Alexander Navab
  Telecopy No.: (212) 750-0003

  with a copy to Purchaser's counsel (which shall not constitute notice to Purchaser):

  Simpson Thacher & Bartlett LLP
  425 Lexington Avenue
  New York, New York 10017

  Attention: Gary Horowitz
                    Marni Lerner
  Telecopy No.: (212) 455-2502

  if to the Company, to:

  PanAmSat Corporation
  20 Westport Road
  Wilton, Connecticut 06897

  Attention: James W. Cuminale
  Telecopy No.: (203) 210-8684

  with a copy to the Company's counsel (which shall not constitute notice to the Company):

  Gibson, Dunn & Crutcher LLP
  200 Park Avenue, 47th Floor
  New York, NY 10166

  Attention: David M. Wilf
  Telecopy No.: (212) 351-4035

  if to Stockholder, to:

  The DIRECTV Group, Inc.
  P.O. Box 956
  2250 E. Imperial Highway
  El Segundo, CA 90245
  Attention: Larry D. Hunter
  Telecopy Number: (310) 964-0839

  with a copy to Stockholder's counsel (which shall not constitute notice to Stockholder):

  Weil, Gotshal & Manges LLP
  767 Fifth Avenue
  New York, NY 10153
  Attention: Frederick S. Green
                    Michael E. Lubowitz
  Telecopy No.: (212) 310-8007

        Section 9.03.    Entire Agreement; Third Party Beneficiaries.    This Agreement, each Transaction Document (including the Company Disclosure Schedule and any exhibits hereto), the other agreements referred to in this Agreement, each other Transaction Document, the Confidentiality Agreement and the Voting Agreement (i) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter and (ii) are not intended to confer upon any Person (other than the parties hereto or thereto) any rights or remedies hereunder, except only as specifically provided, following the Stock Purchase Closing, in Section 6.10.

        Section 9.04.    Non-Survival of Representations and Warranties.    The representations and warranties contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the Stock Purchase Closing. The covenants and agreements contained herein of the parties hereto shall survive the Stock Purchase Closing without limitation (except for those which by their terms contemplate a shorter survival time).

        Section 9.05.    Amendments; No Waivers.    Any provision of this Agreement may be amended or waived prior to the Stock Purchase Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Purchaser and Stockholder or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the adoption of this Agreement by the stockholders of the Company, there shall be made no amendment that by Law requires further approval by the Company's stockholders without obtaining the further approval of such stockholders. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        Section 9.06.    Successors and Assigns.    The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto and any attempted assignment without such consent shall be null and void without effect; and provided, further, that (A) Purchaser may assign its rights or obligations hereunder to a Permitted Person provided that no such assignment shall relieve Purchaser of its obligations hereunder, and (B) Merger Sub may assign its rights or obligations hereunder to any wholly-owned Subsidiary of Stockholder without the prior written consent of the parties hereto.

        Section 9.07.    Governing Law.    This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws that would apply the law of another jurisdiction).

        Section 9.08.    Exclusive Jurisdiction.    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought against any of the parties in any Federal court located in the State of Delaware, or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 9.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

        Section 9.09.    Counterparts; Effectiveness.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        Section 9.10.    Interpretation.

        (a)   For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits and Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) unless otherwise specified, all references to any period of days shall be deemed to be to the relevant number of calendar days, (vii) "dollars" or "$" means United States dollars and (viii) "cash" means dollars in immediately available funds.

        (b)   The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (c)   This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        (d)   This Agreement is intended to be an agreement of merger within the meaning of Section 251 of the DGCL.

        Section 9.11.    Disclosure Schedules.    Any matter disclosed in any section of the Company Disclosure Schedule shall be deemed disclosed for all purposes and all sections of the Company Disclosure Schedule, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections; provided, however, that such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

        Section 9.12.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 9.13.    Specific Performance.    The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONSTELLATION, LLC
By:	/s/ ALEXANDER NAVAB Name: Alexander Navab Title: President
THE DIRECTV GROUP, INC.
By:	/s/ BRUCE B. CHURCHILL Name: Bruce B. Churchill Title: Executive Vice President and Chief Financial Officer
PAS MERGER SUB, INC.
By:	/s/ LARRY D. HUNTER Name: Larry D. Hunter Title: Executive Vice President, General Counsel and Secretary
PANAMSAT CORPORATION
By:	/s/ JOSEPH R. WRIGHT, JR. Name: Joseph R. Wright, Jr. Title: President and Chief Executive Officer

Appendix B

SECTION 262

of the

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

("APPRAISAL RIGHTS")

Section 262. Appraisal rights

        (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, then, either a constituent corporation, before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date or the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix C

CONFIDENTIAL

April 19, 2004

Special Committee of the Board of Directors
PanAmSat Corporation
20 Westport Road
Wilton, CT 06897

Special Committee of the Board of Directors:

        We understand that PanAmSat Corporation ("PanAmSat" or the "Company"), The DIRECTV Group, Inc. (collectively, with its affiliates other than PanAmSat, "DIRECTV") (formerly Hughes Electronics Corporation), Constellation, LLC, and PAS Merger Sub, Inc., propose to enter into a Transaction Agreement, substantially in the form of the draft dated April 19, 2004 (the "Transaction Agreement"), which provides, among other things, that (i) the Company will become a wholly owned subsidiary of DIRECTV and (ii) each share of common stock of the Company (the "Common Stock"), other than the shares of Common Stock beneficially owned by DIRECTV, will be converted into the right to receive $23.50 in cash (the "Cash Consideration"). The terms and conditions governing such transactions (collectively, the "Transaction") are more fully set forth in the Transaction Agreement. The Transaction Agreement provides for a subsequent repurchase in part by the Company and a sale to Constellation, LLC of all remaining Common Stock of the Company for $23.50 per share in cash, as such amount may be reduced by adjustments made pursuant to the Transaction Agreement.

        You have asked us whether, in our opinion as of the date hereof, the Cash Consideration to be received by the holders of the Common Stock, other than DIRECTV, is fair, from a financial point of view, to such holders.

        In connection with rendering our opinion, we have, among other things:

    (i)
    Analyzed certain historical financial statements for PanAmSat;

    (ii)
    Reviewed projected financial statements and other financial and operating data for PanAmSat prepared by Company management;

    (iii)
    Analyzed certain operating data relating to PanAmSat;

    (iv)
    Discussed the past and current operations and financial condition and the prospects of PanAmSat with Company management;

    (v)
    Reviewed a draft of the Transaction Agreement dated April 19th, 2004;

    (vi)
    Reviewed the transaction process conducted on behalf of the Company;

    (vii)
    Reviewed the reported prices and the historical trading activity of the Common Stock;

    (viii)
    Compared the financial performance and valuation multiples of PanAmSat and the implied valuation multiples for the Transaction with the financial performance and valuation multiples of certain publicly traded companies;

    (ix)
    Reviewed the financial terms to the extent available of certain precedent transactions; and

    (x)
    Performed other examinations and analyses and considered other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly available about PanAmSat, and the information supplied or otherwise made available to, discussed with, or reviewed by or for us. With respect to the transaction process conducted on behalf of the Company, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for us, including as to the completeness of the process. Our analyses were based, among other things, on the financial projections of PanAmSat (the "Financial Projections"), which have been prepared by Company management. With respect to the Financial Projections, which were furnished to us, discussed with us or reviewed for us by the management of PanAmSat, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of PanAmSat. We express no view as to such Financial Projections, or the assumptions on which they are based.

        For purposes of rendering our opinion, we have assumed, with your consent, in all respects material to our analysis, that the representations and warranties of each party contained in the Transaction Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Transaction Agreement and that all conditions to the consummation of the Transaction will be satisfied without amendment or waiver thereof. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on PanAmSat or the holders of the Common Stock (other than DIRECTV).

        We have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of PanAmSat, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of PanAmSat under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and Transaction Agreement made available to us as of, the date hereof.

        In connection with the Transaction, we have not been authorized to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of PanAmSat or the Common Stock and did not otherwise participate in the transaction process. Our opinion does not address PanAmSat's underlying business decision to effect the Transaction. We did not evaluate, nor did PanAmSat request us to evaluate, alternative transaction structures or other financial alternatives other than the Transaction.

        We have not been asked to pass upon, and express no opinion with respect to, any matters, including any agreements between the Company and DIRECTV or its affiliates, other than the fairness from a financial point of view of the Cash Consideration to be received by the holders of the Common Stock (other than DIRECTV) pursuant to the Transaction.

        It is understood that this letter and the opinion expressed herein is for the information of the Special Committee of the Board of Directors of PanAmSat in connection with and for the purposes of its evaluation of the Transaction. This opinion may not be used for any other purpose or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except that this opinion may be included in its entirety, if required, in any filing made by the Company in respect of the Transaction with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. It is further understood that this letter and the opinion expressed herein do not constitute a recommendation to any holder of Common Stock, or any other person, as to how such person should vote or act on any matter relating to the proposed Transaction.

        We have been retained to represent the Special Committee of the Board of Directors of PanAmSat to give an opinion as to the fairness of the Cash Consideration, from a financial point of view, to be received by the holders of the Common Stock (other than DIRECTV) in connection with the Transaction. We have received an initial fee in connection with our services and we will receive an additional fee upon our receipt of the Special Committee of the Board of Directors of PanAmSat's request to render this opinion. No portion of our fee is contingent upon the consummation of the Transaction.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Cash Consideration to be received by the holders of the Common Stock (other than DIRECTV), is fair, from a financial point of view, to such holders.

Very truly yours,
EVERCORE GROUP INC.
By:	/s/ MICHAEL J. PRICE Senior Managing Director

Appendix D

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

April 20, 2004

Board of Directors
The DIRECTV Group, Inc.
200 North Sepulveda Boulevard
El Segundo, California 90245

Members of the Board:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to The DIRECTV Group, Inc. ("DIRECTV Group") of the Aggregate Consideration (as defined below) to be received by DIRECTV Group in the Stock Sale (as defined below) pursuant to the terms of the Transaction Agreement, dated as of April 20, 2004 (the "Agreement"), among Constellation LLC ("Purchaser"), an affiliate of Kohlberg Kravis Roberts & Co., L.P. ("KKR"), PanAmSat Corporation, an approximately 80.5%-owned subsidiary of DIRECTV Group ("PanAmSat"), DIRECTV Group and PAS Merger Sub, Inc., a wholly owned subsidiary of DIRECTV Group ("Merger Sub"). The Agreement provides for, among other things, the sale by DIRECTV Group of all of its 120,812,175 shares of the common stock, par value $0.01 per share of PanAmSat ("PanAmSat Common Stock" and, such sale, the "Stock Sale") for aggregate cash consideration of $2,839,086,113 (the "Aggregate Consideration"), subject to certain adjustments as specified in the Agreement. We understand that, prior to consummation of the Stock Sale, Merger Sub will be merged with and into PanAmSat (the "Merger" and, together with the Stock Sale, the "Transaction") pursuant to which each outstanding share of PanAmSat Common Stock, other than PanAmSat Common Stock beneficially owned by DIRECTV Group, will be converted into the right to receive $23.50 in cash from PanAmSat and, following consummation of the Merger and the Stock Sale, PanAmSat will be a wholly owned subsidiary of Purchaser.

        In arriving at our opinion, we have reviewed the Agreement as well as certain publicly available business and financial information relating to PanAmSat. We also have reviewed certain other information, including financial forecasts and adjustments thereto, relating to PanAmSat provided to or discussed with us by the managements of DIRECTV Group and PanAmSat and have met with the managements of DIRECTV Group and PanAmSat to discuss the business and prospects of PanAmSat. We have considered certain financial and stock market data of PanAmSat and we have compared those data with similar data for other publicly held companies in businesses we deemed similar to PanAmSat and we have considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts relating to PanAmSat, we have been advised, and we have assumed, that such forecasts (including adjustments thereto) represent reasonable estimates as to the future financial performance of PanAmSat. We have assumed, with your consent, that the Transaction and related transactions will be consummated without waiver, modification, amendment or adjustment of any material term, condition or agreement and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction or related transactions, no delays, limitations, restrictions or conditions will be imposed that

D-1

Board of Directors
The DIRECTV Group, Inc.
April 20, 2004

would have an adverse effect on PanAmSat or the Transaction. We have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PanAmSat, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. With your consent, we have evaluated the Aggregate Consideration without regard to whether or not DIRECTV Group might be entitled to receive a control premium for its interest in PanAmSat. Our opinion only addresses the fairness, from a financial point of view, to DIRECTV Group of the Aggregate Consideration to be received by DIRECTV Group in the Stock Sale and does not otherwise address any aspect or implication of the Transaction or any other transactions contemplated by the Agreement or any related documents or arrangements (including any voting or commercial arrangements or agreements) or the structure thereof. Our opinion also does not address the relative merits of the Transaction as compared to other transactions or business strategies that might be available with respect to PanAmSat, nor does it address the underlying business decision of DIRECTV Group and PanAmSat to proceed with the Transaction. In connection with our engagement, we were requested to approach third parties to solicit indications of interest in the possible acquisition of PanAmSat or DIRECTV Group's interest therein and held preliminary discussions with certain of these parties prior to the date hereof.

        We have acted as financial advisor to DIRECTV Group in connection with the Stock Sale and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Stock Sale. We and our affiliates in the past have provided, currently are providing and in the future may provide, investment banking and financial services to DIRECTV Group, KKR and certain of their respective affiliates unrelated to the proposed Transaction, for which services we and our affiliates have received, and expect to receive, compensation. We and our affiliates also in the past have provided, and currently are providing, investment banking and financial services to PanAmSat unrelated to the proposed Transaction, for which services we and our affiliates have received, and expect to receive, compensation. As you are aware, we and our affiliates may provide, or otherwise assist Purchaser and PanAmSat in obtaining, all or a portion of the financing for the Transaction and certain related transactions. In the ordinary course of our business, we and our affiliates may actively trade securities of DIRECTV Group, PanAmSat and certain of their respective affiliates and certain affiliates of KKR for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        It is understood that this letter is for the information of the Board of Directors of DIRECTV Group in connection with its evaluation of the Stock Sale and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Transaction.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be received by DIRECTV Group in the Stock Sale is fair, from a financial point of view, to DIRECTV Group.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

D-2

Appendix E

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of PanAmSat Corporation (the "Company") to assist the Board with the oversight of: (1) the integrity of the financial statements of the Company; (2) the independent auditor's qualifications and independence; (3) the performance of the Company's disclosure controls and procedures, internal audit function and independent auditor; (4) the adequacy of the Company's systems of internal accounting and financial controls; and (5) the Company's compliance with ethics policies and legal and regulatory requirements. The Committee shall report to the Board with respect to such matters and initiate and/or approve appropriate changes in any or all of these areas when necessary.

Committee Membership

        The Committee shall consist of no fewer than three directors, each of whom shall meet all applicable independence, experience, and other requirements of the NASDAQ listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the United States Securities and Exchange Commission (the "Commission") or any applicable exemption therefrom, and at least one of whom shall meet applicable financial expert qualifications. All members of the Committee shall, in the judgment of the Board, have, at the time of his or her appointment to the Committee, a working familiarity with basic finance and accounting practices and the ability to read and understand fundamental financial statements.

Committee Authority and Responsibilities

        The Committee shall have the sole authority to appoint, replace or terminate the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

        The Committee shall establish policies for and pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. Any such de minimus non-audit services not pre-approved by the Committee shall be approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority, including the authority to grant pre-approvals of audit and permitted non-audit services, to subcommittees consisting of one or more members, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Committee shall promptly report the approval of any permitted non-audit services to management for disclosure in the Company's periodic reports.

        The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement and Disclosure Matters

        The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall:

  1.
  Review with management and the independent auditor the financial statements (Item 8 of Form 10-K) and disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations (Item 7 of Form 10-K, "MD&A") to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including management's and the independent auditor's judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

  2.
  Discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards including matters relating to the conduct of the audit, any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and any actual or proposed adjustments to the financial statements.

  3.
  Recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

  4.
  Review and discuss with management and the independent auditor the Company's quarterly financial statements (Item 1 of Form 10-Q), including disclosures made in MD&A (Item 2 of Form 10-Q), prior to the filing of the Company's quarterly reports on Form 10-Q, the results of the independent auditor's reviews of the quarterly financial statements and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

  5.
  Prepare the report of the Committee required by the rules of the Commission to be included in the Company's annual proxy statement.

  6.
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  7.
  Review and discuss with the independent auditors:

  (a)
  all critical accounting policies and practices to be used;

  (b)
  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  (c)
  other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  8.
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

  9.
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  10.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  11.
  Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud (whether or not material) involving management or other employees who have a significant role in the Company's internal controls.

  12.
  Review management's assessment of the effectiveness of the Company's internal controls over financial reporting as of the end of the most recent fiscal year and the independent auditor's report on management's assessment of controls and their report on internal controls over financial reporting..

Oversight of the Company's Relationship with the Independent Auditor

        The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall:

  1.
  Review and evaluate the lead partner of the independent auditor team.

  2.
  Obtain and review a report from the independent auditor at least annually regarding:

  (a)
  the independent auditor's internal quality control procedures;

  (b)
  any material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

  (c)
  any steps taken to deal with any such issues; and

  (d)
  all relationships between the independent auditor and the Company.

  3.
  Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

  4.
  Obtain and review the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discuss with the independent auditor the independent auditor's independence and any disclosed relationships or services that may impact the objectivity of the independent auditor.

  5.
  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

  6.
  Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

  7.
  Meet with the independent auditor and financial management of the Company prior to the audit to discuss the planning and staffing of the audit, the scope of the prospective audit and the audit procedures to be utilized, the estimated fees therefore and such other matters pertaining to the audit as the Committee may deem appropriate. At the conclusion of the annual audit, review with the auditors and management the performance of the audit, including any comments or recommendations made by the independent auditor.

Oversight of the Company's Internal Audit Function

        The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall:

  1.
  Review the internal audit function when appropriate.

  2.
  Review any significant reports to management prepared by or on behalf of the senior internal audit executive or the firm performing the internal auditing function and management's responses.

  3.
  Discuss with management the responsibilities, fees and staffing of the internal audit department or the firm performing the internal auditing function and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

        The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall:

  1.
  Receive any reports from the independent auditor, and report to the independent auditor, any information of which they are aware indicating that an illegal act has or may have occurred or that Section 10A(b) of the Exchange Act has been implicated.

  2.
  Review and approve all related party transactions in accordance with the NASDAQ listing standards.

  3.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  4.
  Administer the Code of Business Conduct and Ethics and internal complaint procedures.

  5.
  Receive any reports of corporate attorneys of evidence of a material violation of securities laws or breaches of fiduciary duties.

  6.
  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  7.
  Investigate such matters as it deems appropriate in connection with fulfilling its duties and responsibilities.

Meetings; Reports to the Board

        The Committee shall meet as often as it deems necessary, but not less frequently than quarterly.

        The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

        The Committee may request any officer or employee of the Company, the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        Among the items to be discussed in executive session are the independent auditor's evaluation of the Company's financial, accounting, and auditing personnel and the cooperation that the independent auditor received during the course of the audit.

        The Committee shall make regular reports to the Board and shall submit to the Board the minutes of all meetings of the Committee or otherwise communicate to the Board the matters discussed at each of the Committee's meetings.

Limitation of Committee's Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix F

PANAMSAT CORPORATION
COMPENSATION and NOMINATING COMMITTEE

STATEMENT OF ITS DUTIES, RESPONSIBILITIES AND ACTIVITIES

        The primary duty of the PanAmSat Corporation ("PanAmSat") Compensation and Nominating Committee is to exercise due care in the determination of compensation and employment issues for PanAmSat and its subsidiaries (the "Corporation").

        The following are the major responsibilities of the Compensation and Nominating Committee:

  1.
  Review, recommend and approve compensation levels, bonus amounts and stock option grants of officers and compensation and benefit plans recommended by management for other employees.

  2.
  Develop, review, recommend and approve incentive, bonus, stock option and similar incentive plans or programs and retirement and welfare plans or programs for officers, key managers and other employees.

  3.
  Develop, review, recommend and approve changes to major benefit programs.

  4.
  Interpret incentive, bonus, stock option and similar incentive plans.

  5.
  Report to the Board of Directors on at least a quarterly basis concerning Committee actions (orally through its Chairman) and annually in writing concerning the Committee's activity during the year.

  6.
  Recommend to the Board of Directors (a) nominees to fill vacancies in membership of the Board as they occur among the Directors, and (b) prior to each Annual Meeting of Stockholders, a slate of nominees for election of Directors at such meeting. For an individual being considered for election to the Board for the first time, the Committee shall submit its recommendation to the Board of Directors in advance of ascertaining the willingness of the recommended candidate to serve if elected.

  7.
  Prepare, not less frequently than every three years, and submit to the Board of Directors for adoption by the Board of Directors, a list of selection criteria to be used by the Committee.

        In undertaking the above-referenced responsibilities, the PanAmSat Compensation and Nominating Committee undertakes the following activities:

  1.
  Request and review reports from the Corporation's management on the scope, competence, performance, motivation and organization of management employees.

  2.
  Evaluate the performance of the Chief Executive Officer of PanAmSat on an annual basis.

  3.
  Recommend to the Board a process for dealing with the structure and succession in key management positions which may become vacant from time to time.

  4.
  Evaluate and approve (a) all bonuses and awards for senior executive officers, (b) the methodology for establishing bonuses and awards for all employees and (c) the aggregate fund from which bonuses and awards will be distributed, including review and approval of any performance targets or plan metrics in connection with the implementation of any plan.

  5.
  Evaluate and approve all employment, consulting and severance agreements for senior executive officers of PanAmSat.

F-1

        In support of its primary duty, Compensation and Nominating Committee also undertakes the following responsibilities and activities:

  1.
  Oversee the distribution of employee benefits and awards.

  2.
  Receive a report annually on salaries and bonuses paid and awards made by the Corporation to its employees.

  3.
  Prepare a written annual report on executive compensation for use in connection with the filing of PanAmSat's Annual Report on Form 10K to be filed with the Securities and Exchange Commission. The executive compensation report shall include the factors upon which decisions have been made by the Compensation Committee with respect to the compensation of the five most highly-paid executive officers of the Corporation.

  4.
  Conduct special reviews at its own discretion within the parameters of its basic responsibilities or in other areas at the request of the Chairman of the Board or the Board of Directors.

        In order to successfully execute its responsibilities, the Compensation and Nominating Committee will work with management in establishing its agenda and the discharge of its duties. Communication with management will be achieved through both formal reports to the Committee and a direct line of communication by the President and Office of the President, General Counsel, Secretary of the Compensation Committee and others at PanAmSat and its subsidiaries to the Chairman of the Committee and the Committee itself. The Committee recognizing that in the discharge of its duties (i) PanAmSat must attract and retain individuals of outstanding ability and motivate and reward such individuals for sustained performance, (ii) a substantial portion of an executive's compensation should be at risk based on the executive's performance and that of PanAmSat, and (iii) within these parameters, levels of compensation should generally be in line with that offered by comparable corporations.

        By meeting its clearly delineated responsibilities through informed and dynamic activity and communication processes, the Compensation and Nominating Committee can enable the Board of Directors to fulfill its fiduciary responsibilities to PanAmSat's compensation and employment matters.

F-2

PANAMSAT CORPORATION
2004 ANNUAL MEETING OF STOCKHOLDERS
[LOCATION OF MEETING]
[DAY AND DATE OF MEETING]
[TIME OF MEETING]
—DETACH HERE—
PROXY
PANAMSAT CORPORATION
PROXY/VOTING INSTRUCTION CARD
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PANAMSAT CORPORATION FOR THE ANNUAL MEETING ON [DATE OF MEETING]

        The undersigned hereby constitutes and appoints Joseph R. Wright, Jr., James W. Cuminale and Michael J. Inglese and each of them, true and lawful agents and proxies (the "Proxies") with full power of substitution in each, to represent, to act and to vote, as designated below, all of the shares of common stock, par value $0.01 per share, of PanAmSat Corporation held of record by the undersigned as of the close of business on [record date], at the annual meeting of PanAmSat Corporation's stockholders (the "Annual Meeting") at [location of meeting] on [date of meeting], at [time of meeting], local time, and at any postponements or adjournments thereof, on all matters coming before said meeting. IF YOU RETURN A SIGNED PROXY CARD AND NO DIRECTION IS MADE AS TO THE MANNER OF VOTING THE PROXY, THE PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

        The approval of any one proposal to be voted upon at the Annual Meeting is not conditioned upon the approval of the other proposals.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. FAILURE TO EXECUTE AND RETURN THIS PROXY CARD WILL HAVE THE EFFECT OF A VOTE "AGAINST" THE PROPOSALS DESCRIBED BELOW (EXCEPT FOR PROPOSAL 2).

        If you have any questions about how to complete and submit your proxy card or if you would like to request additional copies of this document, contact James W. Cuminale, Executive Vice President, Corporate Development, General Counsel and Secretary, PanAmSat Corporation, 20 Westport Road, Wilton, Connecticut 06897, Telephone: (203) 210-8000.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PANAMSAT CORPORATION

        Your vote is important to us!

        Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted at the Annual Meeting:

  1.
  For each of Proposals 1, 2 and 3, mark your vote in one of the three boxes provided.

  2.
  Sign below in the space provided, exactly as your name appears on the form. Joint owners should each sign. Also enter the date.

  3.
  Tear off at perforation and mail the completed card with a signature(s) in the enclosed reply envelope to:

PANAMSAT CORPORATION
[C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694]

—DETACH HERE—

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY YOU. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON EACH OF THE PROPOSALS.

Proposal	1.	A proposal to adopt the Transaction Agreement, dated as of April 20, 2004, by and among PanAmSat Corporation, The DIRECTV Group, Inc., our parent company, PAS Merger Sub, Inc., a wholly owned subsidiary of The DIRECTV Group, Inc., and Constellation, LLC, an acquisition vehicle affiliated with Kohlberg Kravis Roberts & Co. L.P., pursuant to which, among other things, PAS Merger Sub, Inc. will merge with and into PanAmSat Corporation.
☐ FOR
☐ AGAINST
☐ ABSTAIN

Proposal	2.	Election of Directors.
		NOMINEES:	Mssrs. Carey, Churchill, Costello, Doyle, Hartenstein, Hightower, Hoak, Hunter, Kahn and Wright.
		☐	FOR ALL NOMINEES
		☐	WITHHELD FROM ALL NOMINEES
		☐	FOR ALL NOMINEES EXCEPT AS NOTED BELOW:

Proposal	3.	Ratification of selection of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2004.
☐ FOR
☐ AGAINST
☐ ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: ☐

Signature

Signature (if held jointly)

Dated:	, 2004

Note: Please date this Proxy and sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE SIGN AND RETURN YOUR PROXY BY
TEARING OFF THE TOP PORTION OF THIS SHEET
AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE.

QuickLinks

TABLE OF CONTENTS
Information Concerning Voting of Proxies
Questions and Answers About the Annual Meeting and the Merger
Proposal 1 Approval of the Transaction Agreement and the Merger
Proposal 2 Election of Directors
Summary Compensation Table
Members of the Compensation Committee
Members of the Audit Committee
Cumulative Total Returns Value of $100 Invested on December 31, 1998
Proposal 3 Ratification of the Selection of Independent Accountants
Code of Business Conduct and Ethics
Miscellaneous
Submission of Stockholder Proposals and Nominations
Where You Can Find More Information
Incorporation By Reference
Forward-Looking Statements
Other Matters
  Appendix A
TABLE OF CONTENTS
TRANSACTION AGREEMENT
ARTICLE I SALE AND PURCHASE OF SHARES; CONSIDERATION
ARTICLE II PRE-CLOSING TRANSACTIONS
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER
ARTICLE V REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND MERGER SUB
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS TO STOCK PURCHASE CLOSING
ARTICLE VIII TERMINATION
ARTICLE IX MISCELLANEOUS
  Appendix B
  Appendix C
  Appendix D
  Appendix E
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
  Appendix F
PANAMSAT CORPORATION COMPENSATION and NOMINATING COMMITTEE STATEMENT OF ITS DUTIES, RESPONSIBILITIES AND ACTIVITIES